As filed with the U.S. Securities and Exchange Commission on March 31,
2026
.
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFLEQTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	737	86-1946291
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1315 West Century Drive, Suite 150
Louisville,
CO
80027
(303)
440-1284
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Kinsella
Chief Executive Officer
1315 West Century Drive, Suite 150
Louisville,
CO
80027
(303)
440-1284
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mike Nelson
Kristin VanderPas
Peter Byrne
Cooley LLP
1144 15th Street, Suite 2300
Denver, CO 80202
(212)
479-6000

Approximate date of commencement of proposed sale to the public:
From time to time on or after this registration statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling security holders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 31, 2026

PRELIMINARY PROSPECTUS

Up to 10,425,000 Shares of Common Stock Issuable Upon Exercise of Warrants

and

Up to 121,829,432 Shares of Common Stock

Up to 75,000 Private Warrants

Offered by the Selling Securityholders

This prospectus relates to the issuance by us of an aggregate of up to 10,425,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”), which consists of (i) up to 75,000 shares of Common Stock that are issuable upon the exercise of warrants (the “Private Warrants”) originally issued in a private placement to Churchill Sponsor X, LLC (the “Sponsor”) in connection with the initial public offering of Churchill Capital Corp X (“CCX”) and (ii) up to 10,350,000 shares of Common Stock that are issuable upon the exercise of 10,350,000 warrants (the “Public Warrants” and with the Private Warrants, the “Warrants”) originally issued in the initial public offering of CCX. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of (i) up to 121,829,432 shares of Common Stock issued in connection with the Business Combination (as defined below), consisting of (a) up to 12,654,760 shares of Common Stock issued in connection with private placements pursuant to subscription agreements entered into on September 8, 2025 (the “PIPE Shares”), (b) up to 10,350,000 shares of Common Stock originally issued to the Sponsor (the “Founder Shares”), including 1,500,000 Founder Shares that were unvested as of the Closing (as defined below) and will re-vest upon the occurrence of the Triggering Event (as defined in the Sponsor Agreement), (c) up to 300,000 shares of Common Stock originally issued to the Sponsor in a private placement (the “CCX Private Placement Shares”) in connection with the initial public offering of CCX, (d) up to 98,449,672 shares of Common Stock issued to former securityholders of ColdQuanta, Inc. (d/b/a Infleqtion) (the “Legacy Infleqtion Holders”) in connection with the Business Combination registrable pursuant to that certain Amended and Restated Registration Rights Agreement, dated as of September 8, 2025, between us and the Selling Securityholders granting such holders registration rights with respect to such shares, and (e) up to 75,000 shares of Common Stock issuable upon the exercise of the Private Warrants, and (ii) up to 75,000 Private Warrants.

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock or Warrants. See the section titled “Plan of Distribution.”

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Public Warrants are listed on The New York Stock Exchange (the “NYSE”) under the symbols “INFQ” and “INFQ WS,” respectively. On March 27, 2026, the last reported sales price of our Common Stock on NYSE was $9.85 per share, and the last reported sales price of our Public Warrants on NYSE was $4.50 per warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 8 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the Selling Securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section titled “Where You Can Find More Information.”

On September 8, 2025, CCX and ColdQuanta, Inc. (d/b/a Infleqtion) (“Legacy Infleqtion”) announced that they entered into an Agreement and Plan of Merger and Reorganization, dated September 8, 2025 (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”), by and among CCX, AH Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of CCX (“Merger Sub I”), AH Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of CCX (“Merger Sub II,” and, together with Merger Sub I, “Merger Subs”), and Legacy Infleqtion, which, among other things and subject to the terms and conditions contained therein, provided for (a) the transfer of the registration of CCX by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”), and (b) following the Domestication, the merger of Merger Sub I with and into Legacy Infleqtion, with Legacy Infleqtion continuing as the surviving corporation, and immediately thereafter, the merger of such surviving corporation with and into Merger Sub II, with Merger Sub II (renamed as “Infleqtion Quantum, LLC”) continuing as the surviving entity and as a wholly owned subsidiary of CCX (which was renamed as “Infleqtion, Inc.”) (collectively, the “Mergers,” and, together with the Domestication and other transactions contemplated by the Merger Agreement and the related agreements, the “Business Combination”).

On February 12, 2026, CCX held an extraordinary general meeting of shareholders of CCX (the “Special Meeting”) where the shareholders of CCX considered and approved a number of matters, including the consummation of the Business Combination. Following the Special Meeting, on that same day, CCX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which CCX was domesticated and continues as a Delaware corporation, changing its name to “Infleqtion, Inc.” Immediately prior to the Domestication, each then-issued and outstanding Class B ordinary share, par value $0.0001 per share, of CCX (“CCX Class B Ordinary Share”) was converted, on a one-for-one basis, into a Class A ordinary share, par value $0.0001 per share, of CCX (“CCX Class A Ordinary Share”). Further, in connection with the Domestication: (a) each then-issued and outstanding CCX Class A Ordinary Share converted automatically, on a one-for-one basis, into a share of common stock of Infleqtion, Inc., par value $0.0001 per share; (b) each then-issued and outstanding public warrant to acquire CCX Class A Ordinary Shares converted automatically into a warrant to acquire a corresponding number of shares of the common stock, on a one-for-one basis (which comprise the Public Warrants discussed in this prospectus), (c)

each then-issued and outstanding private warrant to acquire CCX Class A Ordinary Shares converted automatically into a warrant to acquire a corresponding number of shares of the common stock, on a one-for-one basis (which comprise the Private Warrants discussed in this prospectus), and (d) each then-issued and outstanding unit of CCX was cancelled, thereafter entitling the holder of such unit to one share of common stock and one-quarter of one Public Warrant.

On February 13, 2026, we consummated the transactions contemplated by the Merger Agreement and effected the Business Combination. In connection with the Closing, we moved the listing of our Common Stock and Public Warrants from The Nasdaq Capital Market (“Nasdaq”) to The New York Stock Exchange (“NYSE”) and changed the trading symbols of our Common Stock and Public Warrants from “CCCX” and “CCCXW,” to “INFQ” and “INFQ WS,” respectively.

Concurrently with the execution of the Merger Agreement, CCX entered into subscription agreements (the “Subscription Agreements”) with certain investors (each, a “PIPE Investor”), pursuant to which, substantially concurrently with the consummation of the Business Combination, the PIPE Investors subscribed for and purchased, and we issued and sold to the PIPE Investors, an aggregate of 12,654,760 shares of our Common Stock (which comprise the PIPE Shares discussed in this prospectus), for aggregate gross proceeds of approximately $126.5 million (the “PIPE Financing”). The Company granted the PIPE Investors certain registration rights in connection with the PIPE Financing. Unless the context indicates otherwise, all references herein to the “Closing” refer to the closing of the Business Combination and the PIPE Financing.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Infleqtion,” “Post-Closing Company,” “we,” “us,” “our” and similar terms refer to Infleqtion, Inc. (f/k/a Churchill Capital Corp X) and its consolidated subsidiaries (including Legacy Infleqtion). In sections of this prospectus describing events or operations prior to the Closing, references to “the Company,” “we,” “us,” and “our” refer to Legacy Infleqtion unless the context otherwise requires. References to “CCX” or “Churchill” refer to the predecessor company prior to the consummation of the Business Combination.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•

our ability to recognize anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably;

•	our financial and business performance;

•	the ability to maintain the listing of our Common Stock and Public Warrants on NYSE following the Business Combination;

•	changes in our strategy, future operations, financial position, prospects and plans;

•	the implementation, market acceptance and success of our business model, growth strategy and opportunities, and our ability to commercialize our quantum computing technology;

•	our expectations with respect to market opportunity and market growth;

•	the expected benefits of and ability to maintain and enter into new contracts, awards and other relationships, partnerships or collaborations with governments and government entities;

•	the potential for our quantum computing technology to achieve quantum advantage;

•	the ability of our products to meet government counterparties’ and customers’ technical requirements and compliance and regulatory needs;

•	our ability to achieve timing and product development milestones on our product roadmap;

•	our ability to attract and retain qualified employees and management;

•	our expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations and future growth;

•	the outcome of any known and unknown litigation and regulatory proceedings; and

•	the other risks and uncertainties set forth in this prospectus in the section titled “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

v

FREQUENTLY USED TERMS

“A&R Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement entered into at Closing by and among the Company, the Sponsor, certain former stockholders of Legacy Infleqtion, incorporated by reference hereto as Exhibit 10.8.

“Business Combination” means the transactions contemplated by the Merger Agreement, including, among other things, the Domestication and the Mergers.

“CCX” or “Churchill” means Churchill Capital Corp X. Prior to the Domestication, CCX was an exempted company incorporated and registered under the laws of the Cayman Islands. Following the Domestication, CCX became corporation incorporated under the laws of the State of Delaware named “Infleqtion, Inc.”

“CCX IPO” means the initial public offering of 41,400,000 CCX public units, including 5,400,000 CCX public units pursuant to the underwriters’ full exercise of the over-allotment option, which closed on May 15, 2025.

“CCX Private Placement Shares” means the 300,000 shares of Common Stock originally issued to the Sponsor in a private placement to the Sponsor in connection with the CCX IPO.

“Closing” means the closing of the Business Combination and PIPE Financing.

“Closing Date” means February 13, 2026, the date on which the Closing occurred.

“Common Stock” means the shares of our common stock, $0.0001 par value per share.

“DGCL” means the General Corporation Law of the State of Delaware.

“Domestication” means the deregistration of CCX as an exempted company registered under the laws of the Cayman Islands and registration by way of continuation and domestication of CCX into a Delaware corporation named “Infleqtion, Inc.”

“Founder Shares” means the 10,350,000 shares of Common Stock originally held by the Sponsor upon conversion of CCX’s Class B Ordinary Shares upon Domestication.

“Legacy Infleqtion” means ColdQuanta, Inc., a Delaware corporation which, pursuant to the Business Combination, became a direct, wholly owned subsidiary of the Company, and, unless the context otherwise requires, its consolidated subsidiaries.

“Mergers” means, collectively, the merger of Merger Sub I with and into Legacy Infleqtion, with Legacy Infleqtion continuing as the surviving corporation and, immediately thereafter, the merger of the surviving company with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a wholly owned subsidiary of the Company.

“Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of September 8, 2025, by and among CCX, Legacy Infleqtion, Merger Sub I, and Merger Sub II.

“Merger Sub I” means AH Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of CCX.

“Merger Sub II” means AH Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CCX, renamed Infleqtion Quantum, LLC after the Closing.

“PIPE Shares” means the 12,654,760 shares of Common Stock issued in connection with private placements pursuant to those certain Subscription Agreements entered into on September 8, 2025.

“PIPE Investors” means the investors with whom CCX entered into the Subscriptions Agreements.

“Private Warrants” means the 75,000 warrants purchased by the Sponsor concurrently with the CCX IPO, each of which is exercisable for cash, at an exercise price of $11.50, for one share of Common Stock, in accordance with its terms.

“Public Warrants” means the 10,350,000 warrants sold in connection with the CCX IPO, each of which is exercisable, at an exercise price of $11.50, for one share of Common Stock, in accordance with its terms.

“Sponsor” means Churchill Sponsor X, LLC, a Delaware limited liability company and an affiliate of M. Klein Associates, Inc., a New York corporation, which distributed its holdings to its members, following the completion of the Business Combination.

“Subscription Agreements” means those certain subscription agreements, dated September 8, 2025, by and among CCX and the PIPE Investors pursuant to, and on the terms and subject to the conditions of which, PIPE Investors collectively subscribed for and agreed to purchase in private placements the PIPE Shares at a purchase price of $10.00 per share, resulting in an aggregate purchase price of $126,547,600.

“Warrants” means the Private Warrants and the Public Warrants.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information set forth in the sections titled “Risk Factors,” “Our Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus, before making an investment decision.

The Company

Our vision is to harness the power of quantum to expand human potential.

We are developing and commercializing quantum technology products as part of a full-stack platform, which currently includes offerings such as quantum sensing, quantum computing and software. Our quantum-enabled solutions are focused on addressing the world’s most pressing challenges, with technologies actively deployed across a number of sectors today, including defense and security, artificial intelligence (“AI”), energy optimization, space and frontier, materials discovery and cybersecurity. Our approach is grounded in an integrated quantum technology platform, from foundational technology to advanced hardware and propriety software, all built on neutral atoms, nature’s ideal qubits, which enable an adaptable, scalable and high-fidelity path to quantum advantage across multiple applications.

Today, our high-performance quantum clocks and quantum radio frequency (“RF”) sensors are already delivering quantum advantage, such as sensing the world with superior precision relative to classical state-of-the-art systems, and unlocking new classes of national security and commercial applications. We are also pioneering the development of next-generation quantum inertial and gravimetric sensors for GPS-denied environments, including in space and underwater. Our sensing and timing products are designed to function outside laboratory settings and are targeted for real-world deployment. These products are complemented by our flagship quantum computing system, Sqale, a room-temperature quantum computer with demonstrated high fidelity (99.73% controlled-Z (“CZ”) gate) and the industry’s largest neutral atom array outside of a research institution. As of December 31, 2025, the Company has achieved 12 logical qubits. Our quantum sensors and computers are supported by our proprietary software, Superstaq, which serves as a control panel for future hybrid quantum-classical workflows. In addition, we have developed CML software, based on quantum physics principles, that significantly amplifies AI performance today on classical graphics processing units (“GPUs”).

We work with a diverse set of customers and strategic partners globally, serving organizations in national security, critical national infrastructure, scientific discovery and advanced computing sectors. Our partners and customers include the U.S. Department of Defense, DARPA, NASA, SAIC, Lockheed Martin, NVIDIA and the United Kingdom (“UK”) National Quantum Computing Centre. We generate revenue today through multiple channels and are scaling a global pipeline of strategic engagements.

Background

We were previously known as Churchill Capital Corp X. On September 8, 2025, CCX and Legacy Infleqtion announced that they entered into the Merger Agreement, which, among other things and subject to the terms and conditions contained therein, provided for (a) the Domestication, and (b) following the Domestication, the merger of Merger Sub I with and into Legacy Infleqtion, with Legacy Infleqtion continuing as the surviving corporation, and immediately thereafter, the merger of such surviving corporation with and into Merger Sub II, with Merger Sub II (renamed as “Infleqtion Quantum, LLC”) continuing as the surviving entity and as a wholly owned subsidiary of CCX (which was renamed as “Infleqtion, Inc.”).

On February 12, 2026, CCX held the Special Meeting where the shareholders of CCX considered and approved a number of matters, including the consummation of the Business Combination. Following the Special Meeting, on that same day, CCX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which CCX was domesticated and continues as a Delaware corporation, changing its name to “Infleqtion, Inc.” Immediately prior to the Domestication, each then-issued and outstanding Class B Ordinary Share was converted, on a one-for-one basis, into a Class A Ordinary Share. Further, in connection with the Domestication: (a) each then-issued and outstanding CCX Class A Ordinary Share converted automatically, on a one-for-one basis, into a share of Common Stock; (b) each then-issued and outstanding public warrant to acquire CCX Class A Ordinary Shares converted automatically into a Public Warrant to acquire a corresponding number of shares of the common stock, on a one-for-one basis, and (c) each then-issued and outstanding unit of CCX was cancelled, thereafter entitling the holder of such unit to one share of common stock and one-quarter of one Public Warrant.

On February 13, 2026, as contemplated by the Merger Agreement, we consummated the transactions contemplated by the Merger Agreement and effected the Business Combination. In connection with the Closing, we moved the listing of our common stock and warrants from Nasdaq to NYSE and changed the trading symbols of our common stock and warrants from “CCCX” and “CCCXW,” to “INFQ” and “INFQ WS,” respectively.

While we are the legal acquirer of Legacy Infleqtion in the Business Combination, Legacy Infleqtion is deemed to be the accounting acquirer, and the historical financial statements of Legacy Infleqtion became the historical financial statements of the Company upon the Closing of the Transactions.

The rights of holders of our Common Stock and Warrants are governed by our certificate of incorporation (the “Certificate of Incorporation”), our bylaws (the “Bylaws”) and the DGCL. See the section titled “Description of Capital Stock.”

Corporate Information

Our principal executive offices are located at 1315 West Century Drive, Suite 150 Louisville, Colorado 80027 and our telephone number is (303) 440-1284. Our corporate website address is www.infleqtion.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the CCX IPO (i.e., December 31, 2029).

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Summary of Risk Factors

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled “Risk Factors” in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should carefully consider the risks and uncertainties described under the section titled “Risk Factors” as part of your evaluation of an investment in our securities:

•	Our business involves technology that is not mature, and we face significant barriers in our attempts to produce products that meet desired technical specifications.

•	We have a history of operating losses and may not achieve or sustain profitability in the future.

•

If we do not adequately fund our research and development efforts or use research and development teams effectively, we may not be able to achieve our technological goals, build scalable, commercial quantum solutions, or compete effectively, and our business and operating results may be harmed.

•	If our computers fail to achieve a broad quantum advantage, our business, financial condition and future prospects may be harmed.

•	Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

•

We may not be able to scale our business quickly enough to meet customer and market demand, which could adversely affect our financial condition and results of operations or cause us to fail to execute on our business strategies.

•	Our business could be harmed if we fail to manage growth effectively.

•	Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•

We will require substantial additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available.

•

We are or may be subject to risks associated with our current or future partnerships or strategic relationships, and we may not be able to maintain our current strategic partnerships, including relationships with certain government entities or prime contractors, or realize the anticipated benefits from any such relationships or opportunities in the future.

•	If our quantum solutions are not compatible with some or all industry-standard software and hardware in the future, our business could be harmed.

•

The quantum technology industry is competitive on a global scale, and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

•

The quantum technology industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum solutions, if it encounters negative publicity or if our solutions do not drive commercial engagement, the growth of our business will be harmed.

•

We may not be able to accurately estimate the future supply and demand for our products, including our quantum solutions, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

•	Our future growth and success depends in part on our ability to sell effectively to government entities and large enterprises.

•

We have identified material weaknesses in our internal control over financial reporting. If our remediation of such material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

•

We are subject to governmental export and import controls and trade and economic sanctions that could impair our ability to compete in global markets and subject us to liability if we are not in full compliance with applicable laws and other controls.

•	Contracts with government entities subject us to risks, including early termination, audits, investigations, sanctions and penalties.

•

Licensing of intellectual property to us is of critical importance to our business. For example, we license patents (some of which are foundational patents) and other intellectual property (collectively the “University Licenses”) from the Regents of the University of Colorado and the Wisconsin Alumni Research Foundation, on both exclusive and non-exclusive bases. If a University License terminates, becomes non-exclusive, or if any of the other agreements under which we acquired or licensed, or will acquire or license, material intellectual property rights is terminated, we could lose our rights to use key technologies to develop and operate our business.

•

If we are unable to obtain and maintain patent protection for our products and technology, or if the scope of the patent protection obtained is not sufficiently broad or robust, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize our products and technology may be adversely affected. Moreover, our trade secrets could be compromised, which could cause us to lose the competitive advantage resulting from these trade secrets.

•

Some of our intellectual property and in-licensed intellectual property has been conceived or developed through government-funded research and thus may be subject to federal regulations providing for certain rights for the U.S. government or imposing certain obligations on us, such as a license to the U.S. government covered by such intellectual property, “march-in” rights, certain reporting requirements and a preference for U.S.-based companies, and compliance with such regulations may limit our exclusive rights and our ability to contract with non-U.S. manufacturers.

•	The market price of our Common Stock may be volatile, which could cause the value of your investment to decline.

•

The provisions of our Certificate of Incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against our directors and officers, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable.

•

Market values of growth-oriented companies like ours, particularly companies that entered into business combination agreements with SPACs, have at times been affected by adverse economic and market forces which may induce downward pressure on the price and trading volume of our Common Stock.

THE OFFERING

Issuer	Infleqtion, Inc. (f/k/a Churchill Capital Corp X).

Issuance of Common Stock

Shares of Common Stock offered by us	Up to 10,425,000 shares of our Common Stock, which consists of (i) up to 75,000 shares of Common Stock that are issuable upon the exercise of the 75,000 Private Warrants and (ii) up to 10,350,000 shares of Common Stock that are issuable upon the exercise of the 10,350,000 Public Warrants.

Shares of Common Stock outstanding prior to the exercise of all Warrants	216,471,927 (as of February 13, 2026 following the Closing)

Shares of Common Stock outstanding assuming exercise of all Warrants	226,896,927 (based on total shares outstanding as of February 13, 2026 following the Closing).

Exercise price of Warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We will receive up to an aggregate of approximately $119.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds.”

Resale of Common Stock and Warrants

Shares of Common Stock offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, an aggregate of 121,829,432 shares of Common Stock, consisting of:

•	up to 12,654,760 PIPE Shares;

•	up to 10,350,000 Founder Shares;

•	up to 300,000 CCX Private Placement Shares

•	up to 98,449,672 shares of Common Stock held by Legacy Infleqtion Holders; and

•	up to 75,000 shares of Common Stock issuable upon the exercise of the Private Warrants.

Warrants offered by the Selling Securityholders	Up to 75,000 Private Warrants.

Redemption	The Public Warrants are redeemable in certain circumstances. See the section titled “Description of Our Securities — Warrants.”

Lock-up restrictions	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Description of Our Securities—Bylaws Transfer Restrictions.”

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in the section titled “Risk Factors” beginning on page 8.

NYSE ticker symbols	Our Common Stock and Public Warrants are currently traded on NYSE under the symbols “INFQ” and “INFQ WS,” respectively.

For additional information concerning the offering, see the section titled “Plan of Distribution” beginning on page 110.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties set forth herein as well as the other information in this prospectus, including our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The occurrence of any of the events or developments described below, or of additional risks and uncertainties not presently known to us or that we currently deem immaterial, could materially and adversely affect our business, financial condition, growth prospects, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business

Our business involves technology that is not mature, and we face significant barriers in our attempts to produce products that meet desired technical specifications.

Producing quantum computers and other products utilizing quantum technology is a difficult undertaking. There are significant research, development and manufacturing challenges that we and our business partners must overcome to build commercially viable products. We are still in the development stage for our quantum products and face significant challenges in developing these quantum products to meet the requirements of commercial use-cases. Some of the development challenges that could prevent the introduction of our quantum computers and other products within our pipeline include, but are not limited to, failure to find scalable ways to flexibly manipulate and increase qubits, failure to increase their number and fidelity, failure to transition quantum systems to leverage low-cost components, and failure to scale up the relationship of logical qubits to physical qubits. For example, we have currently only demonstrated 12 logical qubits. We are targeting a milestone of 100 logical qubits by 2028, which is the widely recognized threshold for achieving quantum advantage in commercially valuable applications; however, we may not be successful in reaching that threshold on our expected timeline.

In addition, we and our manufacturing partners will need to develop the manufacturing processes necessary to make these quantum products within our pipeline in high volume. We have not yet developed partnerships for manufacturing or validated a manufacturing process, nor acquired the tools, processes or support functions necessary to produce high volumes of our quantum products. If we are not able to overcome these manufacturing hurdles in building our quantum products, our business, financial condition and results of operations would be adversely affected.

Even if we complete development and achieve volume production of our quantum products, if the cost, performance characteristics or other specifications of such products fall short of our projections, our business, financial condition and results of operations would be adversely affected.

We have a history of operating losses and may not achieve or sustain profitability in the future.

We have experienced net losses in each period since inception. We generated net losses of $31.8 million and $53.8 million for the years ended December 31, 2025 and 2024, respectively. As of the year ended December 31, 2025, we had an accumulated deficit of $231.1 million. While we have experienced revenue growth in recent periods, we are not certain whether or when we will obtain a high enough volume of sales to achieve or maintain profitability in the future. We expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things, continue to incur significant expenses in connection with the design, development and manufacturing of our products; expand our research and development activities; invest in manufacturing capabilities; build up inventories of components for our quantum computers; increase our sales and marketing activities; develop our distribution infrastructure; and increase our general and administrative functions to support our growing operations and being a public company. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses. If we are unable to achieve and/or sustain profitability, or if we are unable to achieve the growth that we expect from these investments, it could have a material adverse effect on our business, financial condition or results of operations and could impair our ability to raise capital, expand our business, maintain our development efforts, obtain regulatory approvals, diversify our product offerings or continue our operations, and may cause the price of our Common Stock to decline. Our business model is unproven and may never allow us to cover our costs.

If we do not adequately fund our research and development efforts or use research and development teams effectively, we may not be able to achieve our technological goals, build scalable, commercial quantum solutions, or compete effectively, and our business and operating results may be harmed.

To remain competitive, we must continue to develop new product offerings and reach technological milestones, as well as add features and enhancements to our existing products. Maintaining adequate research and development personnel and resources to meet the demands of the market is essential. If we experience high employee or management turnover, or a lack of other research and development resources, we may miss market opportunities. The success of our business is dependent on our research and development teams developing a roadmap that allows us to achieve technical milestones, retain and increase the spending of our existing customers and attract new customers. The quantum technology industry is quickly evolving, and we may invest significantly in particular functionality or integrations that may become obsolete in the future, and any future product offerings, features or enhancements that we develop may be unsuccessful. The success of any new product offerings, enhancements or features depends on several factors, including our understanding of market demand, timely execution, successful introduction and market acceptance. We may not successfully develop new features or enhance our existing products to meet customer needs or our new products, features or enhancements may not achieve adequate acceptance in the market. Additionally, our improvements and enhancements may not result in our ability to recoup our investments in a timely manner, or at all. Our failure to maintain adequate research and development resources, to use our research and development resources efficiently or to compete effectively with the research and development programs of our competitors could materially adversely affect our business.

If our computers fail to achieve a broad quantum advantage, our business, financial condition and future prospects may be harmed.

“Quantum advantage” refers to the moment when a quantum computer can compute faster than traditional computers, while quantum supremacy is achieved once quantum computers are powerful enough to complete calculations that traditional supercomputers cannot perform at all. Broad quantum advantage is when quantum advantage is seen in many applications. No current quantum computers, including our quantum computing platform, have reached a broad quantum advantage, and they may never reach such advantage. Achieving broad quantum advantage will be critical to the success of any quantum computing company, including us. However, achieving broad quantum advantage would not necessarily lead to commercial viability of the technology that accomplished such advantage, nor would it mean that such system could outperform classical computers in tasks other than the one used to determine a quantum advantage.

Quantum computing technology that reaches broad quantum advantage may take decades to be realized, if ever. If we cannot develop quantum computers that have quantum advantage, customers may not purchase our products and services. If other companies’ quantum computers reach a broad quantum advantage prior to the time ours reaches such capabilities, it could lead to a loss of customers. While it is uncertain whether such technological breakthroughs will occur in the next several years, that does not preclude the possibility that such technological breakthroughs could occur, rendering our technology obsolete or inferior to other products. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Our market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of current or prospective customers covered by our market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. In addition, alternatives to quantum computing, sensing and quantum software solutions may present themselves, which could substantially reduce the market for our products. Any expansion in our market depends on a number of factors, including the cost, performance and perceived value associated with our quantum solutions.

The methodology and assumptions used to estimate market opportunities may differ materially from the methodologies and assumptions previously used to estimate the total addressable market. To estimate the size of our market opportunities and our growth rates, we have relied on market reports by leading research and consulting firms and our own internal estimates. While our estimates of the total addressable market opportunity included in this registration statement are made in good faith and are based on assumptions and estimates we believe to be reasonable under the circumstances, these estimates of the total addressable market and growth forecasts are subject to significant uncertainty, are based on assumptions and estimates that may not prove to be accurate and are based on data published by third parties that we have not independently verified. Advances in classical computing may prove more robust for longer than currently anticipated. This could adversely affect the timing of any quantum advantage being achieved, if at all.

Additionally, capital and operating costs for the foreseeable future, are difficult to project, inherently variable and are subject to significant change based on a variety of factors including regulatory oversight, operating agreements, supply chain availability, inflation and other factors. Opportunities for cost reductions in quantum cores, logical qubits and other quantum computing and sensing products are similarly uncertain. While we believe our cost estimates are reasonable, they may increase significantly through design maturity, when accounting for supply chain availability or as a result of other factors. To the extent cost reductions in these areas are not achieved within the expected timeframe or magnitude, our products, may not be cost competitive with alternative technologies, which may have a material adverse effect on our business prospects, financial condition, results of operations and cash flows and could harm our reputation.

We may not be able to scale our business quickly enough to meet customer and market demand, which could adversely affect our financial condition and results of operations or cause us to fail to execute on our business strategies.

In order to grow our business, we will need to continually evolve and scale our business and operations to meet customer and market demand. We have never sold our quantum technology at large-scale commercial levels. Evolving and scaling our business and operations places increased demands on our management as well as our financial and operational resources to:

•	attract new customers and grow our customer base;

•	effectively manage organizational change;

•	design scalable processes;

•	accelerate and/or refocus research and development activities;

•	expand manufacturing, supply chain and distribution capacity;

•	increase sales and marketing efforts;

•	broaden customer support and services capabilities;

•	maintain or increase operational efficiencies;

•	scale support operations in a cost-effective manner;

•	implement appropriate operational and financial systems; and

•	maintain effective financial disclosure controls and procedures.

Large scale commercial production of quantum products may never occur. We have no experience in producing large quantities of our products and are currently constructing advanced generations of our products. As noted above, there are significant technological and logistical challenges associated with developing, producing, marketing, selling and distributing products in an advanced technology industry, including our products, and we may not be able to resolve all of the difficulties that may arise, including managing production at a scale or quality consistent with customer demand, in a timely or cost-effective manner, or at all.

The performance, reliability and stability of neutral atoms may degrade with increasing qubit counts. Further, it may also prove more difficult or even impossible to reliably interconnect neutral atoms, limiting the number of logical qubits that can be realized. These factors would adversely impact potential commercial feasibility of neutral atom systems.

Our products may contain defects in design and manufacture that may cause them to not perform as expected or that may require repair, recalls and design changes. Our quantum solutions are inherently complex and incorporate technology and components that have not been used for other applications and that may contain defects and errors, particularly when first introduced. We have a limited frame of reference from which to evaluate the long-term performance of our products. There can be no assurance that we will be able to detect and fix any or all defects in our quantum solutions. If our products fail to perform as expected, customers may delay deliveries, terminate further orders or initiate product recalls, each of which could adversely affect our sales and brand and could adversely affect our business, prospects and results of operations.

If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner and our business, financial condition and results of operations could be adversely affected.

Our business could be harmed if we fail to manage growth effectively.

If we fail to manage growth effectively, our business, results of operations and financial condition could be harmed. We anticipate that a period of significant expansion will be required to address potential growth. This expansion will place a significant strain on our management, operational and financial resources. Expansion will require significant cash investments and management resources, and there is no guarantee that they will generate additional sales of our products, or that we will be able to avoid cost overruns or be able to hire additional personnel to support them as required. In addition, as we grow and potentially expand to new jurisdictions, we will also need to ensure our compliance with regulatory requirements in various jurisdictions applicable to the sale, installation and servicing of our products. To manage the growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and establish and maintain a qualified finance, administrative and operations staff. We may be unable to acquire the necessary capabilities and personnel required to manage growth or to identify, manage and exploit potential strategic relationships and market opportunities.

Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Our success will depend upon our ability to expand, scale our operations and increase our sales capability. Even if the market in which we compete meets the size estimates and growth forecasted, our business could fail to grow at similar rates, if at all.

Moreover, because of our unique technology, our customers will require particular support and service functions, some of which are not currently available. If we experience delays in adding such support capacity or servicing our customers efficiently, or experience unforeseen issues with the reliability of our technology, it could overburden our servicing and support capabilities. Similarly, increasing the number of our customers, products or services, for example by entering into government contracts and expanding to new geographies, has required and may continue to require us to rapidly increase the availability of these services. Failure to adequately support and service our customers may inhibit our growth and ability to expand computing targets globally. There can be no assurance that our projections on which such targets are based will prove accurate or that the pace of growth will meet customer expectations. Failure to grow at rates similar to that of the quantum industry may adversely affect our operating results and ability to effectively compete within the industry.

We will require substantial additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available.

Our business and our future plans for expansion are capital-intensive, and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. We believe that our cash, cash equivalents and marketable securities as of December 31, 2025 should be sufficient to meet our anticipated operating cash needs for at least the next 12 to 18 months based on our current business plan, and expectations and assumptions considering current macroeconomic conditions. Our operating plan may change because of factors currently unknown, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to our stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common stock, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for current or future operating plans. Weakness and volatility in capital markets and the economy, in general or as a result of bank failures or macroeconomic conditions such as high inflation and interest rates, could limit our access to capital markets and increase our costs of borrowing.

There can be no assurance that financing will be available to us on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for us to operate our business or implement our growth plans.

We are or may be subject to risks associated with our current or future partnerships or strategic relationships, and we may not be able to maintain our current strategic partnerships, including relationships with certain government entities or prime contractors, or realize the anticipated benefits from any such relationships or opportunities in the future.

The majority of our partnerships currently consist of non-binding memoranda of understanding and letters of intent (“MOUs”) or to form strategic alliances with such third parties with the goal of advancing our technologies and expanding our strategic relationships in the future, including with respect to potential future go-to-market initiatives. We may in the future enter into additional strategic partnerships through similar MOUs. There is no guarantee that any of our MOUs will lead to any binding agreements or lasting or successful business relationships with such partners and potential customers, or that any of our development partnerships will ultimately lead to advancement of commercial products. If these strategic partnerships are formally established, they may subject us to several risks, including risks associated with sharing proprietary information, non-performance by the third-party and increased expenses in establishing new strategic partnerships, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to our business, we may be required to indemnify such parties. We may also suffer negative publicity or harm to our reputation by virtue of our association with any such third-

party. In addition, our operating model includes forecasts with respect to near-term customer bookings that may be based on verbal agreements. If such bookings do not ultimately result in the expected contract or in revenue in the amount we expect or at all, our business and financial results may be harmed.

We have entered into, and may enter into, strategic partnerships to develop and commercialize our current and future research and development programs with government and other public entities to accomplish one or more of the following:

•	develop utility-scale, neutral atom quantum computing systems;

•	develop an ultra-broadband quantum radio frequency aperture/receiver system prototype; and

•	develop an optical atomic clock utilizing quantum sensing technology.

Strategic partnerships and ongoing customer relationships will be an important factor in the growth and success of our business. However, there are no assurances that we will be able to continue to identify or secure suitable business relationship opportunities in the future or our competitors may capitalize on such opportunities before we do. Moreover, identifying such opportunities could require substantial management time and resources, and negotiating and financing relationships involves significant costs and uncertainties. If we are unable to successfully source and execute on strategic relationship opportunities in the future, our overall growth could be impaired, and our business, prospects, financial condition and operating results could be materially adversely affected.

Our ability to use net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred losses during our history, do not expect to become profitable in the near future and may never achieve profitability. As of December 31, 2025 and 2024, we had U.S. federal and state net operating loss carryforwards of approximately $117.4 million and $104.0 million, respectively. Under current law our federal net operating loss carryforwards will not expire and may be carried forward indefinitely, but the deductibility of such federal net operating loss carryforwards in a taxable year is generally limited to no more than 80% of current year taxable income (with certain adjustments in such year).

In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), our U.S. federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of our stock. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including changes in connection with the Business Combination completed in February 2026 or other transactions. Similar rules may apply under state tax laws. We have not performed any analysis of the cumulative change in our ownership for Section 382 purposes resulting from the Business Combination completed in February 2026 or any other transactions in the past since our formation, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes, in part, due to the complexity and cost associated with such a study.

If we earn taxable income, such limitations could result in increased future income tax liability and our future cash flows could be adversely affected. Similar provisions of state tax law also may apply to limit our use of accumulated state tax attributes. In addition, at the state level, there may be periods during which the use of net operating losses is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. We have recorded a full valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

In the future we may be required to record significant charges for impairment of our long-lived assets, other assets or investments.

An adverse change in market conditions, including a negative change to our position in the market or lack of growth in demand for our products could be considered to be an impairment triggering event. Such changes in the future could impact valuation assumptions relating to the recoverability of assets and may result in impairment charges to our long-lived assets, other assets or investments, which would have a negative impact on our operating results and harm our business.

There are inherent uncertainties in management’s estimates, judgments and assumptions used in assessing recoverability of intangible and other long-lived assets. Any material changes in key assumptions, including failure to meet business plans, a deterioration in the U.S. and global financial markets, an increase in interest rates or an increase in the cost of equity financing by market participants within the industry or other unanticipated events and circumstances, may decrease our projected cash flows or increase discount rates and could potentially result in an impairment charge. From time to time, we may be required to record a significant charge to earnings in our consolidated financial statements during the period in which any impairment of our long-lived assets is determined, which might have a materially adverse impact on our business operations and our financial position or results of operations.

If our quantum solutions are not compatible with some or all industry-standard software and hardware in the future, our business could be harmed.

Developing quantum solutions requires unique tools, software, hardware, and development environments. We have focused our efforts on creating quantum solutions utilizing neutral atoms and quantum-based software platforms for various quantum computing platforms. Full utilization of our quantum solutions may depend on third-party software, standards, specifications, applications, hardware and services, which may not be compatible with our quantum solutions and their development, or may not be available to us or our customers on commercially reasonable terms, or at all, which could harm our business.

If our customers are unable to achieve compatibility between other software and hardware and our software and hardware, it could impact our relationships with such customers or with customers, generally, if the incompatibility is more widespread. In addition, the mere announcement of an incompatibility problem relating to our products with higher level software tools could cause us to suffer reputational harm and/or lead to a loss of customers. Any adverse impacts from the incompatibility of our quantum solutions could adversely affect our business, operating results and financial condition.

The quantum technology industry is competitive on a global scale, and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

The markets in which we operate are rapidly evolving and highly competitive. As these markets continue to mature and new technologies and competitors enter such markets, we expect competition to intensify. Our current competitors include (among others):

•	large, well-established tech companies that generally compete in all of our markets, including Amazon, Google, IBM, Intel and Microsoft;

•	quantum computing companies such as IonQ, D-Wave Computing, and Rigetti Computing;

•	countries such as Japan, China, Russia, Australia, Canada, the UK and certain countries in the European Union, which sponsor material government-funded research in quantum computing;

•	less-established public and private companies with competing technology, including companies located outside the United States; and

•	new or emerging entrants seeking to develop competing technologies.

Many of our competitors have substantially greater brand recognition, customer relationships and financial, technical and other resources, including an experienced sales force and sophisticated supply chain management. They may be able to respond more effectively than us to new or changing opportunities, technologies, standards, customer requirements and buying practices or to cross-subsidize their quantum offerings from their other higher margin operations. In addition, many countries are focused on developing quantum solutions either in the private or public sector and may subsidize quantum computers and other technology, which may make it difficult for us to compete. Many of these competitors do not face the same challenges we do in growing our business, including research, development, manufacturing, sales and marketing. In addition, other competitors might be able to compete with us by bundling their other products in a way that does not allow us to offer a competitive solution.

Additionally, we must be able to achieve our objectives in a timely manner or our quantum technology may lose ground to competitors, including competing technologies. Because there are a large number of market participants, including certain sovereign nations, focused on developing quantum technology, we must dedicate significant resources to achieving any technical objectives on the timelines established by our management team. Any failure to achieve objectives in a timely manner could adversely affect our business, operating results and financial condition.

For all of these reasons, competition may negatively impact our ability to maintain and grow consumption of our products and platform or put downward pressure on our prices and gross margins, any of which could materially harm our reputation, business, results of operations and financial condition.

The quantum technology industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum solutions, if it encounters negative publicity or if our solutions do not drive commercial engagement, the growth of our business will be harmed.

The nascent market for quantum technology is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If the market for quantum technology in general, or a certain quantum technology sector (such as quantum computing, networking, sensing, timing or RF) does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.

In addition, our growth and future demand for our products is highly dependent upon the adoption of certain quantum technologies and commercially useful quantum algorithms to run on quantum computers by developers and customers, as well as on our ability to demonstrate the value of quantum solutions to our customers. Delays in future generations of our quantum computers or other technology, or technical failures at other quantum computing or other quantum technology companies could limit market acceptance of our solution. Negative publicity concerning our solution or the quantum technology industry as a whole, or a certain quantum technology sector, could limit market acceptance of our solution. We believe quantum technology will solve many large-scale problems. However, such problems may never be solvable by quantum technology, or may only be solvable by systems that are more technologically mature than we currently expect. If our clients and partners do not perceive the benefits of our solutions and products, or if our solution does not drive customer engagement, then our market may not develop at all, or it may develop slower than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations. If progress towards quantum advantage ever slows relative to expectations, it could adversely impact revenues and customer confidence to continue to pay for testing, access and “quantum readiness.” This would adversely affect revenues in the period before quantum advantage.

We may not be able to accurately estimate the future supply and demand for our products, including our quantum solutions, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We anticipate being required to provide forecasts of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for our quantum computers and certain of our other products or our ability to develop, manufacture, and deliver quantum computers, sensors and other products, or our profitability, if any, in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt the manufacturing of our products and result in delays in shipments and revenues. We may also accumulate excess inventory, or our suppliers may require us to purchase excess inventory, which may affect our profitability. In addition, the lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of quantum computers and other products to our potential customers could be delayed, which would harm our business, financial condition and operating results.

Additionally, we are reliant on third-party suppliers, including sole source suppliers, for components necessary to develop and manufacture our quantum computing and networking solutions. As our business grows, we must continue to scale and adapt our supply chain or it could have an adverse impact on our business. If we are unable to develop robust supply chains, this could cause us to delay or halt production of our quantum products and/or entail higher manufacturing costs, any of which could materially adversely affect our business, operating results, and financial condition and could materially damage relationships with our strategic partners and future customers.

We are highly dependent on our key employees who have specialized knowledge, and our ability to attract and retain senior management and other key employees is critical to our success.

Our future success is highly dependent on our ability to attract and retain our executive officers, key employees and other qualified personnel, including our employees who have specialized knowledge and our employees from acquired businesses. We have experienced in the past, and as we build our brand and become more well known, there is increased risk that we may further experience in the future, competitors or other companies hiring our personnel. The loss of the services provided by these individuals could adversely impact the achievement of our business strategy. These individuals could leave our employment at any time, as they are “at will” employees. A loss of one of our key employees, particularly to a competitor, could also place us at a competitive disadvantage. Effective succession planning is important to our long-term success, and failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

Our future success also depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The market for highly skilled workers and leaders in the quantum technology industry is extremely competitive. In particular, hiring qualified personnel specializing in engineering, software development and sales, as well as other technical staff and research and development personnel, is critical to our business and the development of our solutions. Some of these professionals are hard to find and we may encounter significant competition in our efforts to hire them. Many of the other companies with which we compete for qualified personnel have greater financial and other resources than we do. The effective operation of our supply chain, including the acquisition of critical components and materials, the development of our quantum solutions, the commercialization of our quantum solutions and the effective operation of our managerial and operating systems all depend upon our ability to attract, train and retain qualified personnel in the aforementioned specialties. Additionally, changes in immigration and work permit laws and regulations or the administration or interpretation of such laws or regulations, including changes following the recent U.S. federal elections, could impair our ability to attract and retain highly qualified employees. If we cannot attract, train and retain qualified personnel, in this competitive environment, we may experience delays in the development of our quantum solutions and be otherwise unable to develop and grow our business as projected, or even at all.

We rely heavily on sales to certain customers, including the U.S. government.

Historically, we have derived a significant portion of our total sales from the U.S. government and its agencies. Sales to the customers within the U.S. government, either as a prime contractor or subcontractor, represented approximately 60% of our revenue for the fiscal year ended December 31, 2025. We believe that the success and growth of our business for the foreseeable future will continue to depend to a significant degree on our ability to win government contracts and we cannot assure you that future revenue from the U.S. government will be comparable. Many of our government customers are subject to budgetary constraints and our continued performance under these contracts, or award of additional contracts from these agencies, could be jeopardized by spending reductions or budget cutbacks at these agencies. Recently, the reduction of government spending has been a primary focus of the federal government and its efforts to review spending for waste, fraud and abuse is expected to continue. As a result of these factors, the funding of U.S. government programs is uncertain. We are dependent on continued congressional appropriations and administrative allotment of funds based on an annual budgeting process. We cannot assure you that current levels of congressional funding for our products and services will continue and that our business will not decline. In addition, approximately 13% of our revenue for the fiscal year ended December 31, 2025 was related to contracts with the UK government. While we expect to enter into additional contracts with the UK government in the future, we cannot assure you that future revenue from the UK government will be comparable.

A significant decline in government expenditures generally, or with respect to programs for which we provide products and/or services, could adversely affect our business and prospects. Our operating results may also be negatively impacted by other developments that affect these government programs generally, including the following:

•	changes in government programs that are related to our products and services;

•	adoption of new laws or regulations relating to government contracting or changes to existing laws or regulations;

•	changes in political or public support for security and defense programs;

•	delays or changes in the government appropriations and budget process;

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ability to comply with existing and new or modified laws and regulations applicable to its business, including the impact of SBIR and other small business set aside ineligibility of newly acquired entities;

•	uncertainties associated with the current global threat environment and other geo-political matters; and

•	delays in the payment of our invoices by government payment offices.

These developments and other factors could cause governmental agencies to reduce their purchases under existing contracts, to exercise their rights to terminate contracts at-will or to abstain from renewing contracts or entering into new contracts, any of which would cause our revenue to decline and could otherwise harm our business, financial condition and results of operations.

Our future growth and success depends in part on our ability to sell effectively to government entities and large enterprises.

Our customers and potential customers include domestic and international government agencies and large enterprises. Therefore, our future success will depend on our ability to effectively sell our products and services to such customers and strategic partners. Sales to these end-customers involve risks that may not be present (or that are present to a lesser extent) with sales to non-governmental agencies or smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by such customers in negotiating contractual arrangements with us and (ii) longer sales or service cycles and the associated risk that substantial time and resources may be spent on a potential end-customer that elects not to purchase our solutions. Sales to government agencies can be priced as fixed fee development contracts, which involve additional risks. Cost-plus and time-and-materials contracts can adversely affect our results of operations and financial condition if our costs do not qualify as allowable costs under applicable regulations. In addition, government contracts generally include the ability of government agencies to terminate for its convenience which, if exercised, would result in a lower contract value and lower than anticipated revenues generated by such arrangement. Additionally, such government contracts may limit our ability to do business with foreign governments or prevent us from selling our products in certain countries.

Government agencies and large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. Our contracts with government agencies are typically structured in phases, with each phase subject to satisfaction of certain conditions. As a result, it is possible that the actual scope of work performed pursuant to any such contracts, in addition to related contract revenue, could be less than total contract value. In addition, product purchases by such organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, these organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers and could lead to lower revenue results than originally anticipated.

Additionally, changes in government spending could have adverse consequences on our financial position, results of operations and business. Our anticipated future revenues from the U.S. government result from contracts awarded under various U.S. government programs. Cost cutting, including through consolidation and elimination of duplicative organizations, has become a major initiative for certain departments within the U.S. government. The funding of our programs is subject to the overall U.S. government budget and appropriation decisions and processes, which are driven by numerous factors, including geo-political events and macroeconomic conditions.

Significant reduction in U.S. government spending could have long-term consequences to our financial results and operations. In addition, changes in government priorities and requirements could impact the funding, or the timing of funding, of our programs, which could negatively impact our results of operations and financial condition.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of such material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

As a public company, we are required to evaluate and determine the effectiveness of internal control over financial reporting. Neither we nor our independent registered public accounting firm were required to, and therefore did not, perform an evaluation of the effectiveness of our internal control over financial reporting as of or for any period included in our financial statements included herein, nor any period subsequent in accordance with the provisions of the Sarbanes-Oxley Act. However, in connection with the preparation of our financial statements, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified pertained to:

•	we do not have sufficient personnel within our accounting function to facilitate proper segregation of duties over the review of journal entries;

•	throughout 2025, we did not have sufficient personnel to perform effective risk assessment and maintain effective internal controls over the review of accounting transactions;

•	throughout 2025, we did not design and maintain effective monitoring controls at a sufficient level of precision over the accounting performed by our UK subsidiary; and

•	failing to implement controls and a system of review and approval for entries and changes to the system of record for equity.

To date, we have taken the following steps to begin to remediate these material weaknesses:

•	we replaced our accounting software with one that is more robust and suitable for a publicly reporting company;

•	we began the design and implementation of controls related to restricting user and privileged access to appropriate personnel, including as it relates to segregation of duties;

•	we consulted with experts on technical accounting matters, internal controls and in the preparation of our financial statements;

•	we began implementing a risk assessment process and enhancing controls to ensure proper oversight over accounting related to significant accounts and transactions including at our UK subsidiary;

•	we commenced a process of hiring additional accounting and finance resources with relevant public company experience; and

•	we transitioned our system of record for equity to a third party registrar and transfer agent.

There can be no assurances that the actions we have taken to remediate these material weaknesses will be effective now or in the future. These material weaknesses will not be considered remediated until management completes the design and implementation of the measures described above and the controls operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. This remediation process, including testing the effectiveness of the remediation efforts, may extend into 2027. Additionally, there can be no assurance that we have identified all, or that we will not in the future identify additional material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act.

The process of designing and implementing internal control over financial reporting required to comply with the disclosure and attestation requirements of Section 404 of the Sarbanes-Oxley Act will be time-consuming and costly. If during the evaluation and testing process we identify additional material weaknesses in our internal control over financial reporting or determine that existing material weaknesses have not been remediated, our management will be unable to assert that our internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our auditors are unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected and we could become subject to litigation or investigations by NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources.

If our information technology systems or those third parties with whom we work or our data, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions, litigation, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits, loss of customers or sales and other adverse consequences.

In the future, we and the third parties with whom we work may begin to collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit and share (collectively,

“process”) proprietary, confidential and sensitive data, including confidential business data, trade secrets, sensitive third-party data, personal data, controlled unclassified information, business plans, transactions and financial information of our own, our partners, our vendors and their own supply chains, our customers or other third parties (collectively, “sensitive information”).

Cyber-attacks, malicious internet-based activity, online and offline fraud and other similar activities would threaten the confidentiality, integrity and availability of any sensitive information and information technology systems, and those of the third parties with whom we work. Such threats are prevalent and continue to rise, are increasingly difficult to detect and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states and nation-state-supported actors.

Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state and nation-state-supported actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other geopolitical tensions or conflicts, we, the third parties with whom we work and our customers may be vulnerable to a heightened risk of these attacks, including retaliatory cyber-attacks, that could materially disrupt our systems and operations, supply chain and ability to distribute our services.

We, our employees and the third parties with whom we work have been and continue to be subject to a variety of evolving threats and attacks, including but not limited to social-engineering attacks (including through phishing attacks or deep fakes, which may be increasingly more difficult to identify as fake), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing attacks, credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, attacks enhanced or facilitated by AI and other similar threats.

In particular, severe ransomware attacks are becoming increasingly prevalent — have impacted companies like ours that are engaged in manufacturing — and can lead to significant interruptions in our operations, ability to provide our products or services, loss of sensitive data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments.

Additionally, we are incorporated into the supply chains of companies worldwide and, as a result, if our services are compromised, a significant number or, in some instances, all of our customers and their data could be simultaneously affected. The potential liability and associated consequences we could suffer as a result of such a large-scale event could be catastrophic and result in irreparable harm.

It may be difficult and/or costly to detect, investigate, mitigate, contain and remediate a security incident. Our efforts to do so may not be successful. Actions taken by us or the third parties with whom we work to detect, investigate, mitigate, contain and remediate a security incident could result in outages, data losses, and disruptions of our business. Threat actors may also gain access to other networks and systems after a compromise of our networks and systems.

Remote work has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers and devices outside our premises or network, including working at home, while in transit and in public locations. Additionally, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

Our reliance on third parties could introduce new cybersecurity risks and vulnerabilities, including supply-chain attacks, and other threats to our business operations. Our quantum software platform is built to be accessed through third-party cloud providers, and we rely on these and other third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, other cloud-based infrastructure, data center facilities, encryption and authentication technology, employee email, content delivery to customers, and other functions. We also rely on third-party service providers to provide other products, services or parts, or otherwise to operate our business. Our ability to monitor these third parties’ information security practices is limited, and these third parties’ may not be effective to protect against all cybersecurity risks and vulnerabilities. If the third parties with whom we work experience a security incident or other interruption, we could experience adverse consequences. While we may be entitled to damages if the third parties with whom we work fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award. In addition, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties’ infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised.

While we have implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. We take steps designed to detect, mitigate and remediate vulnerabilities in our information systems (such as our hardware and/or software, including that of third parties with whom we work). We may not, however, detect and remediate all such vulnerabilities including on a timely basis. Further, we may experience delays in developing and deploying remedial measures and patches designed to address identified vulnerabilities. Vulnerabilities could be exploited and result in a security incident. Security incidents that may appear to be minor when assessed individually, may become material, at a later date, when considered in the aggregate.

Any of the previously identified or similar threats have in the past and may in the future cause a security incident or other interruption that could result in unauthorized, unlawful, or accidental access to, or acquisition, modification, destruction, loss, alteration, encryption, disclosure or other processing of our sensitive information or our information technology systems, or those of third parties with whom we work. For example, we have been the target of phishing attacks in the past and expect such attempts will continue in the future. A security incident or other interruption could disrupt our ability (and that of third parties with whom we work) to provide our services.

In addition, as a contractor supporting defense and national security customers, we are subject to certain additional regulatory compliance requirements relating to data privacy and cybersecurity. We are also subject to the U.S. Department of Defense Cybersecurity Maturity Model Certification (“CMMC”), requirements, which will require all contractors to receive specific certifications relating to specified cybersecurity standards in order to be eligible for contract awards. In addition, CMMC certification requirements may be required in modifications to existing contracts. To the extent we are unable to achieve certification in advance of applicable contract awards that specify the requirement, we will be unable to bid on such contract awards or on follow-on awards for existing work with the U.S. Department of Defense, depending on the level of standard as required for each solicitation, or be ineligible to receive option awards under existing contracts that specify the certification requirement, which could adversely impact our revenue and profitability. In addition, our subcontractors, and in some cases our vendors, may also be required to adhere to the CMMC program requirements and potentially to achieve certification. Should our supply chain fail to meet compliance requirements or achieve certification, this may adversely affect our ability to receive award or execute on relevant government programs. In addition, any obligations that may be imposed on us under the CMMC may be different from or in addition to those otherwise required by applicable laws and regulations, which may cause additional expense for compliance.

We expend and may in the future expend significant resources to try to protect against security incidents. Further, we have in the past and may in the future modify our business activities to try to protect against security incidents. Additionally, certain privacy and security obligations (including contracts with customers) require us to implement and maintain specific security measures or industry-standard or reasonable security measures to protect the relevant information technology systems and sensitive information.

Applicable privacy and security obligations may require us, or we may voluntarily choose to notify relevant stakeholders including affected individuals, customers, regulators, and investors, of security incidents, or to take other actions, such as providing credit monitoring and identity theft protection services. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences.

If we (or a third party with whom we work) experience a security incident or are perceived to have experienced a security incident, we may experience adverse consequences, such as notification obligations; government enforcement actions (for example, investigations, fines, penalties, audits and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; diversion of management attention; interruptions in our operations (including availability of data); financial loss; and other similar harms. Security incidents and attendant material consequences may prevent or cause customers to stop using our services, deter new customers from using our services, and negatively impact our ability to grow and operate our business.

Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all or that such coverage will pay future claims.

As a contractor that provides support to the U.S. Department of Defense, we are required to comply with a variety of contract clauses related to the safeguarding of sensitive Controlled Unclassified Information (“CUI”) pursuant to contract clauses and consistent with the controls in National Institute of Standards and Technology, Special Publication 800-171 (“NIST-SP 800-171”). Responsibilities include, among other items, providing adequate security on information systems, completing and reporting system compliance assessments, and reporting security breaches. We have in the past failed, and may in the future, fail to be in complete compliance with such contract clauses. To the extent we do not and in the future are not able to maintain proper safeguards required under such clauses, in advance of applicable contract awards that specify the requirement, we may experience a variety of adverse consequences (including, claims) such as being unable to bid on such contract awards or on follow-on awards for existing work with the U.S. Department of Defense or being ineligible to receive option awards under existing contracts that specify the certification requirement, any of which could adversely impact our revenue and profitability. In addition, our subcontractors, and in some cases our vendors, are or may also be required to adhere to the NIST-SP 800.171 requirements. Should our supply chain fail to meet compliance requirements, this may adversely affect our ability to receive awards or execute on relevant government programs.

In addition to experiencing a security incident, third parties may gather, collect or infer sensitive information about us from public sources, data brokers or other means that reveal competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position.

Our use of generative AI tools may pose risks to our proprietary software and systems and subject us to legal liability.

We use generative AI tools in our business, and we expect to use generative AI tools in the future, including to generate code and other materials incorporated into our products, proprietary software and systems, and for other internal and external uses. Generative AI refers to deep-learning models that can generate new data, such as text, images and other content, by analyzing and emulating existing data. Advanced generative AI tools, which may produce content indistinguishable from that generated by humans, are a relatively novel development, with benefits, risks and liabilities still unknown. Recent decisions of governmental entities and courts (such as the U.S. Copyright Office, U.S. Patent and Trademark Office and U.S. Court of Appeals for the Federal Circuit)

interpret U.S. copyright and patent law as limited to protecting works and inventions created by human authors and inventors, respectively. We are therefore unlikely to be able to obtain U.S. copyright or patent protection for works or inventions wholly created by a generative AI tool, and our ability to obtain U.S. copyright and patent protection for source code, text, images, inventions, or other materials, which are developed with some use of generative AI tools, may be limited, if available at all. Likewise, the availability of such IP protections in other countries is unclear. In addition, we may have little or no insight into and no control over the content and materials used by vendors to train these generative AI tools. There is ongoing litigation over whether the use of copyrighted materials to train the AI models used in these tools is lawful, and the impact of decisions in such litigation on our use of generative AI tools is unknown. Additionally, our use of third-party generative AI tools to develop source code, text, images, inventions, or other materials may expose us to greater risks than utilizing contracted human developers, as third-party generative AI vendors typically do not provide warranties or indemnities with respect to the output generated by such generative AI tools, and generative AI tools may also hallucinate, providing output that appears correct but is erroneous.

Additionally, while we employ practices designed to evaluate, track and mitigate risk around our use of third-party generative AI tools, our use of such tools may inadvertently violate a third party’s rights, be non-compliant with the applicable terms of use or our other legal obligations, or result in a security or privacy risk or data leakage. Our use of this technology could result in additional compliance costs, regulatory investigations and actions, and lawsuits. For example, we may face claims from third parties claiming infringement of their intellectual property rights or mandatory compliance with open-source software or other license terms with respect to software or other materials or content we believed to be available for use and not subject to license terms or other third-party proprietary rights. Any of these claims could result in legal proceedings and could require us to purchase costly licenses, comply with the requirements of third-party licenses, or limit or cease using the implicated software or other materials or content, unless and until we can re-engineer such software, materials or content to avoid infringement or change the use of, or remove, the implicated third-party materials, which could reduce or eliminate the value of our technologies and services. Our use of generative AI tools to generate code may also present additional security risks because the generated source code may contain security vulnerabilities. Additionally, the vendors of these generative AI tools may fail to comply with their contractual obligations to us regarding the confidentiality or security of any data or other inputs provided to such vendor or outputs generated by their generative AI tools. Our sensitive information or that of our customers could be leaked, disclosed, or revealed as a result of or in connection with our employees’, personnel’s or vendors’ use of third-party generative AI technologies.

Unfavorable conditions in our industry, the global economy or other catastrophic events may disrupt our business, could limit our ability to grow and could negatively affect our results of operations.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our customers and potential customers. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, inflation, financial and credit market fluctuations, international trade relations and tariffs, pandemics, natural catastrophes, warfare and terrorist attacks on the United States or elsewhere, could cause a decrease in business investments, including the progress on development of quantum technologies, and negatively affect the growth of our business. Geopolitical tensions in and around Ukraine and the Middle East and other areas of the world have created extreme volatility in the global capital markets and supply chains are expected to have further global economic consequences, including disruptions of the global supply chain and energy markets, and further acts of war, terror, or responses to each could result in similar or increased impacts on the global economy. Increased inflation rates can adversely affect us by increasing our costs, including labor and employee benefit costs. In addition, higher inflation also could increase our customers’ operating costs, which could result in reduced budgets for our customers and potentially less demand for our quantum software products and the development of quantum technologies. Any significant increases in inflation and related increase in interest rates could have a material adverse effect on our business, results of operations and financial condition.

In addition, in challenging economic times, our current or potential future customers may experience cash flow problems and as a result may modify, delay or cancel plans to purchase our products and services. Additionally, if our customers are not successful in generating sufficient revenue or are unable to secure financing, they may not be able to pay, or may delay payment of, accounts receivable due to us. Moreover, our key suppliers may reduce their output or become insolvent, thereby adversely impacting our ability to manufacture our products. Furthermore, uncertain economic conditions may make it more difficult for us to raise funds through borrowings or private or public sales of debt or equity securities. We cannot predict the timing, location, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry.

The occurrence of adverse events, cancellations of significant projects, delays in project timelines, adjustments in cost structures, and other negative developments announced by competitors could have an impact on our operations, financial performance, and future prospects.

The occurrence of newsworthy events in the quantum computing and sensing industry as a whole, including, but not limited to, the delay of major projects, inflated cost adjustments, fluctuations in product pricing strategies, cancellations of public offerings, customer withdrawals, or disruptions in supply chain may adversely affect our business in several ways, including:

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Negative news or events associated with industry peers may lead to decreased investor confidence in the sector, which could impact the broader stock market performance of companies operating within the industry, including Infleqtion. This could result in fluctuations or declines in our stock price irrespective of our internal performance.

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Adverse events involving our competitors may alter the competitive landscape, affecting market share dynamics, pricing strategies, and overall positioning within the industry. This could impact our ability to retain or expand our market presence.

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Changes in market dynamics influenced by competitors’ actions, such as inflated cost adjustments or potential cancellations, could have ripple effects on our financial stability and profitability, influencing our financial metrics and potentially impacting investor perceptions.

While we implement risk mitigation strategies and highlight our unique business approach and how it differentiates us from our competitors, there is no guarantee that we will be insulated from the adverse effects of such events and the occurrence of any of these events could negatively impact our business operations and financial condition.

Government actions and regulations, such as tariffs and trade protection measures may adversely impact our business, including our ability to obtain products from our suppliers.

Political challenges between the United States and countries in our supply chain and changes to trade policies, including tariff rates and customs duties, trade relations between the United States and other countries and other macroeconomic issues could adversely impact our business. The United States administration has continued to impose tariffs on certain products imported into the United States with other countries as the country of origin, and certain of these countries have imposed tariffs in response to the actions of the United States. The likelihood of a further increase in tariffs on goods from other countries and the imposition of tariffs on goods sourced from other countries has materially increased in light of comments by the U.S. presidential administration, which has repeatedly communicated an intention to impose additional duties on imports from other countries. The U.S. government continues to add additional entities to restricted party lists impacting the ability of U.S. companies to provide products and technology, and, in certain cases, services, to these entities and, in some cases, to receive products, technology or services from these entities. The U.S. government also continues to increase end-use restrictions on the provision of products, technology and services to other countries including end-uses related to advanced computing. The U.S. presidential administration has signaled its intention to use U.S. trade policy, including tariffs and other trade restrictions, as an important foreign policy tool presenting uncertainty regarding the impact of future trade policies on our business. There is also a possibility of future tariffs, trade protection measures or other restrictions imposed on our products or on our customers by the United States or other countries that could have a material adverse effect on our business.

Given the relatively fluid regulatory environment the United States and uncertainty regarding how the U.S. government or other foreign governments will act with respect to tariffs and international trade agreements and policies, a trade war, further governmental action related to tariffs or international trade policies, or additional tax or other regulatory changes in the future could directly and adversely impact our financial results and results of operations. We cannot predict what actions may ultimately be taken with respect to trade relations between the United States and other countries, what products may be subject to such actions or what actions may be taken by the other countries in retaliation. If we are unable to obtain or use components for inclusion in our products, if component prices increase significantly or if we are unable to export or sell our products to any of our customers, our business, liquidity, financial condition and/or results of operations would be materially and adversely affected.

Acquisitions, divestitures, strategic investments and strategic partnerships could disrupt our business and harm our financial condition and operating results and our stock price could decline.

We have pursued and we may continue to pursue growth opportunities by acquiring complementary businesses, solutions or technologies through strategic transactions, investments or partnerships. Acquisitions and investments involve a number of risks, such as:

•	use of resources that are needed in other areas of our business;

•	in the case of an acquisition, implementation or remediation of controls, procedures and policies of the acquired company;

•	in the case of an acquisition, difficulty integrating the business systems and operations of the acquired company, including potential risks to our corporate culture;

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in the case of an acquisition, coordination of product, engineering and selling and marketing functions, including difficulties and additional expenses associated with supporting legacy services and products and hosting infrastructure of the acquired company, as applicable, difficulties associated with supporting new products or services, difficulty converting the customers of the acquired company onto our platform and difficulties associated with contract terms, including disparities in the revenues, licensing, support or professional services model of the acquired company;

•	in the case of an acquisition, retention and integration of employees from the acquired company;

•	in the case of an acquisition, past intellectual property infringement or data security issues arising from the acquired company;

•	unforeseen costs or liabilities;

•	adverse effects on our existing business relationships with customers as a result of the acquisition or investment;

•	the possibility of adverse tax consequences;

•	litigation or other claims arising in connection with the acquired company or investment; and

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in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries.

The identification of suitable acquisition, strategic investment or strategic partnership candidates can be costly and time consuming and can distract our management team from our current operations. If such strategic transactions require us to seek additional debt or equity financing, we may not be able to obtain such financing on terms favorable to us or at all, and such transactions may adversely affect our liquidity and capital structure. To the extent we issue equity and/or convertible securities as consideration in such strategic transactions, our stockholders may experience substantial dilution as we may issue dilutive equity securities, which could adversely affect our share price, or result in issuances of securities with superior rights and preferences to our common shares or the incurrence of debt with restrictive covenants that limit our future uses of capital in pursuit of business opportunities. Any strategic transaction might not strengthen our competitive position, may increase some of our risks, and may be viewed negatively by our customers, partners or investors. Even if we successfully complete a strategic transaction, we may not be able to effectively integrate the acquired business, technology, systems, control environment, solutions, personnel or operations into our business. For example, subsequent to our acquisitions of Morton Photonics, Inc and SiNoptiq, Inc. in the first quarter of 2024, we determined that we would not further invest in the commercialization of the photonics business represented by the Morton acquisition and thus it would not be integrated as originally planned. Given the same change in strategic direction, our management determined that the intangible assets arising from the SiNoptiq asset acquisition and intangible assets acquired in the Morton acquisition no longer had substantive future economic benefits.

We may experience unexpected changes in how we are required to account for strategic transactions pursuant to GAAP and may not achieve the anticipated benefits of any strategic transaction. In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations.

We may incur unexpected costs, claims or liabilities that we incur during the strategic transaction or that we assume from the acquired company, or we may discover adverse conditions post-acquisition for which we have limited or no recourse.

These transactions may be subject to approval by our stockholders or by relevant government authorities, which could result in increased delay and costs, and may disrupt our business strategy if such approvals are ultimately denied. Acquisitions and the subsequent integration of new assets, businesses, key personnel, partners, customers, vendors and suppliers would likely require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may also fail to generate the business or financial results we expect. Key personnel or large numbers of employees who join us through acquisitions may decide to leave to work for other businesses, including our competitors, thereby diminishing the value of our acquisitions. Acquisitions may also entail significant cash expenditures, dilutive issuances of equity securities, the incurrence of significant indebtedness, potential impairments of goodwill, amortization expenses for other intangible assets and exposure to unknown liabilities of acquired businesses. The professional services and other transactional costs associated with selecting, executing and integrating acquisitions may also be significant. Any failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, prospects, financial condition and results of operations, and could cause our stock price to decline.

We could suffer future disruptions, outages, defects and other performance and quality problems with our quantum or information systems, and other infrastructure on which it relies.

Our cloud-based business offering depends on our quantum information systems being available. We may in the future experience disruptions, outages, defects and other performance and quality problems with our systems. These problems can be caused by a variety of factors, including software or firmware updates, vulnerabilities and defects in proprietary software and open-source software, hardware components, human error or misconduct, capacity constraints, design limitations, denial of service attacks or other security-related incidents, foreign objects or debris, weather, construction, supply chain events, or accidents and other force majeure. We do not have a contractual right with our public cloud providers that compensates us for any losses due to availability interruptions in the public cloud.

Any disruptions, outages, defects and other performance and quality problems with our quantum information systems or with the public cloud, internet and other information systems and infrastructure on which they rely, could result in reduced use of our systems, increased expenses, delayed delivery under our contractual commitments, required provision of service credits and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.

An element of our business is currently dependent upon our relationship with our cloud providers. There are no assurances that we will be able to commercialize quantum computers from our relationships with cloud providers.

We currently offer our Superstaq service on public clouds provided by Google Cloud and Amazon AWS. The companies that own these public clouds have internal quantum computing efforts that are competitive to our technology. There is risk that one or more of these public cloud providers could use their respective control of their public clouds to embed innovations or privileged interoperating capabilities in competing products, bundle competing products, provide us with unfavorable pricing, leverage their public cloud customer relationships to exclude us from opportunities, and treat us and our end users differently with respect to terms and conditions or regulatory requirements than they would treat their similarly situated customers. Further, they have the resources to acquire or partner with existing and emerging providers of competing technology and thereby accelerate adoption of those competing technologies. All of the foregoing could make it difficult or impossible for us to provide products and services that compete favorably with those of the public cloud providers.

Any material change in our contractual and other business relationships with our public cloud providers could result in harm to our brand and reputation and reduced use of our systems, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our International Expansion and Future Operations

Because our success depends, in part, on our ability to expand sales internationally, our business will be susceptible to risks associated with international operations.

We currently maintain offices and/or have personnel in the United States, the UK, Japan and Australia. In the year ended December 31, 2025, our non-U.S. revenue was approximately 29% of our total revenue. We expect to continue to expand our international operations by developing our sales and operations presence internationally, which may include opening offices in new jurisdictions. Any additional international expansion efforts that we are undertaking and may undertake may not be successful. In addition, conducting international operations subjects us to new risks, some of which we have not generally faced in the United States or other countries where we currently operate. These risks include, among other things:

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lack of familiarity and burdens of complying with foreign laws, legal standards, privacy and cybersecurity standards, regulatory requirements, tariffs and other barriers, and the risk of penalties to our customers and individual members of management or employees if our practices are deemed to not be in compliance;

•	practical difficulties of enforcing intellectual property rights in countries with varying laws and standards and reduced or varied protection for intellectual property rights in some countries;

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an evolving legal framework and additional legal or regulatory requirements for privacy and cybersecurity, which may necessitate the establishment of systems to maintain data in local markets, requiring us to invest in additional data centers and network infrastructure, and the implementation of additional employee privacy documentation (including locally compliant privacy notices and policies), all of which may involve substantial expense and may cause us to need to divert resources from other aspects of our business, all of which may adversely affect our business;

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•	difficulties in managing systems integrators and partners;

•	increased or unexpected supply chain challenges or delays;

•	differing technology standards;

•	different pricing environments, longer sales cycles, longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	increased financial accounting and reporting burdens and complexities;

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difficulties in managing and staffing international operations, including the proper classification of independent contractors and other contingent workers, differing employer/employee relationships and local employment laws;

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increased costs involved with recruiting and retaining an expanded employee population, including highly skilled workers and leaders in the quantum computing industry, outside the United States through cash and equity-based incentive programs, and legal costs and regulatory restrictions in issuing our shares to employees outside the United States;

•	global political and regulatory changes that may lead to restrictions on immigration and travel for our employees;

•	fluctuations in exchange rates that may decrease the value of our foreign-based revenue or increase the cost of our foreign operations;

•	global public health threats or geopolitical events such as tensions in and around Ukraine, the Middle East and other areas of the world;

•	degradation in U.S. relationships with targeted countries that could result in those countries disfavoring doing business with U.S. companies;

•	potentially adverse tax consequences, including the complexities of foreign value added tax (or other tax) systems, restrictions on the repatriation of earnings and transfer pricing requirements; and

•	permanent establishment risks and complexities in connection with international payroll, tax and social security requirements for international employees.

Additionally, operating in international markets also requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required in establishing operations in other countries will produce desired levels of revenue or profitability.

Compliance with laws and regulations applicable to our global operations also substantially increases our cost of doing business in foreign jurisdictions. We have limited experience in marketing, selling and supporting our platform outside of the United States. Our limited experience in operating our business internationally increases the risk that any potential future expansion efforts that we may undertake will not be successful. If we invest substantial time and resources to expand our international operations and are unable to do so successfully, in a timely manner, our business, financial condition, revenues, results of operations or cash flows will suffer. We may be unable to keep current with changes in government requirements as they change from time to time. Failure to comply with these regulations could harm our business. In many countries, it is common for others to engage in business practices that are prohibited by our internal policies and procedures or other regulations applicable to us. Although we have implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of our employees, contractors, partners and agents will comply with these laws and policies. Violations of laws or key control policies by our employees, contractors, partners or agents could result in delays in revenue recognition, financial reporting misstatements, enforcement actions, reputational harm, disgorgement of profits, fines, civil and criminal penalties, damages, injunctions, other collateral consequences or the prohibition of the importation or exportation of our solutions and could harm our business, financial condition, revenues, results of operations or cash flows.

Our international sales and operations subject us to additional risks and costs and exposure to foreign currency exchange rate fluctuations, that can adversely affect our business, financial condition, revenues, results of operations or cash flows.

We are continuing to expand our international operations as part of our growth strategy. However, there are a variety of risks and costs associated with our international sales and operations, which include making investments prior to the sales or use of quantum computers, the cost of conducting our business internationally and hiring and training international employees and the costs associated with complying with local law. Furthermore, we cannot predict the rate at which our quantum solutions will be accepted in international markets by potential customers.

We believe our ability to attract new customers to subscribe to our platform or to attract existing customers to renew or expand their use of our platform is directly correlated to the level of engagement we obtain with the customer. To the extent we are unable to effectively engage with non-U.S. customers due to our limited sales force capacity, we may be unable to effectively grow in international markets.

As our international operations expand, our exposure to the effects of fluctuations in currency exchange rates grows. While we have primarily transacted with customers in U.S. dollars historically, we expect to continue to expand the number of transactions with our customers that are denominated in foreign currencies in the future. Additionally, fluctuations in the value of the U.S. dollar and foreign currencies may make our products and services more expensive for international customers, which could harm our business. Additionally, we incur expenses for employee compensation and other operating expenses for our non-U.S. employees in the local currency for such locations. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in an increase to the U.S. dollar equivalent of such expenses. These fluctuations could cause our results of operations to differ from our expectations or the expectations of our investors. Additionally, such foreign currency exchange rate fluctuations could make it more difficult to detect underlying trends in our business and results of operations. We may attempt to mitigate a portion of these risks through foreign currency hedging based on our judgment of the appropriate trade-offs among risk, opportunity and exposure. Any future hedging activities may not offset the full, or in some cases any, adverse financial impact resulting from unfavorable movement in foreign currency exchange rates, which could adversely affect our financial condition and results of operations.

Our international operations may subject us to greater than anticipated tax liabilities.

The amount of taxes we may pay in different jurisdictions depends on the application of the tax laws of various jurisdictions, including the United States, to our international business activities, changes in tax rates, new or revised tax laws or interpretations of existing tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for pricing intercompany transactions pursuant to any future intercompany arrangement or disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a challenge or disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations. Our consolidated financial statements could fail to reflect adequate reserves to cover such a contingency. Similarly, a taxing authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions.

Risks Related to Compliance with Law, Government Regulation and Litigation

We are subject to governmental export and import controls and trade and economic sanctions that could impair our ability to compete in global markets and subject us to liability if we are not in full compliance with applicable laws and other controls.

Our products, technology and services are subject to various restrictions under export controls, import laws and regulations, and economic sanctions of the United States, UK and other jurisdictions in which we conduct business, including the U.S. Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State’s Directorate of Defense Trade Controls, U.S. Customs regulations, and trade and economic sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control. Export controls and trade and economic sanctions include restrictions or prohibitions on the sale or supply of certain products, technologies and services to embargoed or sanctioned countries and territories, and governments of these jurisdictions, as well as other countries, persons and entities. Additionally, under these current and future laws and regulations, exports of our products, technology and services, as well as the underlying technology, may require export authorizations, including by license, a license exception or other appropriate government authorizations, and the filing of a classification request or certain reports to use a license exception, as applicable. If we need to obtain any necessary export licenses or other authorizations for a particular sale, the process may be time-consuming and may result in the delay or loss of opportunities to sell our products. Customers may defer or decline their purchases of our products due to uncertainty about export controls, and as a result, our business could be materially adversely affected.

We take precautions to prevent our products and services and the underlying technology from being provided, deployed or used in violation of export controls and sanctions laws and regulations. However, we cannot provide assurance that our policies and procedures relating to export control and sanctions compliance have prevented, or will prevent, violations by us or our partners or agents. Any violation of U.S. sanctions or export controls, including failure to obtain appropriate import, export or re-export licenses or authorizations, could result in significant monetary fines and penalties and government investigations, delays in approving or denials of export licenses and reputational harm and loss of business.

In addition to the United States, various other countries regulate the import and export of certain encryption and other technology, including import and export licensing requirements, and have enacted laws that could limit our ability to distribute our products, technologies, and services or could limit our customers’ ability to implement our products, technologies and services in those countries. The United States and several other countries have recently enacted export controls on quantum computing hardware and related software and technology at specified levels of technological advancement. We will continue to review our existing compliance measures to ensure compliance with any applicable regulatory changes. Changes in our products, or future changes in export and import and sanctions laws and regulations, may create delays in the introduction of our products and the underlying technology in international markets, prevent our clients with global operations from deploying our products globally, adversely affect our ability to hire personnel from certain countries to work on our products, or, in some cases, prevent the export or import of our products to certain countries, governments or persons altogether.

Any change in export or import controls, economic sanctions or related legislation, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers. Any decreased use of our products or limitation on our ability to export or sell our products in major international markets could adversely affect our business, financial condition and results of operations.

We expect to incur significant costs in complying with these regulations. Regulations related to quantum computing are currently evolving and we may face additional risks associated with changes to these regulations as well as increased licensing requirements and other restrictions.

We and the third parties with whom we work are subject to stringent and evolving U.S. and foreign laws, regulations and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our (or the third parties with whom we work) actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

In the ordinary course of business, we process personal data and sensitive information. Our data storage and processing activities, including the establishment and operation of future quantum data centers, may subject us to numerous privacy, data protection and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements and other obligations relating to data privacy, localization and security, both in the U.S. and in foreign jurisdictions. Laws and regulations governing privacy, data protection and data sovereignty are rapidly evolving, extensive, complex, and include inconsistencies and uncertainties that may conflict with other rules or our practices. Further, new laws, rules, and regulations could be enacted with which we are not familiar or with which our practices do not comply.

In the United States, federal, state and local governments have enacted numerous privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act) and other similar laws. Numerous U.S. states have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling and automated decision-making. The exercise of these rights may impact our business and ability to provide our products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act (collectively, the “CCPA”) applies to personal data of California consumers, business representatives and employees who are California residents, and requires certain businesses to provide specific disclosures in privacy notices and honor requests of such individuals to exercise certain privacy rights. The CCPA provides for fines and allows private litigants affected by certain data breaches to recover significant statutory damages. Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future.

Outside the United States, an increasing number of laws, regulations, industry standards and other obligations may govern privacy, data protection and security. For example, EU GDPW, UK GDPR, Australia’s Privacy Act, and China’s Personal Information Protection Law (“PIPL”) impose strict requirements for processing personal data.

For example, under the GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros under the EU GDPR, 17.5 million pounds sterling under the UK GDPR or, in each case, or 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. Additionally, we also target customers in Asia and are or may become subject to new and emerging data protection and privacy regimes in Asia, including China’s PIPL, Japan’s Act on the Protection of Personal Information, and Singapore’s Personal Data Protection Act.

Our employees and personnel use generative AI technologies and/or automated decision-making technologies to perform their work, and the disclosure and use of personal information in generative AI technologies is subject to various privacy laws and privacy obligations. Governments have passed and are likely to pass additional laws regulating AI and/or automated decision-making technologies. Our use of this technology could result in additional compliance costs, regulatory investigations and actions, and lawsuits. If we are unable to use AI and/or automated decision-making technologies, it could make our business less efficient and result in competitive disadvantages. We use AI to assist us in making certain decisions, which is regulated by certain privacy laws. Due to inaccuracies or flaws in the inputs, outputs, or logic of the AI, the model could be biased and could lead us to make decisions that could bias certain individuals (or classes of individuals), and adversely impact their rights, employment and ability to obtain certain pricing, products, services or benefits. See “— Our use of generative AI tools may pose risks to our proprietary software and systems and subject us to legal liability.” above.

We may also become subject to new laws that regulate non-personal data. For example, the European Union’s Data Act imposes certain data and cloud service interoperability and switching obligations to enable users to switch between cloud service providers without undue delay or cost, as well as certain requirements concerning cross-border international transfers of, and governmental access to, non-personal data outside the European Economic Area (“EEA”). Depending on how this Act and any similar laws are implemented and interpreted, we may have to adapt our business practices, contractual arrangements and services to comply with such obligations.

In addition, we may be unable to transfer personal data from Europe and other jurisdictions to the United States or other countries due to data localization requirements or limitations on cross-border data flows. In the ordinary course of business, we transfer personal data from Europe and other jurisdictions to the United States or other countries. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the EEA and the UK each has significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although various mechanisms may be used to transfer personal data from the EEA and UK to the United States in compliance with law, such as the EEA’s and UK’s respective standard contractual clauses, the EU-U.S. Data Privacy Framework, the UK extension to the EU-U.S. Data Privacy Framework, and the Swiss-U.S. Data Privacy Framework, these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our transferring or other processing of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activist groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers of personal data out of Europe for allegedly violating the GDPR’s cross-border data transfer limitations. Regulators in other jurisdictions, including the United States, have also enacted and may, in the future, enact cross-border data restrictions.

In addition to privacy, data protection and security laws, we are contractually subject to data protection (including security) industry standards adopted by industry groups and may become subject to additional obligations in the future. We are also bound by other contractual obligations related to privacy, data protection and security, and our efforts to comply with such obligations may not be successful. For example, certain laws addressing privacy, data protection and security, such as the EU GDPR, Switzerland Federal Act on Data Protection, UK GDPR, Australia’s Privacy Act and CCPA, require our customers to impose specific contractual restrictions on their service providers. Additionally, some of our customers may require us to host personal data locally.

We publish privacy policies, marketing materials and other statements, such as compliance with certain certifications or self-regulatory principles, regarding privacy, data protection and security. Regulators are increasingly scrutinizing these statements, and if these policies, materials or statements are or are perceived to be deficient, lacking in transparency, deceptive, unfair or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

Obligations related to privacy, data protection and security are quickly changing, becoming increasingly stringent and creating regulatory uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems and practices and to those of any third parties that process personal data on our behalf.

We have in the past failed, and may in the future, fail to achieve complete compliance with all of our privacy, data protection or security obligations, including contractual obligations with customers. Moreover, despite our efforts, our personnel or third parties with whom we work may similarly not achieve compliance with such obligations, which could negatively impact our business operations. If we or third parties with whom we work do not fully comply with applicable privacy, data protection or security obligations, we could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections and similar events); litigation (including class-action claims and claims arising under the Federal Civil False Claims Act (including treble damages and other penalties)); additional reporting requirements and/or oversight; contract terminations and orders to destroy or not use personal data. In particular, plaintiffs have become increasingly more active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for considerable statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on our reputation, business or financial condition, including but not limited to: loss of customers; interruptions or stoppages in our business operations or data collection; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

We are subject to U.S. and foreign anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery, and anti-corruption laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws are interpreted broadly to generally prohibit companies, their employees, and their third-party intermediaries from authorizing, promising, offering, providing, soliciting, or accepting, directly or indirectly, improper payments or benefits to or from any person whether in the public or private sector. We may engage with partners and third-party intermediaries to conduct our business abroad, including marketing our services and obtaining necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, and of our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities. The FCPA also requires public companies to make and keep accurate books and records that accurately reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. We cannot provide any assurance that all of our employees and agents will not take actions in violation of our compliance policies and applicable law, for which we may be ultimately held responsible.

Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption or anti-bribery laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties, injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage and other collateral consequences.

Contracts with government entities subject us to risks, including early termination, audits, investigations, sanctions and penalties.

As part of our business strategy, we have entered into and may enter into additional contracts with state and federal government entities, including contracts with the U.S. Department of Defense and the Department of Energy, among others, which subject our business to statutes and regulations applicable to companies doing business with the government, including the Federal Acquisition Regulation. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors. For instance, most contracts with U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.

In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements could include, for example:

•	specialized disclosure and accounting requirements unique to government contracts;

•	cybersecurity safeguards and assessments beyond what are typically required by commercial equivalents;

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financial and compliance audits of our cost structure, accounting controls and procedures and adequacy of our policies and systems to meet Federal Acquisition Regulation requirements. These audits may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

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granting the U.S. government certain rights to inventions, data, software codes and related material that we develop under government-funded contracts and subcontracts, which may permit the U.S. government to disclose or license this information to third parties, including, in some instances, our competitors;

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requirements to fulfill government contracts assigned ratings under the Defense Priorities and Allocations System Program ahead of our commercial contracts, which could prevent us from meeting our commercial customer contracts’ requirements or schedules;

•	public disclosures of certain contract and company information;

•	mandatory security and privacy framework compliance requirements, including the handling of controlled unclassified information; and

•	mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.

Government contracts are also generally subject to greater scrutiny by the government than commercial contracts are by commercial customers. For example, government agencies can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, failure to comply with government contracting laws, regulations and contract requirements, may result in termination of our contracts, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s

“whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results. Responding to any investigation or action relating to government contracts could result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Our customers also include non-U.S. governments. Similar procurement, budgetary, contract and audit risks that apply in the context of U.S. government contracting may also apply to our doing business with these entities. In addition, compliance with complex regulations and contracting provisions in a variety of jurisdictions can be expensive and consume significant management resources.

Certain of our activities are subject to regulations relating to use of radioactive material, compliance with which may be costly, and a failure to comply with these regulations may materially and adversely affect our business.

Various atomic species are used in neutral atom systems in academic and commercial settings, including alkali metals and alkaline earth metals. Some of these alkali metals and alkaline earth metals are radioactive. We use certain radioactive materials in our research, development and production activities. As a result of our utilization of radioactive material, we and some of our suppliers, distributors and customers are subject to regulation by United States governmental authorities, such as the Nuclear Regulatory Commission, and state and local regulatory agencies, which regulate products and activities which emit, produce or control radiation. These regulations govern, among other things, the design, development, testing, manufacturing, packaging, labeling, distribution, import/export, sale, marketing and disposal of our products. We are also subject to international laws and regulations that apply to the utilization of radioactive materials. These are often comparable to, if not more stringent than, the equivalent regulations in the United States. Agency reviews of radioactivity-related applications that we are required to make in order to design, develop, test, manufacture, package, distribute, import, export, sell, market or dispose of radioactive materials may be lengthy or unsuccessful, and as a result our ability to sell our products or operate in certain jurisdictions may be impaired. Although we believe that our safety procedures for handling such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials may not be completely eliminated, and as a result we could incur related liabilities or expenses.

We are subject to requirements relating to environmental and safety regulations and environmental remediation matters, which could adversely affect our business, results of operation and reputation.

We are subject to numerous federal, state and local environmental laws and regulations governing, among other things, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials.

Federal, state and local authorities also regulate a variety of matters, including, but not limited to, health, safety and permitting in addition to the environmental matters discussed above. New legislation and regulations may require us to make material changes to our operations, resulting in significant increases to the cost of production.

Our manufacturing process will have hazards such as, but not limited to, hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact the company brand, finances, or ability to operate.

Changes in tax laws could adversely affect our business prospects and financial results.

We are subject to income and other taxes in the United States and other jurisdictions, each of which has its own rules. Our current and future effective tax rates may be subject to volatility or adversely affected by a number of factors, including changes in the valuation of our deferred tax assets and liabilities; expected timing and amount of the release of any tax valuation allowances; tax effects of stock-based compensation; or lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, the tax regimes we are subject to or operate under, including with respect to income and non-income taxes, are unsettled and may be subject to significant change. Changes in tax laws, regulations, or rulings, or changes in interpretations of existing laws and regulations, could materially adversely affect us. For example, on July 4, 2025, the U.S. government passed the One Big Beautiful Bill Act (“OBBBA”), which made permanent certain of the tax law changes originally enacted under previous tax reform legislation, in addition to other changes that may impact our tax liability. The OBBBA reinstated immediate expensing of certain research and experimental expenses incurred in tax years beginning after December 31, 2024 if incurred in the United States (though the requirement to amortize foreign research and experimental expenses over 15 years remains unchanged). In addition, previous tax reform legislation includes provisions that impact the U.S. federal income taxation of certain corporations, including imposing a 1% excise tax on corporations that repurchase their stock in certain transactions. Future guidance from the Internal Revenue Service and other tax authorities with respect to this and other legislation may affect us, and certain aspects thereof could be repealed or modified in future legislation.

In addition, many countries, as well as organizations such as the Organization for Economic Cooperation and Development, have implemented or proposed changes to existing tax laws, including a 15% global minimum tax. Any of these developments or changes in U.S. federal, state or international tax laws or tax rulings could adversely affect our effective tax rate and our operating results.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits may adversely affect our business, financial condition, and results of operations.

Our current and future effective tax rates may be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. In addition, we may be subject to tax audits by various tax jurisdictions. Although we believe our tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities may have a material impact on the results of our operations.

Our operations and business plans could be significantly impacted by changes in federal, state, and local government policies and priorities.

The current environment of bipartisan political support of quantum computing at the U.S. federal level could change. Changes in support, in policies, or in priorities by the legislative or executive branch could have impacts on the leadership at the U.S. Department of Energy, the U.S. Department of Defense or any other federal agency which affects policy and demand related to quantum computing. Each of these agencies themselves may experience changes in policies and priorities which impact our operations and business plans. Federal, state, and local policies and priorities could affect regulatory oversight, supply chain availability, tax and other financial incentives or costs, availability of financing, labor force initiatives or restrictions, and many other possible areas.

Additionally, changes in federal, state, or local government policies and priorities can impact our operations. These could include changes in interpretations of regulatory requirements, increased inspection or enforcement activities, changes in budgetary priorities, changes in tax laws and regulations and other government actions or inaction. Any of these local, state, and federal agencies may have the authority to impose civil penalties and additional requirements, which could adversely affect our results of operations.

Our business and operations could be negatively affected if we become subject to litigation, including any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources from the operation of our business and cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses, and uncertainties of litigation, from time to time, we may settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Furthermore, in the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the price of our Common Stock or other reasons may in the future cause us to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board’s attention and resources from our business, which may adversely affect our business, financial condition and results of operations. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. We may also be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters.

Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

Our business is exposed to risks associated with litigation, investigations and regulatory proceedings.

We may face legal, administrative and regulatory proceedings, claims, demands and/or investigations involving stockholders, customers, competition and/or other issues relating to our business. Litigation and regulatory proceedings are inherently uncertain, and adverse rulings could occur, including monetary damages, or an injunction stopping us from engaging in certain business practices, or requiring other remedies, such as compulsory licensing of patents.

An unfavorable outcome or settlement or any other legal, administrative and regulatory proceeding may result in a material adverse impact on our business, results of operations, financial position and overall trends. In addition, regardless of the outcome, litigation can be costly, time-consuming, and disruptive to our operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

In addition, the laws and regulations our business is subject to are complex and change frequently. We may be required to incur significant expense to comply with changes in, or remedy violations of, these laws and regulations.

Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.

Risks Related to Our Intellectual Property

Licensing of intellectual property to us is of critical importance to our business. For example, we license patents (some of which are foundational patents) and other intellectual property (collectively the “University Licenses”) from the Regents of the University of Colorado and the Wisconsin Alumni Research Foundation, on both exclusive and non-exclusive bases. If a University License terminates, becomes non-exclusive, or if any of the other agreements under which we acquired or licensed, or will acquire or license, material intellectual property rights is terminated, we could lose our rights to use key technologies to develop and operate our business.

We are heavily reliant upon licenses to certain patent rights and other intellectual property from third parties that are important or necessary to the development of our products. In particular, our products and technology are dependent on our University Licenses. Pursuant to the University Licenses, we were granted non-exclusive or exclusive, as applicable, and worldwide, sublicensable licenses for certain patents, know-how (on a non-exclusive basis) and other intellectual property to develop, manufacture and commercialize the licensed technology, the scope of which includes the application of the licensed intellectual property in connection with neutral atom quantum computing.

The University Licenses impose, and we expect that any future license agreements will impose, upon us various commercial and development obligations. If we fail to comply with our obligations under these agreements, or we are subject to an insolvency-related event, the licensor may have the right to terminate these agreements, in which event we would not be able to develop, market or otherwise commercialize products covered by these agreements, or change an exclusive license to a non-exclusive license, which could affect the competitive landscape for our products. Our business could significantly suffer, for example, if any current or future licenses terminate or expire, if the licensors fail to abide by the terms of the license, or if we are unable to enter into, extend rights under, or renew necessary licenses on acceptable terms.

The in-licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues, and certain provisions in intellectual property license agreements may be susceptible to multiple interpretations. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	our right to sublicense patent and other rights to third parties;

•

our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our product and technology, and what activities satisfy those diligence obligations;

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and the company;

•	our right to transfer or assign the license; and

•	the effects of termination.

The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could harm our business, financial condition and results of operations. Moreover, if disputes over intellectual property that we have licensed impose additional costs, or prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize our products or technology.

We may not be able to exercise all rights and remedies available to us, including seeking to cure any breach by us, and otherwise seek to preserve our rights under the license agreement in a timely manner, at an acceptable cost or at all.

See the sections titled “Our Business — Intellectual Property — Non-Exclusive License Agreement with the University of Colorado,” “Our Business — Intellectual Property — Exclusive License Agreement with the University of Colorado,” and “Our Business — Intellectual Property — Exclusive License Agreement with the University of Wisconsin” for additional information.

If we are unable to obtain and maintain patent protection for our products and technology, or if the scope of the patent protection obtained is not sufficiently broad or robust, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize our products and technology may be adversely affected. Moreover, our trade secrets could be compromised, which could cause us to lose the competitive advantage resulting from these trade secrets.

Our success depends, in significant part, on our ability to obtain, maintain, enforce and defend patents and other intellectual property rights, including trade secrets, with respect to our products and technology and to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others. We may not be able to prevent unauthorized use of our intellectual property. We rely upon a combination of the intellectual property protections afforded by patent, copyright, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through nondisclosure and invention assignment agreements with our employees and consultants, and through non-disclosure agreements with business partners and other third parties, however, our employees and consultants may not abide by their obligations under their nondisclosure and invention assignment agreements. Our trade secrets may also be compromised, which could cause us to lose the competitive advantage from such trade secrets. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm our business, results of operations and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard our intellectual property portfolio.

Patent, copyright, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States and efforts to protect against the unauthorized use of our intellectual property rights, technology and other proprietary rights may be more expensive and difficult outside of the United States. Failure to adequately protect our intellectual property rights could result in our competitors using our intellectual property to offer products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, financial condition and operating results.

Our patent applications may not result in issued patents or our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our competitive position.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions, and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition to those who may have patents or patent applications directed to relevant technology with an effective filing date earlier than any of our existing patents or pending patent applications, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Our intellectual property often results from the performance of complex agreements that are subject to interpretation.

We are a party to many agreements under which our employees and contractors create intellectual property. Examples include negotiated research and license agreements, government grants, and employment or consulting relationships with professors (which may incorporate university intellectual property policies by reference). Each of these types of agreements can include complex contractual provisions allocating intellectual property rights between us and our contractual counterparties. Such allocation often results from the interpretations of these provisions based on, among other factors, what funds were used, the subject matter of the intellectual property, and whether new intellectual property is derived from or reliant on one of the parties’ background rights. From time to time we may enter into discussions or, in the worst case, formal contractual disputes with our counterparties regarding the proper allocation of such rights. If our interpretation of the agreements and the operative facts were deemed incorrect, the relevant intellectual property that is the subject of the dispute could be re-allocated to the partner, converted to a joint ownership structure, or otherwise reduced in value to our business. In such case, our ability to successfully enforce our intellectual property portfolio, or even to commercialize our portfolio without having to share revenue, could be negatively impacted.

We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards or other costs (including indemnification of third parties or costly licensing arrangements (if licenses are available at all)) and limit our ability to use certain key technologies in the future or require development of non-infringing products, services or technologies, which could result in a significant expenditure and otherwise harm our business.

We may become subject to intellectual property disputes. Our success depends, in part, on our ability to develop and commercialize our products, services and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products, services or technologies are infringing, misappropriating or otherwise violating third-party intellectual property rights and such third parties may bring claims alleging such infringement, misappropriation or violation. For example, there may be issued patents of which we are unaware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by our current or future products, services or technologies. There also may be pending patent applications of which we are not aware that may result in issued patents, which could be alleged to be infringed by our current or future products, services or technologies. Because patent applications can take years to issue and are often afforded confidentiality for some period of time there may currently be pending applications, unknown to us, that later result in issued patents that could cover our current or future products, services or technologies. Lawsuits can be time-consuming and expensive to resolve, and they divert management’s time and attention. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. Companies that have developed and are developing technology are often required to defend against litigation claims based on allegations of infringement, misappropriation or other violations of intellectual property rights. Our products, services or technologies may not be able to withstand any third-party claims against their use. In addition, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. In a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid or both. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. Our patent portfolio may not be large enough to deter patent infringement claims, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios. Any litigation may also involve patent holding companies or other adverse patent owners that have no relevant solution revenue, and therefore, our patent portfolio may provide little or no deterrence as we would not be able to assert our patents against such entities or individuals. If a third party is able to obtain an injunction preventing us from accessing such third-party intellectual property rights, or if we cannot license or develop alternative technology for any infringing aspect of our business, we may be forced to limit or stop sales of our products, services or technologies or cease business activities related to such intellectual property.

Our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition or results of operations. Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, regardless of the merit of the claim or our defenses, may require us to do one or more of the following:

•	cease selling or using solutions or services that incorporate the intellectual property rights that allegedly infringe, misappropriate or violate the intellectual property of a third party;

•	make substantial payments for legal fees, settlement payments or other costs or damages;

•	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology;

•	redesign the allegedly infringing solutions to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible; or

•	indemnify organizations using our platform or third-party service providers.

Even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. The occurrence of infringement claims may grow as the market for our products, services and technologies grows. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources.

Some of our intellectual property and in-licensed intellectual property has been conceived or developed through government-funded research and thus may be subject to federal regulations providing for certain rights for the U.S. government or imposing certain obligations on us, such as a license to the U.S. government covered by such intellectual property, “march-in” rights, certain reporting requirements and a preference for U.S.-based companies, and compliance with such regulations may limit our exclusive rights and our ability to contract with non-U.S. manufacturers.

Certain of our intellectual property rights have been generated through the use of U.S. government funding and are therefore subject to certain federal regulations. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980, or the Patent and Trademark Law Amendment. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require the licensor to grant exclusive, partially exclusive or non-exclusive licenses to any of these inventions to a third party if it determines that: (1) adequate steps have not been taken to commercialize the invention, (2) government action is necessary to meet public health or safety needs or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). The U.S. government also has the right to take title to these inventions if the licensor fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture the products substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. To the extent any of our owned or licensed future intellectual property is also generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

Additional Risks Related to Ownership of Our Common Stock and Our Operating as a Public Company

The market price of our Common Stock may be volatile, which could cause the value of your investment to decline.

If you purchase shares of our Common Stock, you may not be able to resell those shares at or above the price you paid. The market price of our Common Stock may be highly volatile and may fluctuate or decline significantly in response to numerous factors, some of which are beyond our control. It is possible that an active trading market will not develop or be sustained. The securities markets have experienced and continue to experience significant volatility. Market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our Common Stock regardless of our operating performance. Our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including:

•	changes in the industries in which we and our customers operate;

•	variations in quarterly operating results or dividends, if any, to stockholders;

•	additions or departures of key management personnel;

•	publication of research reports about our industry;

•	rumors and market speculation involving our or other companies in our industry, which may include short seller reports;

•	litigation and government investigations;

•	changes or proposed changes in laws or regulations or differing interpretations or enforcement of laws or regulations affecting our business;

•	adverse market reaction to any indebtedness incurred or securities issued in the future;

•	changes in market valuations of similar companies;

•	announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments;

•	the impact of any future bank failures, public health crises or geopolitical events such as tensions in and around Ukraine, the Middle East and other areas of the world; and

•	the impact of any of the foregoing on our management, employees, partners, customers, and operating results.

Furthermore, the stock markets in general have experienced extreme volatility, which has sometimes been unrelated to the operating performance of the issuer. The trading price of our Common Stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our operating performance.

Following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such company. Such litigation could result in substantial costs and a diversion of management’s attention and resources. See also “— Risks Related to Compliance with Law, Government Regulation and Litigation — Our business is exposed to risks associated with litigation, investigations and regulatory proceedings.”

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our Common Stock may decline.

In the future, we may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this filing. Our actual results may not always be in line with or exceed any guidance we may provide, especially in times of economic uncertainty. Further, lengthy sales cycle may contribute to substantial fluctuations in our quarterly or annual operating results as significant sales can be delayed to subsequent periods. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our Common Stock may decline as well. There can be no assurance that we will continue to issue public guidance in the future.

Our financial results may vary significantly from quarter to quarter.

We expect revenue and operating results to vary from quarter to quarter. We may incur significant operating expenses during the start-up and early stages of large contracts and may not be able to recognize corresponding revenue in that same quarter. We may also incur additional expenses when contracts are terminated or expire and are not renewed. We may also incur additional expenses when customers are newly acquired. Additionally, payments due to us from our customers may be delayed for a variety of reasons, and these delays could cause significant fluctuations from quarter to quarter.

Additional factors that may cause our financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section and the following factors, among others:

•	the terms of customer contracts that affect the timing of revenue recognition;

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	size and scope of our revenue arrangements with our customers;

•	negative publicity relating to our products;

•	changes in customer preferences and competitive conditions;

•	the loss of strategic relationships or existing contracts with any customer;

•	lengthy customer sales cycle, leading to difficulty in forecasting the timing of purchasing decisions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

Significant fluctuations in our operating results for a particular quarter could cause us to fall out of compliance with the financial covenants related to our debt, which if not waived, could restrict our access to capital and cause us to take extreme measures to pay down the debt, if any.

Future resales of Common Stock may cause the market price of our securities to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur. As of December 31, 2025, prior to application of the Exchange Ratio (as defined below), we had 50,227,011 shares of Common Stock issued or outstanding. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decline significantly.

Certain of our shareholders are restricted from selling shares of our Common Stock for a period of 180 days after the date of our Business Combination. As restrictions on resale end, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Future issuances of debt securities and equity or equity-linked securities may adversely affect the market price of our Common Stock and may be dilutive to existing stockholders.

In the future, we may incur debt or issue equity ranking senior to our Common Stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our Common Stock and be dilutive to existing stockholders.

Our failure to meet the continued listing requirements of NYSE could result in a delisting of our Company’s securities.

If we fail to satisfy the continued listing requirements of NYSE, such as NYSE’s requirements with respect to corporate governance or the minimum closing bid price, NYSE may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the NYSE minimum bid price requirement or prevent future non-compliance with NYSE’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if our securities were quoted or listed on NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Short sellers may engage in manipulative activity intended to drive down the market price of our Common Stock, which could also result in related regulatory and governmental scrutiny, among other effects.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of later buying lower priced identical securities to return to the lender. Accordingly, it is in the interest of a short seller of our Common Stock for the price to decline. At any time, short sellers may publish, or arrange for the publication of, opinions or characterizations that are intended to create negative market momentum. Issuers, like us, whose securities have historically had limited trading history or volumes and/or have been susceptible to relatively high volatility levels can be vulnerable to such short seller attacks. Short selling reports can cause increased volatility in an issuer’s stock price, and result in regulatory and governmental inquiries. A short seller report about us could result in an inquiry or formal investigation from a governmental organization or other regulatory body, including any inquiry from the SEC or the U.S. Department of Justice, which could result in a material diversion of our management’s time and could have a material adverse effect on our business and results of operations.

If we fail to establish and maintain proper and effective internal control over financial reporting, as a public company our ability to produce accurate and timely financial statements could be impaired, investors or analysts may lose confidence in our financial reporting, the trading price of our Common Stock may decline and we could face regulatory investigations or actions.

We are required to comply with Section 404 of the Sarbanes-Oxley Act beginning with the annual report for our fiscal year ending December 31, 2026, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. When we lose our status as an “emerging growth company” and become an “accelerated filer” or a “large accelerated filer,” an attestation of the independent registered public accounting firm will also be required. The rules governing the standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation.

To comply with the Sarbanes-Oxley Act, the requirements of being a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any complex accounting rules in the future, we may need to, among other things, upgrade our information technology systems; implement additional financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff. If we are unable to hire the additional accounting and finance staff necessary to comply with these requirements, we may need to retain additional outside consultants, which may result in significant additional expenses.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We cannot assure you that there will not be additional material weaknesses in our internal control over financial reporting now or in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines that we have a material weakness in our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could significantly decline, and we could be subject to sanctions or investigations by the NYSE, the SEC or other authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to capital markets.

If securities or industry analysts do not publish research or reports about our business or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Common Stock will depend on the research and reports that securities or industry analysts publish about us and our business. The market price of our Common Stock could decline if our actual results do not match the analysts’ projections. If one or more of the analysts who cover us downgrade our Common Stock or change their opinion of our Common Stock, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We have incurred and will continue to incur significant expenses and administrative burdens as a public company, which may adversely affect our business, prospects, financial condition and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Exchange Act, Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, as well as the Public Company Accounting Oversight Board and the stock exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities we have not done previously. For example, we have created and may continue to create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, have incurred and will continue to incur expenses associated with SEC reporting requirements. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify additional material weaknesses or significant deficiencies in our internal control over financial reporting), we may incur additional costs rectifying those issues, and the existence of those issues may adversely affect our reputation or investor perceptions of it.

Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. For example, the rules and regulations governing public companies may make it more difficult and more expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage as before we were a public company. As a result, it may be difficult for us to continue to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. To the extent necessary to supplement our internal personnel with professional advisors, such costs may be significantly increased. These increased costs will require us to divert a significant amount of money that may otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, resulting in further increased costs.

Additionally, some of our executive officers have limited or no experience in the management of a publicly traded company. As a public company, we are subject to significant regulatory oversight and reporting obligations under federal securities laws, and certain executives’ limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of our Company. Additionally, we may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States.

We do not intend to pay cash dividends for the foreseeable future.

We have never declared or paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. Additionally, currently intend to retain its future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our Board, subject to applicable laws. It will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions and other factors that our Board may deem relevant. In addition, the ability to pay cash dividends may be restricted by the terms of debt financing arrangements, as any future debt financing arrangement likely will contain terms restricting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, stockholders may not receive any return on an investment in our Common Stock unless they sell their shares for a price greater than what they paid for them.

We are an emerging growth company within the meaning of the Securities Act, and to the extent we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we have chosen to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

If we cease to be an emerging growth company, we will no longer be able to take advantage of certain exemptions from reporting, and, absent other exemptions or relief available from the SEC, we will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.

Market values of growth-oriented companies like ours, particularly companies that entered into business combination agreements with SPACs, have at times been affected by adverse economic and market forces which may induce downward pressure on the price and trading volume of our Common Stock.

In recent years, there have been fluctuations in the valuation of growth-oriented companies, particularly those that entered into business combination agreements with SPACs. Inflationary pressures, increases in interest rates and other adverse economic and market forces have contributed to these drops in market value. As a result, our securities are subject to potential downward pressures and volatility in the price of our securities and adversely impact our ability to secure financing in the future.

General Risk Factors

Our employees and independent contractors may engage in misconduct or other improper activities, which could have an adverse effect on our business, prospects, financial condition and operating results.

We are exposed to the risk that our employees and independent contractors may engage in misconduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or other activities that violate laws and regulations, including production standards, U.S. federal and state fraud, abuse, data privacy and security laws, other similar non-U.S. laws or laws that require the true, complete and accurate reporting of financial information or data. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In addition, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, prospects, financial condition and operating results, including, without limitation, the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, other sanctions, contractual damages, reputational harm, diminished profits and future earnings and curtailment of our operations, any of which could adversely affect our business, prospects, financial condition and operating results.

Investments in us may be subject to regulations governing direct and indirect foreign acquisitions of and investments in U.S. businesses. If applicable, such regulations may impose conditions or limitations on a foreign investor’s ownership of and rights with respect to Infleqtion (including, but not limited to, limits on an investor’s total ownership interest in and/or information and governance rights with respect to Infleqtion).

Certain transactions that involve the acquisition of or investment in a U.S. business by a non-U.S. buyer or investor may be subject to review and approval by the Committee on Foreign Investment in the United States

(“CFIUS”). Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial foreign ownership interest and the nature of any information or governance rights afforded to a foreign shareholder.

For example, all investments that could result in foreign “control” of a U.S. business as that term is defined in the relevant regulations are subject to CFIUS jurisdiction. Foreign investments in U.S. businesses that have a qualifying nexus to “critical technology,” “critical infrastructure,” or “sensitive personal data” are subject to a lower CFIUS jurisdiction threshold that is triggered when a foreign investor will not “control” the U.S. business, but will be afforded certain information or governance rights, including board representation or observer rights, access to certain nonpublic technical information, or the right to involvement in certain company decision making. When CFIUS has jurisdiction to review a foreign investment transaction involving a U.S. business that produces, develops, tests, manufactures or designs “critical technology,” such transaction may trigger a mandatory pre-closing CFIUS filing requirement.

Outside the United States, other countries are expanding their own foreign direct investment (“FDI”) regimes, pursuant to which investments in and transactions with companies that have a qualifying presence outside of the United States may be subject to review by non-U.S. FDI regulators. Any regulatory review of an investment or other transaction by CFIUS or other FDI regulator may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS and other FDI regulatory regimes are evolving. In the event CFIUS or another FDI regulator wishes to review one or more proposed or completed transactions between Infleqtion and a foreign counterparty, there can be no assurances that such foreign counterparty will be able to maintain or proceed with such transaction on terms acceptable to such counterparty. With respect to Infleqtion, CFIUS or other FDI regulators may exercise jurisdiction over such transactions and may seek to prohibit, unwind, or impose limitations or restrictions thereon. Should CFIUS or other FDI regulator determine that a transaction with a foreign counterparty violated relevant regulations, the parties thereto could face a financial penalty.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

The Certificate of Incorporation and Bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, the Bylaws and the indemnification agreements that we entered into with our directors and officers provide that:

•

we will indemnify our directors and officers for serving in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•

we will be required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•

we will not be obligated pursuant to the Bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our Board or brought to enforce a right to indemnification;

•

the rights conferred in the Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	we may not retroactively amend the Bylaws provisions to reduce our indemnification obligations to directors, officers, employees and agents.

We may redeem the Public Warrants for cash when the price per share of our Common Stock equals or exceeds $18.00.

Beginning 30 days after the Closing, we may redeem the outstanding Public Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•

if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout such 30-trading day period and the 30-day redemption period.

There is no guarantee that the Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our Warrants is $11.50 per share of Common Stock. There is no guarantee that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless.

The provisions of our Certificate of Incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against our directors and officers, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable.

Our Certificate of Incorporation provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom will be the sole and exclusive forum for (i) any derivative claim or cause of action brought on our behalf, (ii) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or our stockholders, (iii) any claim or cause of action against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL or the Certificate of Incorporation or our Bylaws, as either may be amended from time to time, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or Bylaws, as either may be amended from time to time, (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (vi) any claim or cause of action against us or any of our current or former directors, officers or other employees governed by the internal affairs doctrine or otherwise related to our internal affairs. The Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder, including all causes of action asserted against any defendant to such complaint. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriter for any offering giving rise to such complaint and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

These provisions may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against our directors and officers, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Uncertain global macroeconomic, political conditions and natural or man-made interruptions could materially adversely affect our business prospects, financial condition, results of operations and cash flows.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Potential customers may delay or decrease spending as their business and budgets are impacted by economic conditions. The inability of potential customers to pay us for our services may adversely affect our earnings and cash flows.

Further, the ongoing military conflict in Ukraine and the resulting sanctions and related countermeasures by North Atlantic Treaty Organization states, the United States and other countries have led to, and are likely to lead to additional, market disruptions, including significant volatility in commodity prices, credit, and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance. Global supply chain disruptions have increasingly affected both the availability and cost of materials, component manufacturing and deliveries. Disruptions such as military conflicts, sanctions, and other countermeasures between nations, as well as any escalation in tension between nations, may result in delays in equipment deliveries and cost escalations that could adversely affect our business prospects, financial condition, results of operations and cash flows.

Additionally, a significant natural disaster, such as an earthquake, fire, flood, hurricane or significant power outage or other similar events, such as infectious disease outbreaks or pandemic events (such as the outbreak of the COVID-19 pandemic), could materially and adversely affect our business, financial condition and results of operations. In addition, natural disasters, acts of terrorism or war, including the ongoing geopolitical tensions related to Russia’s actions in Ukraine and the conflicts in the Middle East, including the most recent conflict among Iran, the United States, Israel, and numerous other countries in the region and the conflict between Hamas and Israel in Gaza and the geopolitical tensions in South America, including the capture of the Venezuelan President, could cause disruptions in our remaining operations, our or our partners’ businesses, our suppliers’ or the economy as a whole. We also rely on information technology systems to communicate among our workforce and with third parties. Any disruption to our communications, whether caused by a natural disaster or by man-made problems, such as power disruptions, could adversely affect our business. To the extent that any such disruptions result in development or commercialization delays or impede our partners’ and suppliers’ ability to timely deliver product components, or the deployment of our products, this could materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

All of the shares of Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will pay certain expenses associated with the registration of the securities as described in the section titled “Plan of Distribution.”

We will receive up to an aggregate of approximately $119.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on NYSE under the symbol “INFQ WS.”

We cannot currently determine the price or prices at which shares of Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on the NYSE under the symbols “INFQ” and “INFQ WS,” respectively.

Prior to the consummation of the Business Combination, our units (and upon separation, our Class A Ordinary Shares and Public Warrants) were quoted on The Nasdaq Capital Market under the symbols “CCCX” and “CCCXW,” respectively. On February 12, 2026, in connection with the Domestication, all of the units previously issued by us separated into their component parts of one Class A Ordinary Share and one-quarter of one whole Public Warrant. Immediately thereafter, the DTC effected a mandatory exchange of the Class A Ordinary Shares for shares of Common Stock, on a one-for-one basis. On February 13, 2026, the units, the Class A Ordinary Shares and the Public Warrants ceased trading on Nasdaq. On February 17, 2026, our Common Stock and Public Warrants began trading on the NYSE.

As of February 13, 2026, following the completion of the Business Combination, there were 261 holders of record of the Common Stock and two holders of record of our Public Warrants. The actual number of stockholders of our Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Common Stock or Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

We currently do not intend to list the Private Placement Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

We have not paid any cash dividends on the shares of Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors (the “Board”) and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of ColdQuanta, Inc. (d/b/a Infleqtion) (“the Company,” “Legacy Infleqtion,” “we,” “us” and “our”) should be read together with our audited financial statements as of and for the years ended December 31, 2025 and 2024, together with the related notes thereto, included elsewhere in this prospectus. Unless the context otherwise requires, references to “Infleqtion” refer to ColdQuanta, Inc. (d/b/a Infleqtion) prior to the Business Combination, and to Infleqtion, Inc. following the completion of the Business Combination. The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of our control. Our actual results may differ significantly from those projected in the forward-looking statements.

Overview

Our vision is to harness the power of quantum to expand human potential.

We are developing and commercializing quantum technology products as part of a full-stack platform, which currently includes offerings such as quantum sensing, quantum computing and software. Our quantum-enabled solutions are focused on addressing the world’s most pressing challenges, with technologies actively deployed across a number of sectors today, including defense and security, AI, energy optimization, space and frontier, materials discovery and cybersecurity. Our approach is grounded in an integrated quantum technology platform, from foundational technology to advanced hardware and propriety software, all built on neutral atoms, nature’s ideal qubits, which enable an adaptable, scalable and high-fidelity path to quantum advantage across multiple applications.

Today, our high-performance quantum clocks and quantum radio frequency (“RF”) sensors are already delivering quantum advantage, such as sensing the world with superior precision relative to classical state-of-the-art systems, and unlocking new classes of national security and commercial applications. We are also pioneering the development of next-generation quantum inertial and gravimetric sensors for GPS-denied environments, including in space and underwater. Our sensing and timing products are designed to function outside laboratory settings and are targeted for real-world deployment. These products are complemented by our flagship quantum computing system, Sqale, a room-temperature quantum computer with demonstrated high fidelity (99.73% controlled-Z (“CZ”) gate) and the industry’s largest neutral atom array outside of a research institution. As of December 31, 2025, the Company has achieved 12 logical qubits. Our quantum sensors and computers are supported by our proprietary software, Superstaq, which serves as a control panel for future hybrid quantum-classical workflows. In addition, we have developed CML software, based on quantum physics principles, that significantly amplifies AI performance today on classical graphics processing units (“GPUs”).

We work with a diverse set of customers and strategic partners globally, serving organizations in national security, critical national infrastructure, scientific discovery and advanced computing sectors. Our partners and customers include the U.S. Department of Defense, DARPA, NASA, SAIC, Lockheed Martin, NVIDIA and the UK National Quantum Computing Centre. We generate revenue today through multiple channels and are scaling a global pipeline of strategic engagements.

We operate our business as a single operating and reportable segment. This determination is based on how the chief operating decision maker (“CODM”), our Chief Executive Officer, manages the business for the purpose of assessing performance and resource allocation.

Recent Developments

Business Combination with Churchill Capital Corp X

On February 13, 2026, pursuant to the Merger Agreement, Legacy Infleqtion and CCX consummated the Business Combination. In connection with the Closing, CCX changed its name to Infleqtion, Inc.

Immediately prior to the Closing, each issued and outstanding share of Legacy Infleqtion common stock, preferred stock and restricted stock was automatically surrendered and exchanged for the right to receive shares of CCX Class A common stock, par value $0.0001 per share, based on a defined exchange ratio of 0.3470312 (the “Exchange Ratio”), representing shares of Infleqtion, Inc. common stock following the Closing.

Immediately following the Closing, there were approximately 216.5 million shares of Common Stock issued and outstanding. Of these shares, approximately 151.8 million shares were issued to former holders of Infleqtion securities in respect of such securities, representing approximately 70.1% of the voting rights of Infleqtion, Inc. following the Closing.

In connection with the Closing, CCX delivered approximately $551.4 million of gross transaction proceeds to Infleqtion, consisting of approximately $424.8 million of proceeds from the trust account and approximately $126.5 million of proceeds from the previously announced PIPE Financing. The PIPE Financing was completed pursuant to the Subscription Agreements, under which CCX issued an aggregate of 12,654,760 shares of Common Stock for total gross proceeds of $126.5 million. As of December 31, 2025, there were an aggregate of 10,425,000 CCX warrants outstanding, consisting of 10,350,000 public warrants and 75,000 private placement warrants. The outstanding CCX warrants transferred to Infleqtion upon Closing of the Business Combination and remain outstanding and equity classified instruments. Total direct and incremental transaction costs incurred by CCX and Infleqtion in connection with the Business Combination were approximately $35.8 million.

In addition, in connection with the Business Combination, holders of 37,821 CCX Class A Ordinary shares exercised their redemption rights, representing approximately 0.09% of the outstanding CCX Class A Ordinary shares, resulting in approximately $0.4 million being removed from the trust account.

Although CCX is the legal acquirer in the Business Combination, for financial accounting and reporting purposes under generally accepted accounting principles in the United States (“GAAP”), Infleqtion is the accounting acquirer and CCX is treated as the acquired company. Accordingly, the Business Combination is accounted for as a reverse recapitalization. Under this accounting treatment, the transaction is treated as the equivalent of Infleqtion issuing equity for the net assets of CCX, accompanied by a recapitalization. The net assets of CCX will be recorded at historical cost, which is expected to approximate fair value. As a result, no goodwill or other intangible assets will be recognized, and the historical operations presented prior to the Business Combination will be those of Infleqtion.

At the Closing, Infleqtion became the accounting acquirer and the successor registrant with the SEC. Accordingly, Infleqtion’s historical financial statements will be presented for all periods in future periodic reports filed with the SEC, beginning with the quarter ended March 31, 2026.

ARPA-E Contract

In January 2026, the Company entered into a cost-sharing agreement with the U.S. Department of Energy’s Advanced Research Projects Agency-Energy (“ARPA-E”). The agreement was executed subsequent to December 31, 2025 and, as of that date, had not resulted in any recognized amounts in the Company’s consolidated financial statements. Accordingly, the agreement did not impact the Company’s results of operations or financial condition for the year ended December 31, 2025.

Public Company Costs

As a result of the Business Combination, Infleqtion became a publicly traded company and is subject to ongoing public company reporting, governance and compliance requirements. Accordingly, the Company expects to incur increased ongoing costs related to public company regulatory requirements and customary practices, including additional personnel, directors’ and officers’ liability insurance, director compensation, and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees. These costs are expected to continue in future periods.

Acquisition Activities

On January 25, 2024, Infleqtion acquired 100% of the equity of Morton Photonics, Inc. (“Morton Photonics”) in exchange for total consideration of $3.9 million (the “Morton Acquisition”). Morton Photonics specialized in the development and manufacturing of advanced silicon photonics-based component and sub-system technologies that enable microwave photonics, sensing systems and applications of these technologies in government and commercial systems. Morton Photonics also developed ultra-low noise semiconductor lasers, from commercially available discrete lasers with world-leading performance to fully integrated silicon photonics versions on multiple fabrication platforms, currently being optimized for operation at quantum wavelengths. These critical technologies were planned to drive photonic innovations and help develop our quantum radio frequency products and photonics and have implications for automotive LIDAR and 5G networks.

On January 26, 2024, Infleqtion acquired a photonic patent license from SiNoptiq, Inc. (“SiNoptiq”) in exchange for total consideration of $9.4 million. SiNoptiq specialized in delivering leading photonics performance with its ultra-low loss silicon nitride platform. As silicon nitride is a critical foundational platform for quantum applications, enabling high-performance photonic lasers and the application of photonics to quantum solutions from the visible to the mid-infrared, this acquisition was planned to position us to integrate lasers, photonic, and atomic systems with our sensors and quantum computers, as well as bolster the quantum supply chain.

Subsequent to the Morton and SiNoptiq acquisitions in the first quarter of 2024, Infleqtion determined that it would not further invest in the commercialization of the photonics business represented by the Morton Acquisition and thus it would not be integrated as originally planned. Given the same change in strategic direction, management determined that the intangible assets arising from the SiNoptiq asset acquisition and intangible assets acquired in the Morton acquisition no longer have substantive future economic benefits. As a result, during the year ended December 31, 2024, we recorded an impairment charge of $1.5 million, equal to the full carrying amount of the goodwill recognized in connection with the Morton Acquisition, as well as intangible asset impairments of $11.6 million associated with these acquisitions.

Contract Awards and Significant Funding

Contract Awards

In September 2025, NASA awarded us a $17.0 million contract modification, bringing the total contract value to $20.0 million, for the development of a Quantum Gravity Gradiometer (“QGG”) for space deployment in the initial phase of NASA’s QGG Pathfinder program, for which we are the prime sensor developer and integrator for this groundbreaking space-based gravity sensor.

In March 2025, the U.S. Army awarded us a $2.0 million contract related to its Linchpin AI program. This award significantly expands our pipeline for our contextual machine learning technology stack.

In March 2025, we announced that we were awarded $6.2 million in funding for the first quantum technology award under the U.S. Department of Energy’s Advanced Research Projects Agency-Energy to develop quantum-enhanced solutions for energy grid optimization.

In September 2024, we were awarded $11.0 million in funding from the U.S. Department of Defense as part of the APFIT program. This award will support our work with Tiqker at the forefront, driving advancements in precision timing solutions—critical for enhancing military operational readiness, secure communications and mission success in contested environments. Collectively, this funding will support a range of defense areas, including assured communications, GPS-denied navigation, anti-spoof timing and synchronization for emerging technologies.

Funding

In May 2025, we completed the final Series C convertible redeemable preferred stock offering with aggregate gross proceeds of approximately $100 million. The total raised includes $24.0 million in SAFEs issued in 2023 and 2024 that were converted into 22,869,771 shares of Series C-1 convertible redeemable preferred stock on December 27, 2024. The round was backed by a blend of strategic and institutional investors, including Glynn Capital, Counterpoint Global (Morgan Stanley), S32 and SAIC (who also entered into a go-to-market partnership with us). We are utilizing the proceeds to scale our quantum computing, sensing and precision timing systems, accelerating the deployment of field-ready solutions across defense, aerospace and national-security domains, and for general corporate purposes.

Strategic Partnerships

In December 2025, we announced our strategic partnership with Safran Electronics & Defense (“Safran”) to advance quantum-enabled precision timing solutions for critical global infrastructure. Integrating our Tiqker quantum optical clock technology with Safran’s trusted synchronization systems enables a GPS-independent timing architecture designed to withstand the most challenging environments. Through this partnership, we are advancing quantum innovation to transform mission-critical operations across defense, aerospace and telecommunications, establishing a new benchmark for secure, resilient and ultra-precise timing capabilities.

In November 2025, we announced our strategic partnership with Voyager Technologies, Inc. to advance dual-use quantum technology in low-Earth orbit and beyond. The collaboration marks a major milestone in the growing convergence of the quantum and aerospace industries. Through this partnership, we are unlocking a completely new class of dual-use capabilities with quantum timing, sensing and computing in space, strengthening the backbone of next-generation space infrastructure and ensuring mission continuity in increasingly contested domains.

In October 2025, we announced a groundbreaking partnership with NVIDIA to deploy a NVQLink-enabled quantum supercomputing system at the Illinois Quantum & Microelectronics Park. Through this partnership, we are integrating our Sqale quantum computers with NVIDIA’s GPU-accelerated systems via NVQLink, creating a unified architecture that enables real-time hybrid quantum–classical computing. This collaboration unlocks new possibilities in materials science, clean energy, secure communications and artificial intelligence, while addressing critical scalability challenges for quantum computing.

In June 2025, we announced a new go-to-market partnership with SAIC, a leading mission integrator that provides advanced technology solutions to solve and support mission-critical needs across military, intelligence and government agencies. Through this partnership, we are expanding the deployment of quantum sensing technologies, including atomic clocks, quantum RF communication and inertial sensing, into defense and aerospace applications.

The Company expects that these strategic partnerships will support future growth by expanding market access, enabling joint development opportunities, and accelerating elements of its product and technology roadmaps. While certain partnerships may create opportunities to generate revenue or enhance commercialization pathways, the timing and ultimate financial impact on the Company’s results of operations, including revenue and gross profit, remain subject to a variety of factors, including customer adoption, program execution and market conditions.

Trends and Key Factors Affecting Performance

Our business has demonstrated continued top-line growth, with revenue increasing to $32.5 million for the year ended December 31, 2025, compared to $28.8 million for the year ended December 31, 2024. The completion of our Series C convertible redeemable preferred stock financing further strengthened our financial position by providing capital to scale our quantum computing, sensing and precision timing platforms, accelerate the deployment of field-ready solutions across defense, aerospace and national-security markets, and support general corporate purposes. Management believes this capital base enhances our ability to advance product innovation and pursue additional market opportunities, supporting our long-term growth strategy. In addition, as discussed above under “—Business Combination with Churchill Capital Corp X,” the completion of the Business Combination in February 2026 materially strengthened the Company’s liquidity position. The following discussion highlights key trends and factors affecting our performance.

Technology Milestones

Many of our contracts with customers are dependent on our ability to demonstrate the technological feasibility of our products and services, as well as research and development of technology for clocks, quantum hardware and software, and materials science applications. These milestones include demonstrating materials science applications for high-fidelity quantum simulations, released CML capabilities to optimize hybrid quantum-classical workflows, and expanding our portfolio of deployable Tiqker optical clocks for military and aerospace customers. We risk the potential that our technology may become obsolete, as advancements in quantum technologies occur rapidly, necessitating additional investments. Additionally, integrating new technologies into our existing capabilities creates additional risks, such as compatibility with existing systems. Our business is dependent on our ability to achieve technological milestones while navigating these risks effectively.

Across our technology organization, generative AI (“GenAI”) adoption has significantly enhanced productivity, particularly for software engineering as many of the mechanical aspects of software development have been replaced or accelerated by GenAI tooling, dramatically reducing the time required to complete repetitive, manual processes. In other less mechanical software development areas of our business which are deeply grounded in scientific research, GenAI serves as an accelerant.

Government Funding

A significant portion of our business is conducted with various governments, including agencies of the U.S., UK, Australian and Japanese governments. Changes in government spending levels and the timely funding thereof could impact our financial performance. The long-term outlook for our business is influenced by government funding priorities, the diversity of our programs and customers, and our ability to evolve our products and services and successfully execute on our contracts. Strong international demand for our products and services presents opportunities for our business, particularly in the United Kingdom.

During the year ended December 31, 2025, approximately 60%, 12% and 6% of total revenue was attributable to customers associated with the U.S. government, the UK government and the Australian government, respectively. During 2025, UK government contracts collectively represented approximately 39% of revenue for the year ended December 31, 2024 expired, representing a $5.0 million decrease in revenue for the year ended December 31, 2025. Based on results through December 31, 2025, management believes the expiration of these contracts did not have a material adverse impact on operating results, as increased revenue from U.S. and Australian government contracts during 2025 partially offset the reduction associated with the expired UK contracts by approximately $2.4 million.

Our government contracts typically involve defined phases or fixed terms, and it is common for individual contracts to expire as programs conclude or transition to new phases or follow-on arrangements. Accordingly, our ability to grow revenue in future periods will depend, in part, on our success in securing new government contracts and follow-on awards to replace or expand upon expiring programs.

Partnership Opportunities

Our future growth depends in part on our ability to successfully identify and enter into strategic partnership opportunities. We have historically entered into partnerships with major technology companies and academic organizations to enhance our capabilities, improve operational efficiencies, increase supply chain resilience and expand our addressable market. We expect we will continue to explore and enter new academic and commercial partnership opportunities that we believe are complementary to our business.

Components of Results of Operations

Revenue

Our revenue is primarily derived from governmental contracts with the U.S. and allied government agencies and commercial contracts with research institutes and private companies primarily in the United States and Europe.

Product revenue

Product revenue from governmental contracts is primarily derived from development projects resulting in product prototypes or projects to custom engineer a completed product to the customer’s specifications. Product revenue from commercial contracts is derived from the sale of products to commercial customers, primarily from selling Tikqer for position navigation and timing (“PNT”) use cases. Revenues under governmental contracts are generally recognized over time as we satisfy our performance obligations based on the extent of progress towards contract completion and product revenue under commercial contracts is generally recognized at a point in time when we satisfy our performance obligations and control of the product transfers to the customer.

Service revenue

Service revenue is derived primarily from governmental contract revenue for research-related projects and commercial service revenue.

Other revenue

Other revenue is comprised primarily of other award revenue.

Cost of revenue

Cost of products

Cost of products primarily consists of labor, including direct labor and third-party specialist subcontractors, materials and equipment costs related to delivering our products, warranty expenses and an allocation of information technology costs, occupancy costs, and depreciation and amortization expense. Cost of products is recorded when the control of products is transferred to the customer.

Cost of services

Cost of services primarily consists of labor, materials and equipment costs related to delivering our services, and an allocation of information technology costs, occupancy costs, and depreciation and amortization expense. Cost of services is recorded as services are performed.

Research and development

Research and development expenses primarily consist of personnel-related costs, including salaries, benefits and stock-based compensation, costs of materials, costs of consultants and allocated facility costs associated with the research, engineering, design and development of our quantum computing technologies.

Selling, general and administrative

Selling, general and administrative expenses primarily consist of personnel-related costs, including salaries, benefits and stock-based compensation, for employees performing bid, proposal, marketing and sales functions, for executive leadership and employees in legal, finance, accounting, and human resources, changes in contingent consideration, information technology and other administrative functions as well as allocated facility and consulting costs.

Impairment of assets and goodwill

Impairment of assets and goodwill includes impairment charges to write down goodwill, intangible assets and other long-lived assets primarily associated with previous acquisitions.

Grant income

Grant income includes income recognized from government grants, that are not accounted for as revenue from contracts with customers under ASC 606.

Interest income

Interest income consists primarily of interest earned on interest-bearing cash deposits and short-term, highly liquid investments.

Change in fair value of SAFE liabilities

Change in fair value of SAFE liabilities includes the fair value movement of our SAFE liabilities up to and including the date of settlement.

Change in fair value of contingent consideration

Changes in fair value of contingent consideration results from changes in the likelihood of the contingency becoming more or less probable over time.

Other, net

Other, net consists primarily of income from refundable research and development tax credits, interest expense related to borrowings and gains or losses resulting from fluctuations in exchange rates during the reporting period on unsettled transactions and outstanding balances with foreign subsidiaries, vendors or customers. Our exposure to foreign currency risk reflects our international operations and contracts, which are subject to changes in currency values.

Income tax expense

Income tax (benefit) expense consists of income taxes related to federal, state and foreign jurisdictions in which we conduct business.

Results of Operations

Comparison of the years ended December 31, 2025 and 2024

The following table sets forth our statements of operations for the periods indicated (in thousands):

	Year ended December 31,
	2025	2024	$ Change	% Change
Revenue
Product revenue	$19,614	$22,325	$(2,711)	-12%
Service revenue	12,850	6,511	6,339	97%

Total revenue	$32,464	$28,836	$3,628	13%
Cost of revenue
Cost of products	13,558	17,571	(4,013)	-23%
Cost of services	7,093	2,201	4,892	222%

Total cost of revenue	$20,651	$19,772	$879	4%

Gross profit	11,813	9,064	2,749	30%

Research and development	24,089	22,303	1,786	8%
Selling, general and administrative	25,343	27,287	(1,944)	-7%
Impairment of assets and goodwill	—	13,539	(13,539)	-100%
Grant income	(2,333)	(1,057)	(1,276)	121%

Loss from operations	$(35,286)	$(53,008)	$17,722	-33%
Other income (expense)
Interest income	2,502	1,154	1,348	117%
Change in fair value of SAFE liabilities	—	(2,271)	2,271	-100%
Change in fair value of contingent consideration	—	380	(380)	*
Other, net	989	(21)	1,010	*

Total other income (loss), net	$3,491	$(758)	$4,249	*

Loss before income taxes	(31,795)	(53,766)	21,971	-41%
Income tax expense (benefit)	—	(2)	2	-100%

Net loss	$(31,795)	$(53,764)	$21,969	-41%

*	Not meaningful

Total revenue

Total revenue increased by $3.6 million, or 13%, to $32.5 million for the year ended December 31, 2025, compared to $28.8 million for the year ended December 31, 2024. The increase was primarily driven by an increase of $6.3 million in service revenue that was partially offset by a decrease of $2.7 million in product revenue.

The increase in service revenue was primarily driven by a $6.2 million increase related to services performed under the QGG contract with NASA and a $0.3 million increase related to the European Space Agency and National Security Strategic Fund projects. These increases were partially offset by a $0.2 million decrease in service revenue across other projects.

The decrease in product revenue was primarily driven by a decline in revenue related to projects that were completed in 2024 or early part of 2025, including a $6.8 million decrease associated with the expiration of contracts with the UK government and a $3.5 million decrease related to the final phase and completion of the Quantum Moonshot program with the Japan Science and Technology Association. Revenue was further offset by a $2.1 million decrease related to other contracts, including with NASA, the U.S. Department of Defense and the Naval Research Laboratory. These decreases were partially offset by new contracts entered into in late 2024 and early 2025, including $6.2 million related to the U.S. Department of Defense. In addition, product revenue from ongoing contracts increased by $1.0 million and $0.8 million related to the European Space Agency and Innovate UK projects in the UK, respectively, and by $1.8 million from contracts with the Australian government.

Total cost of revenue

Total cost of revenue increased by $0.9 million, or 4%, to $20.7 million for the year ended December 31, 2025, compared to $19.8 million for the year ended December 31, 2024. The increase was primarily driven by a $4.9 million increase in cost of services, reflecting a $2.1 million increase in subcontractor costs, a $1.8 million increase in labor costs and a $0.8 million increase in overhead allocations. These increases were partially offset by a $4.0 million decrease in cost of products, primarily due to a $4.4 million decrease in materials, partially offset by $0.4 million of consultant costs.

Research and development

Research and development expense increased by $1.8 million, or 8%, to $24.1 million for the year ended December 31, 2025, compared to $22.3 million for the year ended December 31, 2024. The increase was primarily driven by a $0.9 million increase in depreciation expense related to a quantum computer placed into service in October 2024, a $0.5 million increase in payroll and other compensation costs due to higher bonuses and a $0.3 million increase in lab materials and expenses.

Selling, general and administrative

Selling, general and administrative expense decreased by $1.9 million, or 7%, to $25.3 million for the year ended December 31, 2025, compared to $27.3 million for the year ended December 31, 2024, primarily driven by a $7.7 million reduction in payroll and other compensation costs attributable to workforce reductions implemented in 2024, $0.8 million decrease in share-based compensation expense as no options were granted for the second half of 2025, a $0.7 million decrease in marketing related expenses, as well as a $0.2 million decrease in travel related expenses. These decreases were partially offset by a $4.1 million expense related to changes in the fair value of a contingent obligation and a $3.7 million increase in accounting fees.

Impairment of assets and goodwill

Impairment of assets and goodwill totaled $13.5 million for the year ended December 31, 2024, consisting of $11.6 million of intangible asset impairments related to the Morton Acquisition and the SiNoptiq asset acquisition, a $1.5 million goodwill impairment related to the Morton Acquisition, and a $0.3 million impairment of an operating lease right-of-use asset. There were no impairment charges recorded during the year ended December 31, 2025.

Grant income

Grant income increased by $1.2 million, or 121%, to $2.3 million for the year ended December 31, 2025, compared to $1.1 million for the year ended December 31, 2024. The increase was primarily driven by grant funding received from U.S. and UK governmental agencies in early 2025, including $0.5 million related to grants in the UK and $0.3 million related to grants in the U.S. This increase was partially offset by a $0.3 million decrease across eight grants during 2025.

Other income (expense)

Interest income, net

Interest income increased by $1.3 million, or 117%, to $2.5 million for the year ended December 31, 2025, compared to $1.2 million for the year ended December 31, 2024. The increase was primarily driven by higher average invested balances in government money market funds and marketable securities, funded with proceeds from issuances of Series C redeemable preferred stock in December 2024 and the first half of 2025.

Change in fair value of SAFE liabilities

The change in fair value of SAFE liabilities totaled $2.3 million for the year ended December 31, 2024, related to SAFE notes issued between December 2023 and May 2024. No fair value adjustments were recorded during the year ended December 31, 2025, as the SAFE notes were converted into 22,869,771 shares (prior to the application of the Exchange Ratio) of Series C redeemable preferred stock in December 2024.

Other, net

Other income, net increased by $1.0 million for the year ended December 31, 2025, compared to a loss of $21.0 thousand for the year ended December 31, 2024, primarily due to income recognized from UK research and development tax credit refunds.

Liquidity and Capital Resources

We have incurred net losses and used cash in operating activities since inception. Historically, we have funded our operations primarily through the issuance of convertible redeemable preferred stock and have raised aggregate gross proceeds of approximately $285.4 million. For the year ended December 31, 2025, we incurred a net loss of $31.8 million, and as of December 31, 2025, we had an accumulated deficit of $231.1 million. We expect to continue to incur operating losses and higher operating expenses for the foreseeable future as we invest in the development and commercialization of our technologies.

Our cash and cash equivalents consist primarily of cash held in banks, checking deposits and money market funds. As of December 31, 2025, we had cash and cash equivalents, including restricted cash, of $11.9 million. At the Closing of the Business Combination, our cash position increased significantly as a result of proceeds received from the PIPE Financing of approximately $126.5 million and proceeds of approximately $424.8 million from funds held in CCX’s trust account, partially offset by approximately $35.8 million of transaction-related costs.

Based on our current operating plan, management believes that our cash and cash equivalents on hand as of December 31, 2025 and the proceeds received at the Closing of the Business Combination will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least 12 to 18 months from the date of this prospectus. This assessment is based on internal projections and assumptions and is subject to changes in market conditions, business execution and other factors.

Our future capital requirements will depend on a number of factors, including our ability to attract and retain customers and employees, the market acceptance of our products and services, the timing and scope of customer contracts, the development and launch of new or enhanced products, expansion of sales and marketing activities, and general economic conditions. Our primary short-term cash requirements include funding working capital needs and operating lease obligations. Working capital requirements may fluctuate significantly from period to period, particularly due to the timing of receipts and payments associated with long-term customer contracts. Our medium- to long-term cash requirements are expected to consist primarily of investments in facilities, equipment, personnel, research and development activities, and potential strategic acquisitions.

We may elect, or be required, to seek additional capital through public or private equity financings, debt financings or other sources. However, additional financing may not be available on acceptable terms, or at all.

Our product roadmap benefits significantly from external funding sources to advance the technological roadmap across quantum sensing and quantum computing as technological advances in these areas are funded as cost of sales of the respective programs rather than through internal research and development. In addition, we invest aggressively in research and development across quantum sensing and quantum computing, including capital expenditures, business development and engineering. In addition to the quantum computers in our technological roadmap, we also develop full-stack quantum computers and quantum computing test-beds to push the technological frontier of these programs, enabling advances in quantum computing architecture, integrated photonics and vacuum cell technologies, as well as improvements in gate fidelity and quantum error correction. We expect to continue to invest in research and development as a public company to fund these technological priorities and realize our goal of at-scale, fault-tolerant quantum computing.

In addition to our research and development efforts, we have historically invested in demonstration units that can be deployed in the field and showcased to customers in a variety of real-world, in-situ environments, such as Tiqker clocks for long-term testing and quantum radio frequency systems that can be used to demonstrate an array of use cases to a variety of potential end-customers. We have also historically pursued acquisitions to expand our capabilities, de-risk our technological roadmaps and readily scale resources. We expect that we will continue to make investments in strategic acquisition opportunities going forward.

Convertible Redeemable Preferred Stock

The following table sets out our convertible redeemable preferred stock issued and outstanding as of December 31, 2025 (in thousands, except share data), which is presented prior to the application of the Exchange Ratio:

	As of December 31, 2025
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference
Series Seed	24,871,033	24,871,033	$6,526	$6,750
Series Seed II	27,499,984	27,499,984	10,411	10,450
Series A	101,515,976	101,515,976	36,658	36,830
Series B	113,956,319	113,956,319	112,145	115,962
Series B-1	32,419,574	32,419,574	32,990	20,813
Series C	60,777,953	60,399,952	71,733	74,534
Series C-1	22,869,771	22,869,771	26,351	23,988

Total Convertible Preferred Stock	383,910,610	383,532,609	$296,814	$289,327

Series Seed, Series Seed II and Series A Convertible Redeemable Preferred Stock

The holders of our Series Seed, Series Seed II and Series A convertible redeemable preferred stock are entitled to receive non-cumulative cash dividends on a pari passu basis, in preference to holders of our common stock at a rate of 6% of the original issue price of the applicable series per year if and when declared by the Infleqtion Board. Each share of the Series Seed, Series Seed II and Series A convertible redeemable preferred stock is convertible into one share of our common stock (prior to the application of the Exchange Ratio), subject to adjustment for certain dilutive issuances, at the option of the holder at any time for no additional consideration and is mandatorily convertible upon the occurrence of certain events.

Series B, Series B-1, Series C and Series C-1 Preferred Stock

The holders of our Series B, Series B-1, Series C and Series C-1 convertible redeemable preferred stock are entitled to receive non-cumulative cash dividends in preference to holders of our Series Seed, Series Seed II and Series A convertible redeemable preferred stock and common stock at a rate of 6% of the original issue price of each series per year only if and when declared by the Infleqtion Board. Each share of the Series B, Series B-1, Series C and Series C-1 convertible redeemable preferred stock is convertible into one share of our common stock (prior to the application of the Exchange Ratio) at the option of the holder at any time for no additional consideration and is mandatorily convertible upon the occurrence of certain events.

Refer to Note 13 to our consolidated financial statements included elsewhere in this prospectus for additional information about our convertible redeemable preferred stock.

Cash Flows

The following table summarizes our cash flows and cash and cash equivalents, for the years ended December 31, 2025 and 2024 (in thousands):

	Years ended December 31,
	2025	2024
Net cash used in operating activities	$(24,145)	$(32,467)
Net cash provided by (used in) investing activities	(53,531)	4,106
Net cash provided by financing activities	40,752	48,390
Foreign currency translation	676	451
Net (decrease) increase in cash and cash equivalents and restricted cash	(36,248)	20,480
Cash and cash equivalents and restricted cash at beginning of period	48,142	27,662

Cash and cash equivalents and restricted cash at end of period	$11,894	$48,142

Cash used in operating activities

Net cash used in operating activities was $24.1 million for the year ended December 31, 2025, compared to $32.5 million for the year ended December 31, 2024, representing an $8.4 million decrease in cash used. This change was primarily attributable to a $22.0 million decrease in net loss, partially offset by a $12.3 million decrease in non-cash adjustments and $1.3 million increase in cash used by working capital changes.

Non-cash adjustments decreased by $12.3 million in 2025 compared to 2024, primarily due to $13.5 million of impairment charges recognized in 2024 related to the Morton Acquisition and the SiNoptiq asset acquisition, with no comparable impairment charges in 2025. Non-cash adjustments also decreased due to (i) a $2.3 million change in fair value of SAFE liabilities recorded in 2024 with no corresponding adjustment in 2025, (ii) a $0.7 million decrease in stock-based compensation, (iii) a $0.7 million non-cash transfer of property and equipment, and (iv) other non-cash adjustments of $0.6 million, primarily attributable to an unrealized foreign currency remeasurement (gain) loss and net amortization of premiums and accretion of discounts on available-for-sale securities, and interest accretion on deferred cash consideration. These decreases were partially offset by (i) a $4.0 million change in fair value of contingent obligation recognized in 2025 related to the Morton amendment, with no comparable charges in 2024 and increases in (ii) depreciation and amortization of $1.1 million and (iii) change in fair value of a contingent obligation of $4.0 million.

Net cash impact from changes in working capital increased by $1.3 million in 2025 compared to 2024. The change was primarily driven by decreases in (i) operating right-of-use liabilities of $3.6 million due to the normal course of business, (ii) accrued liabilities of $4.1 million primarily driven by payment of capitalized costs, (iii) accounts receivable of $3.4 million primarily related to the conclusion of contracts with the U.K. government, (iv) inventories of $1.1 million, and (v) other current assets of $0.8 million. This was offset by an increase in: (i) accounts payable of $4.8 million primarily driven by higher accrued audit, legal and other professional fees incurred in preparation of the Business Combination, higher operating expenditures associated with scaling the Company’s operations, and the timing of vendor payments at year-end, (ii) operating lease right-of-use assets of $3.2 million due to the normal course of business, (iii) contract liabilities of $2.6 million due to the timing of revenue recognition, customer billings, and advance payments associated with the increased revenue activity during the year, and (iv) unbilled receivables of $1.1 million.

Cash provided by (used in) investing activities

Net cash used in investing activities was $53.5 million for the year ended December 31, 2025, compared to net cash provided by investing activities of $4.1 million for the year ended December 31, 2024. The $57.6 million change was primarily driven by $56.8 million of available-for-sale securities purchases during 2025 and a $7.1 million decrease in available-for-sale securities redemptions, partially offset by (i) a $5.7 million decrease in net cash paid for acquisitions reflecting the absence of acquisition activity in 2025 and (ii) a $0.5 million decrease in purchases of property and equipment.

Cash provided by financing activities

Net cash provided by financing activities was $40.8 million for the year ended December 31, 2025, compared to $48.4 million for the year ended December 31, 2024, representing a $7.6 million decrease. The change was primarily driven by (i) $22.7 million of lower proceeds from the issuance of SAFE notes, net of issuance costs, (ii) higher cash outflows related to offering costs of $5.2 million and accrued issuance costs of $2.8 million, (iii) $1.0 million of deferred cash consideration, and (iv) $0.1 million of lower proceeds from stock option exercises. These decreases were partially offset by an increase of $24.1 million in proceeds from the issuance of Series C convertible redeemable preferred stock.

Contractual Obligations and Commitments

The commitment amounts presented below are associated with material contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts.

Operating lease obligations

We utilize non-cancellable operating leases for various real estate in Colorado, Wisconsin, the U.K. and Australia primarily used as office space, which expire at various dates through 2030 and some of which contain multi-year renewal options. As of December 31, 2025, our remaining contractual obligations for our operating lease obligations were approximately $5.2 million. See Note 17 to our consolidated financial statements included elsewhere in this prospectus regarding the timing of expected future payments and for additional information.

Contingent payments

In May 2025, the Company amended the equity purchase agreement related to the Morton Acquisition. The amendment added new milestones that, if achieved, requires the Company to make the remaining contingent cash payments of approximately $0.2 million and results in the vesting of the remaining 1,639,145 outstanding shares (prior to the application of the Exchange Ratio) of restricted common stock. Additional information regarding the original purchase agreement and related contingent consideration is provided in Note 3 to our consolidated financial statements included elsewhere in this prospectus.

The contingent obligation is classified as a liability and is remeasured at fair value each reporting period, with changes in fair value recognized in earnings. Refer to Note 1 to our consolidated financial statements included elsewhere in this prospectus for information regarding the valuation methodology and significant unobservable inputs used in measuring the contingent obligation. At the date of the amendment, the Company assessed the likelihood that the milestones related to the contingent payments would be met and recognized a contingent obligation measured at fair value, with a corresponding expense recorded in selling, general and administrative expenses in the consolidated statement of operations and comprehensive loss. Subsequent to the amendment, certain milestones were achieved, and the Company settled $2.3 million of the contingent obligation, consisting of $0.1 million in cash payments and the vesting of 948,979 shares (prior to the application of the Exchange Ratio) of restricted common stock with an estimated fair value of $2.2 million. During the year ended December 31, 2025, a total of $4.1 million of expense was recorded within selling, general and administrative expenses related to the remeasurement of the contingent obligation. The remaining balance of the contingent obligation included in accrued liabilities on the consolidated balance sheet was $1.8 million as of December 31, 2025.

The SiNoptiq asset acquisition provides for contingent payments for sales-and development-based milestones of up to $1.5 million in cash and 1,474,056 restricted shares (prior to the application of the Exchange Ratio) of Series B convertible redeemable preferred stock. The rights to these contingent payments expire on January 26, 2028. At the acquisition date, we assessed the likelihood of the contingencies to be met as not probable and do not expect this assessment to change.

See Note 12 to our consolidated financial statements included elsewhere in this prospectus for additional information on our contingent payments.

Deferred consideration payable

In addition to contingent consideration, as of December 31, 2025, we also owed deferred cash consideration of $0.5 million related to the SiNoptiq asset acquisition.

Refer to Note 12 to our consolidated financial statements included elsewhere in this prospectus for additional information on our contractual obligations and commitments.

Off-Balance Sheet Arrangements

We did not have any material off-balance sheet arrangements during the periods presented, and do not currently have any material off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

Our consolidated financial statements included in this prospectus have been prepared in accordance with GAAP. Preparation of the financial statements requires our management to make judgments, estimates and assumptions that impact the reported amounts of net sales and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when the estimate or assumption is complex in nature or requires a high degree of judgment and the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Management periodically reviews the Company’s estimates and adjusts those estimates when facts and circumstances dictate. To the extent that there are material differences between these estimates and actual results, its financial condition or results of operations will be affected.

While our significant accounting policies are described in Note 1 to our audited consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies are most important to understanding and evaluating our reported financial results.

Revenue Recognition

We recognize revenue primarily from governmental and commercial contracts, applying judgment in determining the timing and pattern of revenue recognition based on contract terms and performance obligations.

Governmental revenues, typically tied to research and product development contracts with single performance obligations, are recognized over time using cost input methods reflecting continuous transfer of control. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the products or services to be provided. We generally use the cost input measures of progress for our contracts because it best depicts the transfer of control to the customer which occurs as we incur costs on our contracts. Commercial revenues, mostly related to distinct product sales, are recognized at a point in time upon transfer of control, usually at shipment.

In accounting for contracts, we rely on estimates, including variable consideration and contract estimates, to project the outcome of future events that may span multiple years. These assumptions include but are not limited to: the time required to complete the contract; the assessment of the work we are contractually required to perform; the cost and availability of labor and materials; and the funding from the customer. For fixed-price contracts, we bear the risk of changes in estimates to complete which may cause various profit metrics to vary period-to-period.

Accounting for contracts recognized over multiple periods requires significant judgment, in particular, our estimates on the time to complete including the assessment of the nature and complexity of the work we will perform. Our estimates are based on the professional knowledge and experience of our engineers, program managers, management, and other relevant personnel who review our over-time contracts monthly to reassess the contract’s current estimated cost, technical matters, to-date performance, remaining performance, and remaining schedule through to completion.

Intangible Assets and Goodwill

Intangible assets acquired in a Business Combination that qualify for separate recognition are recognized as intangible assets at their fair value and amortized on a straight-line basis over their estimated useful lives. When facts and circumstances indicate that the carrying value of definite-lived intangible assets may not be recoverable, management assesses the recoverability of the carrying value by preparing estimates of sales volume and the resulting profit and cash flows expected to result from the use of the asset or asset group and its eventual disposition. If the fair value is less than the carrying amount, we recognize an impairment loss.

Goodwill is measured as the excess of the purchase price over the fair value of the assets acquired and liabilities assumed in a Business Combination. We test goodwill for impairment on an annual basis, which is determined to be the first day of the fourth quarter, and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In order to test for goodwill impairment, we may elect to perform a qualitative assessment of goodwill in order to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount which would require a quantitative test. If we perform a quantitative test, we compare the fair value of the reporting unit to carrying value, including goodwill. In estimating the fair value of our reporting unit, our approach may incorporate observable market data, including comparable company trading multiples, recent market transactions, cash flow projects, discount rates and other relevant valuation metrics. If the fair value of the reporting unit is lower than its carrying amount, an impairment of goodwill is recognized for the amount by which the carrying amount exceeds the fair value.

For the year ended December 31, 2025, there were no goodwill or intangible asset impairments recorded. For the year ended December 31, 2024, we have recorded goodwill impairment of $1.5 million and intangible asset impairments of $11.6 million.

Convertible Redeemable Preferred Stock

As all series of our preferred stock are contingently redeemable upon the occurrence of events not solely within our control, the preferred stock is presented as mezzanine equity, separate from the stockholders’ deficit section of the consolidated balance sheet. The preferred stock is initially recorded at the fair value determined on the issuance date. Adjustments to the fair value of the preferred stock to the current market value are not made each period. Rather, we assess whether the convertible preferred stock has become redeemable or the probability that the preferred stock will become redeemable in determining whether to record subsequent measurement adjustments.

The Company’s Series A, B, B-1, Seed II, Seed, C and C-1 Preferred Stock are not currently redeemable or probable of becoming redeemable in the future period. As of the closing of the Business Combination, all preferred stock was surrendered and exchanged for the right to receive CCX common stock, representing shares of Infleqtion, Inc. common stock following the Closing. Refer to Note 13 to our audited consolidated financial statements included elsewhere in this prospectus for additional information.

Stock-Based Compensation

All of our share-based payment awards are equity-classified and consist of stock options and RSAs. Share-based compensation cost is measured based on the fair value of the awards as determined on the grant date. We recognize stock-based compensation expense using the graded attribution method in which expense is recognized on a straight-line basis over the requisite service period for each separately vesting portion of the stock option or RSA as if the award was, in substance, multiple awards.

The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model, which requires extensive use of accounting judgment and financial estimates, including estimates of the fair value of the underlying common stock, the expected term participants will retain their vested stock options before exercising them, the estimated volatility of the common stock price over the expected term, the risk free rate, and expected dividend yield. The fair value of restricted stock awards is determined based on the estimated fair market value of our common stock on the grant date. Prior to the Closing, our shares were not publicly traded, the fair market value was established through an independent third-party valuation, which considered a number of factors, including recent equity transactions, financial performance, peer companies, and other relevant qualitative and quantitative inputs. We account for forfeitures as they occur.

Recently Issued or Adopted Accounting Standards

A description of recently issued and adopted accounting pronouncements are described in Note 1 to our audited consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

We had cash and cash equivalents of $11.9 million as of December 31, 2025. We hold our cash and cash equivalents for working capital purposes. Our cash and cash equivalents are held in cash deposits and money market funds. Our cash and cash equivalents are held in cash deposits and money market funds. Additionally, we had available-for-sale securities of $34.3 million as of December 31, 2025. Available-for-sale securities may consist of investment grade commercial paper, corporate bonds, federal agency bonds, government bonds, and other bonds issued in the U.S. (and denominated in the U.S. dollar) by foreign entities.

Due to the short-term nature of these instruments, we believe that we do not have any material exposure to changes in the fair value of cash and cash equivalents and available-for-sale securities due to changes in interest rates. Increasing interest rates, however, would reduce the value of our available-for-sale securities and declining interest rates would reduce our future interest income. The effect of a hypothetical 10% change in interest rates would not have a material impact on our financial statements.

Concentrations of Credit Risk

We deposit cash with financial institutions, and, at times, such balances may exceed federally insured limits. We believe the financial institutions that hold our cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to cash and cash equivalents.

Foreign currency risk

Our customers are primarily located in the United States, United Kingdom, and Japan; therefore, foreign exchange risk exposures arise from transactions denominated in currencies other than our functional and reporting currency (United States Dollars). To date, a portion of our sales and operating expenses have been denominated in Great Britain Pounds and Japanese Yen. As we expand our presence in international markets, our results of operations and cash flows may increasingly be subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not entered into any hedging arrangements to minimize the impact of these fluctuations in the exchange rates. We will periodically reassess our approach to manage our risk relating to fluctuations in currency rates.

We do not believe that foreign currency risk had a material effect on our business, financial condition, or results of operations during the periods presented.

OUR BUSINESS

Glossary

As used in this section, unless the context indicates or otherwise requires, the following terms have the following meanings:

“coherence” refers to the ability of a quantum system to maintain a well-defined phase relationship between different states in a superposition (when qubits are in multiple states at the same time).

“contextual machine learning” or “CML” refers to techniques that enable machine learning models to process large amounts of data simultaneously.

“entanglement” refers to a fundamental phenomenon where two or more quantum bits (qubits) become interconnected and instantly correlated with the state of each other, regardless of the distance between them. This unique linkage enables quantum systems to represent and manipulate complex correlations in data.

“fault-tolerant quantum computing” refers to quantum computing that operates reliably even in the presence of errors, provided the error rate is below a certain threshold.

“fidelity (two-qubit controlled-Z gate)” refers to the likelihood that a gate operation between two qubits is performed correctly without introducing errors.

“inertial sensing” refers to an approach to measuring acceleration and rotation, enabling navigation without external references.

“logical qubit” refers to a quantum state encoded across multiple physical qubits, allowing detection and correction of errors without destroying the stored quantum information.

“modality” refers to the specific physical approach for creating and controlling qubits in their quantum state.

“neutral atoms” refer to the modality that builds quantum systems by isolating, controlling and measuring atoms in a glass cell using lasers, enabling long coherence times, high gate fidelities and precision sensing.

“optical atomic clock” refers to a device that measures the vibrations of atoms using lasers, enabling an extremely precise and stable method of measuring time.

“physical qubit” refers to a single qubit (e.g., atom, ion, or photon) that encodes quantum information with delicate quantum properties; very noisy and error prone.

“qubits” refers to the basic unit of quantum information; unlike bits (0 or 1) used in classical computing, qubits can hold both values simultaneously.

“quantum advantage” refers to when a quantum device (e.g., computer, clock, RF receiver, inertial sensor) outperforms the best-in-class classical device at a task.

“quantum computing” refers to computations that run simultaneously from qubits’ superposed states, which are manipulated with wave interference.

“radio frequency receiver” means an electronic device that detects and processes RF signals, converting them into usable formats.

“superposition” refers to the potential for a qubit to be in a state of 0, 1, or both 0 and 1 at the same time. This enables quantum computers to perform multiple calculations simultaneously.

“vacuum and vapor cells” refer to the method to isolate atoms in a low-pressure, well-isolated glass cell to limit external interaction, thereby preserving coherence.

Overview

Our vision is to harness the power of quantum to expand human potential.

We are developing and commercializing quantum technology products as part of a full-stack platform, which currently includes offerings such as quantum sensing, quantum computing and software. Our quantum-enabled solutions are focused on addressing the world’s most pressing challenges, with technologies actively deployed across a number of sectors today, including defense and security, artificial intelligence (“AI”), energy optimization, space and frontier, materials discovery and cybersecurity. Our approach is grounded in an integrated quantum technology platform, from foundational technology to advanced hardware and propriety software, all built on neutral atoms, nature’s ideal qubits, which enable an adaptable, scalable and high-fidelity path to quantum advantage across multiple applications.

Today, our high-performance quantum clocks and quantum RF sensors are already delivering quantum advantage, such as sensing the world with superior precision relative to classical state-of-the-art systems, and unlocking new classes of national security and commercial applications. We are also pioneering the development of next-generation quantum inertial and gravimetric sensors for GPS-denied environments, including in space and underwater. Our sensing and timing products are designed to function outside laboratory settings and are targeted for real-world deployment. These products are complemented by our flagship quantum computing system, Sqale, a room-temperature quantum computer with demonstrated high fidelity (99.73% controlled-Z (“CZ”) gate) and the industry’s largest neutral atom array outside of a research institution. As of December 31, 2025, the Company has achieved 12 logical qubits. Our quantum sensors and computers are supported by our proprietary software, Superstaq, which serves as a control panel for future hybrid quantum-classical workflows. In addition, we have developed CML software, based on quantum physics principles, that significantly amplifies AI performance today on classical graphics processing units (“GPUs”).

We work with a diverse set of customers and strategic partners globally, serving organizations in national security, critical national infrastructure, scientific discovery and advanced computing sectors. Our partners and customers include the U.S. Department of Defense, DARPA, NASA, SAIC, Lockheed Martin, NVIDIA and the United Kingdom (“UK”) National Quantum Computing Centre. We generate revenue today through multiple channels and are scaling a global pipeline of strategic engagements.

The Quantum Opportunity

At the most fundamental level, the universe is governed by quantum mechanics. Quantum technologies harness these quantum principles of superposition and entanglement to enable new capabilities that surpass the limitations of classical technologies. This includes dramatically more precise measurement of time, gravity, acceleration and RF fields, as well as a new class of computation that promises exponential speedup for problems intractable for today’s most advanced supercomputers.

Quantum bits, or qubits, are the fundamental units of information in a quantum computer. Unlike classical bits, which represent either 0 or 1, qubits can exist in superpositions of both states, enabling parallel computation. In addition, qubits can be entangled, enabling correlations that classical systems cannot replicate. These qubits form the basis for powerful quantum algorithms. Our quantum computing system, Sqale, uses neutral atoms — uncharged atoms held in place by optical fields — trapped in our quantum core as qubits. Atoms are identical by nature and highly stable, and can be precisely manipulated with lasers, offering a scalable and high-fidelity architecture for quantum computing. Our approach combines the benefits of naturally uniform qubits with the flexibility to arrange large arrays of atoms, creating a clear pathway to practical, room-temperature, quantum advantage. The same neutral atom technology, with atoms loaded into our quantum core, also underpins our sensing products.

Practical quantum computing requires fault tolerance, which is the ability to detect and correct errors so that computations can scale reliably. Gate fidelity (the accuracy with which qubits are manipulated) is a key factor in the progress towards fault tolerance. We have demonstrated 99.73% fidelity on our CZ gate, a benchmark two-qubit operation. We believe this result is the highest achieved by any commercial neutral atom company, positioning us at the forefront of the effort to build scalable, fault-tolerant quantum computers.

Historically, the development of quantum systems has been constrained by significant engineering challenges. Many early quantum platforms required extreme cryogenic cooling, suffered from short coherence times and lacked scalability, making them impractical for real-world deployment. Recent advances have shifted this paradigm. Neutral atom systems, such as those we are pioneering, offer a scalable and robust platform for quantum computing and sensing. These systems operate at room temperature, leverage long-lived atomic states and enable highly reconfigurable architectures with full qubit connectivity.

We are at the forefront of translating quantum science into practical commercial products. Our neutral atom platform underpins a suite of quantum products from field-deployable optical atomic clocks and sensors to quantum computing platforms. These systems are already being used to synchronize timing across networks, enhance AI workflows, and deliver highly tunable covert RF receiver systems.

We believe the quantum sector is entering a pivotal period of accelerated development, analogous to the inflection point seen in the early days of the semiconductor industry. We are among a select group of companies with both operational quantum products and a credible roadmap to scalable, fault-tolerant quantum computing. We are targeting a near-term milestone of 100 logical qubits, widely recognized as a threshold for achieving quantum advantage in commercially valuable applications. We have demonstrated 12 logical qubits and are aiming to reach 30 logical qubits in 2026. As this transformation unfolds, we believe we are well-positioned to lead in shaping the quantum economy.

Our Founders and Management Team

We were founded by Dr. Dana Anderson, a pioneer in cold atom physics and a professor at the University of Colorado, whose work has earned multiple honors including the CO-LABS Award for Innovation, the 2021 Willis E Lamb award for Laser Science and Quantum Optics, and election to the National Academy of Engineering in 2026. Our Chief Executive Officer, Matthew Kinsella, brings nearly two decades of investment experience across public equities and venture capital, including being our first institutional investor. Pranav Gokhale, our Chief Technology Officer, is a nationally recognized expert in quantum software and hardware integration, and previous CEO and co-founder of Super.tech (a University of Chicago spin-out developing software platforms for quantum computing compilation, optimization and benchmarking that we acquired in 2022). Ilan Hart, our Chief Financial Officer, has nearly 30 years of financial and commercial leadership across advanced technology sectors, including more than two decades at Intel, and most recently as Chief Financial Officer for Zoox, Amazon’s autonomous vehicle company.

Our leadership team combines commercial discipline, scientific excellence and execution experience across multiple domains, backed by a team of over 160 physicists and engineers within a growing global quantum workforce.

Our Business Strategy and Differentiators

Our strategy is to lead the global transition of quantum technologies from the research lab to scalable, real-world deployment. Our focus is on enabling operational impact across a broad range of high-value use cases in defense, national security, commercial and industrial markets. This transition is powered by a combination of deep technical differentiation, field-ready product design and a flexible go-to-market model.

Our approach is defined by the following core differentiators:

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Neutral Atom Architecture. We are a pioneer in neutral atom quantum technology, the most flexible and scalable quantum modality. Our underlying quantum core systems operate at room temperature, support long coherence times and feature dynamic, all-to-all qubit connectivity. This architecture enables scalable quantum computing, while also unlocking high value products in precision timing and quantum sensing.

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Vertically Integrated, Full-Stack Platform. We design, develop and integrate all critical system components from vacuum systems to control electronics to application-level software. This vertical integration accelerates innovation, ensures system performance and improves manufacturability and financial performance.

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Product-Centric Execution. We have demonstrated success in delivering high technology readiness level quantum products. Our strategy emphasizes commercialization of neutral atom platforms with a clear path to scalable deployment of miniaturized products, supported by system architectures optimized for manufacturability, reliability, and operational relevance.

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Hybrid Revenue and Go-to-Market Model. We generate revenue through product sales, quantum computing as a service, government-funded R&D contracts and software licensing. Our go-to-market strategy combines direct sales to enterprise and government customers with indirect channels through strategic partners, allowing us to scale efficiently across sectors.

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Strategic Partner Ecosystem. We collaborate with leading defense primes contractors (large companies that act as the lead contractor on major government defense programs), national laboratories and industrial partners to co-develop solutions and accelerate adoption of our proprietary products. These partnerships amplify our reach into large-scale programs of record, reinforce technical validation and create embedded demand for our platforms.

We believe that achieving more than 100 logical qubits is required to achieve commercially viable quantum computing. Our strategy is defined by a dual-track approach: advancing toward 100+ logical qubit systems, while simultaneously commercializing quantum sensors that already deliver advantage. This progress is enabled by our scalable, flexible, room temperature neutral atom architecture as well as our vertically integrated, full-stack platform that accelerates innovation and manufacturability. Our demonstrated product execution, diversified revenue model and strategic partnerships further differentiate us and position us ahead of peers focused solely on computing.

Industry Background

In the last 50 years, quantum computing has progressed from foundational scientific theory to an emerging global industry backed by substantial public and private investment. Governments, multinational corporations and venture investors are actively funding development across multiple quantum hardware modalities, including neutral atoms, superconducting circuits, trapped ions and photonics, each with distinct tradeoffs in fidelity, scalability and system complexity.

Among these approaches, neutral atom platforms have gained momentum due to their inherent scalability, room-temperature operation and reconfigurable architecture. These features enable efficient system growth, long-range qubit connectivity and compact system design. As the quantum computing field transitions from the Noisy Intermediate-Scale Quantum era to the fault-tolerant era — where large-scale, error-corrected computations become viable — neutral atom systems are demonstrating rapid progress. Recent breakthroughs in logical qubit implementation position the modality as a strong candidate for scalable quantum computing. We have demonstrated a system with 12 logical qubits in 2025, and are aiming to exceed 100 logical qubits by 2028.

In parallel, we have moved certain of our quantum sensing products into commercial deployment, specifically in the domain of precision timekeeping. Importantly, our development of quantum sensors is also based on the same fundamental technology of neutral atoms. Neutral atom-based quantum sensors have begun to outperform both classical alternatives and other quantum modalities in key metrics of sensitivity, stability and environmental robustness. These systems are now being integrated into real-world applications, including defense, aerospace and critical infrastructure monitoring, establishing quantum sensing as a near-term driver of the broader quantum economy.

Business Model

Our business model is built around the development, commercialization and delivery of quantum technologies as part of an integrated full-stack platform, which currently includes offerings such as quantum sensing, quantum computing and quantum software. Revenue is generated through a combination of direct product sales, quantum computing as a service via cloud-based access, software licensing and government and commercial contracts. This diversified model supports both near-term commercial traction and long-term strategic growth aligned with the maturation of scalable quantum systems.

We deliver compact quantum sensing products that offer high-precision measurement capabilities in operational environments where classical systems are limited. These offerings include the Tiqker optical atomic clock, the Sqywire quantum RF sensor and the Exaqt suite of quantum inertial and gravitational sensors. These systems are designed for applications such as precision timing, RF signal detection and navigation in GPS-denied or contested environments. Products are sold directly to end customers, including government agencies, and through strategic partners who integrate our technologies into larger mission-critical systems. Sales are typically structured as per-unit purchases or bundled as part of broader system-level procurements.

Our quantum computing solutions are centered on the Sqale system, which can be developed on-premises or as a managed service via cloud-based access. In both delivery models, users interact with the hardware through Superstaq, our proprietary compiler and middleware stack. Superstaq enables hardware-aware optimization, supports hybrid quantum-classical workflows and integrates into enterprise and high-performance computing environments via application programming interfaces. This flexible deployment model allows customers to choose between capital acquisition and service-based engagement depending on mission needs and infrastructure readiness.

In addition to offering flexible access models, the Sqale system’s key attributes include large qubit arrays, high gate fidelities, dynamic qubit reconfiguration and all-to-all connectivity:

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Large qubit arrays refer to the number of physical quantum bits (“qubits”) that can be operated within a single system. A larger number of qubits allows users to implement more complex quantum circuits to address more challenging computational problems.

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High gate fidelities describe the accuracy with which quantum logic operations are performed on qubits. Higher fidelities enable calculations to be performed with less error accumulation, enabling the quantum computer to produce a meaningful result.

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Dynamic qubit reconfiguration refers to the ability to adjust the physical location of qubits during program execution. This flexibility can allow users to improve program runtime by ensuring that each qubit is located in the vicinity of the other qubits it frequently interacts with.

•	All-to-all connectivity is the ability for any pair of qubits to interact, including pairs that are far apart.

This connectivity obviates additional operations that would otherwise be necessary to transfer information between qubit pairs, thus reducing the overall runtime and error accumulation in a program.

We consider these to be key attributes of the Sqale system as they together describe the characteristics that affect the types of algorithms a system can run, and the reliability and flexibility with which those algorithms can be executed, which influence the scalability, reliability and usability of a quantum computing system.

Our quantum software product portfolio includes Superstaq and CML. Superstaq is offered under a software license to customers seeking advanced quantum circuit optimization across multiple hardware backends, including third-party systems. CML is a quantum-inspired classical AI tool designed to enhance performance in hybrid computing environments, especially for large-context, high-throughput workloads. CML delivers performance advantages on today’s GPU-based systems, in addition to future large-scale quantum computers. Both products are available via subscription, with optional customization and integration services.

Our quantum computing as a service offering provides customers with flexible cloud-based access to our Sqale neutral-atom quantum computers and is designed to support algorithm development, application testing, benchmarking and participation in government-sponsored research programs. Quantum computing as a service provides customers with metered utilization of the Sqale quantum computing hardware over the cloud, including access to Superstaq, which provides efficient utilization of the underlying quantum hardware. The metered utilization is sold in units of “shots,” which correspond to repetitions on the Sqale quantum computing hardware where each repetition takes a certain amount of time. This service remains at a very early stage of commercialization, and our service revenue is currently derived primarily from governmental contract revenue for research-related projects, commercial service revenue and revenue from our subscription services related to software licenses.

In addition, we pursue government-funded contracts that advance specific technical milestones across sensing, software and computing platforms. These programs, often milestone-based or fixed-price, reduce capital requirements in early-stage development and provide operational validation of our technology. These programs also support efforts such as sensor miniaturization, data fusion and error correction — all mapping directly onto our commercial product roadmap.

Overall, our business model is structured to balance short-term cash generation with long-term platform scalability. In addition to profits, revenue from sensing products and R&D contracts provides immediate market validation, while quantum computing systems and software offerings are positioned to scale with customer readiness and adoption of quantum infrastructure. This hybrid model enables us to serve a diverse customer base, including government agencies, defense prime contractors, and scientific research institutions, while participating in the development of global quantum supply chains.

Potential Market Opportunity and Long-Term Growth Strategy

We operate at the intersection of rapidly expanding quantum technology segments: quantum sensing, quantum computing and quantum software. We expect several of these markets to grow substantially in the coming years, driven by rising demand across national security and commercial applications. According to third-party industry forecasts, the global quantum sensing market (including timing) is projected to reach approximately $30 billion by 2040, with primary use cases in precision timing, navigation, gravity measurement and RF field detection. The global quantum computing market is expected to reach approximately $130 billion by 2040, as adoption expands across materials science, energy systems, financial services, artificial intelligence, cybersecurity, logistics optimization and pharmaceuticals.

Our near-term commercial strategy is focused on delivering and scaling sensing solutions in operational environments where quantum precision offers substantial performance advantages. These include compact optical atomic clocks for resilient timing, quantum RF sensors for contested electromagnetic environments and gravimeters for GPS-denied navigation and geophysical monitoring. In addition, we are uniquely positioned to serve the growing market for space-based quantum technologies because our atom neutral platform has already been demonstrated in orbit, and we continue to progress the ruggedization and space enablement of our technologies.

At the same time, we are expanding access to our quantum computing platform, Sqale, via on-premise system sales and developer tools that enable hybrid algorithm development. We are developing Sqale to be able to efficiently perform various quantum simulations and solve complex optimization problems that would take classical computers an impractically long time to compute.

Our growth initiatives include scaling sensor manufacturing, expanding usage of our computing platform through customer and partner engagements, and broadening distribution of our software offerings, Superstaq and CML, within enterprise and national security domains.

Government agencies and public-sector programs are the largest buyers of quantum sensing and quantum computing technology worldwide today, with national security-related initiatives representing a significant component of the addressable market. Sales of our quantum products into this market, through direct sales and our strategic partners, accelerates the pathway to reducing size, weight, power and cost (“SWaP-C”) — ultimately opening high-value, high-volume, enterprise and industrial markets.

Longer term, we aim to advance the fidelity and scale of our quantum computing systems to enable fault- tolerant applications at the 100+ logical qubit level, while maintaining a diversified portfolio of sensing, computing and software products. We have deep strategic partnerships with government agencies and defense primes contractors through co-development programs, procurement contracts, and licensing agreements. This multi-channel approach positions us to accelerate go-to-market efforts across all phases of quantum adoption, from today’s deployable systems to tomorrow’s large-scale fault tolerant systems.

Our Technology Approach

We operate a vertically integrated, full-stack proprietary quantum platform, spanning neutral atom hardware (quantum cores), control systems, photonics, middleware and application-layer software. All of our products leverage neutral atom architecture, in which individual cesium or rubidium atoms are trapped and manipulated using laser systems. We have been selling neutral atom systems since 2008. In our computing and inertial systems, the atoms are also cooled using lasers. These atoms serve either as qubits for quantum computing or as sensing elements for time, inertial or RF measurements. Neutral atoms offer several intrinsic advantages including room-temperature operation, long coherence times, all-to-all connectivity and reconfigurability, making them ideally suited for both scalable quantum computing and field-deployable sensing.

There is significant leverage and overlap across our quantum sensing and quantum computing portfolio. In particular, our Sqale quantum computer requires three key properties of quantum mechanics: superposition, entanglement and atom cooling. Our portfolio of sensing products advances our ability to control these three quantum properties. Our Tiqker optical atomic clock requires preparation of atoms in specific discrete states: the fine control of these states is also the building block that enables superposition. Our Sqywire quantum RF receiver requires excitation of atoms to Rydberg states: these same excited states are used in our quantum computer to achieve entanglement. Finally, our Exaqt inertial sensor performs ultra-cooling of atoms: these cooling techniques also inform similar approaches on our quantum computer.

We develop hardware and software in-house, including ultra-high vacuum and vapor cells, control electronics, optical assemblies, calibration systems and firmware. This deep integration allows us to maintain precise control over system performance, accelerate iteration cycles and repurpose core technology across sensing, timing, and computing platforms. The commonality across subsystems also enhances manufacturability and scalability. In the future, we may determine to partner with third parties or otherwise outsource certain aspects of our manufacturing to third parties as we scale our commercial business.

Our flagship quantum computing system, Sqale, is a neutral atom computer designed for integration with classical computing environments and accessible via the cloud. As of December 2025, Sqale supported arrays of up to 1,600 trapped atoms, has demonstrated 12 logical qubits, and achieved a 99.73% two-qubit CZ gate fidelity. The system enables all-to-all connectivity and supports reconfigurable geometries, offering significant algorithmic flexibility. End-users interact with Sqale through Superstaq, our proprietary middleware platform that compiles, optimizes, and executes quantum programs based on hardware-specific topology and noise characteristics.

Our quantum computing roadmap targets achieving 100 logical qubits by 2028. We also target demonstrating MegaQuOp scale in 2028, measuring one million sequential logical operations in a system.

In quantum sensing, we are developing a growing portfolio of rugged systems engineered for operational deployment. This portfolio includes:

•	Tiqker: A compact optical atomic clock delivering picosecond-level precision timing and short-term stability that were previously only available with laboratory-scale hydrogen masers.

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SqyWire: A rugged RF quantum sensor for detecting and localizing electromagnetic signals in contested environments. These small, covert, sensors are highly sensitive and tunable across the RF spectrum (from kHz to high GHz), enabling a broad range of applications in secure communications, electronic warfare and signals intelligence.

•	Exaqt: A family of inertial and gravitational sensors with applications in GPS-denied navigation, subsurface monitoring and geophysical surveying.

We have made our sensors rugged and deployable through vertical integration and focused engineering effort to reduce size, weight and power (“SWaP”), tightly control performance, improve reliability, and harden systems for demanding environments. These technologies have been validated in road, sea, flight, and space environment — demonstrating resilience to vibration, motion, and interference, proving their readiness for field deployment.

Our sensing roadmap is focused on improving sensitivity and stability, reducing SWaP, and achieving broader integration across defense and critical infrastructure applications.

Our software offerings extend the reach and utility of our hardware platforms. In addition to Superstaq, which also supports non-Infleqtion backends, we have developed CML, a proprietary software tool that enhances the performance of AI workloads by improving inference behavior for long context window datasets and is compatible with both classical GPU and quantum computing environments. Benchmarking has demonstrated that CML achieves >10x memory savings versus Transformer technology, by using quantum data carriers rather than classical bits as underlying memory.

Taken together, our technology approach emphasizes modularity, interoperability, and end-to-end control. Its systems are designed to meet today’s deployment requirements while providing a scalable path to next- generation, fault-tolerant quantum infrastructure.

Customers and Strategic Relationships

We serve a global and growing customer base that spans government, national security, research, and commercial sectors. Our systems and technologies are deployed across multiple high-value domains, including:

•

National Security and Defense: We have delivered quantum sensing systems and R&D programs to U.S. government agencies including the U.S. Department of Defense, Department of Energy, NASA, DARPA, the U.S. Air Force, U.S. Navy, U.S. Space Force and the U.S. Army. These engagements cover precision timing, contested RF environments, inertial sensing and CML. Notable examples include an approximately $11 million APFIT (Accelerate the Procurement and Fielding of Innovative Technologies) award to deploy rack-mounted Tiqker optimal atomic clocks for mission-critical use cases, and a $20.0 million contract for the initial phase of NASA’s Quantum Gravity Gradiometer Pathfinder program, in which we are the prime sensor developer and integrator for this groundbreaking space-based gravity sensor. We also maintain similar relationships with defense entities in the UK and Australia.

•

Quantum Research Infrastructure: In the UK, we delivered our Sqale neutral atom quantum computer as part of the National Quantum Computing Centre testbed program. This system is currently the largest quantum computer in the UK and supports the UK government’s strategic goal of reaching a 100-qubit platform in 2025.

•

International Research Institutions: We are the only foreign quantum computing partner selected by Japan’s Science and Technology Agency to participate in the Quantum Moonshot program. A quantum processor designed to process 529 physical qubits was delivered to the Institute for Molecular Sciences, further solidifying our global position in neutral atom computing.

Our growth is supported by a network of high-impact strategic relationships, including:

•

Commercial Relationships: We maintain collaborative development and go-to-market relationships with defense prime contractors including SAIC, L3Harris, Safran and QinetiQ. These relationships extend our reach into defense supply chains and support co-development of mission-oriented systems.

•

Advanced Computing Collaborations: We have partnered with NVIDIA in the context of hybrid quantum-classical computing, CML and quantum error correction algorithms. We have also collaborated with the J.P. Morgan Chase Global Technology Applied Research Team on quantum algorithm efforts.

•	Distribution Partners: We maintain various distribution agreements to expand access quantum instrumentation in the United States, UK, Europe, Japan and Australia.

•

Public Sector and Grant Programs: Our DOE-backed programs include funding for Superstaq platform development and broader software optimization efforts. These initiatives highlight the U.S. Department of Energy’s support for our software strategy and hybrid compute vision.

These customer and partner relationships are not only sources of revenue and validation, but also accelerate product development, provide sustained market access, and support rapid scaling of both sensing and computing platforms.

Sales & Marketing

Our go-to-market strategy focuses on engagement with high-value government, national security and commercial customers, both directly and through strategic integrator partnerships. This approach has enabled early adoption of our quantum sensing and computing technologies in mission-critical domains and establishes a foundation for long-term procurement, scaling and embedded system deployment.

Sales efforts are concentrated on customers in the United States, UK, Australia and other allied nations. We maintain deep relationships with defense agencies, research institutions and academic partners through funded R&D programs, technology demonstrations and prototype deployments. These engagements create pathways for commercial transition of core platforms such as Tiqker and Sqale, anchoring them within structured procurement cycles and national security modernization efforts.

We also engage in targeted strategic partnerships with major defense contractors. For example, we and L3Harris announced a joint effort in December 2023 to transition the SqyWire quantum RF sensor from lab prototype to operational deployment under a classified U.S. Department of Defense program. This system was successfully demonstrated at the U.S. Army’s C5ISR NetModX23 event, supporting our maturation for use in contested RF environments.

To expand reach into research and academic markets, we leverage distribution partners. We have signed multiple distribution agreements with multiple distributors to distribute our Quantum Cores product line throughout the United States, UK, Europe, Australia and Japan providing high-precision components to a growing base of quantum researchers.

We support awareness and market visibility through active participation in quantum and defense industry conferences, technical webinars, field trials, and focused press campaigns. Our leadership has outlined our technology roadmap and global expansion plans via public forums, emphasizing scalability, performance validation and commercial readiness.

To support growth in sales and delivery capacity, we have invested in senior leadership, regional go-to-market talent, and vertically integrated manufacturing. In the future, we may determine to partner with third-parties or otherwise outsource certain aspects of our manufacturing to third-parties as we scale our commercial business.

Government Regulation

We are subject to U.S. and international regulations on export controls, dual-use technologies and sensitive research. We maintain robust compliance practices for handling classified projects and protected data. Our quantum sensing products may be subject to International Traffic in Arms Regulations or Export Administration Regulations restrictions depending on application.

Data Protection

In the ordinary course of our business, we process personal and sensitive data. Accordingly, we are, and may in the future become, subject to numerous data privacy and security obligations, including federal, state, local and foreign laws, regulations, guidance and industry standards related to data privacy, security and protection. Such obligations may include, without limitation, the Federal Trade Commission Act, the European Union’s General Data Protection Regulation 2016/679 (“EU GDPR”), the EU GDPR as it forms part of UK law by virtue of section 3 of the European Union (“Withdrawal”) Act 2018 (“UK GDPR”), and Australia’s Privacy Act. Several states within the United States have enacted or proposed data privacy laws. Additionally, we are, or may become, subject to various U.S. federal and state consumer protection laws which require us to publish statements that accurately and fairly describe how we handle personal data and choices individuals may have about the way we handle their personal data.

We expect that there will continue to be new or changing laws, regulations and industry standards concerning privacy, data protection and information security proposed and enacted in the jurisdictions in which we operate. Such new or revised laws could impact our current and planned practices or business activities; they may also impact the computing services and software industry platforms and data providers we utilize, and thereby indirectly impact our business. Laws affording individuals expanded privacy protections and control over their personal data may require us to modify our data processing practices and policies, and to incur substantial costs and expenses in an effort to comply.

See the section titled “Risk Factors — Risks Related to Compliance with Law, Government Regulation and Litigation — We and the third parties with whom we work are subject to stringent and evolving U.S. and foreign laws, regulations and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our (or the third parties with whom we work) actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences,” for additional information about the data protection laws and regulations to which we are and may become subject and about the risks to our business associated with such laws and regulations.

Food and Drug Administration

We are subject to registration and reporting requirements with the U.S. Food and Drug Administration for Tiqker, as an electronic product, prior to commercialization.

Environmental Regulations

We are subject to numerous federal, state, provincial, local and international environmental laws and regulations, including requirements regarding the protection of the environment and human health. There are significant capital, operating and other costs associated with compliance with environmental laws and regulations related to solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. In addition, various authorities also regulate health, safety and permitting. Laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to make material changes to our operations, resulting in significant increases in the cost of production.

Competition

We are uniquely positioned as the only company developing and commercializing quantum solutions across the sensing, computing and software markets.

Quantum Sensing

Our quantum sensing portfolio, including Tiqker (optical atomic clocks), Sqywire (RF sensing) and Exaqt (inertial/gravitational sensing), competes with both traditional sensing equipment manufacturers and quantum sensor startups. In the RF sensing space, we compete with a broad range of classical antenna and receiver systems. However, these conventional technologies are vulnerable to jamming or spoofing, limited by antenna size, and often struggle in non-line-of-sight or denied environments. In the timing market, Infleqtion competes with incumbent suppliers of atomic clocks and time synchronization solutions. These include Microchip Technology, SiTime, Safran Electronics & Defense and Oscilloquartz, which offer atomic clocks, rubidium standards and GPS-disciplined oscillators. These traditional solutions are widely deployed in telecommunications, defense and aerospace platforms, and are considered the industry baseline for SWaP constrained environments. However, optical atomic clocks offer 100 to 1,000 times greater timing performance than conventional atomic clock technologies. Tiqker competes in this market by offering a room-temperature architecture that achieves short-term frequency stability approaching that of hydrogen masers, but in a compact, ruggedized package. Unlike legacy atomic clocks, which are optimized for hold-over but have significant limitations in phase noise and drift, Tiqker is designed for environments where GPS signals are unavailable or compromised, offering enhanced performance in contested and navigation-denied scenarios. This positions us as a next-generation alternative for timing-critical missions in aerospace, defense and space applications.

Quantum Computing

Compared to competing qubit modalities, our neutral atom architecture offers advantages in qubit layout flexibility, connectivity and scalability without requiring cryogenics. Key competitors include IonQ (trapped ion), IBM and Rigetti (superconducting circuits) and PsiQuantum (photonic qubits). As of March 2026, we are one of the few companies to have demonstrated control of multiple logical qubits, and furthermore, the execution of a prototype application (in materials science) with logical qubits.

Compared to trapped ion and superconducting approaches, our room-temperature neutral atom architecture offers advantages in qubit layout flexibility, connectivity, and scalability without requiring cryogenics. Photonic systems, while promising for networking, currently face challenges in demonstrating high-fidelity two-qubit gates. Our ability to configure qubit geometries dynamically via optical tweezers enables re-programmability and algorithm-specific performance optimization.

Software

We also compete in the quantum software and middleware layer, particularly through our Superstaq platform. Superstaq differentiates through tight integration with our hardware and demonstrated cross-platform compatibility with multiple quantum backends, supporting both hybrid workflows and hardware-aware compilation.

Intellectual Property

Our IP strategy emphasizes protecting core inventions while enabling strategic collaboration. We rely on a combination of the intellectual property protections afforded by patent, copyright and trademark laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. We also maintain trade secrets and proprietary designs across hardware and firmware layers. We pursue patent protection only when it is consistent with our overall strategy for safeguarding intellectual property.

In addition, we seek to protect our intellectual property rights through non-disclosure and invention assignment agreements with our employees and consultants and through non-disclosure agreements with business partners and other third parties. We have accumulated a broad patent portfolio, both owned and exclusively licensed, across a range of technological fronts that relate to our systems and will continue to protect our inventions in the United States and other countries. Our patent portfolio is deepest in the area of neutral atom systems, quantum cores and sensing techniques. Our trade secrets are primarily related to our sensing and quantum computing efforts.

As of December 31, 2025, we held 125 issued patents and 108 pending applications. Our issued patents expire between 2028 and 2044.

We pursue international registration of our domain names and trademarks. We are the registered holder of a variety of domain name registrations, including “infleqtion.com.” As of December 31, 2025, we had 10 registered U.S. trademarks, 19 foreign registered trademarks, and four pending U.S. trademark applications. Our trademark registrations include “Infleqtion” and “ColdQuanta.”

Non-Exclusive License Agreement with the University of Colorado

In February 2012, we entered into a non-exclusive license agreement with the Regents of the University of Colorado (the “Non-Exclusive CU License Agreement”), as amended. Under the Non-Exclusive CU License Agreement, we are granted a non-exclusive, worldwide license, in all fields to (a) make, use, sell, offer for sale, lease and import products and processes that would infringe certain licensed patents co-owned with, or solely owned by, SRI International, Inc. listed in the Non-Exclusive CU License Agreement, and (b) use CU’s know how related to such patents. The license grant in the preceding sentence is exclusive as to CU’s interests in the patents listed in the Non-Exclusive CU License Agreement. The Non-Exclusive CU License Agreement is predicated on an inter-institutional agreement, pursuant to which the CU obtained the right to grant us the licenses under the Non-Exclusive CU License Agreement from SRI International, Inc.

The Non-Exclusive CU License Agreement provides us rights to the listed patent portfolio subject to (a) reserved rights for CU to for its own research and education (b) SRI International’s rights to the patents, and (c) U.S. Government rights under the Bayh-Dole Act and other regulations. The Non-Exclusive CU License Agreement remains in force until the expiration of the last to expire patent.

We are obligated to use commercially reasonable efforts to bring products that utilize the patents to market, including maintaining a diligent development and marketing program throughout the life of the agreement. We must also submit quarterly royalty reports, maintain accurate books and records for at least three years, permit audits, mark products with appropriate patent notices, comply with applicable export and other laws and regulations, indemnify CU and SRI International, and maintain general liability/product liability insurance on commercially reasonable terms. We are also responsible for reimbursing all patent costs, and all future patent costs billed by CU.

We may terminate the Non-Exclusive CU License Agreement at any time upon 60 days’ written notice if we pay amounts due, submit a final report, return confidential materials, and suspend use and sales (subject to a

90-day sell-off for inventory while continuing reporting and payments). CU may terminate for our breach of the Non-Exclusive CU License Agreement if we do not cure such breach within ninety (90) days’ notice from CU (or thirty (30) days in the case of delinquent payment) or if we enter bankruptcy proceedings.

In consideration for the rights granted under the Non-Exclusive CU License Agreement, we will pay a royalty on net sales in the low single digits, with royalties on sales to the government fluctuating by a single digit percentage, depending on volume, and a sublicense revenue percentage share in the low double digits for sublicenses.

Exclusive License Agreement with the University of Colorado

In June 2021, we entered into an exclusive license agreement with the Regents of the University of Colorado (the “Exclusive CU License Agreement”). Under the Exclusive CU License Agreement, we are granted (a) an exclusive (subject to standard carve-outs), worldwide, sub-licensable license, in all fields, to (a) make, have made, use, sell, offer for sale, render, and practice products, services, and processes that would infringe the licensed patents listed in the Exclusive CU License Agreement; (b) reproduce, sell, distribute, and make derivative works of the computer control software described in the agreement; and (c) reproduce, modify, distribute, transmit, create derivative works from, publicly display, and publicly perform any derivative works of the software described in clause (b) created by CU.

The Exclusive CU License Agreement provides us with exclusive rights to the listed patent portfolio in all fields, subject to (a) reserved rights for CU and other non-profit employers of the inventors and authors of the licensed patents and software and other research institutions to use the inventions for research, education, clinical, and non-commercial purposes, and (b) U.S. Government rights in federally funded intellectual property under the Bayh-Dole Act and other regulations. The Exclusive CU License Agreement remains in force until the expiration or abandonment of the last licensed patent or application. CU may convert our exclusive right to the patents and software at its reasonable discretion if we cease to continue to operate its material business, does not use commercially reasonable efforts to develop the licensed patents or meet certain milestones, or stop selling products that utilize the patents for two consecutive quarters.

We are obligated to use commercially reasonable efforts to develop, manufacture, market, and sell licensed products, meet specified diligence milestones (including financing, prototype development, and sales targets), submit annual diligence reports and quarterly royalty reports, maintain accurate books and records subject to audit, mark products with patent notices, indemnify CU, maintain specified insurance coverage, and comply with all applicable laws and regulations, including export controls. We are also responsible for all patent prosecution and maintenance costs.

We may terminate the Exclusive CU License Agreement at any time upon 60 days’ written notice, provided all outstanding payments and reports are made, and confidential information is returned. CU may terminate the Exclusive CU License Agreement for our breach of the Exclusive CU License Agreement if we do not cure such breach within sixty (60) days’ notice from CU (or thirty (30) days in the case of delinquent payment).

In consideration for the rights granted under the Exclusive CU License Agreement, we paid a $130,000 license fee, and will pay annual license maintenance fees (creditable against royalties), a royalty on net sales of non-software products in the low single digits, with royalties on sales to the government fluctuating by a single digit percentage, depending on volume, a royalty on net sales of licensed software products in the mid-single digits, and a sublicense revenue percentage share in the low double digits for sublicenses (with higher rates for sublicenses executed in the first or second year).

Exclusive License Agreement with the University of Wisconsin

In October 2019, we entered into an exclusive license agreement with the Wisconsin Alumni Research Foundation (“WARF”) (the “WARF License Agreement”). Under the WARF License Agreement, we are granted an exclusive (subject to standard carve-outs), worldwide, sub-licensable license, in all fields, to make, have made, use, have used, offer for sale, sell, have sold, and import products and services that would be covered by the patents listed in the WARF License Agreement.

The WARF License Agreement provides us with exclusive rights to the listed patents, subject to (a) WARF’s reservation to grant non-profit research institutions and governmental agencies non-exclusive rights to practice the inventions for non-commercial research and to allow publication, and (b) U.S. Government rights in federally funded inventions. The WARF License Agreement remains in effect from the effective date until the earliest of the termination of the agreement, the absence of any pending, enforceable, or appealed patents anywhere, or the payment of earned royalties ceases for more than one calendar year after payments have begun. WARF may terminate or convert our exclusive rights to non-exclusive at WARF’s option upon 90 days’ notice if (i) we fail to have a quantum computing hardware product available for purchase by the commercial marketplace by December 31, 2026 or (ii) cumulative product sales of our cloud-based services does not exceed a specified dollar amount on or before December 31, 2026.

We are obligated to use commercially reasonable efforts to diligently develop, manufacture, market, and sell products. We must mark products with appropriate patent notices, indemnify WARF, the University of Wisconsin-Madison, and the inventors against third-party claims arising from products and activities, maintain appropriate liability insurance naming them as additional insureds, and ensure U.S. manufacture of products where required absent a federal waiver.

We may terminate the WARF License Agreement at any time upon 90 days’ written notice stating the reasons for termination. WARF may also terminate for uncured payment/reporting defaults (including failure to pursue development with commercially reasonable efforts), other uncured material breaches, or insolvency/ bankruptcy, with post-termination accounting required and pro-rated minimum royalties due for the year of termination.

In consideration for the rights granted under the WARF License Agreement, we paid a $50,000 license fee, and will pay an earned royalty in the low single digits on the net sales of products, including a pass-through of sales-based royalties on sublicensee sales, a sublicense consideration percentage in the mid double digits for sublicenses executed on or before December 31, 2022 and a low double digit percentage thereafter, and annual minimum royalties per calendar year, first due for calendar year 2026 and creditable against that year’s earned royalties.

Manufacturing

Our manufacturing capabilities are vertically integrated, as we develop and manufacture the critical quantum hardware, components and technology in house and manage production planning across facilities to support customer and program requirements. We maintain manufacturing and integration capabilities across both our Boulder, Colorado and Oxford, United Kingdom facilities. We manufacture Quantum Core, which we both sell as a standalone product line and use as the foundational building block used across our product offerings, at our Colorado facility and certain Quantum Cores-family systems at our Oxford facilities. We conduct system integration and related test activities primarily at our Colorado and Oxford facilities, and both locations support subsystem assembly, final system assembly and integration, calibration, testing and shipping for our quantum RF sensors, computing and Tiqker products. We have flexibility in our manufacturing process in that we have the ability to shift production of components across facilities to the extent needed with the purchase of additional equipment and personnel training.

Human Capital Resources

Our employees are critical to our success. As of December 31, 2025, we had 205 employees, of which 203 were full-time employees, including over 160 physicists and engineers working within quantum technology.

Approximately 55% of our employees are based in the greater Denver, Colorado metropolitan area. We also engage a small number of consultants and contractors to supplement our permanent workforce. A majority of our employees are engaged in research and development and related functions, with approximately 78% of our employees holding advanced engineering and scientific degrees, including many from the world’s top universities.

To date, we have not experienced any work stoppages and maintain good working relationships with our employees. None of our employees are subject to a collective bargaining agreement or are represented by a labor union at this time.

Properties

We currently lease facilities in the United States, the United Kingdom and Australia. Our corporate headquarters are located in Louisville, Colorado, where we lease approximately 20,000 square feet of space under an agreement that expires in 2030. Most of the facility is used for corporate offices, research and development and manufacturing. In addition to our corporate headquarters, and we also maintain additional R&D and manufacturing operations in Chicago, Illinois; Madison, Wisconsin; Boulder, Colorado; Oxford, United Kingdom; and Melbourne, Australia. We believe these facilities are adequate to meet our current ongoing needs and anticipate we will be able to obtain additional space as needed under commercially reasonable terms.

Legal Proceedings

From time to time, we may become involved in legal proceedings relating to claims arising from the ordinary course of business. Our management believe that there are currently no claims or actions pending against us, the ultimate disposition of which could have a material adverse effect on our results of operations, financial condition or cash flows.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of our directors and executive officers as of March 31, 2026:

Name	Age	Position
Executive Officers
Matthew Kinsella	42	Chief Executive Officer and Director
Pranav Gokhale	32	Chief Technology Officer
Ilan Hart	56	Chief Financial Officer
Paul Lipman	56	Chief Revenue Officer
Jason Hall	44	Chief Legal Officer
Non-Employee Directors
Catherine Lego(1)	69	Director and Chairman
Eric Bjornholt(1)	55	Director
Kristina Johnson(2)(3)	68	Director
Dawn Meyerriecks(2)(3)	66	Director
David Singer(1)(2)	63	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee

Executive Officers

Matthew Kinsella. Mr. Kinsella has served as our Chief Executive Officer since April 2024 and as a member of our Board since July 2018. Prior to joining Infleqtion, Mr. Kinsella served as Managing Director at Maverick Ventures, a venture capital fund focused on early and growth-stage investments, from August 2005 to April 2024. While at Maverick, Mr. Kinsella served on the boards of directors of many privately held companies. Mr. Kinsella received his B.B.A. in finance from the University of Notre Dame in 2005. We believe Mr. Kinsella is qualified to serve on our Board because of his extensive experience in the technology industry and his board service on several privately held companies and as our Chief Executive Officer.

Pranav Gokhale. Dr. Gokhale has served as our Chief Technology Officer since August 2025. Prior to that Dr. Gokhale served as our Vice President and General Manager of Computing from November 2024 to August 2025 and as our Vice President of Quantum Software from May 2022 to November 2024. Prior to joining Infleqtion, Dr. Gokhale served as CEO and Co-founder of Super.tech Labs, a quantum computing company, from February 2020 until May 2022, when it was acquired by Infleqtion. Prior to that, Dr. Gokhale served as a Postdoctoral Researcher at the Argonne National Laboratory from January 2021 to April 2022. Dr. Gokhale received his Ph.D. in Computer Science from the University of Chicago in 2020, his MS in Computer Science from the University of Chicago in 2020 and his B.S.E. in Computer Science from Princeton University in 2015.

Ilan Hart. Mr. Hart has served as our Chief Financial Officer since November 2025. Prior to joining Infleqtion, Mr. Hart served as Chief Financial Officer of Zoox Inc., Amazon’s autonomous vehicle company from April 2019 to October 2025. Prior to that, Mr. Hart spent more than 20 years at Intel in various roles. Mr. Hart received his MBA from Tel Aviv University and his B.S. in Economics from Ben Gurion University.

Paul Lipman. Mr. Lipman has served as our Chief Revenue Officer since October 2025 and prior to that in senior leadership roles, since April 2021, most recently serving as our Chief Strategy Officer. Prior to joining Infleqtion, Mr. Lipman served as CEO and director of BullGuard Limited, a U.K.-based cybersecurity company, from December 2015 to December 2020. Mr. Lipman currently serves, and has served in the past, on the boards of directors of other privately held companies. Mr. Lipman received his MBA from Stanford University and his B.Sc. in Physics from The Victoria University of Manchester.

Jason Hall. Mr. Hall has served as our Chief Legal Officer since November 2025. Prior to joining Infleqtion, Mr. Hall served as Chief People and Legal Officer of SunVest Solar, LLC, a solar energy company, from January 2023 to October 2025. Prior to that, Mr. Hall joined Renesas Electronics Corporation, a global semiconductor company, in March 2015 and served as its Chief Legal Officer and General Counsel from July 2017 to March 2022. Earlier in his career, Mr. Hall practiced law at Morrison & Foerster LLP from October 2009 to March 2015. Mr. Hall has served as an Adjunct Professor at the University of Tokyo since 2022. Mr. Hall has been a registered patent attorney with the U.S. Patent and Trademark Office since 2012. Mr. Hall received his J.D. from Northwestern University Pritzker School of Law and his B.A. in Chemistry, Political Science, and Public Administration from Augustana College.

Non-Employee Directors

Catherine Lego. Ms. Lego has served as the chair of our Board since December 2023. Ms. Lego has served as a member of the board of directors of Guidewire Software, Inc., a publicly traded insurance software company, since September 2019 and chairs its audit committee. Ms. Lego is also member of the board of directors of Cirrus Logic, a mixed signal semiconductor company, since April 2020 and chairs its nominating and governance committee. Prior to that, Ms. Lego served as a member of the board of directors of Cypress Semiconductor Corporation, a publicly traded semiconductor design and manufacturing company, from September 2017 to April 2020, where she served as the chair of the audit committee and a member of the nominating and corporate governance committee; IPG Photonics Corporation, a publicly traded producer of high-power fiber lasers, from July 2016 to May 2021, where she served as the chair of the compensation committee and as a member of the audit committee; and Lam Research Corporation, a publicly traded wafer fabrication equipment company, from January 2006 to November 2022, where she served as the chair of the audit and compensation committees and as a member of the nominating and governance committee. From 2013 to 2016, she was a member of the board of directors of Fairchild Semiconductor International Inc., a fabricator of power management devices, where she was a member of the compensation committee and nominating and governance committee. From 1989 to 2002 and 2004 to 2016, she was a member of the board of directors of SanDisk Corporation, a publicly traded global developer of flash memory storage solutions, where she was the chair of the audit committee. From June 1992 to December 2018, Ms. Lego was an angel investor and financial consultant to early-stage technology companies via Lego Ventures, LLC, where she served as its principal and owner. She previously practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego received her B.A. in Economics and Biology from Williams College in 1978 and her M.S. in Accounting from the New York University Stern School of Business in 1979. We believe Ms. Lego is qualified to serve on our Board because of her background in public accounting her extensive experience in the technology industry and her extensive public and private board service.

Eric Bjornholt. Mr. Bjornholt has served as a member of our Board since December 2025. Mr. Bjornholt has served at Microchip Technology Incorporated, a semiconductor company, as the Chief Financial Officer since January 2009, and in various other roles since 1995. Prior to this, Mr. Bjornholt worked in public accounting at KPMG. Mr. Bjornholt received his B.S. in Accounting from the University of Arizona in 1992 and his M.S. in Taxation from Arizona State University in 1997. We believe Mr. Bjornholt is qualified to serve on our Board based on his background in public accounting and extensive experience as Chief Financial Officer of a public company in the technology industry.

Kristina Johnson. Dr. Johnson has served as a member of our Board since June 2024. Since April 2025, Dr. Johnson has served as a general partner of Catalyzer Ventur Partners, a venture capital firm investing in growth-stage private companies focused on the digital transformation of energy, infrastructure and industrial systems. Since May 2023, Dr. Johnson has also served as General Manager of Johnson Energy Holdings, LLC, a consulting and investment company. From September 2020 to May 2023, Dr. Johnson served as President at The Ohio State University. From September 2017 to August 2020, Dr. Johnson served as Chancellor of The State University of New York. From January 2014 to September 2017, Dr. Johnson served as Chief Executive Officer of Cube Hydro Partners, LLC, a clean energy company, and a joint venture between Enduring Hydro, a company she founded in January 2011, and I Squared Capital, a private equity firm. From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to that, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. Dr. Johnson currently serves on the board of directors for Cisco Systems, Inc., a networking and cybersecurity company, where she has served since December 2012; DuPont de Nemours, Inc., a chemicals company, where she has served since May 2022; and Minerals Technologies Inc., a specialty minerals and materials company, where she has served since May 2024. Dr. Johnson was inducted into the National Inventors Hall of Fame in 2015, is a member of the National Academy of Engineering and the National Academy of Inventors, and is a 2025 recipient of the National Medal of Technology and Innovation, one of the highest honors the U.S. government bestows on scientists and engineers. Dr. Johnson received her B.S. from Stanford University with distinction in electrical engineering in 1981, received her M.S. in electrical engineering from Stanford University in 1981 and received her PhD in electrical engineering in 1984. We believe Dr. Johnson is qualified to serve on our Board based on her engineering background; expertise in science, technology, business, entrepreneurship, education, and government; and leadership and management experience in both academic and corporate settings.

Dawn Meyerriecks. Ms. Meyerriecks has served as a member of our Board since May 2022. Since January 2022, Ms. Meyerriecks has served on the boards of directors for several privately held companies. From January 2022 to December 2023, Ms. Meyerriecks served on the board of directors of KnightSwan Acquisition Corp, a publicly traded special purpose acquisition company. Ms. Meyerriecks served as Deputy Director of the Central Intelligence Agency for Science and Technology from June 2013 to December 2021. Prior to that, Ms. Meyerriecks served as Deputy Director of National Intelligence for Acquisition, Technology & Facilities; Senior Vice President, Product Technology at AOL, an internet and online media company, Chief Technology Officer and Technical Director for the Joint Interoperability and Engineering Organization of the Defense Information Systems Agency. Ms. Meyerriecks received her B.S.E.E. in electrical engineering and business from Carnegie Mellon University in 1981 and her M.S. in Computer Science from Loyola Marymount University in 1983. We believe Ms. Meyerriecks is qualified to serve on our Board because of her leadership positions in the public sector and her unique risk and technical assessment experience.

David Singer. Mr. Singer has served as a member of our Board since April 2024. Mr. Singer has led private investments at Maverick Ventures since October 2004. Mr. Singer has served on seven public company boards, including Castlight Health, Inc., 1Life Healthcare, Inc. (d/b/a One Medical) and Seer, Inc. Mr. Singer received his B.A. in History from Yale University in1984 and his M.B.A. from Stanford University in 1988. We believe Mr. Singer is qualified to serve on our Board because of his extensive experience in the technology industry and his board service on several privately held companies.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers.

Board Composition

Our business and affairs are organized under the direction of our Board. Our Board consists of seven members, with Ms. Lego serving as chairman and one seat currently vacant. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and on an ad hoc basis as required.

In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board is divided into three classes, as follows:

•	Class I, consisting of Mr. Bjornholt and Ms. Meyerriecks, whose terms will expire at our annual meeting of stockholders to be held in 2027;

•	Class II, consisting of Mr. Singer and Dr. Johnson, whose terms will expire at our annual meeting of stockholders to be held in 2028; and

•	Class III, consisting of Mr. Kinsella, Ms. Lego and one director to be designated by the Sponsor, whose terms will expire at our annual meeting of stockholders to be held in 2029.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. Our Bylaws provide that the authorized number of directors may be changed only by resolution of a majority of our Board. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 66-2/3% of our voting stock.

Director Independence

The Board has determined that each of Cathy Lego, Eric Bjornholt, Kristina Johnson, Dawn Meyerriecks and Mr. Singer are “independent directors,” and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE relating to director independence requirements.

Board Leadership Structure

The Board is chaired by Ms. Lego, who has the authority, among other things, to call and preside over board of directors meetings, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the chair has substantial ability to shape the work of the Board. We believe that separation of the positions of chair and chief executive officer reinforces the independence of the board of directors in its oversight of our business and affairs. In addition, we have a separate chair for each committee of the Board. The chair of each committee is expected to report annually to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Role of the Board in Risk Oversight

The audit committee of the Board is primarily responsible for overseeing our risk management processes on behalf of the Board. The audit committee receives reports from management periodically regarding our assessment of risks. In addition, our audit committee reports regularly to the Board, which also considers our risk profile. The audit committee and the Board focus on the most significant risks we face and the general risk management strategies. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. The Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board’s leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board may establish other committees to facilitate the management of our business.

The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. Each committee operates under a written charter, that satisfies the applicable rules and regulations of the Sarbanes-Oxley Act, the SEC and NYSE.

Audit Committee

Our audit committee consists of Mr. Bjornholt, Ms. Lego and Mr. Singer. The Board has determined that each member of the audit committee satisfies NYSE and SEC independence requirements. Mr. Bjornholt serves as the chair of the audit committee. The functions of this committee include, among other things:

•

evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;

•	reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•

prior to engagement of any independent registered public accounting firm, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent registered public accounting firm;

•

reviewing our annual and quarterly consolidated financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent registered public accounting firm and management;

•

reviewing, with our independent registered public accounting firm and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding material developments;

•

discussing and reviewing with management and our independent registered public accounting firm, as appropriate, the scope, adequacy and effectiveness of our internal control over financial reporting and any special audit steps adopted in the event of material control deficiencies;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•

reviewing our major financial, information security and cybersecurity risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing on a periodic basis our investment policy and related-person transactions policy; and

•	reviewing and evaluating on an annual basis the performance of our audit committee and the charter of our audit committee.

The Board has determined that each of Mr. Bjornholt, Ms. Lego and Mr. Singer qualifies as an “audit committee financial expert” within the meaning of SEC regulations and meets the financial sophistication requirements of NYSE. In making this determination, the board considered prior experience, business acumen and independence. Both our independent registered public accounting firm and management will periodically meet privately with the audit committee.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our compensation committee consists of Dr. Johnson, Mr. Singer and Ms. Meyerriecks. Dr. Johnson serves as the chair of the compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies NYSE independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•

reviewing and approving or, in the case of our chief executive officer’s compensation, making recommendations to the full board of directors regarding the compensation and other terms of employment of our executive officers;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	overseeing workplace diversity initiatives and progress;

•	reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing on an annual basis the performance of our compensation committee and the charter of our compensation committee.

We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Meyerriecks and Dr. Johnson. Ms. Meyerriecks serves as the chair of the nominating and corporate governance committee. The Board has determined that each of the members of this committee satisfies NYSE independence requirements. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

•	determining the minimum qualifications for service on our Board;

•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	considering and assessing the independence of members of our Board;

•	reviewing and recommending updates to the list of executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act;

•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

•	reviewing and recommending updates to our insider trading policy;

•	overseeing our environmental, social and governance strategies, targets, policies, performance and reporting;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and assessing on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

None of our current or former executive officers serve or have served as members of our compensation committee. None of our officers serve, or have served during the last completed fiscal year, on the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of Board or our compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, see the section titled “Certain Relationships and Related Person Transactions.”

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our Insider Trading Policy has been filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. A current copy of the code is available on the Corporate Governance section of our website, https://ir.infleqtion.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address is an inactive textual reference only. We will disclose within four business days any substantive changes in or waivers of the code of business conduct and ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions, by posting such information on our website as set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation eliminates directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Certificate of Incorporation requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We believe these provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Throughout this section, unless otherwise noted, “we,” “us,” “our,” “the Company” and similar terms refer to Infleqtion and its subsidiaries prior to the Closing. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

CCX

In 2025, no executive officer of CCX received any cash compensation for services rendered to CCX, although CCX may pay consulting, finder or success fees to its officers, directors, or shareholders (or their affiliates) for assisting it in consummating its initial business combination. These officers, directors and shareholders received reimbursement for any out-of-pocket expenses incurred by them in connection with activities on CCX’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations.

Since its formation, CCX has not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of its executive officers or directors.

CCX was not party to any agreements with its executive officers and directors that provided for benefits upon termination of employment.

Infleqtion

For the year ended December 31, 2025, our named executive officers were:

•	Matthew Kinsella — Chief Executive Officer

•	Paul Lipman — Chief Revenue Officer

•	Pranav Gokhale — Chief Technology Officer

Summary Compensation Table

The following table sets forth information concerning the compensation for the years ended December 31, 2025 and December 31, 2024 for each of our named executive officers for the year ended December 31, 2025.

	Year	Salary ($)(1)		Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Matthew Kinsella Chief Executive Officer	2025	367,908		60,000	—	37,566	(5)	465,474
	2024	199,662	(3)	—	3,731,677	45,551	(4)	3,976,890
Paul Lipman Chief Revenue Officer	2025	373,890		12,000	—	13,696	(7)	399,526
	2024	341,445		—	6,126	10,243	(6)	357,814
Pranav Gokhale Chief Technology Officer	2025	219,271		27,000	—	6,578	(9)	252,849

(1)	Amounts reflect the actual salary earned by each of our named executive officers during the fiscal years ended December 31, 2025 and December 31, 2024.
(2)

Amounts represent the aggregate grant date fair value of option awards granted to our named executive officers during the years ended December 31, 2025 and December 31, 2024, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 1 to our financial statements included in our financial statements for the years ended December 31, 2025 and

December 31, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(3)	Mr. Kinsella began his service as our Chief Executive Officer in April 2024, and his fiscal year 2024 salary reflects the pro rata amount earned in 2024.
(4)	Consists of $39,894 of relocation and travel expense reimbursements and $5,657 of 401(k) plan matching contributions.
(5)	Consists of $31,258 of relocation and travel expense reimbursements and $6,308 of 401(k) plan matching contributions.
(6)	Consists of $10,243 of 401(k) plan matching contributions.
(7)	Consists of $13,636 of 401(k) plan matching contributions.
(8)

Dr. Gokhale’s became one of our named executive officers upon his appointment as our Chief Technology Officer on August 13, 2025 and did not serve as an executive officer in the fiscal year ended December 31, 2024. Prior to his commencing employment as our Chief Technology Officer Dr. Gokhale served as our Vice President and General Manager of Computing.

(9)	Consists of $6,578 of 401(k) plan matching contributions.

Narrative Disclosure to Summary Compensation Table

Base Salary

The annual base salary rates for the year ended December 31, 2025 for our named executive officers are set forth in the table below.

2025 Base Salary

	2025 Base Salary
Matthew Kinsella	$410,000	(1)
Paul Lipman	$401,700	(2)
Pranav Gokhale	$230,000	(3)

(1)	Mr. Kinsella’s annual base salary was effective as of April 21, 2025. Mr. Kinsella’s annual base salary was $287,000 from January 1, 2025 until April 21, 2025.
(2)	Mr. Lipman’s annual base salary was effective as of April 21, 2025. Mr. Lipman’s annual base salary was $321,360 from January 1, 2025 until April 21, 2025.
(3)

Dr. Gokhale’s annual base salary was effective as of April 21, 2025. Dr. Gokhale’s annual base salary was $207,012 from February 10, 2025 until April 21, 2025 and prior to that was $189,000 from January 1, 2025 until February 10, 2025.

Annual Discretionary Performance Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive discretionary annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The discretionary annual performance-based bonus that each applicable named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board establishes each year. At the end of the year, our Board reviews our performance against each corporate goal and determines the extent to which we achieved each of our corporate goals, and reviews individual performance of our eligible named executive officers against their individual performance goals.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees, including our executive officers. The Board or an authorized committee thereof is responsible for approving equity grants.

In connection with the Business Combination, stockholders approved the Infleqtion, Inc. 2026 Equity Incentive Plan (the “Incentive Plan”) and 2026 Employee Stock Purchase Plan (the “ESPP”), both of which became effective upon the Closing Date and are intended to support employee retention and long-term value creation. Following this Business Combination, we will only grant equity awards under the terms of our Incentive Plan. The terms of our equity plans are described below under the subsection titled “—Equity Benefit Plans.”

Agreements with Our Named Executive Officers

During each of the relevant fiscal years, we maintained an employment agreement with Mr. Kinsella, and an offer letter with each of Mr. Lipman and Dr. Gokhale, as summarized below.

Employment Agreement with Matthew Kinsella

Effective as of June 6, 2024, we entered into an employment agreement with Matthew Kinsella, amended as of June 24, 2024 (as amended, the “Kinsella Employment Agreement”), which governs the terms of his employment as our Chief Executive Officer. Pursuant to the Kinsella Employment Agreement, Mr. Kinsella received an initial annual base salary of $287,000, which automatically increased to $410,000 upon the closing of our Series C financing in April 2025.

In addition, Mr. Kinsella is eligible to receive a discretionary annual cash bonus with a target opportunity equal to twenty-five percent (25%) of his then-current base salary, based upon the achievement of Company and individual performance objectives established by the Board and subject to Mr. Kinsella’s continued employment through the payment date. The Kinsella Employment Agreement provides for the reimbursement of relocation expenses up to $50,000 to relocate his household to the Denver/Boulder area, and commuting stipends of up to $5,000 per month for travel from his California residence to our headquarters in Colorado.

Pursuant to the Kinsella Employment Agreement and subject to approval of our Board, Mr. Kinsella was eligible to receive an option to purchase a number of shares of our Common Stock equal to 5% of our fully diluted capitalization as of the grant date (the “Option”). The Option has an 18-month post termination exercise period. In addition, pursuant to the Kinsella Employment Agreement, in the event of a “Spin-Off” (as defined in the Kinsella Employment Agreement) that occurs during the term of the Option, the exercise price of and number of shares subject to the Option will be adjusted proportionately, and Mr. Kinsella will be granted an option in the spun-off entity, with vesting aligned to the Option, at an exercise per share equal to the fair market value of the underlying securities of the spun-off entity as of the date of grant. Additional terms of the Option (including acceleration of vesting under certain circumstances) are described below under the section titled “—Outstanding Equity Awards at Fiscal Year End.”

The Kinsella Employment Agreement further provides that if Mr. Kinsella’s employment is terminated without “Cause” or if he resigns for “Good Reason” (each as defined in the Kinsella Employment Agreement), subject to his execution and delivery of a release of claims, Mr. Kinsella will be eligible to receive an amount equal to 12 months of his then-current base salary, and the Company will reimburse Mr. Kinsella’s COBRA premiums for up to 12 months.

Mr. Kinsella participates in our standard employee benefit programs, which include health insurance, retirement planning and paid time off. He is also eligible for future equity awards under our equity incentive plans. As a condition of employment, Mr. Kinsella entered into an employee confidential information and inventions assignment agreement with the Company (a “Company CIIA Agreement”).

Offer Letter with Paul Lipman

Effective as of April 1, 2021, we entered into an offer letter with Paul Lipman (the “Lipman Offer Letter”), which governs the terms of his employment as our Chief Revenue Officer. The Lipman Offer Letter provides for an initial annual base salary of $390,000.

In addition to his annual base salary, Mr. Lipman is eligible to receive a discretionary annual cash bonus with a target opportunity equal to fifty percent (50%) of his then current base salary, subject to adjustment by the Company from time to time. Whether any bonus is awarded, and the amount, will be determined by our Board in its sole discretion, based on the achievement of corporate and individual performance goals and subject to Mr. Lipman’s continued service through the payment date.

Subject to approval of our Board, Mr. Lipman was eligible to receive a grant of an option to purchase 1,600,000 shares of our Common Stock, the terms of which (including acceleration of vesting in certain circumstances) are described below under the section titled “—Outstanding Equity Awards at Fiscal Year End.” The Lipman Offer Letter provides that if a Series B Financing (as defined below) occurs and Mr. Lipman’s service with the Company has not terminated as of, or immediately prior to, the effective time of the Series B Financing, then, as of the effective time of the Series B Financing, the vesting and exercisability of the option will be accelerated to the extent of 25% of the total shares underlying the option. “Series B Financing” means public or private equity financings that close after April 1, 2021 with cumulative proceeds to Company of at least $100 million (excluding conversion of convertible notes). The Series B Financing condition was met as of October 13, 2022.

Mr. Lipman participates in our standard employee benefit programs, which include health insurance, retirement planning and paid time off. He is also eligible for future equity awards under our equity incentive plans. As a condition of employment, Mr. Lipman entered into a Company CIIA Agreement.

Offer Letter with Pranav Gokhale

Effective as of April 25, 2022, we entered into an offer letter with Pranav Gokhale (the “Gokhale Offer Letter”). The Gokhale Offer Letter initially provided for an annual base salary of $200,000 which has subsequently been increased to $230,000. In addition to his annual base salary, Dr. Gokhale is eligible to receive a discretionary annual cash bonus with a target opportunity equal to thirty percent (30%) of his then current annual salary, subject to adjustment by the Company from time to time. Whether any bonus is awarded, and the amount, will be determined by our Board in its sole discretion, based on the achievement of corporate and individual performance goals and subject to Dr. Gokhale’s continued service through the payment date. Subject to approval of our Board, Dr. Gokhale was eligible to receive a grant of an option to purchase 750,000 shares of our Common Stock, the terms of which are described below under the section titled “—Outstanding Equity Awards at Fiscal Year End.”

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is titled to receive amounts earned during his term of service, including unpaid salary and unused vacation. In addition, certain of our named executive officers are eligible to receive severance pay and other benefits in connection with a termination of employment and/or a change in control, see the subsection titled “—Agreements with Our Named Executive Officers” above.

Other Compensation and Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including medical, dental, vision, short- and long-term disability, health savings and flexible spending accounts, and life and accidental dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay a portion of the premiums for the medical insurance, and the full premiums for dental, life and accidental death and dismemberment insurance, and short- and long-term disability for all our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers, as discussed in the subsection titled “—401(k) Plan” below.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code with an employer matching contribution of up to 4% of eligible compensation. We may also make discretionary non-elective contributions. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025. All awards were granted under the 2017 Plan.

				Option Awards					Stock Awards
	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Yet Vested	Market Value of Shares of Stock That Have Not Yet Vested
Matthew Kinsella	6/06/2024	(2)(4)	4/05/2024	7,840,209	(6)(7)	—	0.11	6/05/2034	—	—
Paul Lipman	8/25/2021	(2)	8/01/2021	486,364		—	0.03	8/24/2031	—	—
	4/19/2021	(2)(5)	4/01/2021	555,845		—	0.03	4/18/2031	—	—
	3/11/2024	(3)	3/11/2024	14,767		—	0.11	3/10/2034	—	—
Pranav Gokhale	8/26/2022	(8)	5/10/2022	233,411		27,141	0.08	8/25/2032	—	—
	5/31/2023	(9)	6/01/2023	347		—	0.08	5/30/2033	—	—
	3/11/2024	(10)	3/11/2024	3,859		—	0.11	3/10/2034	—	—
	6/06/2024	(11)	6/01/2024	781		—	0.11	6/05/2034	—	—

(1)	All of the option awards were granted with a per-share exercise price equal to the fair market value of one share of our Common Stock on the date of grant, as determined in good faith by our Board.
(2)

One-fourth of the shares subject to this option will vest one year after the vesting commencement date, and thereafter 1/48th of the shares subject to this option will vest on each monthly anniversary thereof, subject to continuous service with the Company through each such vesting date.

(3)	The shares subject to this option will vest in 6 equal monthly installments measured from the vesting commencement date, subject to continuous service with the Company through each such vesting date.
(4)

If within two months before or 12 months following a Corporate Transaction (as defined in the 2017 Plan), Mr. Kinsella’s service to the Company in all capacities is involuntarily terminated by the Company without Cause, or Mr. Kinsella resigns service to the Company in all capacities for Good Reason, and in either case other than as a result of death or Disability (each, as defined in the Kinsella Employment Agreement), the vesting of the option will be fully accelerated. In the event of a Corporate Transaction prior to the time when the option is fully vested, the option will vest as of the closing of the Corporate Transaction as to the unvested portion thereof as to the greater of: (1) the amount of shares determined by our Board; or (2) as applicable, one of the following: (a) 25% of the unvested shares if the closing is between the vesting commencement date and the one-year anniversary of the vesting commencement date; (b) 50% of the unvested shares if the closing is between the one-year anniversary of the vesting commencement date and the three-year anniversary of the vesting commencement date; or (c) 100% of the unvested shares if the closing is after the three-year anniversary of the vesting commencement date. Furthermore, if before the one-year anniversary of the vesting commencement date, Mr. Kinsella’s service to the Company in all capacities is involuntarily terminated by the Company without Cause, or Mr. Kinsella resigns service to the Company in all capacities for Good Reason, then, the option will automatically be vested as to 25% of the total shares underlying the option.
(5)

Following the closing of the Company’s Series B Financing (as defined in the Lipman Offer Letter), which occurred on October 13, 2022, 25% of the shares subject to Mr. Lipman’s option vested and became exercisable pursuant to that certain acceleration provision, such that the entire option was vested and exercisable in full as of April 1, 2024.

(6)	This option was granted with an early exercise feature, such that the option was exercisable in full as of the date of grant.
(7)	A portion of this option (with respect to 5,439,874 shares) was transferred to Kinsella Investment Holdings, LLC, an entity controlled by Mr. Kinsella, on June 27, 2025.
(8)

One-fourth of the shares subject to this option will vest two years after the vesting commencement date, and thereafter 1/48th of the shares subject to this option will vest on each monthly anniversary thereof, subject to continuous service with the Company through each such vesting date.

(9)	All shares subject to this option were fully vested immediately upon the date of grant.
(10)

The shares subject to this option will vest in six equal monthly installments measured from the vesting commencement date, subject to continuous service with the Company through each such vesting date.

(11)	All shares subject to this option were fully vested immediately upon the date of grant.

Clawback Policy

In connection with the Closing, we adopted a compensation recovery policy that is compliant with the SEC rules and applicable stock exchange listing rules, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Equity Benefit Plan

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. The principal features of our equity benefit plans are summarized below. This summary is qualified in its entirety by reference to the actual text of the plan, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

2026 Incentive Plan

A summary description of the material features of the Incentive Plan is set forth below. The following summary describes the material terms of the Incentive Plan. This summary is not a complete description of all provisions of the Incentive Plan and is qualified in its entirety by reference to the Incentive Plan, which is filed as an exhibit to this the registration statement of which this prospectus forms a part. Stockholders should refer to the Incentive Plan for more complete and detailed information about the terms and conditions of the Incentive Plan.

Eligibility. Any individual who is an employee of our company or any of our affiliates, or any person who provides services to us or our affiliates, including consultants and members of our Board, are eligible to receive awards under the Incentive Plan at the discretion of the plan administrator. All of our employees, directors and consultants are eligible to receive awards. As of December 31, 2025, we had 219 employees and consultants and five non-employee directors who are eligible to receive awards under the Incentive Plan.

Awards. The Incentive Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares. Initially, the maximum number of shares of our Common Stock that may be issued under the Incentive Plan will not exceed a number of shares of our Common Stock equal to 13% of the fully diluted, and as converted, outstanding shares of our stock immediately following the consummation of the Business Combination. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that our Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Common Stock. The maximum number of shares of our Common Stock that may be issued on the exercise of ISOs under the Incentive Plan will be equal to three hundred percent (300%) of the Incentive Plan’s initial share reserve.

The unused shares subject to stock awards granted under the Incentive Plan that expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in us acquiring shares covered by the stock award at a price not greater than the price (as adjusted pursuant to the Incentive Plan) paid by the participant for such shares or not issuing any shares covered by the stock award, will, as applicable, become or again be available for stock award grants under the Incentive Plan. Notwithstanding the foregoing, the following shares of our Common Stock will not be added to the shares authorized for grant and will not be available for future grants of stock awards: (i) shares of our Common Stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (ii) shares of our Common Stock purchased on the open market with the cash proceeds from the exercise of options; and (iii) shares of our Common Stock delivered to us by a participant to satisfy the exercise or purchase price of a stock award or to satisfy any applicable tax withholding obligation with respect to a stock award (including shares of our Common Stock retained by us from the award being exercised or purchased and/or creating the tax obligation).

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any non-employee director with respect to any period commencing on the date of our annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of our annual meeting of stockholders for the subsequent year (such period, the “annual period”), including awards granted and cash fees paid to such non-employee director, will not exceed (1) $750,000 in total value or (2) if such non-employee director is first appointed or elected to our Board during such annual period, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The foregoing limitation on non-employee director compensation will apply commencing with the annual period that begins on our first annual meeting of stockholders following the effective date of the Incentive Plan.

Plan Administration. Our Board, or a duly authorized committee thereof, will administer the Incentive Plan and is referred to as the “plan administrator” therein. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the Incentive Plan, our Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our Common Stock on the date of grant. Options granted under the Incentive Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the Incentive Plan, up to a maximum of 10 years.

Acceptable consideration for the purchase of our Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our Common Stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of our Common Stock, a combination of cash and shares of our Common Stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award, to the extent determined by the plan administrator. Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the Incentive Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of our Common Stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the Incentive Plan, up to a maximum of 10 years. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The Incentive Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our Common Stock.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in the capital structure of our company, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Incentive Plan, (2) the class of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. The following applies to stock awards under the Incentive Plan in the event of a corporate transaction (as defined in the Incentive Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance-based vesting awards, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of our Common Stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

Plan Amendment or Termination. Our Board has the authority to amend, suspend, or terminate the Incentive Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts the Incentive Plan. No stock awards may be granted under the Incentive Plan while it is suspended or after it is terminated.

Employee Stock Purchase Plan

The material features of the ESPP are described below. The following description of the ESPP is a summary only. This summary is not a complete statement of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Stockholders should refer to the ESPP for more complete and detailed information about the terms and conditions of the ESPP.

Purpose. The purpose of the ESPP is to provide a means by which our eligible employees and certain designated companies may be given an opportunity to purchase shares of our Common Stock, to assist us in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The Plan includes two components: a 423 Component and a Non-423 Component. We intend that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by our Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

Share Reserve. The maximum number of shares of our Common Stock that may be issued under the ESPP is the number of shares representing two percent of the fully diluted, and as converted, outstanding shares of our stock immediately following the consummation of the Business Combination. Additionally, the number of shares of our Common Stock reserved for issuance under the ESPP will automatically increase on January 1st of each year, beginning on January 1, 2027 and continuing through and including January 1, 2036, by the lesser of (1) 1% of the total number of shares of our Common Stock outstanding on December 31st of the preceding calendar year, (2) 7,000,000 shares of our Common Stock, or (3) such lesser number of shares of our Common Stock as determined by our Board. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.

Administration. Our Board, or a duly authorized committee thereof, will administer the ESPP.

Limitations. Our employees and the employees of any of our designated affiliates, will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, but in no event will the required period of continuous employment be equal to or greater than two years, prior to the first date of an offering. In addition, our Board may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. As of December 31, 2025, all of our approximately 200 employees are eligible to participate in the ESPP. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our Common Stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of our stock on any purchase date during the offering period is less than or equal to the fair market value of a share of our stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.

Payroll Deductions. The ESPP permits participants to purchase shares of our Common Stock through payroll deductions. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of our Common Stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with us and our related corporations.

Withdrawal. Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.

Termination of Employment. A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions, without interest.

Corporate Transactions. In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.

Amendment and Termination. Our Board has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. Any benefits, privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by our Board in accordance with the terms of the ESPP.

2017 Plan

The 2017 Equity Incentive Plan (the “2017 Plan”) was adopted by the Infleqtion Board on July 14, 2017 and approved by Infleqtion stockholders on July 27, 2017. The 2017 Plan provides for the grant of stock options and restricted stock to employees, officers or directors of Infleqtion or any affiliate of Infleqtion and any consultant or advisor (who is a natural person) providing services to Infleqtion or any affiliate of Infleqtion, provided that incentive stock options within the meaning of Section 422 of the Code can only be granted to employees of Infleqtion or any subsidiary of Infleqtion.

At the effective time of the Business Combination, pursuant to the terms of the Merger Agreement, we assumed all outstanding and unexercised Legacy Infleqtion options (whether or not vested) granted under, and Legacy Infleqtion restricted stock awards that were subject to, the 2017 Plan.

We will not grant any additional awards under the 2017 Plan after the Incentive Plan became effective and have terminated the 2017 Plan and cancelled any shares that remained available for future issuance under the 2017 Plan. However, the 2017 Plan continues to govern the terms and conditions of the outstanding awards previously granted under the 2017 Plan. The material terms of the 2017 Plan are summarized below.

As of December 31, 2025, stock options covering 90,287,442 shares (prior to application of the Exchange Ratio) of Legacy Infleqtion Common Stock and 358,334 shares (prior to application of the Exchange Ratio) of Legacy Infleqtion restricted stock were outstanding under the 2017 Plan.

Stock Options. The 2017 Plan permits the grant of stock options. Incentive stock options can be granted only to employees of Infleqtion or any subsidiary of Infleqtion. Each stock option is designated in an option agreement as either an incentive stock option or a non-statutory stock option.

The term of each stock option is the term stated in the applicable option agreement; provided that no term is more than 10 years from the date of grant. In the case of an incentive stock option granted to a person who at the time of such grant owned more than 10% of the voting power of all classes of outstanding Infleqtion stock, the term of the stock option is no more than five years from the date of grant.

The per share exercise price of options granted under the 2017 Plan is determined by the administrator and is set forth in the applicable option agreement, but is not less than the fair market value of an underlying share on the date of grant. In the case of incentive stock options granted to an employee who at the time of grant, owned more than 10% of the voting power of all classes of outstanding Infleqtion stock, the exercise price must equal at least 110% of the fair market value of an underlying share on the date of grant.

The material terms of an option granted under the 2017 Plan are stated in the applicable award agreement, including the terms of vesting and exercisability, method of exercise, acceptable forms of consideration for payment of applicable exercise prices and tax withholding and treatment of options following a grantee’s termination of service. The minimum number of shares with respect to an option that may be exercised at any time is the lesser of 100 shares or such lesser number set forth in an option agreement. The form of option agreement under the 2017 Plan generally provides that options will remain outstanding for 12 months following termination of a grantee’s service by reason of death or disability or otherwise 90 days following termination of a grantee’s service, provided that options will immediately terminate on a grantee’s termination of service for cause (as defined in the 2017 Plan).

Unless otherwise provided in an award agreement, option holders do not have shareholder rights (including the right to receive distributions or dividends or voting rights) until the underlying shares are fully paid and issued. No adjustments will be made for dividends, distribution or other rights for which the record date is prior to the date of such issuance.

Non-Transferability of Awards. Except in the limited case of certain family transfers described in the 2017 Plan, during the lifetime of a grantee, only the grantee (or, in the event of legal incapacity or incompetency, the grantee’s guardian or legal representative) may exercise an option and no option is assignable or transferable by the grantee other than by will or the laws of descent and distribution. Restricted stock cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the administrator.

Certain Adjustments. In the event of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by Infleqtion, the number and kinds of shares subject to outstanding awards and the exercise price of outstanding awards will be adjusted proportionately. In the event of any distribution to Infleqtion stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of Infleqtion) without receipt of consideration by Infleqtion, Infleqtion will appropriately adjust the number and kind of shares subject to outstanding awards and the exercise price of outstanding options.

Corporate Transaction. In the event of (i) the dissolution or liquidation of Infleqtion or a merger, consolidation, or reorganization of Infleqtion with one or more other entities in which Infleqtion is not the surviving entity, (ii) a sale of substantially all of the assets of Infleqtion to another person or entity, or (iii) any transaction which results in any person or entity owning 50% or more of the combined voting power of all classes of Infleqtion capital stock (a “Corporate Transaction”), all outstanding shares of restricted stock will be deemed to have vested immediately prior to the occurrence of the Corporate Transaction, and either of the following two actions will be taken: the administrator may determine (x) that options become immediately exercisable for a period of 15 days prior to the consummation of the Corporate Transaction, or (y) awards will be cancelled in exchange for cash or securities with a value equal to the per share consideration paid to Infleqtion stockholders in the transaction, multiplied by the shares subject to such award, less any applicable exercise price. Any unexercised options will terminate upon the consummation of a Corporate Transaction. However, the foregoing will not apply to the extent that provision is made for the assumption, substitution, or continuation of awards in connection with the Corporate Transaction.

Amendment and Termination. The Infleqtion Board may amend the 2017 Plan as to any shares as to which grants have not been made. An amendment to the 2017 Plan will only be contingent on approval of Infleqtion stockholders to the extent required by applicable law, regulations or rules. No amendment, suspension or termination of the 2017 Plan will materially alter or impair rights or obligations under any grant without the consent of the applicable grantee. As discussed above, Legacy Infleqtion terminated the 2017 Plan prior to the Closing, and no new awards will be granted thereunder. However, the 2017 Plan continues to govern the terms and conditions of the outstanding awards previously granted under the 2017 Plan.

Non-Employee Director Compensation

During the year ended December 31, 2025, we did not maintain a formal non-employee director compensation policy, and no cash or equity compensation was paid or granted to non-employee directors for service on the board of directors or its committees. We have used equity awards in the past as a component of independent director compensation, including option grants made in 2024. We adopted a non-employee director compensation policy which became effective at the Closing.

The following table sets forth information regarding the compensation earned by or paid to our non-employee directors during fiscal year ended December 31, 2025. Dana Anderson, our Chief Science Officer, was also a member of our board of directors until his resignation from the Board on November 3, 2025, but did not receive any additional compensation for service as a director.

	Fees Earned or Paid In Cash ($)	Option Awards ($)(1) (2)	All Other Compensation ($)	Total ($)
Tyler Brous(4)	—	—	—	—
Tim Day(4)	—	—	—	—
Charlie Friedland(4)	—	—	—	—
Chris Galvin(4)	—	—	—	—
Kristina Johnson	—	—	—	—
Catherine Lego	—	—	—	—
Dawn Meyerriecks	—	—	—	—
David Singer	—	—	—	—
Erik Thoresen(4)	—	—	—	—
Grant Dollens(3)	—	—	—	—
Eric Bjornholt	—	—	—	—

(1)

Amounts represent the aggregate grant date fair value of option awards granted to our directors during 2025, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 1 to our financial statements included in our financial statements for the years ended December 31, 2025 and December 31, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by our non-employee directors.

(2)	The table below sets forth the aggregate number of shares subject to outstanding stock options beneficially owned by each of our directors as of December 31, 2025:

Number of Shares Underlying Outstanding Options as of December 31, 2025
Tyler Brous	—
Tim Day	621,851
Charlie Friedland	—
Chris Galvin	34,740
Kristina Johnson	—
Catherine Lego	—
Dawn Meyerriecks	—
David Singer	34,740
Erik Thoresen	—
Grant Dollens(3)	83,376
Eric Bjornholt	—

(3)

Mr. Dollens served as a director during fiscal year 2025, all amounts paid to Mr. Dollens during 2025 were paid solely in respect to his services as interim Chief Financial Officer under that certain consulting agreement (not for his service as a director). Accordingly, no amounts are reflected for Mr. Dollens in this table. See “Certain Relationships and Related Person Transactions — Consulting Agreement with Grant Dollens.”

(4)	Each of Messrs. Brous, Day, Friedland, Galvin and Thoresen resigned from the Board effective November 3, 2025.

Non-Employee Director Compensation Policy

On February 13, 2026, the Board adopted a non-employee director compensation policy. Pursuant to this policy, effective February 14, 2026, each member of the Board who is not an employee of the Company receives the following compensation for his or her service as a member of the Board:

•

an initial option grant with an aggregate Black-Scholes value equal to $285,000, which vests over a three-year period, with one-third of the shares vesting on the first anniversary of the Board member’s initial election or appointment, and the remaining shares vesting in equal monthly installments thereafter, subject to the Board member’s continued service through each such date. The initial awards will accelerate and vest in full upon a change in control, subject to the member’s continuous service through such date; and

•

an annual option grant with an aggregate Black-Scholes value equal to $190,000, which fully vests one year following the date of grant (or, if earlier, the date of the Company’s next annual stockholder meeting following the date of grant), subject to the Board member’s continued service through such date. The annual awards will accelerate and vest in full upon a change in control, subject to the member’s continuous service through such date.

The non-executive chair of the Board will receive an annual cash retainer of $30,000 for his or her service in that role (in addition to the annual retainer for each Board member described below). The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive annual cash retainers of $20,000, $15,000 and $10,000, respectively, for his or her respective committee service. Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, other than the chairs of such committees, will receive annual cash retainers of $10,000, $7,500 and $5,000, respectively, for his or her respective committee service. In addition to the foregoing, each Board member will receive an annual retainer of $45,000 for his or her service on the Board.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements discussed, when required, in the sections titled “Management” and “Executive and Director Compensation,” the registration rights described in the section titled “Description of Securities — Registration Rights,” the following is a description of each transaction since January 1, 2020 and ach currently proposed transaction in which

•	We been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors, executive officers or holders of more than 5% of its capital stock prior to the Business Combination, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

CCX’s Transactions and Agreements

In February 2024, the Sponsor acquired an aggregate of 7,187,500 Class B Ordinary Shares of CCX for approximately $0.003 per share. In April 2025, CCX, through a share capitalization, issued the Sponsor an additional 1,437,500 Class B Ordinary Shares of CCX. In May 2025, CCX, through a share capitalization, issued the Sponsor an additional 1,725,000 Class B Ordinary Shares of CCX. Upon the Domestication, the Class B Ordinary Shares of CCX converted into shares of our Common Stock. Following the Domestication, the Sponsor holds 10,350,000 Founder Shares. The Sponsor agreed to forfeit up to an aggregate of 1,350,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding CCX Ordinary Shares upon completion of the CCX IPO (not including the CCX Class A Ordinary Shares underlying the CCX private placement units). The Founder Shares (including the CCX Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. As a result of the full exercise of the over-allotment option by the underwriter, the 1,350,000 Founder Shares are no longer subject to forfeiture.

In May 2025, the Sponsor purchased an aggregate of 300,000 CCX private placement units, at a price of $10.00 per unit, for an aggregate purchase price of $3,000,000, in a private placement in connection with the CCX IPO. The CCX private placement units were comprised of (1) one share of Class A Ordinary Shares of CCX and (2) one-quarter warrant for each Class A Ordinary Share sold as part of the CCX private placement unit, or 75,000 Private Warrants.

In May 2025, CCX agreed to reimburse M. Klein Associates, Inc., the managing member of the Sponsor, through its affiliate the Klein Group, LLC, an amount equal to $30,000 per month for office space, utilities and secretarial and administrative support made available to CCX. In addition, CCX agreed, pursuant to an administrative services and indemnification agreement with the managing member of the Sponsor, that it will indemnify the Sponsor from any claims arising out of or relating to the CCX IPO, or its operations or conduct of its business (including the Business Combination) or any claims against CCX alleging any expressed or implied management or endorsement by them of any of its activities or any express implied association between the Sponsor and CCX, which agreement provides that the indemnified parties cannot access the funds held in CCX’s trust account. Upon the Closing, the obligation to continue paying these monthly fees was terminated.

In February 2024, CCX and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan CCX an aggregate of up to $600,000 to cover expenses related to the CCX IPO pursuant to a promissory note. This loan was non-interest bearing and payable on the earlier of December 31, 2025, or the date on which the Company consummated the CCX IPO. The Company repaid the borrowings in full at the closing of the CCX IPO. Borrowings under the promissory notes are no longer available.

CCX has agreed to indemnify the Sponsor and its members (present and former), managers and affiliates and their respective present and former officers and directors to the fullest extent permitted under applicable law from any claims made by CCX or a third party in respect of any investment opportunities sourced by them or any liability arising with respect to their activities in connection with CCX’s affairs, to the extent that such indemnification, hold harmless and exoneration obligations with respect to such matters are not expressly covered by a separate written agreement between CCX and any such party. Such indemnity provided that the indemnified parties could not access the funds held in the trust account.

Sponsor Agreement

On September 8, 2025, in connection with the Merger Agreement, CCX entered into an amended and restated sponsor agreement with the Sponsor (the “Sponsor Agreement”) and certain of CCX’s directors and officers (the “CCX Insiders”). Pursuant to the Sponsor Agreement, the Sponsor and CCX Insiders agreed, among other things, to vote their shares in favor of the Business Combination and related matters, refrain from exercising redemption rights with respect to such shares in connection with the Business Combination and, to the extent applicable, waive anti-dilution rights with respect to the Founder Shares. The Sponsor Agreement also provided that, upon the Closing, 1,500,000 Founder Shares held by the Sponsor became subject to vesting based on the post-closing stock price performance. Those unvested shares will vest only if, within five years after closing, either (i) the volume weighted average price of our Common Stock equals or exceeds $12.00 per share for any 15 trading days within any 180 consecutive trading day period or (ii) a change of control occurs in which the per-share price received or implied is at least $12.00. Any such shares that do not vest within the five-year period will be automatically forfeited to the Company for no consideration.

Advisory Agreement

In September 2025, in connection with the execution of the Merger Agreement, CCX entered into an Advisory Agreement with M. Klein & Company, through its affiliate, The Klein Group, LLC (the “Advisor”), an affiliate of the Sponsor. The Advisory Agreement became effective upon the Closing and has an initial two-year term, subject to extension by mutual agreement. Under the Advisory Agreement, the Advisor agreed to provide financial advisory, strategic consulting and business development services to the Company in exchange for a fixed cash retainer of $250,000 per quarter, and reimbursement of certain reasonable out-of-pocket expenses (subject to an annual cap of $50,000). We may also be subject to additional fees under the Advisory agreement in the event we separately engage the Advisor in connection with certain financing, strategic investment or M&A transactions. We made no payment sunder the Advisory Agreement in 2025.

Infleqtion’s Related Person Transactions

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company, the Sponsor, certain of the Company’s directors and officers and certain former stockholders of Legacy Infleqtion entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Company agreed to file, within 30 business days after the Closing Date, a registration statement to register for resale, pursuant to Rule 415 under the Securities Act, certain securities of the Company held by, or issuable to, the parties thereto. Pursuant to the A&R Registration Rights Agreement, subject to certain requirements and customary conditions, the Company also granted the parties thereto customary demand, shelf takedown and piggyback registration rights, agreed to pay certain expenses relating to such registrations and agreed to indemnify such parties against certain liabilities in connection therewith.

Business Combination

On September 8, 2025, CCX and Legacy Infleqtion announced that they entered into the Merger Agreement, by and among CCX, Merger Sub I, Merger Sub II, and Legacy Infleqtion, which, among other things and subject to the terms and conditions contained therein, provided for (a) the Domestication, and (b) following the Domestication, the merger of Merger Sub I with and into Legacy Infleqtion, with Legacy Infleqtion continuing as the surviving corporation, and immediately thereafter, the merger of such surviving corporation with and into Merger Sub II, with Merger Sub II (renamed as “Infleqtion Quantum, LLC”) continuing as the surviving entity and as a wholly owned subsidiary of CCX (which was renamed as “Infleqtion, Inc.”) (collectively, the Mergers, and, together with the Domestication and other transactions contemplated by the Merger Agreement and the related agreements, the “Business Combination”).

On February 12, 2026, CCX held a Special Meeting where the shareholders of CCX considered and approved a number of matters, including the consummation of the Business Combination. Following the Special Meeting, on that same day, CCX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which CCX was domesticated and continues as a Delaware corporation, changing its name to “Infleqtion, Inc.” Immediately prior to the Domestication, each then-issued and outstanding CCX Class B Ordinary Share was converted, on a one-for-one basis, into a CCX Class A Ordinary Share. Further, in connection with the Domestication: (a) each then-issued and outstanding CCX Class A Ordinary Share converted automatically, on a one-for-one basis, into a share of Common Stock of Infleqtion, Inc; (b) each then-issued and outstanding public warrant to acquire CCX Class A Ordinary Shares converted automatically into a Public Warrant, on a one-for-one basis, and (c) each then-issued and outstanding unit of CCX was cancelled, thereafter entitling the holder of such unit to one share of common stock and one-quarter of one Public Warrant.

On February 13, 2026, as contemplated by the Merger Agreement, we consummated the transactions contemplated by the Merger Agreement and effected the Business Combination. In connection with the Closing, we moved the listing of our Common Stock and Public Warrants from Nasdaq to NYSE and changed the trading symbols of our common stock and warrants from “CCCX” and “CCCXW,” to “INFQ” and “INFQ WS,” respectively.

Related Party Financings

Subscription Agreement

On September 8, 2025, concurrently with the execution of the Merger Agreement, the Company entered into a Subscription Agreement (the “Maverick Subscription Agreements”) with certain investment funds and accounts managed by Maverick Capital (collectively, the “Maverick PIPE Holders”), pursuant to which the Maverick PIPE Holders agreed to purchase an aggregate of 2,500,000 shares of our Common Stock at a price of $10.00 per share, for an aggregate purchase amount of $25,000,000 (the “Maverick PIPE Investment”). The Maverick PIPE Investment closed simultaneously with the Closing.

David Singer, one of our directors, is a director, officer or partner of, or has a financial interest in, the Maverick PIPE Holders and Maverick Capital beneficially owns more than 5% of our outstanding Common Stock. The shares purchased by the Maverick PIPE Holders were purchased on the same terms and at the same per share price as all other investors participating in the private placement. The Maverick Subscription Agreements were approved by the Board of Directors of CCX prior to the Closing. David Singer was not a member of the Board of Directors at the time the subscription agreements were executed and did not participate in approving the Maverick PIPE Investment.

Series A Financing

All share counts presented in this subsection are presented prior to the application of the Exchange Ratio.

In a series of closings from October 2020 through December 2020, we issued and sold to investors in a private offering an aggregate of 101,515,976 shares of Infleqtion Series A preferred stock at a purchase price of $0.3628 per share, for aggregate consideration of approximately $36,829,996.

The following table sets forth the aggregate number of shares of Infleqtion Series A preferred stock acquired by related persons in the financing transaction described above.

Investor(1)	Shares of Infleqtion Series A Preferred Stock	Aggregate Purchase Price
LCP Quantum Partners, LLC(2)	41,345,093	$14,999,999.75
Entities affiliated with Global Frontier(3)	19,294,376	$6,999,999.62
Foundry Group Next 2018, L.P.(4)	16,538,037	$5,999,999.83
Entities affiliated with Maverick(5)	11,025,357	$3,999,999.53
Entities affiliated with Timothy Day(6)	4,134,507	$499,999.38

(1)	For additional details regarding these stockholders and their equity holdings, see “Beneficial Ownership of Securities.”
(2)	Tyler Brous, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, LCP Quantum Partners, LLC.
(3)

Consists of 15,242,557 shares of Infleqtion Series A preferred stock purchased by Global Frontier Quantum Opportunity Fund, LP and 4,051,819 shares of Infleqtion Series A preferred stock purchased by Global Frontier Partners, LP. Grant Dollens, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities.

(4)	Foundry Group Next 2018, L.P. beneficially owns more than 5% of the outstanding capital stock of Infleqtion.
(5)

Consists of 7,143,294 shares of Infleqtion Series A preferred stock purchased by Maverick Ventures Investment Fund, L.P. and 3,882,063 shares of Infleqtion Series A preferred stock purchased by Maverick Advisors Fund, L.P. David Singer, one of our directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities. Maverick Capital beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

(6)

Consists of 1,171,444 shares of Infleqtion Series A preferred stock purchased by The Day Revocable Trust, 68,908 shares of Infleqtion Series A preferred stock purchased by The Meghan Alyssa Day 2001 Irrevocable Trust, 68,908 shares of Series A Preferred Stock purchased by The Cameron Blake Day 2001 Irrevocable Trust, and 68,908 shares of Infleqtion Series A preferred stock purchased by The Aaron Mitchell Day 2001 Irrevocable Trust. Timothy Day, a former member of Infleqtion’s board of directors, and/or family members thereof, have a financial interest in the aforementioned entities.

2021 Convertible Note Financing

All share counts presented in this subsection are presented prior to the application of the Exchange Ratio.

In June 2021, Infleqtion issued and sold to investors in a private offering convertible promissory notes (the “2021 Notes”) for an aggregate principal amount of $19,971,341.

The following table sets forth the aggregate principal amount of 2021 Notes acquired by related persons in the financing transaction described above.

Investor(1)	Aggregate Principal Amount
LCP Quantum Partners II, LLC(2)	$5,494,787.00
Entities affiliated with Global Frontier(3)	$5,654,287.00
Foundry Group Next 2018, L.P.(4)	$2,149,374.00
Entities affiliated with Maverick(5)	$4,579,600.00
Entities affiliated with Timothy Day(6)	$392,898.00

(1)	For additional details regarding these stockholders and their equity holdings, see “Beneficial Ownership of Securities.”
(2)	Tyler Brous, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, LCP Quantum Partners II, LLC.
(3)

Consists of $4,510,313.00 principal amount of 2021 Notes purchased by Global Frontier Quantum Opportunity Fund, LP and $1,143,974.00 principal amount of 2021 Notes purchased by Global Frontier Partners, LP. Grant Dollens, one of Infleqtion’s former directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities. Global Frontier beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

(4)	Foundry Group Next 2018, L.P. beneficially owns more than 5% of the outstanding capital stock of Infleqtion.
(5)

Consists of $2,243,370.00 principal amount of 2021 Notes purchased by Maverick Ventures Investment Fund, L.P. and $2,336,230.00 principal amount of 2021 Notes purchased by Maverick Advisors Fund, L.P. David Singer, one of our directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities. Maverick Capital beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

(6)

Consists of $300,000.00 principal amount of 2021 Notes purchased by The Day Revocable Trust, $41,449.00 principal amount of 2021 Notes purchased by The Meghan Alyssa Day 2001 Irrevocable Trust, $10,000.00 principal amount of 2021 Notes purchased by The Cameron Blake Day 2001 Irrevocable Trust, and $41,449.00 principal amount of 2021 Notes purchased by The Aaron Mitchell Day 2001 Irrevocable Trust. Timothy Day, one of Infleqtion’s former directors, and/or family members thereof, have a financial interest in the aforementioned entities.

Series B Financing

All share counts presented in this subsection are presented prior to the application of the Exchange Ratio.

In multiple closings from June 2022 through October 2022, Infleqtion issued and sold to investors in a private offering an aggregate of 107,814,417 shares of Infleqtion Series B preferred stock at a purchase price of $1.0176 per share, for aggregate consideration of approximately $109,711,951. In connection with the initial closing of the Series B financing, all of the 2021 Notes converted into 32,419,574 shares of Infleqtion’s Series B-1 Preferred Stock at a conversion price of $0.6420 per share.

The following table sets forth the aggregate number of shares of Infleqtion Series B preferred stock and Infleqtion Series B-1 preferred stock acquired by related persons in the financing transaction described above.

Investor(1)	Shares of Infleqtion Series B Preferred Stock	Aggregate Purchase Price	Shares of Infleqtion Series B-1 Preferred Stock	Aggregate Principal and Interest of 2021 Notes Converted into Series B-1 Preferred Stock
Entities affiliated with LCP Quantum Partners(2)	22,441,995	$22,836,974.13	8,917,157	$5,724,815.34
Entities affiliated with Global Frontier(3)	15,231,916	$15,499,997.76	9,176,000	$5,890,992.49
Foundry Group Next 2018, L.P.(4)	3,930,816	$3,999,998.38	3,490,657	$2,241,002.11
Entities affiliated with Maverick(5)	1,965,406	$1,999,997.16	7,437,428	$4,774,828.97
BOKA Group Holdings I LP(6)	34,394,654	$34,999,999.92	N/A	N/A
Breakthrough Victoria Pty Ltd(7)	19,654,080	$19,999,991.81	N/A	N/A

(1)	For additional details regarding these stockholders and their equity holdings, see “Beneficial Ownership of Securities.”
(2)

Consists of 22,441,995 shares of Infleqtion Series B preferred stock purchased by LCP Quantum Partners III, LLC and 8,917,157 shares of Infleqtion Series B-1 preferred stock issued upon conversion of $5,724,815.34 of principal and accrued interest on 2021 Notes held by LCP Quantum Partners II, LLC. Tyler Brous, one of Infleqtion’s former directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities.

(3)

Consists of 13,266,508 shares of Infleqtion Series B preferred stock purchased by Global Frontier Quantum Opportunity Fund, LP, 7,319,514 shares of Infleqtion Series B-1 preferred stock issued upon conversion of $4,699,128.29 of principal and accrued interest on 2021 Notes held by Global Frontier Quantum Opportunity Fund, LP, 1,965,408 shares of Infleqtion Series B preferred stock purchased by Global Frontier Partners, LP, and 1,856,486 shares of Infleqtion Series B-1 preferred stock issued upon conversion of $1,191,864.20 of principal and accrued interest on 2021 Notes held by Global Frontier Partners, LP. Grant Dollens, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities. Global Frontier beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

(4)	Foundry Group Next 2018, L.P. beneficially owns more than 5% of the outstanding capital stock of Infleqtion.
(5)

Consists of 966,668 shares of Infleqtion Series B preferred stock purchased by Maverick Ventures Investment Fund, L.P., 3,643,310 shares of Infleqtion Series B-1 preferred stock issued upon conversion of $2,339,005.17 of principal and accrued interest on 2021 Notes held by Maverick Ventures Investment Fund, L.P., 998,738 shares of Infleqtion Series B preferred stock purchased by Maverick Advisors Fund, L.P. and 3,794,118 shares of Infleqtion Series B-1 preferred stock issued upon conversion of $2,435,823.80 of principal and accrued interest on 2021 Notes held by Maverick Advisors Fund, L.P. David Singer, one of our directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities. Maverick Capital beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

(6)	Erik Thoresen, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, BOKA Group Holdings I LP.
(7)	Breakthrough Victoria Pty Ltd beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

2024 SAFE Financing

All share counts presented in this subsection are presented prior to the application of the Exchange Ratio.

In multiple closings from April 2024 through May 2024, Infleqtion issued and sold to investors in a private offering Simple Agreements for Future Equity (the 2024 SAFEs) for an aggregate principal amount of $23,988,097.56.

The following table sets forth the aggregate principal amount of 2024 SAFEs acquired by related persons in the financing transaction described above.

Investor(1)	Aggregate Principal Amount
LCP Quantum Partners IV, LLC(2)	$5,478,453.00
Entities affiliated with Global Frontier(3)	$1,450,000.00
Entities affiliated with Maverick(4)	$1,376,421.00
Lego Holdings, LP(5)	$250,000.00
The John R. Kinsella Revocable Living Trust(6)	$200,000.00
Kristina M. Johnson Revocable Trust(7)	$100,000.00
Breakthrough Victoria Pty Ltd(8)	$10,000,000.00

(1)	For additional details regarding these stockholders and their equity holdings, see “Beneficial Ownership of Securities.”
(2)	Tyler Brous, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, LCP Quantum Partners IV, LLC.
(3)

Consists of $250,000.00 principal amount of 2024 SAFEs purchased by Global Frontier Quantum Opportunity Fund, LP and $1,200,000.00 principal amount of 2024 SAFEs purchased by Global Frontier Partners, LP. Grant Dollens, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities. Global Frontier beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

(4)

Consists of $782,519.35 principal amount of 2024 SAFEs purchased by Maverick Ventures Investment Fund, L.P. and $593,901.65 principal amount of 2024 SAFEs purchased by Maverick Advisors Fund, L.P. David Singer, one of our directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities. Maverick Capital beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

(5)	Catherine Lego, one of our directors, is a director, officer or partner of, or has a financial interest in, Lego Holdings, LP.
(6)	Matthew Kinsella, Infleqtion’s Chief Executive Officer and one of our directors, and/or family members thereof, have a financial interest in The John R. Kinsella Revocable Living Trust.
(7)	Kristina Johnson, one of our directors, is a trustee of the Kristina M. Johnson Revocable Trust, and certain family members of Dr. Johnson have a financial interest therein.
(8)	Breakthrough Victoria Pty Ltd beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

Series C Financing

All share counts presented in this subsection are presented prior to the application of the Exchange Ratio.

In multiple closings from December 2024 through May 2025, Infleqtion issued and sold to investors in a private offering an aggregate of 60,399,952 shares of Infleqtion Series C preferred stock at a purchase price of $1.2340 per share, for aggregate consideration of approximately $74,533,540. In connection with the initial closing of the Series C financing, all of the 2024 SAFEs converted into 22,869,771 shares of Infleqtion Series C-1 preferred stock at a conversion price of $1.0489 per share.

The following table sets forth the aggregate number of shares of Infleqtion Series C preferred stock and Infleqtion Series C-1 preferred stock acquired by related persons in the financing transaction described above.

Investor(1)	Shares of Infleqtion Series C Preferred Stock	Aggregate Purchase Price	Shares of Infleqtion Series C-1 Preferred Stock	Aggregate Principal of 2024 SAFES Converted into Series C-1 Preferred Stock
Entities affiliated with LCP Quantum Partners(2)	8,107,961	$10,005,223.89	5,223,046	$5,478,453.00
Entities affiliated with Global Frontier(3)	4,457,050	$5,499,999.70	1,382,399	$1,450,000.00
Entities affiliated with Maverick(4)	4,254,456	$5,249,998.73	1,312,251	$1,376,421.00
Glynn Partners VI, L.P.(5)	8,103,727	$9,999,999.12	N/A	N/A
The John R. Kinsella Revocable Living Trust(6)	202,593	$249,999.77	190,675	$200,000.00
The Day Revocable Trust(7)	101,296	$124,999.27	N/A	N/A
Erik Thoresen(8)	50,000	$61,700.00	N/A	N/A
Kristina M. Johnson Revocable Trust(9)	N/A	N/A	95,337	$100,000.00
Breakthrough Victoria Pty Ltd(10)	N/A	N/A	9,533,797	$10,000,000.00

(1)	For additional details regarding these stockholders and their equity holdings, see “Beneficial Ownership of Securities.”
(2)

Consists of 8,107,961 shares of Infleqtion Series C preferred stock purchased by LCP Quantum Partners V, LLC and 5,223,046 shares of Infleqtion Series C-1 preferred stock issued upon conversion of $5,478,453.00 of principal amount of 2024 SAFEs held by LCP Quantum Partners IV, LLC. Tyler Brous, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities.

(3)

Consists of 4,457,050 shares of Infleqtion Series C preferred stock purchased by Global Frontier Quantum Opportunity Fund, LP, 238,344 shares of Infleqtion Series C-1 preferred stock issued upon conversion of $250,000.00 of principal amount of 2024 SAFEs held by Global Frontier Quantum Opportunity Fund, LP and 1,144,055 shares of Infleqtion Series C-1 preferred stock issued upon conversion of $1,200,000.00 of principal amount of 2024 SAFEs held by Global Frontier Partners, LP. Grant Dollens, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities.

(4)

Consists of 115,178 shares of Infleqtion Series C preferred stock purchased by Maverick Ventures Investment Fund, L.P., 746,038 shares of Infleqtion Series C-1 preferred stock issued upon conversion of $782,519.35 of principal amount of 2024 SAFEs held by Maverick Ventures Investment Fund, L.P., 87,415 shares of Infleqtion Series C preferred stock purchased by Maverick Advisors Fund, L.P., 566,213 shares of Infleqtion Series C-1 preferred stock issued upon conversion of $593,901.65 of principal amount of 2024 SAFEs held by Maverick Advisors Fund, L.P., 1,519,449 shares of Infleqtion Series C preferred stock purchased by Maverick Designated Investments Fund, L.P. and 2,532,414 shares of Infleqtion Series C preferred stock purchased by Maverick Silicon Fund, L.P. David Singer, one of our directors, is a director, officer or partner of, or has a financial interest in, the aforementioned entities. Maverick Capital beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

(5)	Charles Friedland, a former member of Infleqtion’s board of directors, is a director, officer or partner of, or has a financial interest in, Glynn Partners VI, L.P.
(6)	Matthew Kinsella, our Chief Executive Officer and one of our directors, and/or family members thereof, have a financial interest in The John R. Kinsella Revocable Living Trust.
(7)	Timothy Day, a former member of Infleqtion’s board of directors, and/or family members thereof, have a financial interest in The Day Revocable Trust.
(8)	Erik Thoresen is a former member of Infleqtion’s board of directors.
(9)	Kristina Johnson, one of our directors, is a trustee of the Kristina M. Johnson Revocable Trust, and certain family members of Dr. Johnson have a financial interest therein.

(10)	Breakthrough Victoria Pty Ltd beneficially owns more than 5% of the outstanding capital stock of Infleqtion.

Non-Exclusive License Agreement with the University of Colorado

In February 2012, Infleqtion entered into a non-exclusive license agreement with the Regents of the University of Colorado (the “Non-Exclusive CU License Agreement”), as amended. Under the Non-Exclusive CU License Agreement, Infleqtion is granted a non-exclusive, worldwide license, in all fields to (a) make, use, sell, offer for sale, lease and import products and processes that would infringe certain licensed patents co-owned with SRI International, Inc. listed in the Non-Exclusive CU License Agreement, and (b) use CU’s know how related to such patents. The license grant in the preceding sentence is exclusive as to CU’s interests in the patents listed in the Non-Exclusive CU License Agreement.

In consideration for the rights granted under the Non-Exclusive CU License Agreement, Infleqtion will pay a royalty on net sales in the low single digits, with royalties on sales to the government fluctuating by a single digit percentage, depending on volume, and a sublicense revenue percentage share in the low double digits for sublicenses. For a summary of the Non-Exclusive CU License Agreement, please see the section titled “Our Business — Intellectual Property—Non-Exclusive License Agreement with the University of Colorado.”

Exclusive License Agreement with the University of Colorado

In June 2021, Infleqtion entered into an exclusive license agreement with the Regents of the University of Colorado (the “Exclusive CU License Agreement”). Under the Exclusive CU License Agreement, Infleqtion is granted (a) an exclusive (subject to standard carve-outs), worldwide, sub-licensable license, in all fields, to (a) make, have made, use, sell, offer for sale, render, and practice products, services, and processes that would infringe the licensed patents listed in the Exclusive CU License Agreement; (b) reproduce, sell, distribute, and make derivative works of the computer control software described in the agreement; and (c) reproduce, modify, distribute, transmit, create derivative works from, publicly display, and publicly perform any derivative works of the software described in clause (b) created by CU.

In consideration for the rights granted under the Exclusive CU License Agreement, Infleqtion paid a $130,000 license fee, and will pay annual license maintenance fees (creditable against royalties), a royalty on net sales of non-software products in the low single digits, with royalties on sales to the government fluctuating by a single digit percentage, depending on volume, a royalty on net sales of licensed software products in the mid-single digits, and a sublicense revenue percentage share in the low double digits for sublicenses (with higher rates for sublicenses executed in the first or second year). For a summary of the Exclusive CU License Agreement, please see the section titled “Our Business—Intellectual Property—Exclusive License Agreement with the University of Colorado.”

Consulting Agreement with Grant Dollens

In September 2024, Infleqtion entered into a consulting agreement with Grant Dollens, a then-member of Infleqtion’s board of directors to become our Interim Chief Financial Officer. Under the terms of the agreement, Mr. Dollens provides financial and accounting services to Infleqtion and receives compensation at a rate of $15,000 per month. Under this agreement, Infleqtion paid Mr. Dollens $48,500 in the year ended December 31, 2024, and $135,000 in the nine months ended September 30, 2025, as well as amounts related to travel expense reimbursement. Infleqtion and Mr. Dollens terminated this agreement effective November 1, 2025.

Consulting Agreement with Timothy Day

On December 5, 2025, the Company formally engaged DRS Daylight Solutions, Inc. (“DRS Daylight”) to provide engineering and programming services to the Company, which services had commenced on November 1, 2025. At that time, Mr. Day served as an executive of DRS Daylight and was a member of the Company’s Board of Directors until November 3, 2025, when he resigned as a director. Mr. Day subsequently departed DRS Daylight and joined Monarch Quantum Inc. (“Monarch), a company controlled by Mr. Day, and the Company transitioned the services agreement to Monarch on December 16, 2025. Under the terms of these arrangements, Mr. Day provides engineering and programming services to the Company. Total accounts payable of $1.8 million is outstanding as of December 31, 2025. No amounts were paid during the year ended December 31, 2025.

Legal Fees to Clif Anderson

In the past, Infleqtion has retained the legal services of Clif Anderson, brother to Dana Anderson, our Chief Science Officer and a former member of Infleqtion’s board of directors, for the preparation and filing of patent applications and other patent-related legal matters. For the years ended December 31, 2024 and 2023, Inflection paid Mr. Anderson legal fees of $88 thousand and $396 thousand, respectively, for patent legal services rendered. Infleqtion made no payments to Mr. Anderson for any services in 2025.

Indemnification Agreements

In connection with the Closing, we entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law. Our Bylaws also empower us to purchase insurance on behalf of any person whom we are required or permitted to indemnify. For additional information related to our indemnification obligations in respect of our directors and officers, see the section titled “Management—Limitations on Liability and Indemnification of Officers and Directors.” We believe that the indemnification provisions in our Certificate of Incorporation and our Bylaws, liability insurance and the indemnification agreements that we have entered into are necessary to attract and retain talented and experienced directors and officers.

Policies and Procedures for Related Person Transactions

Effective upon the Closing, we adopted a related person transactions policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable offerings or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

PRINCIPAL SECURITYHOLDERS

The following table sets forth the beneficial ownership of our Common Stock as of February 13, 2026, after giving effect to the Closing, by:

•	each person who is the beneficial owner of more than five percent of the outstanding shares of our Common Stock;

•	each of our named executive officers and directors; and

•	all our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership percentages set forth in the table below are based on 216,471,927 shares of Common Stock issued and outstanding as of the Closing Date and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase 10,425,000 shares of Common Stock, or the exercise of options to purchase 30,179,087 shares of Common Stock, in each case subject to any applicable vesting conditions.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Named Executive Officers:
Matthew Kinsella(2)	8,537,158	3.9%
Catherine Lego(3)	560,481	*
Eric Bjornholt	—	—
Kristina Johnson(4)	406,578	*
Dawn Meyerriecks(5)	347,403	*
David Singer(6)	34,740	*
Paul Lipman(7)	1,056,975	*
Pranav Gokhale(8)	2,604,519	1.2%
All directors and executive officers as a group (10 individuals)(9)	13,411,232	6.0%

Five Percent Holders:
BOKA Group Holdings(10)	12,448,810	5.8%
Entities Affiliated with Global Frontier(11)	25,622,170	11.8%
Entities Affiliated with LCP Quantum Management, LLC(12)	17,461,262	8.1%
Entities Affiliated with LCP Quantum Management III, LLC(13)	13,067,652	6.0%
Entities Affiliated with Maverick Capital(14)	19,976,664	9.2%

*	Less than one percent.
(1)	Unless otherwise noted, the principal business address of each of the following individuals is c/o Infleqtion, Inc., 1315 West Century Drive, Suite 150, Louisville, CO 80027.
(2)

Consists of (i) 5,950,380 shares of Common Stock issuable upon exercise of options held directly by Mr. Kinsella, all of which are early exercisable as of the date of grant, which number of shares includes 3,675,235 shares vested as of the Closing Date and 4,025,258 shares for which the time- and service-based vesting condition would be satisfied within 60 days of the Closing Date, (ii) 560,327 shares of Common Stock held of record by Kinsella Investment Holdings, LLC and (iii) 1,889,829 shares of Common Stock issuable upon exercise of options held by Kinsella Investment Holdings, LLC, all of which shares are vested as of the Closing Date. Mr. Kinsella may be deemed to beneficially own shares held by Kinsella Investment Holdings, LLC by virtue of his voting power and investment power over such shares.
(3)

Consists of (i) 477,680 shares of Common Stock held directly by Ms. Lego, 82,990 of which will be subject to the Company’s right of repurchase after 60 days from the Closing Date, and (ii) 82,801 shares of Common Stock held of record by Lego Holdings, LP. Ms. Lego may be deemed to beneficially own shares held by Lego Holdings, LP by virtue of her voting power and investment power over such shares.

(4)

Consists of (i) 33,120 shares of Common Stock held of record by Catalyzer Ventures, LP Fund 1 and (ii) 373,458 shares of Common Stock issuable upon exercise of options held directly by Dr. Johnson, which number of shares consists of 207,477 shares vested as of the Closing Date and 228,224 shares for which the time- and service-based vesting condition would be satisfied within 60 days of the Closing Date. Dr. Johnson may be deemed to beneficially own shares held by Catalyzer Ventures, LP Fund 1 by virtue of her voting power and investment power over such shares.

(5)	Consists of 347,403 shares of Common Stock issuable upon exercise of options held by Ms. Meyerriecks, all of which shares are vested as of the Closing Date.
(6)	Consists of 34,740 shares of Common Stock issuable upon exercise of options held by Mr. Singer, all of which shares are vested as of the Closing Date.
(7)	Consists of 1,056,975 shares of Common Stock issuable upon exercise of options held by Mr. Lipman, all of which shares are vested as of the Closing Date.
(8)

Consists of (i) 2,338,980 shares of Common Stock held directly by Mr. Gokhale and (2) 265,539 shares of Common Stock issuable upon exercise of options held by Mr. Gokhale, which number of shares consists of 244,268 shares vested as of the Closing Date and 255,124 shares for which the time- and service-based vesting condition would be satisfied within 60 days of the Closing Date.

(9)

Consists of (i) 3,492,908 shares of Common Stock and (ii) 9,918,324 shares of Common Stock issuable upon exercise of options, which number of shares consists of 7,455,927 shares vested as of the Closing Date and 7,837,553 shares for which the time- and service-based vesting condition would be satisfied within 60 days of the Closing Date.

(10)

The general partner of BOKA Group Holdings I LP is BOKA Group Holdings GP LLC. John James is the managing member of BOKA Group Holdings GP LLC and may be deemed to share voting and investment power with respect to the securities held by BOKA Group Holdings I LP. John James disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The principal address for BOKA Group Holdings GP LLC is 1330 Avenue of the Americas, 23rd Floor, New York, NY 10019.

(11)

Consists of (i) 4,783,076 shares of Common Stock held by Global Frontier Partners, LP (GF Partners) and (ii) 20,839,094 shares of Common Stock held by Global Frontier Quantum Opportunity Fund, LP (GF Quantum Opportunity Fund). Global Frontier Investments, LLC (GF Investments) is the general partner of GF Partners and GF Quantum Opportunity Fund and Grant Dollens is the control person of GF Investments. GF Investments and Mr. Dollens may be deemed to share voting and investment power with respect to securities held by GF Partners and GF Quantum Opportunity Fund. GF Investments and Mr. Dollens each disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein. The address for GF Partners and GF Quantum Opportunity Fund is 92 Broad St., Charleston, SC 29401.

(12)

Consists of (i) 14,363,414 shares of Common Stock held by LCP Quantum Partners, LLC and (ii) 3,097,848 shares of Common Stock held by LCP Quantum Partners II, LLC. LCP Quantum Management, LLC is the manager of LCP Quantum Partners, LLC and LCP Quantum Partners II, LLC, and as a result, LCP Quantum Management, LLC may be deemed to share investment and voting power with respect to the securities held by LCP Quantum Partners, LLC and LCP Quantum Partners II, LLC. The address for LCP Management, LLC is 3889 Maple Ave. Suite 220 Dallas, TX 75219.

(13)

Consists of (i) 7,796,419 shares of Common Stock held by LCP Quantum Partners III, LLC, (ii) 1,814,502 shares of Common Stock held by LCP Quantum Partners IV, LLC, (iii) 2,816,731 shares of Common Stock held by LCP Quantum Partners V, LLC, and (iv) 640,000 shares of Common Stock held by LCP Quantum Partners VI, LLC. LCP Quantum Management III, LLC (LCP Management III) is the manager of LCP Quantum Partners III, LLC, LCP Quantum Partners IV, LLC, LCP Quantum Partners V, LLC and LCP Quantum Partners VI, LLC, and as a result LCP Management III may be deemed to share investment and voting power with respect to the securities held by LCP Quantum Partners III, LLC, LCP Quantum Partners IV, LLC, LCP Quantum Partners V, LLC and LCP Quantum Partners VI, LLC. The address for LCP Management III is 3889 Maple Ave. Suite 220 Dallas, TX 75219.
(14)

Consists of (i) 6,217,382 shares of Common Stock held by Maverick Advisors Fund, L.P. (Maverick Advisors), (ii) 9,816,912 shares of Common Stock held by Maverick Ventures Investment Fund, L.P. (Maverick Ventures), (iii) 527,861 shares of Common Stock held by Maverick Designated Investments Fund, L.P. (Maverick Designated Investments), (iv) 2,879,769 shares of Common Stock held by Maverick Silicon Fund, L.P. (Maverick Silicon), (v) 135,800 shares of Common Stock held by Maverick Fund II, Ltd. (Maverick Fund II), (vi) 136,300 shares of Common Stock held by Maverick Fund USA, Ltd. (Maverick USA), (vii) 143,900 shares of Common Stock held by Maverick Long Enhanced Fund, Ltd. (Maverick Enhanced), (viii) 75,700 shares of Common Stock held by Maverick Long Fund, Ltd (Maverick Long), (ix) 8,300 shares of Common Stock held by a separately managed account managed by Maverick Capital, Ltd and (x) 34,740 shares of Common Stock issuable upon exercise of options held by Mr. Singer. Maverick Capital Ventures, LLC is the general partner of each of Maverick Advisors and Maverick Ventures, and Lee S. Ainslie III and David B. Singer are the managing partners of Maverick Capital Ventures, LLC. Maverick Silicon Fund GP, LLC is the general partner of Maverick Silicon, and Mr. Ainslie and Andrew Homan are the managing partners of Maverick Silicon Fund GP, LLC. Maverick Capital, Ltd. is the investment manager of Maverick Designated Investments Fund. Maverick Capital Management, LLC is the general partner of Maverick Capital, Ltd. and Mr. Ainslie is the sole manager of Maverick Capital Management, LLC. and the managing partner of Maverick Capital, Ltd. Maverick Capital, Ltd. is also the investment advisor to Maverick USA, Maverick Fund II, Maverick Enhanced and Maverick Long. The principal address for each of the funds referenced above is 1900 N. Pearl Street, 20th Floor, Dallas TX 75201.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of (i) up to 121,829,432 shares of Common Stock, issued in connection with the Business Combination (as defined below) consisting of (a) up to 12,654,760 PIPE Shares, (b) up to 10,350,000 Founder Shares, including 1,500,000 Founder Shares were unvested as of the Closing and will re-vest upon the occurrence of the Triggering Event, (c) up to 300,000 CCX Private Placement Shares, (d) up to 98,449,672 shares of Common Stock issued to Legacy Infleqtion Holders registrable pursuant to the A&R Registration Rights Agreement, and (e) up to 75,000 shares of Common Stock issuable upon the exercise of the Private Warrants, and (ii) up to 75,000 Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional Selling Securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the Common Stock or Private Placement Warrants other than through a public sale.

Certain of the securities held by certain of our Selling Securityholders are subject to transfer restrictions under our bylaws. Such restrictions began at the Closing of the Business Combination and end on the earliest to occur of (i) 180 days after the date of the Closing; (ii) the date on which the volume weighted average price of our Common Stock listed on the NYSE, equals or exceeds $12.00 for any 15 trading days within any 180 consecutive trading day period. See the section titled “Description of our Securities—Bylaw Transfer Restrictions.”

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of February 13, 2026, following the Closing, regarding the beneficial ownership of our Common Stock and Warrants by the Selling Securityholders and the shares of Common Stock and Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximately 216,471,927 shares of Common Stock outstanding as of February 13, 2026 following the Closing.

Information with respect to shares of Common Stock and Private Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock or Private Warrants. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock or Private Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Private Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholders is a broker-dealer or an affiliate of a broker dealer.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholder’s method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Security Holder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Matthew Kinsella(2)	8,537,158	8,537,158	—	—	—	—	—	—
Catherine Lego(3)	560,481	560,481	—	—	—	—	—	—
Kristina Johnson(4)	406,578	406,578	—	—	—	—	—	—
Dawn Meyerriecks(5)	347,403	347,403	—	—	—	—	—	—
David Singer(6)	34,740	34,740	—	—	—	—	—	—
Paul Lipman(7)	1,056,975	1,056,975	—	—	—	—	—	—
Pranav Gokhale(8)	2,604,519	2,604,519	—	—	—	—	—	—
M. Klein Associates, Inc.(9)	9,652,500	9,652,500	—	—	62,500	62,500	—	—
Entities Affiliated with BOKA Group Holdings(10)	12,448,810	12,448,810	—	—	—	—	—	—
Entities Affiliated with Global Frontier(11)	25,622,170	25,622,170	—	—	—	—	—	—
Entities Affiliated with LCP Quantum Management, LLC (12)	17,461,262	17,461,262	—	—	—	—	—	—
Entities Affiliated with LCP Quantum Management III, LLC(13)	13,067,652	13,067,652	—	—	—	—	—	—
Entities Affiliated with Maverick Capital(14)	19,976,664	19,941,924	—	—	—	—	—	—
Alyeska Master Fund, LP(15)	5,000,000	5,000,000	—	—	—	—	—	—
Entities Affiliated with Morgan Stanley(16)	4,630,020	1,814,760	2,815,260	1.3%	—	—	—	—
Ghisallo Master Fund LP(17)	100,000	100,000	—	—	—	—	—	—
Entities affiliated with Polar Asset Management Partners(18)	600,000	600,000	—	—	—	—	—	—
Entities affiliated with Glynn Capital(19)	4,315,260	1,500,000	2,815,260	1.3%	—	—	—	—
Inland Sea LLC(20)	450,000	450,000	—	—	—	—	—	—
Condor Investments V(21)	262,500	262,500	—	—	12,500	12,500	—	—
BTIG, LLC(22)	360,000	360,000	—	—	—	—	—	—

(1)	Unless otherwise noted, the principal business address of each of the following individuals is c/o Infleqtion, Inc., 1315 West Century Drive, Suite 150, Louisville, CO 80027.
(2)

Consists of (i) 5,950,380 shares of Common Stock issuable upon exercise of options held directly by Mr. Kinsella, all of which are early exercisable as of the date of grant, which number of shares includes 3,675,235 shares vested as of the Closing Date and 4,025,258 shares for which the time- and service-based vesting condition would be satisfied within 60 days of the Closing Date, (ii) 560,327 shares of Common Stock held of record by Kinsella Investment Holdings, LLC and (iii) 1,889,829 shares of Common Stock issuable upon exercise of options held by Kinsella Investment Holdings, LLC, all of which shares are vested as of the Closing Date. Mr. Kinsella may be deemed to beneficially own shares held by Kinsella Investment Holdings, LLC by virtue of his voting power and investment power over such shares.

(3)

Consists of (i) 477,680 shares of Common Stock held directly by Ms. Lego, 82,990 of which will be subject to the Company’s right of repurchase after 60 days from the Closing Date, and (ii) 82,801 shares of Common Stock held of record by Lego Holdings, LP. Ms. Lego may be deemed to beneficially own shares held by Lego Holdings, LP by virtue of her voting power and investment power over such shares.

(4)

Consists of (i) 33,120 shares of Common Stock held of record by Catalyzer Ventures, LP Fund 1 and (ii) 373,458 shares of Common Stock issuable upon exercise of options held directly by Dr. Johnson, which number of shares consists of 207,477 shares vested as of the Closing Date and 228,224 shares for which the time- and service-based vesting condition would be satisfied within 60 days of the Closing Date. Dr. Johnson may be deemed to beneficially own shares held by Catalyzer Ventures, LP Fund 1 by virtue of her voting power and investment power over such shares.
(5)	Consists of 347,403 shares of Common Stock issuable upon exercise of options held by Ms. Meyerriecks, all of which shares are vested as of the Closing Date.
(6)	Consists of 34,740 shares of Common Stock issuable upon exercise of options held by Mr. Singer, all of which shares are vested as of the Closing Date.
(7)	Consists of 1,056,975 shares of Common Stock issuable upon exercise of options held by Mr. Lipman, all of which shares are vested as of the Closing Date.
(8)

Consists of (i) 2,338,980 shares of Common Stock held directly by Mr. Gokhale and (2) 265,539 shares of Common Stock issuable upon exercise of options held by Mr. Gokhale, which number of shares consists of 244,268 shares vested as of the Closing Date and 255,124 shares for which the time- and service-based vesting condition would be satisfied within 60 days of the Closing Date.

(9)

Consists of (i) 9,590,000 shares of common stock and (ii) 62,500 shares of common stock issuable upon the exercise of Private Warrants. Michael Klein is the controlling shareholder of M. Klein Associates, Inc. The securities beneficially owned by M. Klein Associates, Inc. may also be deemed to be beneficially owned by Mr. Klein. The principal address for M. Klein Associates, Inc. is 640 Fifth Avenue, 14th Floor, New York, NY 10019.

(10)

The general partner of BOKA Group Holdings I LP is BOKA Group Holdings GP LLC. John James is the managing member of BOKA Group Holdings GP LLC and may be deemed to share voting and investment power with respect to the securities held by BOKA Group Holdings I LP. John James disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The principal address for BOKA Group Holdings GP LLC is 1330 Avenue of the Americas, 23rd Floor, New York, NY 10019.

(11)

Consists of (i) 4,783,076 shares of Common Stock held by Global Frontier Partners, LP (GF Partners) and (ii) 20,839,094 shares of Common Stock held by Global Frontier Quantum Opportunity Fund, LP (GF Quantum Opportunity Fund). Global Frontier Investments, LLC (GF Investments) is the general partner of GF Partners and GF Quantum Opportunity Fund and Grant Dollens is the control person of GF Investments. GF Investments and Mr. Dollens may be deemed to share voting and investment power with respect to securities held by GF Partners and GF Quantum Opportunity Fund. GF Investments and Mr. Dollens each disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein. The address for GF Partners and GF Quantum Opportunity Fund is 92 Broad St., Charleston, S.C. 29401.

(12)

Consists of (i) 14,363,414 shares of Common Stock held by LCP Quantum Partners, LLC and (ii) 3,097,848 shares of Common Stock held by LCP Quantum Partners II, LLC. LCP Quantum Management, LLC is the manager of LCP Quantum Partners, LLC and LCP Quantum Partners II, LLC, and as a result, LCP Quantum Management, LLC may be deemed to share investment and voting power with respect to the securities held by LCP Quantum Partners, LLC and LCP Quantum Partners II, LLC. The address for LCP Management, LLC is 3889 Maple Ave. Suite 220 Dallas, TX 75219.

(13)

Consists of (i) 7,796,419 shares of Common Stock held by LCP Quantum Partners III, LLC, (ii) 1,814,502 shares of Common Stock held by LCP Quantum Partners IV, LLC, (iii) 2,816,731 shares of Common Stock held by LCP Quantum Partners V, LLC, and (iv) 640,000 shares of Common Stock held by LCP Quantum Partners VI, LLC. LCP Quantum Management III, LLC (LCP Management III) is the manager of LCP Quantum Partners III, LLC, LCP Quantum Partners IV, LLC, LCP Quantum Partners V, LLC and LCP Quantum Partners VI, LLC, and as a result LCP Management III may be deemed to share investment and voting power with respect to the securities held by LCP Quantum Partners III, LLC, LCP Quantum Partners IV, LLC, LCP Quantum Partners V, LLC and LCP Quantum Partners VI, LLC. The address for LCP Management III is 3889 Maple Ave. Suite 220 Dallas, TX 75219.

(14)

Consists of (i) 6,217,382 shares of common stock held by Maverick Advisors Fund, L.P. (Maverick Advisors), (ii) 9,816,912 shares of common stock held by Maverick Ventures Investment Fund, L.P. (Maverick Ventures), (iii) 527,861 shares of common stock held by Maverick Designated Investments Fund, L.P. (Maverick Designated Investments), (iv) 2,879,769 shares of common stock held by Maverick Silicon Fund, L.P. (Maverick Silicon), (v) 135,800 shares of common stock held by Maverick Fund II, Ltd. (Maverick Fund II), (vi) 136,300 shares of common stock held by Maverick Fund USA, Ltd. (Maverick

USA), (vii) 143,900 shares of common stock held by Maverick Long Enhanced Fund, Ltd. (Maverick Enhanced), (viii) 75,700 shares of common stock held by Maverick Long Fund, Ltd (Maverick Long), (ix) 8,300 shares of common stock held by a separately managed account managed by Maverick Capital, Ltd and (x) 34,740 shares of Common Stock issuable upon exercise of options held by Mr. Singer. Maverick Capital Ventures, LLC is the general partner of each of Maverick Advisors and Maverick Ventures, and Lee S. Ainslie III and David B. Singer are the managing partners of Maverick Capital Ventures, LLC. Maverick Silicon Fund GP, LLC is the general partner of Maverick Silicon, and Mr. Ainslie and Andrew Homan are the managing partners of Maverick Silicon Fund GP, LLC. Maverick Capital, Ltd. is the investment manager of Maverick Designated Investments Fund. Maverick Capital Management, LLC is the general partner of Maverick Capital, Ltd. and Mr. Ainslie is the sole manager of Maverick Capital Management, LLC. and the managing partner of Maverick Capital, Ltd. Maverick Capital, Ltd. is also the investment advisor to Maverick USA, Maverick Fund II, Maverick Enhanced and Maverick Long. The principal address for each of the funds referenced above is 1900 N. Pearl Street, 20th Floor, Dallas TX 75201.
(15)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. ( “Master Fund”), has voting and investment control of the shares held by Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held Master Fund. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(16)

Morgan Stanley Investment Management Inc. is the adviser, sub-adviser and/or manager, as the case may be, of (i) each of EQ/Morgan Stanley Small Cap Growth Portfolio (“EQMSSCGP”), a SEC-registered mutual fund and separate series of EQ Advisors Trust, holding 337,083 shares of common stock, (ii) Inception Trust, an ERISA pooled trust, holding 859,073 shares of common stock, (iii) Johnson and Johnson Pension and Savings Master Trust, holding 80,014 shares of common stock, (iv) Morgan Stanley Institutional Fund Inc.—Inception Portfolio, SEC registered mutual fund, holding 538,590 shares of common stock, (v) Counterpoint Ventures Investor Fund LP, holding 533,413 shares of common stock and (vi) Counterpoint Ventures Master Fund LP, holding 2,281,847 shares of common stock (collectively, the “MS Accounts”) and holds voting and dispositive power with respect to the shares of record held by each of the MS Accounts. The address for each of the MS Accounts is 1585 Broadway, New York, NY 10036.

(17)

Ghisallo Capital Management LLC (“Ghisallo Capital”) is the investment manager of Ghisallo Master Fund LP and has voting control over the shares. Ghisallo Capital and Michael Germino may be deemed to have voting and/or investment control over the shares held by Ghisallo Master Fund LP and may be deemed to be the beneficial owner of such shares. Notwithstanding the foregoing, Mr. Germino disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. The address of Ghisallo Master Fund LP is c/o Walkers Corporate, 190 Elgin Avenue, George Town Grand Cayman, CI KY 1-9008.

(18)

Consists of (i) 300,0000 shares of common stock held by Polar Multi-Strategy Master Fund (“Multi-Strategy Fund) and (ii) 300,000 shares of common stock held by Polar Long/Short Master Fund (“Long/Short Fund” and together with Muli-Strategy Fund, the “Polar Funds”). The Polar Funds are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Funds is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J OE6, Canada.

(19)

Consists of (i) 2,815,260 shares of common stock held by Glynn Partners VI, L.P. (“Glynn Partner Fund”), (ii) 899,590 shares of common stock held by Glynn Emerging Opportunity Fund II, L.P (“Opportunity Fund II”), and (iii) 600,410 shares of common stock held by Glynn Emerging Opportunity Fund II-A, L.P. (“Opportunity Fund II-A” and together with Opportunity Fund II, the “Glynn Opportunity Funds”). Glynn Capital Management LLC (“Glynn Capital”) serves as the investment adviser to the Glynn Partner Fund and the Glynn Opportunity Funds and has voting and dispositive power with respect to the shares held by the Glynn Partner Fund and the Glynn Opportunity Funds. The general partner of the Glynn Partner Fund is

Glynn Management VI, LLC, of which David Glynn is the managing member. The general partner of the Glynn Opportunity Funds is Glynn Management Evergreen LLC, of which David Glynn is the managing member. By virtue of his position as managing member of the general partner to the Glynn Partner Fund and the Glynn Opportunity Funds and as managing member of Glynn Capital, David Glynn may be deemed to beneficially own the shares held by the Glynn Partner Fund and the Glynn Opportunity Funds . Each of Glynn Capital and David Glynn disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of the Glynn Accounts is 1540 El Camino Real, Suite 110, Menlo Park, CA 94025.
(20)

Eleanor Chai is the controlling member of Inland Sea LLC. The securities beneficially owned by Inland Sea LLC may also be deemed to be beneficially owned by Ms. Chai. The principal address for Inland Sea LLC is 250 W. 81st Street, Apt 16B, New York, NY 10024.

(21)

Consists of (i) 250,000 shares of common stock and (ii) 12,500 shares of common stock issuable upon the exercise of Private Warrants. Anton Leroy, Brian K. Endres and Steve Druskin serve as members of the Board of Managers of Condor Investments V (“Condor V”) and share voting and dispositive power with respect to the Condor V securities. Condor V is an investment entity formed by Condor Trading LP, the parent of BTIG, LLC, a registered broker-dealer that served as underwriter of the initial public offering of Churchill Capital Corp X (the “CCX IPO”). Condor V subscribed for interests in Sponsor in connection with the CCX IPO and made a $500,000 investment in Sponsor. The Sponsor issued interests to each of its members that correspond, on a one-for-one basis, to securities held by Sponsor, and the investment by Condor V is treated as underwriting compensation in connection with the CCX IPO. Condor V is not a registered broker dealer but is an affiliate of BTIG, LLC, a registered broker-dealer, by virtue of its formation by Condor Trading LP, the parent of BTIG, LLC. Condor V acquired its securities in the ordinary course of business, and at the time of such acquisition, Condor V had no agreements or understandings, directly or indirectly with any person to distribute its securities. The principal address of Condor V is 350 Bush Street, San Francisco, CA 94111.

(22)

Anton Leroy, in his capacity as Chief Executive Officer of BTIG, LLC may be deemed to have voting and investment control with respect to the shares held by BTIG, LLC, and therefore may be deemed to be the beneficial owner of such shares. BTIG, LLC is a registered broker-dealer that served as underwriter of the initial public offering of Churchill Capital Corp X (the “CCX IPO”). BTIG, LLC was admitted as a member of Sponsor in connection the CCX IPO and allocated interests in sponsor corresponding to the number of shares beneficially held and such allocation is thus, treated as underwriting compensation received in connection with the CCX IPO. BTIG, LLC acquired its securities in the ordinary course of business, and at the time of such acquisition, BTIG LLC had no agreements or understandings, directly or indirectly with any person to distribute its securities. The principal address of BTIG, LLC is 350 Bush Street, San Francisco, CA 94111.

DESCRIPTION OF OUR SECURITIES

General

The following description summarizes some of the terms of our Certificate of Incorporation and Bylaws and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Our authorized capital stock consists of 1,400,000,000 shares of common stock, par value of $0.0001, and 100,000,000 shares of preferred stock, par value of $0.0001.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board, out of legally available funds.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive, conversion or subscription rights, and is not subject to redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that may be designated and issued in the future.

Voting Rights

Our Common Stock is entitled to one vote per share on any matter that is submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a plurality of the voting shares are able to elect all of the directors of our Board.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the net assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

Preferred Stock

Under our Certificate of Incorporation, the Board has the authority, subject to limitations prescribed by Delaware law, to issue shares of authorized but unissued preferred stock in one or more series, and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in each case without further vote or action by its stockholders. These powers, rights, preferences and privileges could include dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price(s) and liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of our preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action. As of the date of this prospectus, no shares of preferred stock are outstanding.

Warrants

Public Warrants

As of the date of February 13, 2026 there were 10,350,000 Public Warrants to purchase shares of our common stock outstanding.

Each Public Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein, at any time commencing 30 days after the Closing, provided that they have been registered by an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we require holders to exercise their Public Warrants on a “cashless basis” under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrantholder may exercise its Public Warrants only for a whole number of Common Stock. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the Public Warrant is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue Common Stock upon exercise of a Public Warrant unless the Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire without value to the holder. In no event will we be required to net cash settle any Public Warrant.

Redemption of Public Warrants for cash when the price per share of our Common Stock equals or exceeds $18.00

Beginning 30 days after the Closing, we may redeem the outstanding Public Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•

if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders. We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout such 30 trading day period and the 30 day redemption period.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of our Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of our Common Stock is increased by a share dividend payable in common stock, or by a subdivision of common stock or other similar event, then, on the effective date of such share dividend, subdivision or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering to holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a share dividend of a number of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of our Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for our Common Stock, in determining the price payable for our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, (ii) 10-day average closing price means, as of any date, the average last reported sale price of our Common Stock as reported during the ten (10) trading day period ending on the trading day prior to such date and (iii) fair market value means the 10-day average closing price the first date on which our Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our Common Stock on account of such shares of our Common Stock (or other shares into which the warrants are convertible) then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, or reclassification of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of our Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and

(y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter. The warrant agreement provides that no adjustment to the number of the shares of our Common Stock issuable upon exercise of a Public Warrant will be required until cumulative adjustments amount to 1% or more of the number of shares of our Common Stock issuable upon exercise of a Public Warrant as last adjusted. Any such adjustments that are not made will be carried forward and taken into account in any subsequent adjustment. All such carried forward adjustments will be made (i) in connection with any subsequent adjustment that (taken together with such carried forward adjustments) would result in a change of at least 1% in the number of shares of our Common Stock issuable upon exercise of a Public Warrant and (ii) on the exercise date of any Public Warrant.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of us with or into another entity in which any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the voting power of the securities, or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their warrants immediately prior to such event.

The Public Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to this prospectus, for a complete description of the terms and conditions applicable to the Public Warrants. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Public Warrants and the warrant agreement set forth in this prospectus, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make generally any change that adversely affects the interests of the registered holders of Public Warrants. The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a “cashless basis,” if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrantholders do not have the rights or privileges of holders of shares of our Common Stock or any voting rights until they exercise their Public Warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Public Warrant, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act of 1933, as amended, but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of our Common Stock to be issued to the warrantholder.

Private Warrants

As of February 13, 2026, there were 75,000 Private Warrants to purchase shares of our common stock outstanding.

The Private Warrants are non-redeemable. The Private Warrants may also be exercised on a “cashless basis,” but in no event will we be required to net cash settle any Private Warrant. The Private Warrants will not expire except upon liquidation; provided, however, that for so long as they are held by BTIG, LLC or its affiliates or associated persons. The Private Warrants will not be exercisable more than five years from the CCX IPO in accordance with FINRA rules. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period.

If holders of the Private Warrants elect to exercise them on a “cashless basis,” they would pay the exercise price by surrendering the Private Warrants in exchange for a number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of (A) the number of shares of our Common Stock underlying the Private Warrants, and (B) the excess of the “10-day average closing price” (as defined below), as of the date prior to the date on which notice of exercise is sent or given to the warrant agent less the warrant price by (y) such 10-day average closing price. The “10-day average closing price” shall mean, as of any date, the average last reported sale price of our Common Stock as reported during the 10 trading day period ending on the trading day prior to such date. If the holders of Private Warrants are affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could sell our Common Stock issuable upon exercise of the Public Warrants freely in the open market to fund their cash exercise price, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a “cashless basis” is appropriate.

Neither the Private Warrants nor the Public Warrants contain any provisions that are dependent upon the characteristics of the holder of the warrant.

Registration Rights

In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company, the Sponsor, certain of the Company’s directors and officers and certain former stockholders of Legacy Infleqtion entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Company agreed to file, within 30 business days after the Closing Date, a registration statement to register for resale, pursuant to Rule 415 under the Securities Act, certain securities of the Company held by, or issuable to, the parties thereto. Pursuant to the A&R Registration Rights Agreement, subject to certain requirements and customary conditions, the Company also granted the parties thereto customary demand, shelf takedown and piggyback registration rights, agreed to pay certain expenses relating to such registrations and agreed to indemnify such parties against certain liabilities in connection therewith.

Bylaws Transfer Restrictions

Under our Bylaws, certain shares of our Common Stock designated as “Lock-Up Shares” are subject to transfer restrictions. Lock-Up Shares include shares issued in the Business Combination, shares issued upon settlement or exercise of equity awards assumed in the Business Combination and certain shares held by the Sponsor, specified officers and directors and their affiliates. Subject to specified exceptions, Lock-Up Shares may not be transferred during the 180-day period following the Closing, although the restrictions terminate earlier upon the occurrence of a “Triggering Event,” defined as the volume weighted average price of our Common Stock being at least $12.00 for any 15 trading days within any 180 trading day period. Our Bylaws also permit certain customary transfers during the restricted period, permit us to impose stop transfer instructions to enforce the restrictions and allow our board of directors to waive, amend or repeal the restrictions, subject in certain circumstances to the consent of a sponsor-designated director.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. The provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with the Board. We believe that the benefits of increased protection of the Company’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

The Company is governed by the provisions of Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date such person became an interested stockholder, unless:

•

the business combination or transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•

mergers or consolidations involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, and the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder;

•

any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the interested stockholder of the assets of the corporation or any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

•

subject to exceptions, any transaction that results in the issuance or transfer by the corporation, or any direct or indirect majority-owned subsidiary of the corporation, of any stock of the corporation or such subsidiary to the interested stockholder;

•

any transaction involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, that has the effect of increasing the proportionate share of the stock or any class or series, or securities convertible into the stock of any class or series, of the corporation or such subsidiary beneficially owned by the interested stockholder; and

•

the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary of the corporation.

These provisions may have the effect of delaying, deferring or preventing changes in control of the Company.

Our Certificate of Incorporation and Our Bylaws Provisions

Our Certificate of Incorporation and Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Board or the Company’s management. Among other things, the Certificate of Incorporation and Bylaws:

•

permit the Board, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock, with any powers, rights, preferences and privileges, including voting rights, as it may designate from time to time;

•	provide for authorized but unissued shares of capital stock that will be available for issuance without stockholder approval;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies and newly created directorships, may, except as otherwise required by law, the Company’s governing documents or resolution of the Board, and subject to the rights of holders of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide the Board into three classes, each of which stands for election once every three years;

•

subject to the rights of holders of any one or more series of preferred stock to remove directors elected by such series of preferred stock, provide that a director may only be removed from the Board for cause and only upon the affirmative vote of holders of at least 66-2/3% of the voting power of all then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class;

•	provide that at any meeting of the board of directors, a majority of the total authorized number of directors will be required to constitute a quorum for the transaction of business;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also meet specific requirements as to the form and content of a stockholder’s notice;

•

not provide for cumulative voting rights (therefore allowing the holders of a plurality of the shares of our Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose, other than any directors that holders of preferred stock, if any, may be entitled to elect);

•

provide that special meetings of our stockholders may be called only by the directors representing a majority of the directors then in office, the chairperson of the board of directors, or the Company’s chief executive officer or president; and

•

provide that stockholders will be permitted to amend certain provisions of our Certificate of Incorporation and our Bylaws, including the provisions above (other than the provision making it possible for the board of directors to issue preferred stock), only upon receiving the approval of at least two-thirds of the voting power of the then outstanding voting securities, voting together as a single class.

Exclusive Forum

Our Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware and any appellate court therefrom shall be the sole and exclusive forum for: (A) any derivative claim or cause of action brought on behalf of the Company; (B) any claim or cause of action that is based upon a violation of a duty owed by any current or former director, officer, other employee or stockholder of the Company, to the Company or the Company’s stockholders; (C) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws; (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine or otherwise related to the Company’s internal affairs, in all cases to the fullest extent permitted by applicable law; provided, however, that if the designation of such court as the sole and exclusive forum for a claim or action referred to in foregoing clauses (A) through (F) would violate applicable law, then the United States District Court for the District of Delaware or if the designation of such court would violate applicable law, then the Superior Court of Delaware shall be the sole and exclusive forum for such claim or cause of action.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our Common Stock and warrant Agent of the Public Warrants is Continental Stock Transfer & Trust Company.

Listing

Our Common Stock and Public Warrants are traded on the NYSE under the symbols “INFQ” and “INFQ WS,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Infleqtion at the time of, or at any time during the three months preceding, a sale and (ii) Infleqtion is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Infleqtion was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock or Warrants for at least six months but who are affiliates of Infleqtion at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Infleqtion under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Infleqtion.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock and the purchase, exercise, disposition and lapse of our Warrants, in each case, that are acquired in this offering. The Common Stock and the Warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities. We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Common Stock received upon exercise of the Warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders—Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Because the Warrants do not lapse until liquidation of the Company, a U.S. Holder’s capital loss from the expiration of an unexercised Warrant is expected to be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section entitled “Description of our Securities—Warrants—Private Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders—Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make on our Common Stock to a non-U.S. Holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders—Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, (i) the non-U.S. Holder is disposing of our Common Stock and has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock or (ii), in the case where our Warrants are regularly traded on an established securities market, the non-U.S. Holder is disposing of our Warrants and has owned, directly or constructively, more than 5% of our Warrants at any time within the within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Warrants. There can be no assurance that our Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of our Securities—Warrants—Private Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders—Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 10,425,000 shares of our Common Stock, which consists of (i) up to 75,000 shares of Common Stock that are issuable upon the exercise of Private Warrants and (ii) up to 10,350,000 shares of Common Stock that are issuable upon the exercise of Public Warrants.

We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of (i) up to 121,829,432 shares of Common Stock, issued in connection with the Business Combination consisting of (a) up to 12,654,760 PIPE Shares (b) up to 10,350,000 Founder Shares, including 1,500,000 Founder Shares that were unvested as of the Closing and will re-vest upon the occurrence of the Triggering Event, (c) up to 300,000 CCX Private Placement Shares, (d) up to 98,449,672 shares of Common Stock issued to Legacy Infleqtion Holders registrable pursuant to the A&R Registration Rights Agreement, and (e) up to 75,000 shares of Common Stock issuable upon the exercise of the Private Warrants and (ii) up to 75,000 Private Warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

Each Selling Securityholder and any of their pledgees, assignees, donees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which our Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of Common Stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to sell the shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of the date that the shares (i) have been sold, pursuant to this prospectus or pursuant to Rule 144, or (ii) the date on which the shares may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect. The shares of Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our Common Stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares offered by this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of ColdQuanta, Inc. dba Infleqtion as of December 31, 2025 and 2024, and for the years then ended, have been included herein and in the Registration Statement in reliance upon the report of KPMG LLP (“KPMG”), independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Churchill Capital Corp X as of December 31, 2025 and 2024, and for the years then ended, appearing in this prospectus and Registration Statement have been audited by WithumSmith+Brown, PC (“Withum”), independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus and Registration Statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 20, 2026, the Board approved the engagement of KPMG as our independent registered public accounting firm for the year ending December 31, 2026. KPMG previously served as the independent registered public accounting firm of Legacy Infleqtion prior to the Business Combination. Accordingly, Withum, CCX’s independent registered public accounting firm prior to the Business Combination, was informed on March 20, 2026 that it would be replaced by KPMG as our independent registered public accounting firm.

Withum’s report on our consolidated balance sheets as of December 31, 2025 and 2024, the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2025 and 2024, and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about our ability to continue as a going concern.

During the period from January 4, 2024 (inception) through December 31, 2025, and the subsequent interim period through March 20, 2026, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act. During the period from January 4, 2024 (inception) through December 31, 2025, and the interim period through March 20, 2026, we did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by KPMG that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We have provided Withum with a copy of the disclosures we made in response to Item 4.01 of our Current Report on Form 8-K/A filed on March 31, 2026, and have received a letter from Withum addressed to the SEC stating that it agrees with the statements made by us in response to Item 4.01 of Current Report on Form 8-K/A. A copy of Withum’s letter is incorporated by reference as Exhibit 16.1 to the registration statement of which this prospectus forms a part from our Current Report on Form 8-K/A filed with the SEC on March 31, 2026.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.infleqtion.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION.

Defined terms included below have the same meaning as terms defined and included elsewhere in this Registration Statement.

Introduction

As previously disclosed, on September 8, 2025, CCX entered into the Merger Agreement with Merger Sub I, Merger Sub II and Legacy Infleqtion. The Business Combination closed on February 13, 2026.

CCX is a blank check company formed in order to effect a merger, amalgamation, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. CCX was incorporated under the laws of the Cayman Islands on January 4, 2024.

On May 15, 2025, CCX consummated its initial public offering of 41,400,000 CCX public units, including 5,400,000 CCX public units pursuant to the underwriters’ full exercise of the over-allotment option. The CCX public units were sold at an offering price of $10.00 per unit, generating gross proceeds to CCX of $414,000,000. Simultaneously with the consummation of the CCX IPO and the exercise of the underwriters’ over-allotment option, CCX consummated the private placement of 300,000 CCX private placement units to the Sponsor at a price of $10.00 per unit, generating total proceeds of $3,000,000. Transaction costs amounted to $4,638,840, consisting of $3,000,000 of deferred underwriting fees, and $1,638,840 of other offering costs.

Legacy Infleqtion was formed as a Colorado corporation on February 7, 2007, and subsequently converted to a Delaware corporation on June 29, 2018. It develops and commercializes quantum technology as part of an integrated platform, which currently includes offerings such as quantum sensing, quantum computing and software, with technologies actively deployed across a number of sectors today, including defence and security, AI, energy optimization, space and frontier, materials discovery and cybersecurity.

Upon the closing of the Business Combination, CCX was been renamed as “Infleqtion, Inc.” Infleqtion, Inc. (referred to herein as the “Post-Closing Company”) is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination and other events contemplated by the Merger Agreement. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of CCX and Legacy Infleqtion, adjusted to give effect to the Business Combination and other events contemplated by the Merger Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial statements give effect to the Business Combination and other events contemplated by the Merger Agreement as described in this prospectus. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the historical audited balance sheet of Legacy Infleqtion with the historical audited balance sheet of CCX on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement, summarized below, had been consummated on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, combines the historical audited statement of operations of Legacy Infleqtion with the historical audited statement of operations of CCX for the year ended December 31, 2025 as if Business Combination and other events contemplated by the Merger Agreement, summarized below, had been consummated as of January 1, 2025.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the Post-Closing Company’s condensed financial position or results of operations actually would have been had the Business Combination been consummated on the dates indicated above, nor are they necessarily indicative of future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Post-Closing Company.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this Registration Statement:

•	audited historical financial statements of CCX as of and for the year ended December 31, 2025;

•	audited historical financial statements of Legacy Infleqtion as of and for the year ended December 31, 2025; and

•

other information relating to Churchill and Legacy Infleqtion, including the Merger Agreement (which is included as an exhibit to this prospectus) and the description of certain terms thereof and the financial and operational condition of CCX and Legacy Infleqtion.

Description of the Business Combination

Pursuant to the Merger Agreement and the related agreements, and upon the terms and subject to the conditions set forth therein, CCX acquired Legacy Infleqtion and Legacy Infleqtion became a publicly traded company through the Business Combination. The Business Combination consisted of (a) the transfer of the registration of CCX by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”), and (b) following the Domestication, the merger of Merger Sub I with and into Legacy Infleqtion, with Legacy Infleqtion continuing as the surviving corporation, and immediately thereafter, the merger of such surviving corporation with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and as a wholly-owned subsidiary of CCX. Subject to the terms and conditions of the Merger Agreement, the value of the aggregate consideration paid to the Legacy Infleqtion stockholders, holders of outstanding Legacy Infleqtion restricted stock awards and holders of Legacy Infleqtion options was based on a fair market value of $1,800,000,000. At the Effective Time, each share of Legacy Infleqtion common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement, respectively)) was automatically cancelled and converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement). The Exchange Ratio is based on the per share Equity Value (calculated in accordance with the Merger Agreement). Subject to the assumptions described herein, shares of Common Stock were issued for each issued and outstanding share of Legacy Infleqtion common stock (after giving effect to the conversion of Legacy Infleqtion preferred stock, including Legacy Infleqtion restricted stock awards into Legacy Infleqtion common stock).

Following the Business Combination and related events and based on the Exchange Ratio the following are outstanding (excluding issuance of shares related to the Subscription Agreements):

•	151,804,988 shares of Common Stock issued to Legacy Infleqtion’s stockholders, including 880,446 shares issued in respect of restricted stock awards;

•	Infleqtion, Inc. options related to the assumption of Legacy Infleqtion stock options, which will be exercisable for 30,179,087 shares of Common Stock;

•	300,000 shares of Common Stock issued in exchange for CCX private placement shares held by the Sponsor subject to certain provisions under the Sponsor Agreement;

•	10,350,000 shares of Common Stock in exchange for Founder Shares held by the Sponsor subject to certain provisions under the Sponsor Agreement;

•	41,362,179 shares of Common Stock held by CCX public shareholders.

The Business Combination occurred based on the following transactions as contemplated by the Merger Agreement:

•	the Domestication and related automatic conversion of each CCX Class A ordinary share issued and outstanding immediately prior to the Domestication into one share of CCX common stock;

•

the Merger of Merger Sub I, with and into Legacy Infleqtion, with Legacy Infleqtion as the surviving company, and immediately thereafter, the merger of such surviving corporation with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and as a wholly owned subsidiary of CCX;

•

each share of Legacy Infleqtion common stock, including shares of Legacy Infleqtion common stock issued upon the pre-Closing conversion of Legacy Infleqtion preferred stock, was automatically surrendered and ceased to exist, and exchanged for the right to receive, in the aggregate, the Merger Consideration (as defined in the Merger Agreement); and

•

the assumption of each outstanding and unexercised Legacy Infleqtion option (whether or not vested) by Infleqtion, Inc., which then became an option to purchase shares of Common Stock, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Legacy Infleqtion option immediately prior to the Effective Time (each an “Exchanged Option”), except that (1) the number of shares of Common Stock subject to such Exchanged Option will equal (a) the number of shares of Legacy Infleqtion common stock that were subject to such option immediately prior to the Effective Time multiplied by (b) the Exchange Ratio, rounded down to the nearest whole share, and (2) the per share exercise price will equal the quotient of (a) the exercise price per share of Legacy Infleqtion common stock at which such option was exercisable immediately prior to the Effective Time, divided by (b) the Exchange Ratio, rounded up to the nearest whole cent.

•

each outstanding Legacy Infleqtion restricted stock award that is outstanding as of immediately prior to the Effective Time converted into the right to receive a number of shares of Common Stock, based on the agreed upon Exchange Ratio.

Other agreements that are entered in connection with the Business Combination are summarized below:

•

Subscription Agreements — In connection with the execution of the Merger Agreement, CCX entered into the Subscription Agreements with PIPE Investors. Pursuant to the terms of the Subscription Agreements, CCX issued and sold to the PIPE Investors and the PIPE Investors purchased, 12,654,760 shares of Churchill common stock at a purchase price of $10.00 per share for aggregate proceeds of $126.5 million.

•

Sponsor Agreement — Pursuant to the terms of the Sponsor Agreement, 1,500,000 Founder Shares held by the Sponsor became unvested as of the Closing and will revest on the date on the occurrence of the Triggering Event (as defined in the Sponsor Agreement). If the Triggering Event is not achieved within five years of the Closing, such Founder Shares will be forfeited in accordance with the terms of the Sponsor Agreement. In the event of a change of control of Churchill prior to the fifth anniversary of the Closing, the Founder Shares will vest immediately prior to the closing of such change of control if the change of control also constitutes the Triggering Event; otherwise, they will be automatically forfeited immediately prior to the closing for no consideration.

The following summarizes the shares of Common Stock issued and outstanding immediately following the Business Combination, excluding the dilutive effect of the potential issuance of any shares of Common Stock upon exercise of outstanding Legacy Infleqtion options assumed by Infleqtion, Inc. and the potential issuance of shares of Common Stock initially reserved for issuance under the Incentive Plan and the ESPP.

	Shares	% Ownership
Legacy Infleqtion stockholders(1)	151,804,988	70.1%
Sponsor shares(2)	10,650,000	5.0%
CCX public shareholders	41,362,179	19.1%
PIPE Investors(3)	12,654,760	5.8%

Total	216,471,927	100%

(1)

Consists of 150,924,542 shares of Common Stock issued in respect of shares of Legacy Infleqtion common stock and Legacy Infleqtion preferred stock, and 880,446 shares of Common Stock issued in respect of Legacy Infleqtion restricted stock awards, which are considered to be legally outstanding as of Closing.

(2)

Includes 300,000 CCX Private Placement Shares held by the Sponsor and 10,350,000 Founder Shares held by the Sponsor. The outstanding amount of Founder shares includes 1,500,000 shares that became unvested as of the Closing and will revest on the occurrence of the Triggering Event. At Closing, all of the Founder Shares held by the Sponsor are outstanding and entitled to vote.

(3)

Pursuant to the terms of the Subscription Agreements, as described above, CCX issued and sold to the PIPE Investors, and the PIPE Investors purchased, 12,654,760 shares at a purchase price of $10.00 per share for an aggregate commitment of $126.5 million.

Accounting Treatment for the Transactions

The Business Combination was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”), because Legacy Infleqtion has been determined to be the accounting acquirer. Under this method of accounting, CCX, which was the legal acquirer, was treated as the accounting acquiree for financial reporting purposes and Legacy Infleqtion, which was the legal acquiree, is the accounting acquirer for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Infleqtion will become the historical financial statements of Infleqtion, Inc., and CCX’s assets, liabilities and results of operations will be consolidated with Legacy Infleqtion’s beginning on the acquisition date. For accounting purposes, the financial statements of Infleqtion, Inc. will represent a continuation of the financial statements of Legacy Infleqtion with the Business Combination being treated as the equivalent of Legacy Infleqtion issuing stock for the net assets of CCX accompanied by a recapitalization. The net assets of CCX will be stated at historical costs, which are expected to approximate fair value, and no goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be presented as those of Legacy Infleqtion in future reports of Infleqtion, Inc.

Legacy Infleqtion was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Infleqtion stockholders comprise a relative majority of greater than 70.1% of the voting power of the Post-Closing Company;

•	Legacy Infleqtion nominated a majority of the members of the board of directors of the Post-Closing Company;

•	Legacy Infleqtion’s operations prior to the Business Combination comprise the only ongoing operations of Post-Closing Company;

•	Legacy Infleqtion’s senior management comprise the senior management of Post-Closing Company;

•	The ongoing operations of Legacy Infleqtion became the operations of the Post-Closing Company; and

•	Legacy Infleqtion’s headquarters became the Post-Closing Company’s headquarters.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 are based on historical financial statements of CCX and Legacy Infleqtion. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025

(Dollars in Thousands)

	Legacy Infleqtion (Historical) USD	Churchill (Historical) USD	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	11,694	702	12,396	423,302	B	523,890
				(35,247)	C
				126,548	H
				(3,000)	I
				(109)	K
Available-for-sale securities, current	34,318	—	34,318	—		34,318
Accounts receivable	9,543	—	9,543	—		9,543
Unbilled receivables	4,734	—	4,734	—		4,734
Inventories	4,299	—	4,299	—		4,299
Prepaid expenses and other current assets	10,036	46	10,082	(6,384)	C	3,652
				(46)	L
Prepaid insurance	—	321	321	(321)	L	—

Total Current assets	74,624	1,069	75,693	504,723		580,436
Non-current assets
Property and equipment, net	8,674	—	8,674	—		8,674
Lease right-of-use assets	4,923	—	4,923	—		4,923
Available-for-sale securities, non-current	17,157	—	17,157	—		17,157
Other assets	620	—	620			620
Goodwill	9,315	—	9,315	—		9,315
Cash and marketable securities held in Trust Account	—	423,690	423,690	(388)	A	—
				(423,302)	B
Prepaid insurance-long term	—	107	107	(107)	L	—

Total Non-current assets	40,689	423,797	464,486	(423,797)		40,689

Total Assets	115,313	424,866	540,179	80,946		621,125

LIABILITIES
Current liabilities
Accounts payable	5,644	—	5,644	(457)	C	5,187
Accrued liabilities	8,610	80	8,690	(1,177)	C	7,489
				(24)	K
Contract liabilities	6,871	—	6,871			6,871
Current portion of lease right-of-use liabilities	1,076	—	1,076	—		1,076
Deferred consideration, current	471	—	471	—		471
Accrued offering costs	—	85	85	(85)	K	—
Subscription agreement liability	—	75,630	75,630	(75,630)	J	—

Total Current liabilities	22,672	75,795	98,467	(77,373)		21,094
Non-Current liabilities
Lease right-of-use liabilities, net of current portion	4,074	—	4,074	—		4,074
Deferred underwriting fee payable	—	3,000	3,000	(3,000)	I	-

Total Non-Current liabilities	4,074	3,000	7,074	(3,000)		4,074

Total Liabilities	26,746	78,795	105,541	(80,373)		25,168

	Legacy Infleqtion (Historical) USD	Churchill (Historical) USD	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
Total Commitments and Contingencies
Redeemable equity
Series Seed convertible redeemable preferred stock	6,526	—	6,526	(6,526)	E	—
Series Seed II convertible redeemable preferred stock	10,411	—	10,411	(10,411)	E	—
Series A convertible redeemable preferred stock	36,658	—	36,658	(36,658)	E	—
Series B convertible redeemable preferred stock	112,145	—	112,145	(112,145)	E	—
Series B1 convertible redeemable preferred stock	32,990	—	32,990	(32,990)	E	—
Series C convertible redeemable preferred stock	71,733	—	71,733	(71,733)	E	—
Series C1 convertible redeemable preferred stock	26,351	—	26,351	(26,351)	E	—
Class A ordinary shares subject to possible redemption	—	423,690	423,690	(388)	A	—
				(423,302)	D

Total Redeemable equity	296,814	423,690	720,504	(720,504)		—

EQUITY
Stockholders’ equity
CCX Class A Ordinary Shares	—	—	—	—		—
CCX Class B Ordinary Shares	—	1	1	(1)	F	—
Common Stock	—	—	—	4	D	21
				15	E
				1	F
				1	H
Legacy Infleqtion Common stock	5	—	5	296,814	E	—
				(296,819)	E
Additional paid-in capital	21,928	—	21,928	(39,097)	C	827,016
				423,298	D	—
				296,804	E	—
				(77,620)	G
				126,547	H
				75,630	J
				(474)	L
Share premium	—			—
Accumulated deficit	(231,086)	(77,620)	(308,706)	(900)	C	(231,986)
				77,620	G
Accumulated other comprehensive income (loss)	906	—	906	—		906

Total Stockholders’ equity	(208,247)	(77,619)	(285,866)	881,823		595,957

Total Equity	(208,247)	(77,619)	(285,866)	881,823		595,957

Total Liability, Redeemable Equity and Equity	115,313	424,866	540,179	80,946		621,125

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2025

(Dollars in Thousands)

	Legacy Infleqtion (Historical) -USD	Churchill (Historical) -USD	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
Product revenue	19,614	—	19,614	—		19,614
Service revenue	12,850	—	12,850	—		12,850

Revenue	32,464	—	32,464	—		32,464
Cost of products	13,558	—	13,558	—		13,558
Cost of services	7,093	—	7,093	—		7,093

Gross profit	11,813	—	11,813	—		11,813
Research and development	24,089	—	24,089	—		24,089
Selling, general and administrative	25,343	1,990	27,333	900	BB	30,096
			—	1,000	CC
			—	(225)	DD
			—	1,088	EE
Subscription agreement expense	—	6,045	6,045	(6,045)	FF	—
Grant Income	(2,333)	—	(2,333)	—		(2,333)

Loss from operations	(35,286)	(8,035)	(43,321)	3,282		(40,039)
Interest income, net	2,502	—	2,502	—		2,502
Income earned on cash and marketable securities held in Trust Account	—	10,690	10,690	(10,690)	AA	—
Change of fair value of subscription agreement liability	—	(69,586)	(69,586)	69,586	FF	—
Other, net	989	—	989	—		989

Loss before income taxes	(31,795)	(66,931)	(98,726)	62,178		(36,548)
Income tax expense (benefit)	—	—	—	—		—

Net loss	(31,795)	(66,931)	(98,726)	62,178		(36,548)

Shares used in computing net loss per share attributable to Infleqtion, Inc. shareholders — basic and diluted						214,091,481
Net loss per share attributable to Infleqtion, Inc. shareholders — basic and diluted						(0.17)
Historical
Weighted average shares outstanding of Legacy Infleqtion common stock — basic and diluted	46,185,671
Basic and diluted net loss per share — Legacy Infleqtion common stock	(0.69)
Shares used in computing net loss per share attributable to Churchill Class A Ordinary shareholders — basic and diluted		26,348,901
Basic and diluted loss per share — CCX Class A Ordinary Shares		(1.85)

See accompanying notes to unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CCX who is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Infleqtion, which is the legal acquiree, was treated as the accounting acquirer for financial reporting purposes.

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended January 1, 2021. The historical financial information of CCX and Legacy Infleqtion is presented in accordance with GAAP. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that Infleqtion, Inc. believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Infleqtion, Inc. believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given incurred losses during the historical period presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Infleqtion, Inc. They should be read in conjunction with the historical financial statements and notes thereto of CCX and Legacy Infleqtion.

Note 2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025

(A)

Reflects the redemption of 37,821 shares of CCX Class A common stock at a redemption price of $10.27 per share, resulting in a redemption payment of $0.4 million from the trust account to redeem CCX public stockholders. CCX does not expect that redemptions in connection with the Business Combination will cause Infleqtion, Inc. to be subject to U.S. federal excise taxes.

(B)

Reflects the reclassification of cash held in trust account of $423.3 million to cash and cash equivalents that becomes available for general use by Infleqtion, Inc. following the Closing. On the Closing date, the actual balance of cash in the trust account, including accumulated interest earned during the period prior to transfer, was $424.8 million.

(C)

Reflects transaction costs of $43.7 million for financial advisory, legal, accounting, and other fees related to the Business Combination, excluding deferred underwriting fees of $3.0 million included in Note 2(I) below. Transaction costs are categorized as follows:

Dollar in thousands
Legacy Infleqtion Transaction costs:
(A) Costs related to issuance of equity
Amount incurred and paid prior to December 31, 2025(2)	5,206
Amount incurred and to be paid(1) (2) (3)	1,177
Amounts to be incurred(1)	2,099

Subtotal(4)	8,482
(B) Costs to be expensed
Amount incurred and paid prior to December 31, 2025	2,187
Amount incurred and to be paid(1) (3)	401
Amounts to be incurred(1)(5)	900

Subtotal	3,488
Churchill Transaction costs:
Amount incurred and paid prior to December 31, 2025(6)	1,023
Amount incurred and to be paid (1)(3)(6)	56
Amounts to be incurred (1)(4)	30,614

Subtotal	31,693

Total Transaction costs	43,663

(1)	Adjustments to Cash and cash equivalents totaled $35.2 million
(2)	Adjustments to Prepaid expenses and other current assets totaled $6.4 million
(3)	Of the total incurred but not yet paid costs of $1.6 million, approximately $0.4 million was recorded in Accounts payable and $1.2 million was recorded in Accrued liabilities
(4)	Adjustments to Additional paid-in-capital totaled $39.1 million
(5)	Adjustments to Accumulated deficit totaled $0.9 million
(6)	Amounts previously expensed by CCX are reclassified to Additional paid-in capital in Adjustment (G)

(D)	Reflects the reclassification of CCX Class A ordinary shares subject to possible redemption to permanent equity at Closing.

(E)	Reflects the conversion of Legacy Infleqtion preferred stock into shares of Legacy Infleqtion common stock, and subsequently, of Legacy Infleqtion common stock into shares of Common Stock at Closing.

(F)	Reflects the conversion of CCX Class B ordinary shares, on a one-for-one basis, into CCX Class A ordinary shares, and subsequently, of the CCX Class A ordinary shares to shares of Infleqtion, Inc.

(G)	Reflects the elimination of CCX’s historical accumulated deficit of $77.6 million.

(H)

Reflects the gross proceeds received from the PIPE Shares pursuant to Subscription Agreements of $126.5 million from the issuance and sale of 12,654,760 shares of the CCX Class A ordinary shares at $10.00 per share.

(I)	Reflects the settlement of the deferred underwriting fee of $3.0 million paid in full at the Closing.

(J)

Reflects the removal of the $75.6 million liability recorded by CCX in relation to CCX’s Subscription Agreements pursuant to which CCX issued and sold shares to the PIPE Investors at the Closing. The Subscription Agreements are terminated in conjunction with the Closing.

(K)	Reflects the settlement of CCX’s outstanding liabilities that were paid at the Closing.

(L)	Reflects the write off of CCX’s prepaid expense balances as these amounts are not expected to benefit Infleqtion, Inc.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025

(AA)	Represents the elimination of investment income related to the investments held in the CCX trust account.

(BB)

Reflects the total estimated remaining transaction costs of Legacy Infleqtion to be incurred and expensed as a part of the Business Combination. Transaction costs are expensed as incurred and reflected as if incurred on January 1, 2025. This is a non-recurring item.

(CC)

Reflects fees of $0.3 million per quarter to be paid to an affiliate of M. Klein & Company pursuant to the Advisory Agreement, which will be in effect for a period of two years (unless extended for an additional year term upon mutual agreement of the parties to the Advisory Agreement), in exchange for advisory services provided to Infleqtion, Inc.

(DD)

Reflects the elimination of historical expenses related to CCX’s office space, utilities, secretarial and administrative services. Upon completion of the Business Combination or CCX’s liquidation, the obligation to continue paying these monthly fees under the agreement between CCX and M. Klein Associates, Inc will be terminated and CCX will cease paying these monthly fees.

(EE)

Reflects a one-time stock-based compensation charge of $1.1 million related to options granted to the Chief Executive Officer. The awards were granted at a grant date fair value of $0.15 per option. These options are expected to accelerate vest and become exercisable at the time of the Closing, resulting in a non-recurring adjustment.

(FF)

Reflects the elimination of the expense and change in fair value of the liability associated with Subscription Agreements. As indicated in Note 2 (J), the Subscription Agreements are terminated in conjunction with the Closing.

Note 3. Loss per Share

Represents the net loss per share calculated using the historical weighted-average shares outstanding and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2025. In the case of shares presented as being held by Legacy Infleqtion stockholders, the tables below assumes that Legacy Infleqtion preferred stock outstanding as of December 31, 2025 had converted to Legacy Infleqtion Common Stock and that each such share of Legacy Infleqtion Common Stock was exchanged for a number of shares equal to the assumed Exchange Ratio as of January 1, 2025. In the case of stock options presented in the table below showing potentially dilutive instruments, the table assumes that such stock options were exchanged applying the assumed Exchange Ratio as of January 1, 2025.

Net loss per share was computed using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. Infleqtion, Inc. considers its vesting Founder Shares to be participating securities as these instruments have non-forfeitable dividend rights. Net losses are not allocated to these participating securities as there are no contractual obligations that require participation in the Company’s losses.

As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Business Combination and related transactions have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

For the year ended December 31, 2025:

(dollar in thousands except shares and per share data)
Pro forma net loss	$(36,548)
Shares used in computing net loss per share attributable to Infleqtion, Inc. shareholders — basic and diluted	214,091,481
Net loss per share attributable to Class A ordinary shareholders — basic and diluted	$(0.17)
Pro forma weighted-average shares calculation, basic and diluted:
Legacy Infleqtion stockholders	150,924,542
Sponsor shares	9,150,000
CCX public shareholders	41,362,179
PIPE Investors	12,654,760

214,091,481

The following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the year ended December 31, 2025:

Stock options and restricted shares(1)	31,059,533
Public and Private Warrants	10,425,000

41,484,533

1.	The restricted stock awards, while legally outstanding, are not considered participating securities as any rights to dividends during the vesting period are forfeitable.

INDEX TO FINANCIAL STATEMENTS
INFLEQTION, INC.
(F/K/A CHURCHILL CAPITAL CORP X)

Page(s)
Report of Independent Registered Public Accounting Firm (PCAOB ID Number 100)	F-3
Consolidated Financial Statements:
Consolidated Balance Sheets as of December 31, 2025 and 2024	F-4
Consolidated Statements of Operations for the year ended December 31, 2025 and for the period from January 4, 2024 (inception) through December 31, 2024	F-6
Consolidated Statements of Changes in Shareholders’ Deficit for the year ended December 31, 2025 and for the period from January 4, 2024 (inception) through December 31, 2024	F-7
Consolidated Statements of Cash Flows for the year ended December 31, 2025 and for the period from January 4, 2024 (inception) through December 31, 2024	F-8
Notes to Consolidated Financial Statements	F-9-F-27
COLDQUANTA, INC. DBA INFLEQTION

INFLEQTION, INC.
(F/K/A CHURCHILL CAPITAL CORP X)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm (PCAOB ID Number 100)	F-3
Consolidated Financial Statements:
Consolidated Balance Sheets as of December 31, 2025 and 2024	F-4
Consolidated Statements of Operations for the year ended December 31, 2025 and for the period from January 4, 2024 (inception) through December 31, 2024	F-6
Consolidated Statements of Changes in Shareholders’ Deficit for the year ended December 31, 2025 and for the period from January 4, 2024 (inception) through December 31, 2024	F-7
Consolidated Statements of Cash Flows for the year ended December 31, 2025 and for the period from January 4, 2024 (inception) through December 31, 2024	F-8
Notes to Consolidated Financial Statements	F-9 to F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of
Infleqtion, Inc. (F/K/A Churchill Capital Corp X):
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Infleqtion, Inc. (F/K/A Churchill Capital Corp X) (the “Company”) as of December 31, 2025 and December 31, 2024, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2025 and for the period from January 4, 2024 (inception) to December 31, 2024 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and for the period from January 4, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2024.
New York, New York
March 31, 2026

INFLEQTION, INC.
(F/K/A CHURCHILL CAPITAL CORP X)
CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets:
Current assets:
Cash	$702,154	$—
Prepaid expenses	46,000	—
Prepaid insurance	321,429	—

Total Current Assets	1,069,583	—
Deferred offering costs	—	157,937
Prepaid insurance- long term	107,143	—
Cash and marketable securities held in Trust Account	423,689,503	—

Total Assets	$424,866,229	$157,937

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$80,223	$—
Accrued offering costs	85,000	—
Promissory note- related party	—	184,847
Subscription agreement liability	75,630,352	—

Total Current Liabilities	75,795,575	184,847
Deferred underwriting fee payable	3,000,000	—

Total Liabilities	78,795,575	184,847

Commitments and Contingencies (Note 6)
Class A Ordinary Shares subject to possible redemption, 41,400,000 and 0 shares at redemption value of $10.23 per share and $0 at December 31, 2025 and 2024, respectively	423,689,503	—
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 300,000 and no shares issued and outstanding, excluding 41,400,000 and no shares subject to possible redemption, as of December 31, 2025 and 2024, respectively	30	—
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 10,350,000 shares issued and outstanding as of December 31, 2025 and 2024 (1)(2)	1,036	1,036
Additional paid-in capital	—	23,964
Accumulated deficit	(77,619,915)	(51,910)

Total Shareholders’ Deficit	(77,618,849)	(26,910)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$424,866,229	$157,937

(1)
At December 31, 2024, included an aggregate of up to 1,350,000 Class B ordinary shares, $0.0001 par value (the “Class B Ordinary Shares”), subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (Note 5). On May 15, 2025, the Company consummated its initial public

F-
4

offering (the “Initial Public Offering”) and sold 41.4 million public units (the “Public Units”), which included the full exercise of the underwriters’ over-allotment option, hence the 1,350,000 Class B Ordinary Shares are no longer subject to forfeiture.
(2)
On February 15, 2024, Churchill Sponsor X LLC (the “Sponsor”) acquired an aggregate of 7,187,500 Class B Ordinary Shares (the “Founder Shares”) for approximately $0.003 per share. In April 2025, the Company effected a share capitalization in the form of a share dividend of approximately 0.2 fully paid Class B Ordinary Shares for each Class B Ordinary Share in issue. In May 2025, the Company issued an additional 1,725,000 Class B Ordinary Shares in a share capitalization, resulting in the Sponsor, holding an aggregate of 10,350,000 Founder Shares. All share and per-share
data have been retrospectively presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-
5

INFLEQTION, INC.
(F/K/A CHURCHILL CAPITAL CORP X)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2025	For the Period from January 4, 2024 (inception) through December 31, 2024
General and administrative costs	$1,990,219	$51,910
Subscription agreement expense	6,044,986	—

Loss from operations	(8,035,205)	(51,910)

OTHER INCOME (LOSS)
Income earned on cash and marketable securities held in Trust Account	10,689,503	—
Change of fair value of subscription agreement liability	(69,585,366)	—

Total other loss	(58,895,863)	—

NET LOSS	$(66,931,068)	$(51,910)

Basic weighted average shares outstanding, Class A Ordinary Shares	26,348,901	—

Basic net loss per Class A ordinary share	$(1.85)	$—

Basic weighted average shares outstanding, Class B Ordinary Shares(1)(2)	9,853,022	7,500,000

Basic net loss per Class B ordinary share	$(1.85)	$(0.01)

(1)
As of December
 31, 2024, included an aggregate of up to 1,350,000 Class B Ordinary Shares, subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (Note 5). On May 15, 2025, the Company consummated its Initial Public Offering and sold 41.4 million Public Units, which included the full exercise of the underwriters’ over-allotment option, hence the 1,350,000 Class B Ordinary Shares are no longer subject to forfeiture.

(2)
On February 15, 2024, the Sponsor acquired an aggregate of 7,187,500 Founder Shares for approximately $0.003 per share. In April 2025, the Company effected a share capitalization in the form of a share dividend of approximately 0.2 fully paid Class B Ordinary Shares for each Class B Ordinary Share in issue. In May 2025, the Company issued an additional 1,725,000 Class B Ordinary Shares in a share capitalization, resulting in the Sponsor, holding an aggregate of 10,350,000 Founder Shares. All share and per-share
data have been retrospectively presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-
6

INFLEQTION, INC.
(F/K/A CHURCHILL CAPITAL CORP X)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2025 AND
FOR THE PERIOD FROM JANUARY 4, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 4, 2024 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Ordinary Shares to Sponsor(1) (2)	—	—	10,350,000	1,036	23,964	—	25,000
Net loss	—	—	—	—	—	(51,910)	(51,910)

Balance –December 31, 2024	—	—	10,350,000	1,036	23,964	(51,910)	(26,910)
Accretion for Class A Ordinary Shares to redemption amount	—	—	—	—	(6,821,553)	(10,636,937)	(17,458,490)
Sale of 300,000 Private Placement Units	300,000	30	—	—	2,999,970	—	3,000,000
Fair Value of Public Warrants at issuance	—	—	—	—	3,177,450	—	3,177,450
Allocated value of transaction costs to Class A Ordinary Shares	—	—	—	—	(47,303)	—	(47,303)
Fair value of Founder Share transfer or contributed	—	—	—	—	667,472	—	667,472
Net loss	—	—	—	—	—	(66,931,068)	(66,931,068)

Balance – December 31, 2025	300,000	$30	10,350,000	$1,036	$—	$(77,619,915)	$(77,618,849)

(1)
As of December
31, 2024, included an aggregate of up to 1,350,000 Class B Ordinary Shares, subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (Note 5). On May 15, 2025, the
“Company
consummated its Initial Public Offering and sold 41.4 million Public Units, which included the full exercise of the underwriters’ over-allotment option, hence the 1,350,000 Class B Ordinary Shares are no longer subject to forfeiture.

(2)
On February 15, 2024, the Sponsor acquired an aggregate of 7,187,500 Founder Shares for approximately $0.003 per share. In April 2025, the Company effected a share capitalization in the form of a share dividend of approximately 0.2 fully paid Class B Ordinary Shares for each Class B Ordinary Share in issue. In May 2025, the Company issued an additional 1,725,000 Class B Ordinary Shares in a share capitalization, resulting in the Sponsor, holding an aggregate of 10,350,000 Founder Shares. All share and per-share
data have been retrospectively presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-
7

INFLEQTION, INC.
(F/K/A CHURCHILL CAPITAL CORP X)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2025	For The Period From January 4, 2024 (Inception) Through December 31, 2024
Cash Flows from Operating Activities:
Net loss	$(66,931,068)	$(51,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs through issuance of Class B Ordinary Shares	—	4,827
Payment of operating costs through Promissory note	36,839	47,083
Subscription agreement expense	6,044,986	—
Change of fair value of subscription agreement liability	69,585,366	—
Income earned on cash and marketable securities held in Trust	(10,689,503)	—
Changes in operating assets and liabilities:
Prepaid expenses	29,000	—
Prepaid insurance	(428,572)	—
Accrued expenses	80,223	—

Net cash used in operating activities	(2,272,729)	—

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(414,000,000)	—
Cash withdrawn from Trust Account for working capital purposes	1,000,000	—

Net cash used in investing activities	(413,000,000)	—

Cash Flows from Financing Activities:
Proceeds from sale of Public Units	414,000,000	—
Proceeds from sale of Private Placement Units	3,000,000	—
Repayment of Promissory note—related party	(420,673)	—
Payment of offering costs	(604,444)	—

Net cash provided by financing activities	415,974,883	—

Net Change in Cash	702,154	—
Cash – Beginning of year	—	—

Cash – End of year	$702,154	$—

Supplemental disclosure of cash flow information:
Offering costs included in accrued offering costs	$85,000	$—

Deferred offering costs paid by Sponsor in exchange for issuance of Class B Ordinary Shares	$—	$20,173

Deferred offering costs paid through Promissory note – related party	$123,987	$137,764

Prepaid services contributed by Sponsor through Promissory note—related party	$75,000	$—

Deferred underwriting fee payable	$3,000,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-
8

Note 1—Description of Organization and Business Operations
Organization and General
Churchill Capital Corp X (now known as Infleqtion, Inc.) (the “Company” or “Churchill”) was incorporated as a Cayman Islands exempted company on January 4, 2024. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company, as of its incorporation, had not yet identified (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act”, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
The Company has two direct wholly owned subsidiaries, AH Merger Sub I, Inc. (“Merger Sub I”), a Delaware corporation and AH Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”, and collectively with “Merger Sub I”, the “Merger Subs”). The Merger Subs were formed on September 2, 2025 for the sole purposes of effecting the ColdQuanta, Inc. Business Combination (as defined below) (see Note 6).
As of December 31, 2025, the Company had not yet commenced operations. All activity for the period from January 4, 2024 (inception) through December 31, 2025 related to the Company’s formation, Initial Public Offering and activities in connection with entering into the Merger Agreement (as defined below) (see Note 6). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
Sponsor and Initial Public Offering
The Company’s sponsor is Churchill Sponsor X LLC (the “Sponsor”), of which M. Klein Associates, Inc. is the managing member, and is an affiliate of M. Klein and Company, LLC.
The Registration Statement on Form
S-1
(File Nos.
333-286799
and
333-287245)
for the Initial Public Offering was declared effective on May 13, 2025 (the “IPO Registration Statement”). On May 15, 2025, the Company consummated the Initial Public Offering of 41,400,000 units (the “Public Units”) at $10.00 per Public Unit, which included the full exercise of the underwriters’ Over-Allotment Option (as defined in Note 3) of 5,400,000 Public Units (the “Option Units”), generating gross proceeds of $414,000,000, as discussed in Note 3. Each Public Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares” and with respect to the Class A Ordinary Shares included in the Public Units, the “Public Shares”) and one-fourth
of one warrant (the “Public Warrant”). Each whole Public Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share.
Simultaneously, with the closing of the Initial Public Offering, the Company consummated the sale of the private placement (“Private Placement”) of 300,000 of private placement units (the “Private Placement Units” and together with the Public Units, the “Units”), to (i) the Sponsor at a price of $10.00 per Private Placement Unit, or $3,000,000, as discussed in Note 4. Each Private Placement Unit consists of one Class A Ordinary Share (the “Private Placement Shares”) and
one-fourth
of one warrant, exercisable at $11.50 in exchange for one Class A Ordinary Share (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants”). Separately, an affiliate of BTIG, LLC (“BTIG”), the representative of the underwriters for the Initial Public Offering, invested $500,000 in, and was admitted as a member of, the Sponsor in connection with the closing of the Initial Public Offering in exchange for interests in the Sponsor corresponding to 50,000 Private Placement Units and 200,000 Founder Shares (see Note 5).
Transaction costs amounted to $4,638,840, consisting of $3,000,000 of Deferred Discount (as defined in Note 6), and $1,638,840 of other offering costs.

F-
9

The Trust Account
Upon the closing of the Initial Public Offering on May 15, 2025, an aggregate amount of $414,000,000 ($10.00 per unit) from the net proceeds of the Initial Public Offering, and a portion of the proceeds of the sale of the Private Placement, is held in a trust account (the “Trust Account”) with Continental Stock Transfer & Trust Company (“Continental”) and were invested only in U.S. government treasury bills with a maturity of one hundred eighty-five (185) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 (the “Investment Company Act”) and that invest only in direct U.S. government obligations and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank. Funds will remain in the Trust Account until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses
.
The Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) provides that, other than the permitted withdrawals (as defined below), if any, none of the funds held in the Trust Account will be released until the earlier of (i) the completion of the initial Business Combination; (ii) the redemption of the Public Shares that have been properly submitted in connection with a shareholder vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (A) in a manner that would affect the substance or timing of its obligation to redeem 100% of the Public Shares if it does not complete an initial Business Combination within 24 months from the closing of the Initial Public Offering (or 27 months from the closing of the Initial Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the Initial Public Offering) (such 24 or 27 month period, as may be amended, the “Combination Period”) or (B) with respect to any other provision relating to the rights of holders of the Public Shares or pre-initial
Business Combination activity; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an initial Business Combination within the Combination Period. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.
Initial Business Combination
The Company’s management (“Management”) has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an initial Business Combination. The initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an initial Business Combination.
The Company, after signing a definitive agreement for an initial Business Combination, will either (i) seek shareholder approval of the initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (net of amounts withdrawn to fund the working capital requirements, subject to an annual limit of $1,000,000, and to pay taxes (“permitted withdrawals”)), (ii) provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest less permitted withdrawals. The decision as to whether the Company

F-
10

will seek shareholder approval of the initial Business Combination or will allow shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under Nasdaq rules.
Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned (which interest shall be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the holders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors (the “Board”), dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor, officers and directors are not entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the initial Business Combination within the Combination Period. However, if the Sponsor and management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the Company after an initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each shareholder’s class of shares, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the initial Business Combination, subject to the limitations described herein.
Merger Agreement
On September 8, 2025, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among Merger Sub I, Merger Sub II and ColdQuanta, Inc., a Delaware corporation (“Infleqtion”). Pursuant to the Merger Agreement, and subject to the conditions contained therein, the parties thereto have effected a business combination transaction by which Merger Sub I merged with and into Infleqtion, with Infleqtion continuing as the surviving corporation, and immediately thereafter, the surviving corporation merged with and into Merger Sub II, with Merger Sub II (renamed as “Infleqtion Quantum, LLC”) continuing as the surviving entity (collectively, the “Mergers”). The transactions contemplated by the Merger Agreement, including the Domestication and the PIPE Investment, are referred to as the “Transactions.”
In connection with the execution of the Merger Agreement, on September 8, 2025, the Company amended and restated that certain letter agreement, dated May 13, 2025, from the Sponsor and each of the persons undersigned thereto to the Company (the “Amended and Restated Sponsor Agreement”).
The foregoing descriptions of each of the Merger Agreement and the Amended and Restated Sponsor Agreement are qualified in their entirety by reference to each of the Merger Agreement and the Amended and Restated Sponsor Agreement filed as Exhibits 2.1 and 10.2, respectively, to this prospectus.

F-1
1

Amended and Restated Sponsor Agreement
In connection with the execution of the Merger Agreement, on September 8, 2025, the Company amended and restated that certain letter agreement, dated May 13, 2025, from the Sponsor and each of the persons undersigned thereto (the “Insiders”) to the Company (the “Amended and Restated Sponsor Agreement”), pursuant to which each of the Sponsor and the Insiders agreed, among other things, (i) to vote or consent (or cause to be voted or consented) all of the Sponsor’s or such Insider’s shares (as applicable) of the Company’s capital stock (a) in favor of the adoption and approval of the Merger Agreement and approval of the Business Combination and all other Special Purpose Acquisition Company (“SPAC”) Stockholder Matters (as defined in the Merger Agreement), (b) if applicable, in favor of waiving any and all anti-dilution rights the Sponsor may hold pursuant to the governance documents of the Company, (c) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of the Company contained in the Merger Agreement, (d) in favor of any proposal to adjourn or postpone the applicable stockholder meeting to a later date if (and only if) (1) there are not sufficient votes to approve and adopt any of the matters described in clause (a) above on the dates on which such meetings are held or proposed to be held or (2) the Minimum Cash Condition (as defined in the Merger Agreement has not been satisfied, and (e) against the following actions or proposals: (1) any Business Combination Proposal (as defined in the Merger Agreement) or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement and (2) (A) any change in the dividend policy or present capitalization of SPAC or any amendment of the governance documents of Churchill or the Domesticated SPAC, except (x) as contemplated by clause (a) above or (y) to the extent expressly contemplated by the Merger Agreement, (B) any liquidation, dissolution or other change in Churchill’s corporate structure or business (other than as may be proposed pursuant to an extension proxy), (C) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any representation, warranty, covenant, obligation or agreement of the Sponsor or any Insider under the Amended and Restated Sponsor Agreement, or (D) any other action or proposal involving Churchill or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions (excluding, for the avoidance of doubt, any action taken in connection with any valid action taken by Churchill to terminate the Merger Agreement in accordance with the terms thereof), (ii) not to redeem, elect to redeem or tender or submit any Cayman Class B Shares, Cayman Class A Shares or Domesticated SPAC Common Stock owned by it, him or her for redemption in connection with any of the stockholder approvals or proposals described in clause (i) above, or in connection with any vote to amend the governance documents of Churchill or the Domesticated SPAC, and (iii) to vote or consent (or cause to be voted or consented) all of the Sponsor’s or such Insider’s shares (as applicable) of Churchill capital stock in favor of the appointment or election of the individual(s) nominated for election in the Registration Statement in accordance with Section 8.09 of the Merger Agreement to the board of directors of the Domesticated SPAC.
Pursuant to the Amended and Restated Sponsor Agreement, 1,500,000 of Sponsor’s Cayman Class B Share
s
(the “Sponsor Shares”) will unvest as of the Closing and will revest on the date on which (i) the VWAP of the Domesticated SPAC Common Stock equals or exceeds $12.00 per share during any 15 trading days within any 180 consecutive trading day period following the Closing or (ii) Churchill undergoes a change of control and the price per share received by stockholders of Churchill in such change of control transaction equals or exceeds $12.00 per share (or if consideration is not received by stockholders of Churchill, the price per share implied by such transaction is $12.00) (the “Triggering Event”). If the applicable vesting terms as described in the foregoing sentence are
 not achieved within five years of the Closing, such Sponsor Shares will be forfeited in accordance with the terms of the Amended and Restated Sponsor Agreement. In the event of a change of control of Churchill prior to the fifth anniversary of the Closing, the Sponsor Shares will vest immediately prior to the closing of such change of control if the change of control also constitutes the Triggering Event; otherwise, they will be automatically forfeited immediately prior to the closing for no consideration.

F-1
2

Risks and Uncertainties
The Company’s ability to complete an initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an initial Business Combination.
Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, or the ongoing trade and tariff policy changes by the U.S. or other countries, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.
Liquidity and Capital Resources
As of December 31, 2025, the Company had $702,154 of cash and a working capital deficit of $74,725,992.
In order to finance working capital deficit or to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the Sponsor makes any Working Capital Loans, up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units and their underlying securities would be identical to the Private Placement Units. As of December 31, 2025 and 2024, the Company had no borrowings under the Working Capital Loans.
Additionally, to fund working capital the Company has permitted withdrawals available up to an annual limit of $1,000,000. These permitted withdrawals are limited to only the interest available that has been earned in excess of the initial deposit at the Initial Public Offering. For the year ended December 31, 2025, the Company has withdrawn $1,000,000 in interest from the Trust Account for working capital purposes and has no further amounts available for permitted withdrawals until May 15, 2026, which is the one-year anniversary of the Initial Public Offering.
On February 13, 2026, the Company announced the closing of its previously announced Business Combination between Churchill Capital Corp X and Infleqtion inc.. As of this filing, substantial doubt about the Company’s ability to continue as a going concern was alleviated due to the closing of the Business Combination.
Note 2—Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Principles of Consolidation
On September 2, 2025, the Merger Subs were formed.
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in co
nsolidation.
Emerging Growth Company
As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an (i) emerging growth company nor (ii) an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $702,154 and $0 as of December 31, 2025 and 2024, respectively. The Company did not have any cash equivalents as of December 31, 2025 and 2024.
Marketable Securities and Cash Held in Trust Account
The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity
in accordance with ASC Topic 320, “Investments—Debt and Equity Securities,”
held-to-maturity
securities are those securities which the Company has the ability and intent to hold until maturity.
Held-to-maturity
treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts. On December 31, 2025, $423,779,230 was invested in U.S. Treasury Securities and $215 was held in cash, at an amortized cost of $423,689,503 as reflected on the accompanying consolidated balance sheet (see Note 8). On December 31, 2024, no funds were held in the Trust Account.
To fund working capital the Company has permitted withdrawals available up to an annual limit of $1,000,000. These permitted withdrawals are limited to only the interest available that has been earned in excess of the initial deposit at the Initial Public Offering. For the year ended December 31, 2025, the Company has withdrawn $1,000,000 in interest from the Trust Account for working capital purposes and has no further amounts available for permitted withdrawals until May 15, 2026, which is the one-year
anniversary of the Initial Public Offering.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash f lo
ws.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the consolidated balance sheets, primarily due to their short-term nature.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the issuance date and is then re-valued
at each reporting date, with changes in the fair value reported in the consolidated statements of operations. Derivative liabilities are classified in the consolidated balance sheets as current or non-current
based on whether
net-cash
settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
The subscription agreement liability meets the criteria for derivative liability classification. As such, the subscription agreement liability is recorded at its initial fair value on the date of issuance, and each consolidated balance sheet date thereafter. Changes in the estimated fair value of the derivative liability is recognized as a non-cash
gain or loss on the consolidated statements of operations. The fair value of the subscription agreement liability is discussed in Note 8.
Use of Estimates
The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires the Company’s Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the accompanying consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires Management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which Management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of the ASC Topic
340-10-S99
and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC Topic
470-20,
“Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applied this guidance to allocate Initial Public Offering proceeds from the Public Units between the Public Shares and Public Warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the Public Warrants and then to the Public Ordinary Shares. Offering costs allocated to the Public Shares were charged to temporary equity, offering costs allocated to the Public Warrants and Private Placement Warrants were charged to shareholders’ deficit. After Management’s evaluation, the Public Warrants included in the Public Units were accounted for under equity treatment.

Income Taxes
The Company accounts for income taxes under ASC Topic 740, “Income Taxes” (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s Management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2025 and 2024, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provisi
o
n was zero for the periods presented.
Class A Shares Subject to Possible Redemption
The Public Shares contain a redemption feature that allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial
Business Combination activity, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC Topic
480-10-S99,
“Distinguishing Liabilities from Equity,” the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in
capital (to the extent available) and accumulated deficit. Accordingly, as of December 31, 2025, Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheet.
As of December 31, 2025, the Class A Ordinary Shares subject to possible redemption reflected in the consolidated balance sheet are reconciled in the following table:

Gross proceeds	$414,000,000
Less:
Proceeds allocated to Public Warrants	(3,177,450)
Class A Ordinary Shares issuance cost	(4,591,537)
Plus:
Accretion of carrying value to redemption value	17,458,490

Class A Ordinary Shares subject to possible redemption, December 31, 2025	$423,689,503

Warrant Instruments
The Company accounts for the Public and Private Placement Warrants issued in co nn
ection with the Initial Public Offering and the Private Placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned value.
Net Loss per Ordinary Share
The Company complies with accounting and disclosure requirements of ASC 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A Ordinary Shares and Class B Ordinary Shares. Income and losses are shared pro rata between the two classes of shares. Net loss per ordinary share is calculated by dividing the net loss by the weighted average number of Ordinary Shares outstanding for the respective period. Diluted net loss per share attributable to holders of the Company’s Ordinary Shares (the “Ordinary Shareholders”) adjusts the basic net loss per share attributable to Ordinary Shareholders and the weighted-average Ordinary Shares outstanding for the potentially dilutive impact of outstanding Warrants. However, because the Warrants are anti-dilutive, the Warrants are not included in loss per Ordinary Share for the periods presented.
With respect to the accretion of Class A Ordinary Shares subject to possible redemption and consistent with ASC Topic
480-10-S99-3A,
the Company treated accretion in the same manner as a dividend paid to the shareholders in the calculation of the net loss per Ordinary Share.
The following table reflects the calculation of basic and diluted net loss per Ordinary Share:

	For the Year Ended December 31,		For The Period From January 4, 2024 (Inception) Through December 31,
	2025		2024
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Net loss	$(48,714,542)	$(18,216,526)	$—	$(51,910)
Denominator:
Basic weighted average shares outstanding	26,348,901	9,853,022	—	7,500,000
Basic net loss per share	$(1.85)	$(1.85)	$—	$(0.01)
Recent Accounting Standards
In November 2024, FASB issued Accounting Standards Update (“ASU”)
2024-03,
“Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures
(Subtopic220-40):
Disaggregation of Income Statement Expenses” (“ASU
2024-03”).
Under ASU
2024-03,
a public entity would be required to disclose information about purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion for each income statement line item that contains those expenses. ASU
2024-03
is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. ASU
2024-03
allows for early adoption and requires either prospective adoption to financial statements issued for reporting periods after the effective date of ASU
2024-03
or retrospectively to any or all prior periods presented in the financial statements. The Company’s Management does not believe the adoption of ASU
2024-03
will have a material impact on its consolidated financial statements and disclosures.
Management does not believe that any other recently issued, but not yet effective, acc
ounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3—Initial Public Offering
Pursuant to the Initial Public Offering on May 15, 2025, the Company sold 41,400,000 Public Units at a price of $10.00 per unit for a total of $414,000,000, which includes the full exercise of the underwriters’ Over-Allotment Option in the amount of 5,400,000 units (the “Over-Allotment Option”). Each Unit consists of one Public Share and one-fourth
of one warrant. Each Public Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustments (see Note 7).
Note 4—Private Placement
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 300,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a Private Placement for an aggregate purchase price of $3,000,000. Condor Investments V, an affiliate of the representative of the underwriters of the Initial Public Offering invested $500,000 in, and was admitted as a member of, the Sponsor in connection with the closing of the Initial Public Offering in exchange for interests in the Sponsor corresponding to 50,000 Private Placement Units and 200,000 Founder Shares (see Note 5). Each Private Placement Unit consists of one Private Placement Share and Private Placement Warrant. Each Private Placement Warrant will become exercisable 30 days after the completion of the initial Business Combination and will not expire except upon liquidation; provided, however, that for so long as they are held by BTIG or its affiliates or associated persons, the Private Placement Warrants will not be exercisable more than five years from the commencement of sales in the Initial Public Offering in accordance with Financial Industry Regulatory Authority (“FINRA”) rules. If the initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
Note 5—Related Party Transactions
Founder Shares
On February 15, 2024, the Company issued an aggregate of 7,187,500 Founder Shares, in exchange for a $25,000 payment (approximately $0.003 per share) from the Sponsor to cover certain expenses on behalf of the Company. In April 2025, the Company, through a share capitalization, issued the Sponsor an additional 1,437,500 Founder Shares. In May 2025, the Company, through a share capitalization, issued the Sponsor an additional 1,725,000 Founder Shares, for which the Sponsor now holds 10,350,000 Founder Shares in the aggregate. All share and per share data has been retrospectively presented. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the Public Shares issuable upon conversion thereof. The Founder Shares are identical to the Public Shares except that the Founder Shares automatically convert into Public Shares at the time of the initial Business Combination (with such conversion taking place immediately prior to, simultaneously with, or immediately following the time of the initial Business Combination, as may be determined by the directors of the Company) or earlier at the option of the holder and are subject to certain transfer restrictions, as described in more detail below. The Sponsor agreed to forfeit up to an aggregate of 1,350,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the full exercise of the over-allotment option by the underwriters, the 1,350,000 Founder Shares are no longer subject to forfeiture.
The Sponsor is not entitled to redemption rights with respect to any Founder Shares and any Public Shares held by the Sponsor in connection with the completion of the initial Business Combination. If the initial Business Combination is not completed within the Combination Period, the Sponsor would not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by it.
The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of (i) six months after the completion of the initial Business Combination or (ii) subsequent to the initial Business

F-1
8

Combination (the date on which the Company consummates a transaction which results in the shareholder having the right to exchange its shares for cash, securities, or other property subject to certain limited exceptions).
Registration Rights
The holders of Founder Shares, Private Placement Units (and their underlying securities) and units that may be issued upon conversion of working capital loans (and their underlying securities), if any, and any Class A Ordinary Shares issuable upon conversion of the Founder Shares and any Class A Ordinary Shares held by the Sponsor at the completion of the Initial Public Offering or acquired prior to or in connection with the initial Business Combination, are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the registration statement for the Initial Public Offering. These holders are entitled to make up to three demands and have “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Administrative Support Agreement
Commencing on the date the securities of the Company are first listed, May 14, 2025, the Company agreed to reimburse the managing member of the Sponsor in an amount equal to $30,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2025, the Company incurred and paid $225,000 of fees for these services. For the period from January 4, 2024 (inception) through December 31, 2024, the Company did not incur any fees for these services.
Director Agreements
On August 1, 2025, the Company entered into a director agreement (each, a “Director Agreement”) with each of the three independent directors of the Company
, pursuant to which, in connection with each director’s continuing service as a director of the Company, the Company agreed to pay each director a cash compensation of $75,000 per annum, beginning on the later of the date of appointment of each director and August 1, 2025. For the year ended December 31, 2025, the Company incurred $93,750 in fees related to the Director Agreement of which $37,500 were paid and $56,250 are included in accrued expenses on the accompany consolidated balance sheets. For the period from January 4, 2024 (inception) through December 31, 2024, the Company did not incur any fees for these services.
Related Party Loans
On February 15, 2024, the Company and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan the Company an aggregate of up to $600,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “IPO Promissory Note”). The IPO Promissory Note was
non-interest
bearing and payable on the earlier of December 31, 2025, or the date on which the Company consummates the Initial Public Offering. As of December 31, 2025 and 2024, there were amounts of $0 and $184,847, respectively, outstanding under the IPO Promissory Note. The Company repaid the borrowings in full at the closing of the Initial Public Offering. Borrowings under the IPO Promissory Note are no longer available.
Working Capital Loans
In addition, in order to finance transaction costs in connection with its initial Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, enter into Working Capital Loans with the Company. If the Company completes its initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the

Sponsor makes any Working Capital Loans, up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. Such units and their underlying securities would be identical to the Private Placement Units. As of December 31, 2025 and 2024, the Company had no borrowings under the Working Capital Loans.
Note 6—Commitments and Contingencies
Underwriting Agreement
The underwriters are entitled to a deferred fee of up to $3,000,000 in the aggregate, payable only upon the Company’s completion of its initial Business Combination (the “Deferred Discount”). The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination. The amount payable to the underwriters for deferred underwriting discounts and commissions will be reduced from $
3,000,000 to $1,500,000 in the event the amount held in the Trust Account following a successful consummation of the initial Business Combination is less than $100,000,000, after taking into account redemptions in connection with the vote on the initial Business Combination.
Additionally, BTIG was admitted as a member of the Sponsor in connection with the closing of the Initial Public Offering and has been allocated interests in the Sponsor corresponding to 360,000 Founder Shares as upfront underwriting compensation in lieu of a cash underwriting discount (such shares, the “BTIG Founder Shares”). The fair value of the BTIG Founder Shares at grant was determined to be $667,472 using a Probability-Weighted Expected Return Method (“PWERM”) valuation model. As such, in accordance with ASC 340-10-S99-1, “Other Assets and Deferred Offering Costs,” the fair value less any amounts previously recorded related to the original purchase resembles an amount paid to the underwriters and represents a reduction in the proceeds received as it is directly related to the Initial Public Offering
. The following inputs were used in the PWERM valuation model to determine the fair value of the BTIG Founder Shares:

May 13, 2025
Restricted term (years)	2.50
Risk-free rate	3.97%
Volatility	6.00%
Discount for lack of marketability	2.20%
The BTIG Founder Shares and the interests in the Sponsor corresponding to 50,000 Private Placement Units and 200,000 Founder Shares allocated to Condor Investments V, an affiliate of BTIG, have been deemed compensation by FINRA and are subject to lock-up
restrictions, as required by FINRA Rule 5110(e)(1), and may not be sold during the Initial Public Offering or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of the Initial Public Offering, except as provided in FINRA Rule 5110(e)(2). As required by FINRA Rule 5110(g)(8), BTIG and Condor Investments V may not exercise their demand and piggyback registration rights after five and seven years, respectively, after the effective date of the Initial Public Offering and may not exercise their demand rights on more than one occasion. Further, for so long as they are held by BTIG or its affiliates or associated persons, the Private Placement Warrants will not be exercisable more than five years from the commencement of sales in the Initial Public Offering in accordance with FINRA Rule 5110(g)(8).
Merger Agreement
On September 8, 2025, the Company entered into the Merger Agreement by and among Merger Sub I, Merger Sub II and ColdQuanta. Pursuant to the Merger Agreement, and on the terms and subject to the satisfaction or waiver of the conditions set forth therein, the parties thereto intend to effect the First Merger and immediately following the First Merger, Second Merger.

Subscription Agreement Liability
In connection with the execution of the Merger Agreement, on September 8, 2025, the Company entered into certain common stock subscription agreements (the “Subscription Agreements”) with certain investment funds (the “PIPE Investors”) pursuant to which, the Company has agreed to issue and sell to the PIPE Investors $126,547,600 of Domesticated SPAC Common Stock (as defined in the Merger Agreement), par value $0.0001 (the “PIPE Shares”) in reliance on an exemption from registration under Section 4(a)(2) under the Securities Act at a purchase price of $10.00 per share (the “PIPE Investment”). The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of the PIPE Investment. The Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto and (iii) March 21, 2026. The Subscription Agreements provide for, under certain circumstances, customary indemnities between the Company and the PIPE Investors. As of December 31, 2025, the Company recorded a liability in connection with the Subscription Agreements of $75,630,352 on the accompanying consolidated balance sheet and a subscription agreement expense of $6,044,986 and change of fair value of subscription agreement liability of $69,585,366 within the accompanying consolidated statements of operations. As of December 31, 2024, the Company did not have a liability related to the
S
ubscription
A
greements.
PIPE Engagement Letters
On September 1, 2025, the Company
engaged Citigroup Global Markets Inc. (“Citi”) as a placement agent for a proposed PIPE offering of equity or equity-linked securities for ColdQuanta (the “Citi PIPE Engagement Letter”). The placement fee payable to Citi was set at
4.0% of the gross proceeds of securities sold in any placement, up to a maximum of $100 million.
On September 7,
2025, J.P. Morgan Securities LLC (“J.P. Morgan”) entered into an agreement with the Company to serve as a
Co-Placement
Agent in connection with the PIPE offering (the “J.P. Morgan PIPE Engagement Letter” and together with the Citi PIPE Engagement Letter, the “PIPE Engagement Letters”). As of December 31, 2025, there are no fees that have been incurred in connection with the PIPE Engagement Letters.
Capital Markets Advisory Agreement
On September 3, 2025, the Company entered into an agreement with Citi to serve as capital markets advisor to the Company (the “Capital Markets Advisory Agreement”). The Company will pay Citi a cash fee of $7,000,000 promptly upon consummation of the Transactions. Citi will also be eligible to receive an incentive fee of up to $3,000,000, payable solely at the discretion of the Company and ColdQuanta. As of December 31, 2025, there are no fees that have been incurred in connection with the Capital Markets Advisory Agreement.
Legal Fees
On March 25, 2026, the Company entered into an agreement for legal services. All fees related to the agreement are contingent upon the completion of a Business Combination. Upon the completion of the Business Combination, in addition to payment of incurred fees, the Company will pay a premium ranging from
 50% to 100% of the fees incurred, with the percentage paid to be determined at the discretion of the Company. As of December 31, 2025, the Company has incurred approximately $2,572,053 of fees in connection with the agreement. These fees are not reflected in the consolidated financial statements and will be recorded when the Business Combination is considered probable.
Advisory Agreement
In connection with the execution of the Merger Agreement, the Company and The Klein Group, LLC (the “Advisor”), an affiliate of M. Klein & Company
, entered into the advisory agreement (the “Advisory

Agreement”). Pursuant to the terms thereof, effective as of the closing of the Transactions, the Advisor will provide financial advisory, strategy consulting, business development and investor relations to the Company. Pursuant to the terms of the Advisory Agreement, the Advisor is entitled to a fee of $250,000 per quarter, in addition to other potential fees depending on the outcomes of certain transactions. The Advisory Agreement will be for a term of two years, provided, however, it may be extended for an additional one year term upon mutual agreement of the Company and the Advisor.
Note 7—Shareholders’ Deficit
Preference Shares
The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board. As of December 31, 2025 and 2024, there were no preference shares issued or outstanding.
Class A Ordinary Shares
The authorized Ordinary Shares of the Company includes up to 500,000,000 Class A Ordinary Shares with a par value of $0.0001 per share and 50,000,000 Class B Ordinary Shares with a par value of $0.0001 per share. If the Company enters into an initial Business Combination, it may (depending on the terms of such an initial Business Combination) be required to increase the number of Class A Ordinary Shares which the Company is authorized to issue at the same time as the Company’s shareholder votes on the initial Business Combination to the extent the Company seeks shareholder approval in connection with the initial Business Combination. Holders of the Company’s ordinary shares are entitled to one vote for each Ordinary Share (except as otherwise expressed in the Company’s Amended and Restated Memorandum and Articles of Association). As of December 31, 2025, there are 300,000 Class A Ordinary Shares issued or outstanding, excluding 41,400,000 shares subject to possible redemption. As of December 31, 2024, there are no Class A Ordinary Shares issued or outstanding.
Class B Ordinary Shares
The Company is also authorized to issue a total of 50,000,000 Class B Ordinary Shares with a par value of $0.0001 per share. On May 15, 2025, as a result of the underwriters’ election to fully exercise their Over-Allotment Option, an aggregate of 1,350,000 Founder Shares are no longer subject to forfeiture. As of December 31, 2025 and 2024, there were 10,350,000 Class B Founder Shares issued and outstanding.
Warrants
As of December 31, 2025, there were 10,350,000 Public Warrants and 75,000 Private Placement Warrants outstanding. As of December 31, 2024, there were no Public Warrants or Private Placement Warrants outstanding. Each whole Warrant entitles the holder thereof to purchase one whole Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as described therein, at any time commencing 30 days after the completion of the initial Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a “cashless basis” under the circumstances specified in either the (i) public warrant agreement, dated as of May 13, 2025, between the Company and Continental (the “Public Warrant Agreement”) or the (ii) private placement warrant agreement, dated as of May 13, 2025, between the Company and Continental (the “Private Placement Warrant Agreement,” and together with the Public Warrant Agreement, the “Warrant Agreements”) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreements, a Warrant holder may exercise its Warrants only for a whole number of Class A Ordinary Shares. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. No fractional Public Warrants will be issued upon separation of the Public Units and only whole Public Warrants will trade. The Warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than fifteen (
15
) business days after the closing of the initial Business Combination, the Company will use its commercially best efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement registering, under the Securities Act, the issuance of the Public Shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the applicable Warrant Agreement. Notwithstanding the above, if the Public Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Public Warrants for cash when the price per Class A Ordinary Shares equals or exceeds $18.00. Beginning 30 days after completion of the initial Business Combination, the Company may redeem the outstanding Public Warrants for cash:

•	In whole and not in part;

•	At a price of $0.01 per Public Warrant;

•	Upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•
if, and only if, the last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders. The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those Class A Ordinary Shares is available throughout such 30 trading day period and the 30 day redemption period.

The Private Placement Warrants contained in the Private Placement Units are non-redeemable.
The Private Placement Warrants may also be exercised for cash or on a “cashless basis.” The Private Placement Warrants will not expire except upon liquidation.
Note 8—Fair Value Measurements
The fair value of the Company’s financial assets and liabilities reflects Management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).
The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

F-2
3

Level 3: Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.
As of December 31, 2025, assets held in the Trust Account were comprised of $215 in cash and $423,779,230 invested in U.S. Treasury Bills.
The following table presents information about the Company’s assets that are measured at amortized cost on a recurring basis at December 31, 202, which are considered to be Level 1 measurement:

	Amortized Cost	Unrealized Gain	Fair Value
December 31, 2025
U.S. Treasury Securities (Matured on 01/06/26 and 01/08/26)	$423,689,288	$89,942	$423,779,230
The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at December 31, 2025, which are considered to be Level 3 measurement:

	Level	Fair Value
December 31, 2025
Subscription agreement liability	3	$75,630,352
The subscription agreement liability was accounted for as a liability in accordance with ASC
815-40
and is presented within current liabilities on the consolidated balance sheet as of December 31, 2025. The subscription agreement liability is measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of subscription agreement liability in the consolidated statements of operations.
The subscription agreement liability was valued using a PWERM with an underlying Put Option Pricing Model using a Black Scholes Model (“BSM”) which is considered to be a Level 3 fair value measurement.
The key inputs into the PWERM model for the subscription agreement liability were as follows:

	September 8, 2025	December 31, 2025
Market price of Public Shares	$10.20	$15.60
Term (years)	0.53	0.22
Risk-free rate	3.83%	3.68%
Volatility	8.71%	107.1%
Likelihood of completing a business combination	95%	95%

Subscription Agreement Liability
Fair value as of September 8, 2025	$6,044,986
Change in valuation inputs or other assumptions	69,585,366

Fair value as of December 31, 2025	$75,630,352

Public Warrants
The fair value of the Public Warrants was $3,177,450 or $0.307 per Public Warrant at the Initial Public Offering. The fair value of Public Warrants was determined using a Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance.
The following table presents the quantitative information regarding market assumptions used in the valuation of the Public Warrants:

May 15, 2025
Market price of Public Shares	$9.923
Term (years)	2.96
Risk-free rate	3.95%
Volatility	6.1%
Likelihood of completing a business combination	19.2%
Note 9—Segment Information
ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.
The Company’s chief operating decision makers (“CODMs”) have been identified as the Chief Executive Officer and the Chief Financial Officer, who review the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, Management has determined that the Company only has one operating segment.
The CODMs assess performance for the single segment and determine how to allocate resources based on net income or loss that also is reported on the consolidated statements of operations as net income or loss. The measure of segment assets is reported on the consolidated balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODMs review several key metrics, which include the following:

	December 31, 2025	December 31, 2024
Cash and marketable securities held in Trust Account	$423,689,503	$—
Cash	$702,154	$—

	For the Year Ended December 31, 2025	For The Period From January 4, 2024 (Inception) Through December 31, 2024
General and administrative costs	$1,990,219	$51,910
Income earned on cash and marketable securities held in Trust Account	$10,689,503	$—
General and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. The CODM reviews interest earned to ensure the Trust Account is providing an acceptable rate of return for all shareholders and to maximize the Trust Account to be used to complete a Business Combination. While included within the consolidated statement of operations, subscription agreement expense and the related fair value adjustment to the subscription expense liability are not key measure used by the CODM since they do not represent a cash outflow.

F-2
5

Note 10—Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
Churchill Capital Corp X Business Combination
On February 13, 2026, pursuant to the Merger Agreement, AH Merger Sub I, Inc., a direct, wholly owned subsidiary of the Company, was merged with and into ColdQuanta, Inc. (“ColdQuanta”), with ColdQuanta continuing as the surviving corporation. Immediately thereafter, such surviving corporation was merged with and into AH Merger Sub II, LLC (“Merger Sub II”), another direct, wholly owned subsidiary of the Company, with Merger Sub II (renamed as “Infleqtion Quantum, LLC”) continuing as the surviving entity and as a wholly owned subsidiary of the Company (collectively, the “Business Combination”). In connection with the closing of the Business Combination (“the Closing”), the Company changed its name to Infleqtion,
Inc
.
Further, immediately prior to completing the Business Combination, each issued and outstanding share of ColdQuanta common stock, preferred stock and restricted stock was automatically surrendered and exchanged for the right to receive shares of Company common stock, par value $0.0001 per share based on a defined exchange ratio of 0.3470312 (the “Exchange Ratio”) (representing Infleqtion, Inc. Common Stock after the Closing).
Immediately following the Closing, there were 216,471,927 shares of Infleqtion, Inc. Common Stock issued and outstanding. Of those shares, 151,804,988 shares were issued to holders of ColdQuanta securities in respect of such securities, representing approximately 70.1% of the voting rights in Infleqtion, Inc. following the Closing.

F-2
6
ColdQuanta, Inc. dba Infleqtion
Consolidated
Financial Statements
For the Years Ended December 31, 2025 and 2024

Independent Auditors’ Report
Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
ColdQuanta, Inc. dba Infleqtion:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of ColdQuanta, Inc. dba Infleqtion and subsidiaries (the Company) as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, changes in convertible redeemable preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.
Denver, Colorado
March 31, 2026

ColdQuanta, Inc. dba Infleqtion
Consolidated Balance Sheets
(in thousands, except share amounts)

	As of December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,694	$47,942
Available-for-sale securities, current	34,318	—
Accounts receivable	9,543	4,033
Unbilled receivables	4,734	3,558
Inventories	4,299	2,223
Prepaid expenses and other current assets	10,036	3,195

Total current assets	74,624	60,951
Property and equipment, net	8,674	10,015
Operating lease right-of-use assets	4,923	5,400
Available-for-sale securities, non-current	17,157	—
Goodwill	9,315	9,315
Other assets	620	637

TOTAL ASSETS	$115,313	$86,318

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$5,644	$1,361
Accrued liabilities	8,610	9,278
Contract liabilities	6,871	3,402
Current portion of operating lease right-of-use liabilities	1,076	1,324
Deferred consideration payable, current	471	1,362

Total current liabilities	22,672	16,727
Operating lease liabilities, net of current portion	4,074	4,774
Deferred consideration payable	—	408

TOTAL LIABILITIES	26,746	21,909

Convertible Redeemable Preferred Stock:
Series Seed convertible redeemable preferred stock, $0.0001 par value per share	6,526	6,526
Series Seed II convertible redeemable preferred stock; $0.0001 par value per share	10,411	10,411
Series A convertible redeemable preferred stock, $0.0001 par value per share	36,658	36,658
Series B convertible redeemable preferred stock; $0.0001 par value per share	112,145	112,145
Series B-1 convertible redeemable preferred stock; $0.0001 par value per share	32,990	32,990
Series C convertible redeemable preferred stock ; $0.0001 par value per share	71,733	22,503
Series C-1 convertible redeemable preferred stock ; $0.0001 par value per share	26,351	26,351

Total Convertible Redeemable Preferred Stock	296,814	247,584

Commitments and contingencies (refer to note 12)
Stockholders’ Deficit:
Common stock: $0.0001 par value per share; 573,000,000 shares authorized as of December 31, 2025 and 2024; 50,227,011 and 45,512,715 shares issued and outstanding as of December 31, 2025 and 2024, respectively	5	5
Additional paid-in capital	21,928	15,751
Accumulated deficit	(231,086)	(199,291)
Accumulated other comprehensive income	906	360

Total Stockholders’ Deficit	(208,247)	(183,175)

Total Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Deficit	$115,313	$86,318

The accompanying notes are an integral part of these consolidated financial statements

F-3
0

ColdQuanta, Inc. dba Infleqtion
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	For the period ended December 31,
	2025	2024
Revenue
Product revenue	$19,614	$22,325
Service revenue	12,850	6,511

Total revenue	32,464	28,836

Cost of revenue
Cost of products	13,558	17,571
Cost of services	7,093	2,201

Total cost of revenue	20,651	19,772

Gross profit	11,813	9,064

Research and development	24,089	22,303
Selling, general and administrative	25,343	27,287
Impairment of assets and goodwill	—	13,539
Grant income	(2,333)	(1,057)

Loss from operations	(35,286)	(53,008)

Other income (expense):
Interest income	2,502	1,154
Change in fair value of SAFE liabilities	—	(2,271)
Change in fair value of contingent consideration	—	380
Other, net	989	(21)

Total other (expense) income, net	3,491	(758)

Loss before income taxes	(31,795)	(53,766)

Income tax expense (benefit)	—	(2)

Net loss	$(31,795)	$(53,764)

Other comprehensive income:
Unrealized income on available-for-sale securities	140	—
Foreign currency translation adjustment	406	474

Total other comprehensive income	546	474

Comprehensive loss	$(31,249)	$(53,290)

Net loss per share attributable to common stockholders – basic and diluted	$(0.69)	$(1.35)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	46,185,671	39,808,027
The accompanying notes are an integral part of these consolidated financial statements

F-
31

ColdQuanta, Inc. dba Infleqtion
Consolidated Statements of Changes in Convertible Redeemable Preferred Stock and Stockholders’ Deficit
(in thousands, except share amounts)

	Convertible Redeemable Preferred Stock														Stockholders’ Deficit
	Series Seed		Series Seed II		Series A		Series B		Series B-1		Series C		Series C-1		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances as of December 31, 2023	24,871,033	$6,526	27,499,984	$10,411	101,515,976	$36,658	107,814,417	$107,395	32,419,574	$32,990	—	—	—	—	35,831,766	$4	$10,468	$(145,527)	$(114)	$(135,169)
Convertible redeemable preferred stock issue, net	—	—	—	—	—	—	6,141,902	4,750	—	—	20,508,938	22,503	—	—	—	—	—	—	—	—
SAFE notes conversion	—	—	—	—	—	—	—	—	—	—	—	—	22,869,771	26,351	—	—	—	—	—	—
Common stock issued in acquisition	—	—	—	—	—	—	—	—	—	—	—	—	—	—	4,457,536	—	436	—	—	436
Issuance of contingent consideration shares	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	50	—	—	50
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(53,764)	—	(53,764)
Stock-based compensation expense	—	—	—	—	—	—	—				—	—	—	—	—	—	3,741	—	—	3,741
Stock options exercised	—	—	—	—	—	—	—	—	—	—	—	—	—	—	5,223,413	1	1,056	—	—	1,057
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	474	474

Balances as of December 31, 2024	24,871,033	$6,526	27,499,984	$10,411	101,515,976	$36,658	113,956,319	$112,145	32,419,574	$32,990	20,508,938	$22,503	22,869,771	$26,351	45,512,715	$5	$15,751	$(199,291)	$360	$(183,175)
Convertible redeemable preferred stock issue, net	—	—	—	—	—	—	—	—	—	—	39,891,014	49,230	—	—	—	—	—	—	—	—
Settlement of contingent liability with common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,163	—	—	2,163
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(31,795)	—	(31,795)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3,056	—	—	3,056
Stock options exercised	—	—	—	—	—	—	—	—	—	—	—	—	—	—	4,714,296	—	958	—	—	958
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	546	546

Balances as of December 31, 2025	24,871,033	$6,526	27,499,984	$10,411	101,515,976	$36,658	113,956,319	$112,145	32,419,574	$32,990	60,399,952	$71,733	22,869,771	$26,351	50,227,011	$5	$21,928	$(231,086)	$906	$(208,247)

The accompanying notes are an integral part of these consolidated financial statements

F-
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ColdQuanta, Inc. dba Infleqtion
Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(31,795)	$(53,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,692	2,616
Stock-based compensation expense	3,056	3,741
Change in fair value of contingent obligation	3,992	—
Non-cash transfer of property, plant and equipment	—	686
Changes in fair value of SAFE notes	—	2,271
Change in fair value of contingent consideration	—	(380)
Impairment of assets and goodwill	—	13,539
Other non-cash operating adjustments	(328)	281
Changes in operating assets and liabilities:
Accounts receivable	(5,379)	(1,981)
Inventories	(2,076)	(944)
Unbilled receivables	(1,176)	(2,254)
Prepaid expenses and other current assets	(411)	582
Other assets	(11)	(225)
Accounts payable	3,786	(987)
Accrued liabilities	(493)	3,563
Contract liabilities	3,469	851
Operating lease right-of-use assets	710	(2,511)
Operating lease right-of-use liabilities	(1,181)	2,449

Net cash used in operating activities	(24,145)	(32,467)
Cash flows from investing activities
Purchases of available-for-sale securities	(56,759)	—
Redemptions of available-for-sale securities	5,600	12,660
Purchases of property and equipment	(2,372)	(2,858)
Morton acquisition, net of cash acquired	—	(3,041)
SiNoptiq asset acquisition	—	(2,655)

Net cash provided by (used in) investing activities	(53,531)	4,106
Cash flows from financing activities
Proceeds from issuance of Series C convertible redeemable preferred stock	49,225	25,153
Proceeds from issuance of SAFE Notes, net of issuance costs	—	22,655
Proceeds from stock options exercised	958	1,057
Payment of Series C convertible redeemable preferred stock accrued issuance costs	(2,800)	—
Payment of deferred offering costs	(5,206)	—
Payment of deferred cash consideration	(1,425)	(475)

Net cash provided by financing activities	40,752	48,390
Foreign currency translation	676	451

Net increase (decrease) in cash and cash equivalents and restricted cash	$(36,248)	$20,480
Cash, cash equivalents and restricted cash at beginning of period	$48,142	$27,662

Cash, cash equivalents and restricted cash at end of period	$11,894	$48,142

Supplemental non-cash disclosure of cash flow information
Acquisition of assets through issuance of equity	$—	$5,236
Acquisition of assets through deferred payment arrangements	$—	$1,964
Series C convertible redeemable preferred stock unpaid issuance costs	$—	$2,650
Unpaid deferred offering costs	$1,178	$—
Unrealized gains or losses on available-for-sale securities	$140	$—
Settlement of contingent liability with common stock	$2,163	$—
The accompanying notes are an integral part of these consolidated financial statement

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ColdQuanta, Inc. dba Infleqtion
Notes to the Consolidated Financial Statements
1. Summary of Operations and Significant Accounting Policies
Nature of Operations
ColdQuanta, Inc. dba Infleqtion (“ColdQuanta”) together with its wholly owned subsidiaries, (collectively the “Company”) develops and commercializes quantum technology products as part of a full-stack platform, which currently includes offerings such as: quantum sensing, quantum computing and software. The Company’s quantum-enabled solutions are focused on addressing pressing challenges, with technologies actively deployed across a number of sectors today, including defense and security, artificial intelligence (“AI”), energy optimization, space and frontier, materials discovery and cybersecurity. The Company’s quantum sensors and computers are supported by the Company’s proprietary software, Superstaq, which serves as a control panel for future hybrid quantum-classical workflows. In addition, the Company has developed contextual machine learning software, based on quantum physics principles, that increases AI performance today on classical graphics processing units. To serve the market as a multi-platform quantum technology company, the Company engages in multiple research and development areas. The Company is engaged in research and development of neutral atom quantum computers that may have uses in military, drug design, investment strategies, encryption-cracking and complex scheduling problems. The Company is also a developer and supplier of Bose-Einstein condensates and cold atom devices, instruments and systems and quantum software applications and platforms. The Company’s customers are primarily government agencies of the United States (“U.S.”), such as the U.S. Department of Defense, the Defense Advanced Research Projects Agency and similar government agencies in the United Kingdom (“U.K.”) who contract with the Company for research and development services and the production of technical devices. The Company also sells critical supply chain quantum devices and machines to commercial customers.
ColdQuanta was formed as a Colorado corporation on February 7, 2007 and subsequently converted to a Delaware corporation on June 29, 2018. The Company is located and headquartered in Colorado with operations in; Illinois; Texas; Wisconsin; Melbourne, Australia and Oxford, U.K.
Churchill Capital Corp X Business Combination Agreement
On February 13, 2026, pursuant to the definitive agreement and plan of merger and reorganization (the “Merger Agreement”), dated September 8, 2025, with Churchill Capital Corp X, a publicly traded special purpose acquisition company (“CCX”), AH Merger Sub I, Inc., a direct, wholly owned subsidiary of CCX, was merged with and into the Company, with the Company continuing as the surviving corporation. Immediately thereafter, such surviving corporation was merged with and into AH Merger Sub II, LLC (“Merger Sub II”), another direct, wholly owned subsidiary of CCX, with Merger Sub II (renamed as “Infleqtion Quantum, LLC”) continuing as the surviving entity and as a wholly owned subsidiary of CCX (collectively, the “Business Combination”). In connection with the closing of the Business Combination (“the Closing”), CCX changed its name to Infleqtion, Inc.
Further, immediately prior to completing the Business Combination, each issued and outstanding share of ColdQuanta common stock, preferred stock and restricted stock was automatically surrendered and exchanged for the right to receive shares of CCX common stock, par value $0.0001 per share based on a defined exchange ratio of 0.3470312,
representing Infleqtion, Inc. Common Stock after the Closing.
Immediately following the Closing, there were 216,471,927 shares of Infleqtion, Inc. Common Stock issued and outstanding. Of those shares, 151,804,988 shares were issued to holders of ColdQuanta securities in respect of such securities, representing approximately 70.1% of the voting rights in Infleqtion, Inc. following the Closing.
As of December 31, 2025, the Company has incurred $6.4 million of direct and incremental costs in connection with the Business Combination which are recorded in prepaid expenses and other current assets in the consolidated balance sheets. These deferred offering costs will be recognized in the statement of equity as a reduction of additional paid-in capital upon consummation of the Business Combination.

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Basis of Presentation
The accompanying consolidated financial statements include the financial results of ColdQuanta and its wholly owned subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“ GAAP”). All intercompany balances and transactions have been eliminated in consolidation.
Certain prior-year amounts have been reclassified for presentation purposes to conform to the current-year presentation.
Emerging Growth Company
Upon completion of the Business Combination, the Company expects to operate as an Emerging Growth Company (“EGC”) under the Securities Act, as modified by the Jumpstart Our Business Startups Act (“JOBS Act”) and may take advantage of certain exemptions from reporting and disclosure requirements that apply to other public companies that are not EGCs.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth
companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or amended standard.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and the accompanying notes.
Significant estimates and judgments are inherent in the analysis and measurement of items including, but not limited to, the selection of the method to measure progress in the satisfaction of performance obligations in revenue arrangements recognized over time and the related estimate of total expected costs for the revenue arrangement, the useful lives of long-lived assets, the fair value of stock-based awards, the fair value of assets and liabilities acquired in business combinations, the fair value of contingent consideration, the fair value of contingent obligation and the fair value of assets and reporting units associated with impairment losses. Management bases its estimates and assumptions on current facts, historical experience, expectations, forecasts, trends and various other factors that are believed to be reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results could differ materially from such estimates and assumptions.
Concentrations of Credit Risk and other Risks and Uncertainties
Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents, available-for-sale
securities and accounts receivable. The Company’s cash and cash equivalents are deposited at high-credit-quality financial institutions. The Company’s deposit balances at these institutions routinely exceed federally insured limits. The Company has not experienced any credit losses relating to its cash and cash equivalents and does not believe there is exposure to any significant credit risk on such accounts. See the section below for further information on available-for-sale
securities.

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The majority of the Company’s accounts receivable is derived from governmental institutions and commercial customers primarily located in the U.S., U.K., Australia and Japan. At December 31, 2025, one customer represented 78% of total accounts receivable. At December 31, 2024, two customers represented 57% and 25% of total accounts receivable. There have been no credit losses since the Company’s inception.
Significant customers are those that represent more than 10% of the Company’s total revenue. During the year ended December 31, 2025, two customers represented 60% and 12% of total revenue. During the year ended December 31, 2024, three customers represented 36%, 32% and 12% of total revenue.
A significant portion of the Company’s resources are engaged in supplying services and technological equipment to the U.S. and U.K. governments and can be subject to certain business risks unique to being a government contractor. Sales to government entities may be affected by changes in procurement policies, turnover of key personnel, budget considerations, political developments abroad and other factors. In addition, the Company is subject to periodic compliance audits by the U.S. and U.K. governments.
The Company is also subject to the risks inherent in any technological business model, including the development of competing products and technologies and the related risk of obsolescence. The Company’s current focus is on research and development of quantum technology. However, the quantum technology industry is still in its early stage and the Company may not be successful in all of its research and development.
Accounting Pronouncements Recently Issued or Adopted
In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”)
No. 2023-09,
Improvements to Income Tax Disclosures
, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. This ASU is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. This ASU is effective for the Company for annual periods beginning after December 15, 2025, with the option to apply the ASU retrospectively. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company early adopted this ASU on a prospective basis as of December 31, 2025 and determined that the adoption of this ASU will not have a material impact on the consolidated financial statements.
In November 2024, the FASB issued ASU
No. 2024-03,
Disaggregation of Income Statement Expenses
. This ASU requires additional disclosure of the nature of expenses included in the income statement. This ASU is effective for the Company for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027, with the option to apply the ASU retrospectively. Early adoption is permitted. The Company is currently evaluating the extent of the impact of this ASU on the disclosures in the Company’s consolidated financial statements.
In May 2025, the FASB issued ASU
2025-03,
Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity
, which amends guidance in the FASB Accounting Standards Codification (ASC) 805,
Business Combinations
and ASC 810,
Consolidation
, related to determining the accounting acquirer in a business combination when the legal acquiree is a variable interest entity (“VIE”). The updates remove the previous requirement that the primary beneficiary of a VIE is automatically the accounting acquirer. Instead, entities must apply the general factors in ASC
805-10-55-12
through
55-15
when the transaction is primarily impacted by exchanging equity interests. This change allows certain transactions, including those involving VIEs, to be accounted for as reverse acquisitions when appropriate. This ASU is effective for the Company for annual periods beginning after December 15, 2026, and interim periods within those annual periods. Early adoption is permitted in an interim or annual reporting period in which financial statements have not yet been issued (or made available for issuance). If an entity early adopts in an interim reporting period, it can adopt as of the beginning of that interim reporting period or the beginning of the annual reporting period that includes that interim reporting period. The Company early adopted this ASU effective January 1, 2025. The adoption of this ASU did not have a material impact on the consolidated financial statements.

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In November 2025, the FASB issued ASU
2025-06
, Targeted Improvements to the Accounting for
Internal-Use
Software,
which modernizes accounting for
internal-use
software development costs, aligning with evolving technology practices. This ASU is effective for the Company for annual periods beginning after December 15, 2027, and interim periods within those annual periods. Early adoption is permitted in an interim or annual reporting period in which financial statements have not yet been issued (or made available for issuance). If an entity early adopts in an interim reporting period, it must adopt as of the beginning of the annual reporting period that includes that interim reporting period. The Company is currently evaluating the extent of the impact of this ASU on the Company’s consolidated financial statements.
In December 2025, the FASB issued ASU
2025-10,
Accounting for Government Grants Received by Business Entities
, (“ASU
2025-10”)
which establishes guidance on the recognition, measurement and presentation of a government grant received by a business entity. GAAP did not provide such guidance, and many business entities have been analogizing to International Accounting Standard (“IAS”) 20 or other guidance when accounting for government grants. The ASU incorporates elements of IAS 20 into GAAP, modifying certain aspects of that standard’s scope, recognition threshold and other implementation guidance. This ASU is effective for the Company for annual periods beginning after December 15, 2029, and interim periods within those annual periods. Early adoption is permitted in an interim or annual reporting period in which financial statements have not yet been issued (or made available for issuance). If an entity early adopts in an interim reporting period, it must adopt as of the beginning of the annual reporting period that includes that interim reporting period. The Company is currently evaluating the extent of the impact of this ASU on the Company’s consolidated financial statements.
Cash and Cash Equivalents and Restricted Cash
Cash and cash equivalents include cash in banks, checking deposits and money market funds. The Company considers all highly liquid investments purchased with an original maturity at the date of acquisition of three months or less to be cash equivalents. Cash balances, which may be in excess of federally insured limits, are deposited in financial institutions.
At December 31, 2025 and 2024, the Company’s restricted cash totaled $0.2 million related to cash deposits for an office building lease. The restricted cash is classified as other long-term assets on the Company’s consolidated balance sheets; however, it is included in the reconciliation of cash, cash equivalents and restricted cash for purposes of the consolidated statements of cash flows.
Available-for-sale
securities
Under the Company’s securities policy,
available-for-sale
securities may consist of investment grade commercial paper, corporate bonds, federal agency bonds, government bonds and other bonds issued in the U.S. (and denominated in the U.S. dollar) by foreign entities. Current available-for-sale
securities are those with maturities of greater than three months, but less than one year. Noncurrent available-for-sale
securities hold maturities greater than one year. The Company evaluates the classification of its securities at the time of purchase and re-evaluates
such determination at each balance sheet date, which includes an assessment of the intent to hold the available-for-sale
securities. The Company’s securities policy sets minimum credit quality criteria and maximum maturity limits on the securities it holds to provide for preservation of capital, liquidity and a reasonable rate of return. The Company classifies its securities as available-for-sale.
Available-for-sale
securities are recorded at fair value. Unrealized holding gains and losses on available-for-sale
securities (except for credit losses) are excluded from net loss and are reported as a separate component of accumulated other comprehensive (loss) income until realized. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity, the net amount of which, along with interest and realized gains and losses are included in interest income in the consolidated statements of operations. Realized gains are derived using the specific identification method for determining the cost of the securities sold. The Company evaluates whether a credit loss exists, and in the event a credit loss does exist, the credit loss is recognized in the consolidated statements of operations based on the amount that the fair value is less than the amortized cost.

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Accounts Receivable
Accounts receivable primarily consist of amounts due from customers for which the Company has an unconditional right to receive payment for delivery of products and the performance of services. The Company’s customers primarily consist of the U.S. federal government and its agencies, and universities. Amounts are generally due 30 days from the invoice date and do not bear interest.
On a periodic basis, management evaluates its accounts receivable to determine whether to provide an allowance for credit losses. Management considers relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of receivables. There were no significant changes in the Company’s customer credit risk profile, economic conditions or methodology used to estimate expected credit losses during the periods presented, and the Company did not record any write-offs
of trade receivables.
The Company did not have an allowance for credit losses as of December 31, 2025 or 2024.
Inventories
Inventories are stated at the lower of cost or net realizable value under the first-in-first-out
(FIFO) assumption. Cost is determined using the weighted-average cost method. Costs include direct materials, direct labor and indirect facilities overhead costs that are allocated to inventory based on the portion of the Company’s facilities used in manufacturing. Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess, obsolescence or impaired inventory and are charged to cost of revenue. During the years ended December 31, 2025 and 2024, excess and obsolescence charges were $700 thousand and $48 thousand, respectively.
Property and Equipment, Net
Property and equipment, net is stated at cost less accumulated depreciation and amortization. Expenditures on improvements are capitalized, while expenditures on routine maintenance and repairs are expensed as incurred. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives of the assets, as listed below:

Assets	Years
Computers and equipment	3-5
Quantum computer	3
Leasehold improvements	Shorter of the useful life or the remaining lease term
Furniture and fixtures	3
Software and website	1
Leases
The Company determines if an arrangement is or contains a lease at inception and classifies the lease as an operating or finance lease at the commencement date. An arrangement is or contains a lease where the Company has a right to control an identified asset. For leases with an initial term of greater than twelve months, the Company recognizes a right-of-use
asset and a lease liability as of the lease commencement date.
Right-of-use
assets represent the Company’s right to use the underlying assets for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease.
Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term.
Right-of-use
assets are recognized as the initial measurement of the lease liabilities, plus any initial direct costs, any prepaid lease payments and less incentives received, if any.

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The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the implicit rates in the Company’s leases are not readily determinable. The Company’s incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments and in economic environments where the leased asset is located.
The Company recognizes lease expense for its operating leases on a straight-line basis over the lease term. Lease expense for finance leases is generally front-loaded as the finance lease right-of-use
asset is depreciated on a straight-line basis, but interest expense on the liability is recognized utilizing the effective interest rate method that results in more expense during the early years of the lease. Accordingly, costs for finance leases are disaggregated and recognized as both an operating expense (for the amortization of the right-of-use
asset) and interest expense (for interest on the lease liability).
The Company’s operating and finance lease terms may include renewal or early termination options. The Company only includes renewal or termination options in the lease term when the options are reasonably certain of exercise. The assessment of whether such options are reasonably certain of exercise is based on facts and circumstances at lease commencement, including contract-based asset-based, and entity-based factors.
Goodwill
Goodwill is measured as the excess of the purchase price over the fair value of the assets acquired and liabilities assumed in a business combination. The Company tests goodwill for impairment on an annual basis, which is determined to be the first day of the fourth quarter, and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company performs impairment tests of goodwill at its reporting unit level, which is one level below its operating segments. The Company may elect to perform a qualitative assessment of goodwill in order to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount which would require a quantitative test.
If a quantitative test is required, the Company compares the fair value of the reporting unit to its carrying value, including goodwill. If the fair value of the reporting unit is lower than its carrying amount, goodwill is written down for the amount by which the carrying amount exceeds the fair value.
The fair value of the reporting unit is calculated using a market-based approach. This approach incorporates observable market data, including comparable company trading multiples, recent market transactions and other relevant valuation metrics. Key assumptions used in the market-based valuation include selection of appropriate publicly-traded peer companies with similar operational and financial characteristics, application of relevant valuation multiples derived from market data and adjustments for differences in size, growth prospects and risk profiles between the Company and its peers.
No impairment loss was recognized for the year ended December 31, 2025. A goodwill impairment loss of $1.5 million was recognized for the year ended December 31, 2024 related to the Company’s acquisition of Morton Photonics Incorporated and Morton Hybrid Lasers LLC (collectively, “Morton”). Additional information is provided in Note 3—
Business Combination
and Note 5 –
Goodwill
.
Intangible Assets, Net
Intangible assets acquired in a business combination or in an asset acquisition that qualify for separate recognition are recognized at their fair value and amortized on a straight-line basis over their estimated useful lives or over the period the economic benefits of the asset are consumed. Residual values and useful lives are reviewed at each reporting date. Intangible assets consist of customer relationships, tradenames, software and order backlog.

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Business Combinations & Asset Acquisitions
Upon obtaining control of another entity (even if less than 100% ownership is acquired), the Company first evaluates the transaction using the screen test to determine if the transaction constitutes the acquisition of a business in accordance with ASC 805,
Business Combinations
(ASC 805). The Company evaluates the net assets acquired to determine whether substantially all the fair value of the acquired assets is concentrated in a single identifiable asset or a group of similar identifiable assets. If substantially all the fair value of the assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets, the transaction does not meet the definition of a business combination and is accounted for as an asset acquisition. In an asset acquisition, the Company allocates the cost of the acquisition to the assets and liabilities acquired at their relative fair values. Direct acquisition-related costs (e.g., transaction costs) are included in the cost of the acquired assets.
If the fair value of the acquired assets is not concentrated in a single identifiable asset or group of similar identifiable assets, the Company then evaluates whether the net assets acquired meet the definition of a business in ASC 805. If the net assets acquired meet the definition of a business the transaction qualifies as a business combination and is accounted for by applying the acquisition method of accounting. Under the acquisition method the Company recognizes and measures the assets acquired and liabilities assumed in a business combination at their acquisition date fair values. Goodwill as of the acquisition date represents the excess of the purchase price over the fair value of the assets acquired net of liabilities assumed. The purchase consideration is determined based on the fair value of the assets transferred to the seller net of any liabilities assumed by the Company, after considering any transactions that are separate from the business combination. Subsequent adjustments may be recorded to the assets acquired and liabilities assumed, with a corresponding adjustment to goodwill, during the measurement period, which may be up to one year from the acquisition date, if the adjustments relate to events and circumstances that existed at the acquisition date. Transaction costs and costs to restructure the acquired company are expensed as incurred. The Company measures contingent consideration arrangements at fair value at each reporting period, with changes in fair value recognized in the consolidated statements of operations. Changes in the fair value of contingent consideration can result from changes in the likelihood of the contingency becoming more or less probable over time, as well as changes in the fair value of equity-based contingent consideration. The Company includes the results of all acquisitions in the consolidated financial statements from the date of acquisition.
Warranty Liability
The Company records warranty liabilities for the estimated costs of fulfilling its obligations under its product warranties at the time of sale. Warranty liabilities are included in accrued liabilities on the consolidated balance sheets. The Company generally issues one-year
product warranties guaranteeing the product’s intended functionality but may negotiate specific terms with certain customers. Liability under product warranties is estimated based on management’s review of outstanding warranties, prior experience and specific customer circumstances. If actual results differ from estimates, the Company revises its estimated warranty liability. Warranty liabilities did not have a material impact on any period presented.
Convertible Redeemable Preferred Stock
The Company accounts for its preferred stock subject to possible redemption in accordance with the guidance in ASC 480,
Distinguishing Liabilities from Equity
. As all series of the Company’s preferred stock are contingently redeemable upon the occurrence of events not solely within the Company’s control, the preferred stock is presented as mezzanine equity, separate from the stockholders’ deficit section of the consolidated balance sheet. The preferred stock is initially recorded at the fair value determined on the issuance date. Adjustments to the fair value of the preferred stock to the current market value are not made each period. Rather, the Company assesses whether the preferred stock has become redeemable or the probability that the preferred stock will become redeemable in determining whether to record subsequent measurement adjustments. Refer to Note 13 –
Convertible Redeemable Preferred Stock
for additional information.

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Revenue Recognition
The Company primarily generates revenue from customers under governmental contracts and commercial contracts. Governmental revenue includes revenue recognized primarily from contracts with the U.S., U.K. and Australian governments. Commercial revenue includes revenue recognized primarily from contracts with research institutes and private companies located predominantly in the U.S. and U.K. Refer to Note 2 –
Revenue Recognition
for the Company’s total revenue, as presented on the consolidated statement of operations and comprehensive loss, disaggregated by the geographic locations of the Company’s customers and the percentage of total revenue derived from governmental customers.
The Company’s government contracts are primarily related to research and development projects or the development of a product to agreed-upon specifications. Government contracts are typically either report-based research in which various activities are significantly integrated into the final report that is provided, or contracts are prototype- or product-based development in which the Company provides a significant service of integrating development activities throughout the term of the contract into the final prototype or product.
In certain instances, government contracts may contain multiple performance obligations where the Company delivers multiple final reports or multiple products across one or more phases in which the customer can benefit from the standalone good or service and each good or service is separately identifiable from other goods and services provided by the Company. Generally, the Company recognizes revenue over time as control of the goods or services is transferred to the customer. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the products or services to be provided.
The Company generally uses an input method to measure progress toward completion for performance obligations satisfied over time, based on costs incurred relative to total estimated costs
(cost-to-cost),
as this method best depicts the transfer of control to the customer. The costs incurred are predominantly related to labor and materials, incurrence of which is indicative of progress and transfer of value to the customer. Under this method, revenue is recognized based on the proportion of costs incurred to date relative to total estimated costs, which includes an estimate of the total expected margin for fixed-price arrangements, where the transaction price is fixed. Accounting for long-term contracts requires significant judgment and estimation, which could be considerably different if the underlying circumstances were to change. When adjustments to estimated contract revenue or costs are required, changes from prior estimates are recognized on a cumulative catch-up
basis in the period of change.
The Company’s government contracts may include fixed and/or variable consideration. The resulting consideration is contracted either as a firm fixed price (which typically includes variable consideration contingent upon customer acceptance) or a cost-plus fixed fee arrangement (which includes fixed and variable consideration). Under a cost-plus fixed fee arrangement, the amount of variable consideration consists of direct and indirect costs plus a fixed fee.
The Company exercises judgment when estimating variable consideration to determine whether the most likely amount or expected value method should be used. Estimation of costs is based on historical knowledge and engineering expertise of tasks and components required to complete the project. A provisional rate, which is used as an initial estimate of indirect costs, is established through agreement with the government for all government contracts. Variable consideration is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur.
Contracts with commercial customers generally contain separate performance obligations, as each individual product can be transferred independently of each other to the customer. Revenues under commercial contracts are generally recognized at a point in time when the Company satisfies its performance obligations and control of the goods or services transfers to the customer. Control typically transfers to the customer when the goods are shipped but can also transfer when the customer receives and accepts the goods, based on the terms of the

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contract. The transaction price for revenues under commercial contracts is fixed and stated in the contract with the customer. There are no forms of variable consideration or discounts offered for early payment in commercial contracts. The Company’s commercial contracts typically include a standard one-year
warranty period. These assurance-type warranties do not represent separate performance obligations because the warranties are only for the products to comply with agreed-upon specifications, and they do not provide the Company’s customers with any additional distinct services. The Company has elected the practical expedient, enabling it to recognize shipping and handling costs performed after a customer obtains control of the good as fulfillment of the original performance obligation, rather than as a separate performance obligation, and includes such costs as a component of the transaction price.
The Company also has commercial service contracts that are primarily related to quantum software research and development projects. These contracts typically have a single performance obligation. The Company recognizes revenue over time as control of the goods or services is transferred to the customer. In these instances, the contracts have provisions that are deemed to transfer control to the customer over time. Similar to government service contracts, the Company generally uses an input measure of progress for its contracts based on costs incurred.
The transaction price for both government and commercial contracts typically does not include a significant financing component.
For all contracts with customers, the Company has elected to exclude sales taxes from the transaction price.
The Company’s contracts may be subsequently modified to include changes in specifications, requirements or price, which may create new or change existing enforceable rights and obligations. Depending on the nature of the modification, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract. Generally, modifications to the Company’s contracts are either separate contracts or are not distinct from the existing contract due to the significant integration and interrelated tasks provided in the context of the contract. Modifications to add non-distinct
services are accounted for as if they were part of the existing contract and recognized as a cumulative adjustment to revenue.
The Company performs an allocation of the transaction price when there is more than one performance obligation included in the same contract and the performance obligations are satisfied at different times. Allocation of the total transaction price is determined based on the stand-alone selling price of each item relative to the total contract value. When stand-alone selling prices are not directly observable, the Company estimates stand-alone selling price using an expected cost-plus margin approach. The Company considers market conditions and historical data to estimate its costs plus a specified margin, which may be adjusted for differences in product, customers or other factors.
The timing of revenue recognition, billings and cash collection may result in contract assets, unbilled receivables or contract liabilities. Contract assets arise when revenue recognized exceeds the amount billed to customers and represent the Company’s right to consideration that is subject to conditions other than the passage of time. Unbilled receivables arise when revenue recognized exceeds the amount billed to customers and represent the Company’s unconditional right to consideration, for which only the passage of time is required. Contract liabilities arise when the Company receives consideration from customers in advance of providing goods or services and represent the Company’s obligations to satisfy performance obligations. Contract liabilities are recognized as revenue when (or as) the performance obligations are satisfied. Contract assets and unbilled receivables are generally classified as current assets, and contract liabilities are generally classified as current liabilities, in the consolidated balance sheets. Contract assets are presented within prepaid and other current assets in the consolidated balance sheets.
Cost of Revenue
The cost of revenue primarily consists of labor, including direct labor and third-party specialist subcontractors, materials and equipment costs related to delivering the Company’s products and services, allocated facility costs

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and warranty expenses. Allocated facility costs primarily include depreciation and amortization expenses, information technology costs and facility occupancy costs. Costs of products and services are recorded as or when control of products is transferred to the customer, and as services are performed.
Research and Development
Research and development expenses primarily consist of personnel-related costs, including salaries, benefits and stock-based compensation costs, costs of materials, costs of consultants and allocated facility costs associated with the research, engineering, design and development of the Company’s quantum computing technologies. Allocated facility costs primarily include depreciation and amortization expenses, information technology costs and facility occupancy costs. Research and development costs are expensed as incurred.
Selling, general and administrative
Selling, general and administrative expenses primarily consist of personnel-related costs, including salaries, benefits and stock-based compensation costs, for executive leadership and employees bid, proposal, marketing, sales, legal, finance, accounting, human resources, information technology and other administrative functions. In addition, these expenses include allocated facility costs and costs of consultants performing similar functions. Selling, general and administrative costs are expensed as incurred.
Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with ASC 718,
Compensation
 –
 Stock Compensation
. The Company’s stock-based compensation awards are all equity-classified and consist of stock options and restricted stock awards (“RSA”). The Company has sufficient authorized but unissued common shares to satisfy all of the convertible redeemable preferred stock conversions and stock-based compensation awards. Stock-based compensation cost is measured based on the fair value of the awards as determined on the grant date. The Company recognizes stock-based compensation expense using the graded attribution method in which expense is recognized on a straight-line basis over the requisite service period for each separately vesting portion of the stock option or RSA as if the award was, in substance, multiple awards. The Company accounts for forfeitures as they occur.
The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model, which requires extensive use of accounting judgment and financial estimates, including estimates of the fair value of the underlying common stock, the expected term participants will retain their vested stock options before exercising them, the estimated volatility of the common stock price over the expected term, the risk free rate and expected dividend yield. The fair value of restricted stock awards is determined based on the estimated fair market value of the Company’s common stock on the grant date. The Company’s common stock is not publicly traded and therefore quoted market prices are not available. Accordingly, fair market value is determined through an independent third-party valuation using a probability weighted expected return method. The valuation considers several factors requiring extensive use of judgement, including recently completed equity transactions, historical and forecasted financial performance, selection of peer companies, the estimated value and probability of future equity transactions and other relevant qualitative and quantitative inputs.
Impairment of Long-Lived Assets
Long-lived assets such as property and equipment,
right-of-use
assets and intangible assets with identifiable useful lives are reviewed for impairment when events or changes in circumstances indicate that the carrying value of the asset or asset group may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for impairment, the Company first compares the total estimated future undiscounted cash flows expected to be generated from the asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is

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recognized to the extent the carrying amount of the asset exceeds its fair value. No impairment loss related to long-lived assets was recognized for the year ended December 31, 2025. An impairment loss of $12.0 million was recognized for the year ended December 31, 2024, of which $11.6 million was attributed to intangible assets acquired in the SiNoptiq and Morton acquisitions completed in 2024. Additional information is provided in Note 6 —
 Intangible Assets.
Accounting for Government Grants
As discussed under “Accounting Pronouncements Recently Issued or Adopted,” the FASB issued ASU 2025-10 in December 2025, which will establish authoritative GAAP for government grants. The guidance will be effective for public business entities for annual periods beginning after December 15, 2028, and for all other business entities for annual periods beginning after December 15, 2029. The Company is currently evaluating the extent of the impact of ASU
2025-10
on its consolidated financial statements.
Until the guidance becomes effective and consistent with the Company’s approach prior to the issuance of ASU
2025-10,
the Company will continue to apply International Accounting Standard 20,
Accounting for Government Grants and Disclosure of Government Assistance
(“IAS 20”), by analogy.
Under IAS 20, a government grant is recognized when there is reasonable assurance (analogous to “probable” as defined in GAAP) that the Company will comply with the conditions attached to the grant and the grant will be received. Grants are recognized in earnings on a systematic basis over the periods in which the related qualifying expenses are incurred and distinguished between grants related to assets and grants related to income. For a grant related to income that has met recognition criteria, the grant is recognized at the same time as the corresponding expense is incurred. For grants related to assets, the grant is recognized as the related asset is reflected in earnings, generally as depreciation is recognized on the related asset.
The Company records government grants in accordance with the nature of the grant, and depending on the nature of the grant, IAS 20 permits recognition either (i) separately under a general heading such as other income, (ii) as a reduction of the related expense or (iii) as a reduction of the cost of the related asset. For both grants related to assets and income, the Company has elected to present such income separately within grant income to distinguish it from other operating items.
Generally, government arrangements accounted for as grant income are those where the Company does not have an obligation to provide the government entity with a good or service that qualifies as a performance obligation, including the transfer of control of intellectual property (“IP”) and where the governmental entity has agreed to fund only a portion of the costs incurred subject to a cap. Deliverables in government grant contracts are limited to providing the government entity with a means for evaluating the progress and effectiveness of the project and do not transfer ownership of products, prototypes or rights to intellectual property. Arrangements with governmental entities that obligate the Company to provide a prototype product, research paper, pre-existing
IP or newly created IP or other form of deliverable are accounted for as revenue.
Total other income, net
Total other income, net includes interest income, changes in the fair value of SAFE liabilities and contingent consideration and other, net. Other, net consists primarily of income from refundable research and development tax credits, interest expense related to borrowings and gains or losses resulting from fluctuations in exchange rates during the reporting period on unsettled transactions and outstanding balances with foreign subsidiaries, vendors or customers. During the year ended December 31, 2025, the total Other, net primarily consists of $1.1 million of research and development tax credits recognized by the Company.
Income Taxes
Income taxes are accounted for under the asset and liability method. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Current and

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deferred income taxes are measured based on the tax laws that are enacted as of the balance sheet date of the relevant reporting period. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities and their respective tax bases using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations and comprehensive loss in the period when the change is enacted. A valuation allowance is established when it is more likely than not, based on available positive and negative evidence that some or all of the Company’s deferred tax assets will not be realized.
The Company recognizes the effect of a tax position when it is more likely than not, based on technical merits, that the position will be sustained upon examination by the appropriate taxing authorities. The amount of tax benefit recognized for an uncertain tax position is the largest amount of benefit with a greater than 50 percent likelihood of being realized. Unrecognized tax benefits are included within other liabilities if recognized and are charged to earnings in the period that such determination is made. The Company records interest and penalties related to tax uncertainties, if applicable, as a component of income tax expense.
Related Party Transactions
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries’ controls, is controlled by or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.
The consolidated financial statements include disclosure of material related party transactions, other than compensation arrangements, expense allowances and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of the accompanying consolidated financial statements is not required.
Fair Value Measurements
The carrying value of certain financial instruments held by the Company are measured at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines the fair value of its financial instruments based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. As a basis for considering such assumptions, the following hierarchy lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market:

•	Level 1 — Observable inputs such as quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities;

•
Level
 2
— Observable inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, or model-derived valuations whose significant inputs are observable; and

•	Level 3 — Unobservable inputs that are significant to the measurement of fair value but are supported by little to no market data, requiring the Company to develop its own assumptions.

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5

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and consideration of factors specific to the asset or liability.
Changes in assumptions or in market conditions could significantly affect the estimates. The Company determines whether transfers have occurred between levels in the fair value hierarchy by reassessing the inputs used in determining fair value at the end of each reporting period.
The following table sets forth the fair value of financial instruments that were measured at fair value on a recurring basis (in thousands):

	As of December 31,
	2025				2024
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Financial Assets:
Money market funds	$6,157	$—	$—	$6,157	$42,740	$—	$—	$42,740
Available—for—sale securities	$51,475	$—	$—	$51,475	$—	$—	$—	$—

Total financial assets	$57,632	$—	$—	$57,632	$42,740	$—	$—	$42,740

Financial Liabilities:
Contingent obligation	$—	$—	$1,828	$1,828	$—	$—	$—	$—

Total financial liabilities	$—	$—	$1,828	$1,828	$—	$—	$—	$—

There were no transfers into or out of Level 3 of the fair value hierarchy during the year ended December 31, 2025.
The Company’s contingent obligation is classified within Level 3 of the fair value hierarchy and is remeasured to fair value each reporting period. The fair value measurement relies primarily on the estimated fair value of the Company’s stock, which is not publicly traded. Estimating the fair value of the Company’s common stock requires management to assess the probability-weighted outcomes associated with remaining a private company and completing a Business Combination at each measurement date. At December 31, 2025, this unobservable input was assessed at 80% associated with completing the Business Combination. Refer to Note 12 –
Commitments and Contingencies
for information regarding the nature and accounting of the contingent obligation.
The Company’s money market funds, presented within cash and cash equivalents on the consolidated balance sheets, are classified within Level 1 of the fair value hierarchy as the fair value is based on quoted prices in active markets. The Company’s available-for-sale
securities are classified within Level 1 of the fair value hierarchy as the fair value is based on quoted prices in active markets.
The Company’s financial assets and liabilities that are not measured at fair value on a recurring basis consist of cash and cash equivalents (excluding the money markets funds in the table above), accounts receivable, accounts payable, accrued liabilities and deferred consideration payable. The carrying amounts of these financial assets and liabilities approximate their fair value due to the short-term nature of these instruments.
The Company’s
non-financial
assets, which primarily consist of property and equipment, goodwill and intangible assets, are not required to be measured at fair value on a recurring basis and instead are reported at their cost basis. However, on a periodic basis whenever events or changes in circumstances indicate that their carrying amount may not be fully recoverable, non-financial
assets are assessed for impairment. The fair value measurements, in such instances, are based on market participant assumptions which would fall within Level 3 of the fair value hierarchy.

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Foreign Currency Measurement and Translation
The Company operates in the U.K. and Australia in the form of its wholly owned subsidiaries, ColdQuanta U.K. Ltd and ColdQuanta Australia PTY Limited, respectively. The functional currency of ColdQuanta U.K. Ltd is the British Pound Sterling (GBP), while ColdQuanta Australia PTY Limited’s functional currency is the Australian Dollar (AUD). ColdQuanta U.K. Ltd has foreign currency transactions in U.S. dollars (USD), Euros (EUR) and Japanese Yen (JPY). ColdQuanta Australia PTY Limited has foreign currency transactions in USD. For both subsidiaries, foreign currency monetary assets primarily consist of bank accounts and accounts receivable, while foreign currency monetary liabilities primarily consist of accounts payable, all denominated in currencies other than each subsidiary’s functional currency. Monetary assets and liabilities denominated in a currency other than each subsidiary’s functional currency are remeasured into the functional currency using the exchange rate as of the balance sheet date. Non-monetary assets and liabilities are remeasured using historical exchange rates. Resulting foreign-currency transaction gains and losses are recognized in the consolidated statement of operations and comprehensive loss. Following remeasurement, the assets, liabilities, revenues and expenses of each foreign subsidiary are translated from the functional currency into USD, the Company’s reporting currency. Assets and liabilities are translated at period-end exchange rates, and revenues and expenses at average rates. Translation adjustments are recorded in accumulated other comprehensive loss.
Comprehensive Loss
Comprehensive loss consists of net loss and other comprehensive income (loss), which principally includes unrealized income on available-for-sale
securities and foreign currency translation adjustments. Accumulated other comprehensive income (loss) is reported as a component of stockholders’ deficit.
Loss Per Share
Basic net loss per share attributable to common stockholders is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period.
Diluted net loss per share attributable to common stockholders is computed by dividing net loss by the weighted-average number of shares of common stock outstanding in the basic net loss per share calculation plus the number of potential shares of common stock that would be issued assuming exercise or conversion of all potentially dilutive securities. In periods with a reported net loss, the effects of anti-dilutive potential common shares are excluded and diluted net loss per share is equal to basic net loss per share.
2. Revenue Recognition
As described in Note 1 —
Summary of Operations and Significant Accounting Policies
, the Company recognizes revenue at a point in time or over time consistent with how it satisfies its performance obligations and transfers control to its customers. Revenue from point-in-time
contracts was $3.6 million and $3.0 million for the years ended December 31, 2025 and 2024, respectively. Revenue from over-time contracts was $28.9 million and $25.9 million for the years ended December 31, 2025 and 2024, respectively.
A receivable is recorded when the Company has an unconditional right to receive payment based on the satisfaction of performance obligations. Amounts for which the Company’s right to consideration is conditional upon factors other than the passage of time are recorded as contract assets. The balance of accounts receivable was $9.5 million and $4.0 million as of December 31, 2025 and 2024, respectively as shown on the consolidated balance sheet.

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A reconciliation of the beginning and ending balances of contract assets, unbilled receivables and c ontr
act liabilities for the year is shown in the table below (in thousands):

	Year e nded December 31,
	2025			2024
	Unbilled Receivables	Contract Assets	Contract Liabilities	Unbilled Receivables	Contract Assets	Contract Liabilities
Beginning of the year	$3,558	$—	$3,402	$1,304	$—	$2,551
Unbilled receivables additions	29,766	—	—	15,711	—	—
Contract assets additions	—	201	—	—	—	—
Amounts transferred to receivables	(28,590)	—	—	(13,457)	—	—
Customer advance payments	—	—	11,436	—	—	3,525
Revenue recognized	—	—	(7,968)	—	—	(2,674)

End of the year	$4,734	$201	$6,871	$3,558	$—	$3,402

The Company expects to recognize revenue of $
23.4
 million and $0.2 million from remaining performance obligations that are unsatisfied (or partially unsatisfied) for non-cancelable
contracts in the years
ending December 31, 2026 and December 31, 2027, respectively. The increase in contract assets, unbilled receivables and contract liabilities from 2024 to 2025 were primarily driven by the timing of revenue recognition, customer billings and advance payments associated with the increased revenue activity during the year.
Disaggregated Revenue
Revenue from government customers comprised 81% and 80% of total revenue for the years ended December 31, 2025 and 2024, respectively.
The Company’s revenues disaggregated by customer location is as follows (in thousands):

	Year ended December 31,
	2025	2024
United States	$23,204	$12,548
United Kingdom	4,107	11,333
Japan	2,071	3,784
Australia	1,816	146
Other	1,266	1,025

Total revenue	$32,464	$28,836

3. Business Combination
Morton Acquisition
On January 25, 2024, the Company acquired 100% of the equity of Morton (the “Morton Acquisition”). Morton specialized in the development and manufacturing of advanced silicon photonics-based component and sub-system
technologies. The acquisition date fair value purchase consideration of $3.9 million consisted of $2.6 million of cash, $0.4 million of common stock (1,179,246 shares at $0.37 per share), $0.4 million of contingent consideration and $0.5 million of other payments and adjustments.
The contingent consideration includes cash payments of $0.2 million and 1,725,415 restricted shares of issued and outstanding common stock subject to vesting based on the achievement of specified development milestones. The contingent consideration had an estimated fair value of $0.4 million at the acquisition date and was recognized as a liability. During the year ended December 31, 2024, 86,271 shares vested valued at $50 thousand

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and the Company
paid $12 thousand in cash related to the contingent consideration. Changes in the Company’s strategic direction during the second quarter of the year ended December 31, 2024 resulted in the decision not to integrate or further invest in the commercialization of the photonic business represented by the Morton Acquisition and the Company determined that it would not achieve the remaining specified development milestones underlying the contingent consideration. As a result, the Company de-recognized
the liability and recognized a gain of $0.4 million, during the year ended December 31, 2024, related to the change in the fair value of the contingent consideration.
In May 2025, the Company amended the equity purchase agreement with the former Morton owners. The amendment added new milestones that, if achieved, require the Company to make the remaining contingent cash payments of approximately $0.2 million and result in the vesting of the remaining 1,639,145 outstanding shares of restricted common stock. The Company evaluated the guidance in ASC 805 and determined that this agreement should be accounted for separately from the Morton Acquisition. Additional information is provided in Note 12 –
Commitments and Contingencies.
The acquisition agreement also provides for deferred employee compensation of $0.8 million comprised of 1,552,875 common shares and $0.2 million in cash, contingent on the continued employment of a key individual who is a former shareholder. These deferred payments have been accounted for as post-combination compensation expense and are excluded from the purchase consideration.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The Company recognized intangible assets of $2.3 million of which $2.2 million represented in-process
research and development. The goodwill of $1.5 million is associated with the acquired workforce and technical knowledge of that workforce that does not qualify as a separable intangible asset. In accordance with applicable jurisdictional tax rules, the goodwill recognized is deductible for income tax purposes. Additional information is provided in Notes
5 — Goodwill, 6 — Intangible Assets and 16 — Income Taxes.
No additional impairment was recognized during the year ended December 31, 2025 as it relates to the Morton acquisition. During the year ended December 31, 2024, the Company recorded impairment charges to fully write down the carrying value of goodwill, intangible assets and other long-lived assets associated with this acquisition. Additional information is provided in Note 5 —
 Goodwill
and Note 6 —
Intangible Assets.
4.
Available-for-sale
Securities
The following table summarizes the unrealized positions of the Company’s available-for-sale
securities disaggregated by class of instrument as of December 31, 2025:

	At December 31, 2025
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
US Treasury Securities	$12,043	$33	$—	$12,076
Corporate Debt	39,292	107	—	39,399

Total	$51,335	$140	$—	$51,475

The following table provides the amortized cost and fair value of the Company’s available-for-sale
securities by contractual maturity as of December 31, 2025:

	Amortized Cost	Fair Value
Maturing within one year	$34,244	$34,318
Maturing after one to two years	17,091	17,157

Total	$51,335	$51,475

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Amortized
cost includes accrued interest receivable on available-for-sale debt securities. There were no realized gains or losses on available-for-sale securities during 2025.
For marketable securities classified as
available-for-sale
that are in an unrealized loss position as of the balance sheet date, the Company assesses whether or not it intends to sell the security, or more-likely-than-not
will be required to sell the security, before recovery of its amortized cost basis which would require a write-down to fair value through net loss. As of December 31, 2025, there were no available-for-sale
debt securities in a loss position. An allowance for credit losses was not deemed necessary related to available-for-sale
securities as of December 31, 2025. There were no marketable securities classified as available-for-sale
as of December 31, 2024.
Refer to Note 1 —
Summary of Operations and Significant Accounting Policies (Fair Value Measurements)
for the Company’s valuation techniques and fair value hierarchy disclosures.
5. Goodwill
The Company performed its annual goodwill impairment assessments as of October 1, 2025 and 2024 using a qualitative approach. In evaluating whether it was more likely than not that the fair value of its single reporting unit was less than its carrying amount, management considered relevant events and circumstances including macroeconomic conditions, industry and market trends, cost factors, overall financial performance and entity-specific developments such as the indicated enterprise values from the commitment to financing transactions during 2025 and 2024. Based on this assessment, management concluded that it was not more likely than not that the fair value of its single reporting unit was less than its carrying amount. Accordingly, no quantitative impairment test was required, and no impairment of goodwill, except as described below related to the Morton Acquisition, was recognized for the years ended December 31, 2025 and 2024, respectively.
In the second quarter of 2024, the Company determined that it would not further invest in the activities of the acquired Morton business and thus it would not be integrated as originally planned. As a result, the Company identified indicators of impairment for the goodwill recognized in connection with the Morton Acquisition. In accordance with ASC 350, the Company recorded impairment charges to fully write down the carrying value of goodwill, intangible assets and other long-lived assets associated with this acquisition. The Company recognized a non-cash
impairment charge of $
1.5
million in 2024, equal to the full carrying amount of goodwill recognized in connection with the Morton Acquisition as the carrying value of the photonic reporting unit exceeded its fair value. Subsequent to the impairment, the Company determined that its business is comprised of one reporting unit.
Goodwill of $9.3 million from a prior business combination represents the Company’s only goodwill balance as of December 31, 2025. The table below presents the changes in the carrying amount of goodwill (in thousands):

	2025	2024
Beginning balance	$9,315	$9,315
Goodwill additions	—	1,533
Goodwill impairment	—	(1,533)

Ending balance	$9,315	$9,315

6. Intangible Assets
On January 26, 2024, the Company acquired a photonic patent license from SiNoptiq, Inc. for a purchase price of $9.4 million, consisting of i) $4.8 million of Series B convertible redeemable preferred stock, representing 4,667,846 shares with a fair value of $1.0176 per share, ii) $2.2 million in cash, iii) $2.0 million in deferred cash payments, payable over two years in four scheduled installments with the first payment of $0.5 million completed in 2024, which has been included in deferred consideration payable in the consolidated balance sheet and iv) $0.4 million in other adjustments, which includes an indemnity escrow amount, transaction expenses

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incurred by both the acquiree and the Company for legal, tax, accounting and financial advisory services in connection with the asset acquisition and the settlement of pre-existing
indebtedness between the Company and seller.
The asset acquisition also provided for payments of cash up to $1.5 million and 1,474,056 restricted shares of Series B convertible redeemable preferred stock that are contingent upon the achievement of certain sales-and
development-based milestones. The cash portion of these contingent payments is further dependent on the Company closing a round of equity financing at a level defined in the purchase agreement. At the acquisition date, the Company assessed the likelihood of the contingencies being met as not probable, and based on management’s ongoing assessment, the Company continues to conclude that the likelihood of the contingencies being met is not probable.
During the second quarter of 2024, in consideration of the change in strategic direction, management determined that the intangible asset arising from the above asset acquisition and the intangible assets acquired in the Morton Acquisition no longer have substantive future economic benefits. The Company recognized an impairment charge equal to the full carrying amount of these intangible assets of $11.6 million during the year ended December 31, 2024. There were no intangible asset impairments during the year ended December 31, 2025.
Intangible assets from prior business combinations, which represent the Company’s only intangible assets, are included in other assets on the consolidated balance sheet. The intangible asset balances and accumulated amortization are as follows (in thousands):

	December 31, 2025
	Gross Carrying Value	Accumulated Amortization	Net of Accumulated Amortization	Weighted- Average Remaining Amortization Period (in years)
Customer relationships	$41	$25	$16	2.33
Tradename	127	78	49	2.33

	$168	$103	$65

	December 31, 2024
	Gross Carrying Value	Accumulated Amortization	Net of Accumulated Amortization	Weighted- Average Remaining Amortization Period (in years)
Customer relationships	$41	$18	$23	3.33
Tradename	127	57	70	3.33
Software	162	162	—	0.00
Order backlog	2	2	—	0.00

	$332	$239	$93

Amortization expense of $28 thousand and $98 thousand were recognized during the year ended December 31, 2025 and December 31, 2024, r espectively.

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The table below presents the estimated
amort
ization expense on intangible assets for the next five years and thereafter as of December 31, 2025 (in thousands):

2026	$28
2027	28
2028	9
2029	—
2030	—
Thereafter	—

Total estimated amortization expense	$65

7. Inventories
Major classifications of inventories are as follows (in thousands):

	As of December 31,
	2025	2024
Raw materials	$2,930	$2,204
Work-in-process	1,369	19

Total inventories	$4,299	$2,223

8. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following (in thousands):

	As of December 31,
	2025	2024
Prepaid expenses	$2,834	$2,759
Deferred offering costs	6,384	—
Grant receivable	562	—
Contract assets	201	—
Other current assets	55	436

Total prepaid expenses and other current assets	$10,036	$3,195

9. Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands):

	As of December 31,
	2025	2024
Computers and equipment	$12,030	$10,454
Quantum computer	3,614	3,614
Leasehold improvements	1,432	1,221
Furniture and fixtures	390	217
Software and website	1,381	684

Total property and equipment	18,847	16,190
Accumulated depreciation and amortization	(10,598)	(6,872)

Total property and equipment, net of depreciation	8,249	9,318
Assets not in service	425	697

Total property and equipment, net	$8,674	$10,015

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For the years ended December 31, 2025 and 2024, depreciation expenses were $3.7 million and $2.5 million, respectively. Depreciation expense is included within the consolidated statement of operations and comprehensive loss as follows (in thousands):

	Years Ended December 31,
	2025	2024
Cost of revenue	$638	$100
Research and development	2,403	2,285
Seling, general and administrative	623	133

Total depreciation expense	$3,664	$2,518

Long-lived assets by geographic area
The following table presents the Company’s long-lived assets by geographic area, which includes property and equipment, net and operating lease right of use assets (in thousands):

	As of December 31,
	2025	2024
United States	$10,052	$12,443
United Kingdom	3,219	2,972
Australia	326	—

Total	$13,597	$15,415

10. Accrued Liabilities
Accrued liabilities consisted of the following (in thousands):

	As of December 31,
	2025	2024
Accrued compensation and benefits	$3,680	$1,923
Goods and services received, not yet invoiced	1,847	3,932
Accrued contingent payments	1,828	—
Accrued offering costs	731	—
Series C convertible redeemable preferred stock unpaid issuance costs	—	2,650
Other accruals	524	773

Total accrued liabilities	$8,610	$9,278

11. SAFE Notes
There were no SAFE Notes outstanding as of December 31, 2025, and no related activity occurred during the year then ended. The Company issued SAFE Notes during the period from December 2023 through May 2024, all of which were settled in December 2024.
The Company issued a series of SAFE Notes to multiple investors for total cash proceeds of $24.0 million, comprising $1.4 million in 2023 and $22.6 million in 2024, with identical terms for each issuance. SAFE Notes are financing instruments that provide investors with the right to receive equity upon a future financing event.
Management evaluated the SAFE Notes under ASC 480,
Distinguishing Liabilities from Equity
, and determined that they are a liability under ASC 480, do not meet the definition of a derivative and do not qualify for equity classification. Given the variation in possible share prices of the future equity financing, the SAFE Notes

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represent an obligation to issue a variable number of shares for a fixed monetary amount. Accordingly, the SAFE Notes are accounted for as nonderivative financial liabilities, initially recognized at fair value with subsequent remeasurement at each reporting date. Any changes in fair value will be recognized in earnings and any issuance costs related to the SAFE Notes will be expensed immediately as incurred.
On December 27, 2024, the Company settled the SAFE Notes with total aggregate face amount of $24.0 million. Upon settlement, the SAFE Notes were measured at a fair value of $26.4 million and exchanged for 22,869,771 shares of Series
C-1
convertible redeemable preferred stock. The carrying amount of the SAFE Notes was derecognized and the new shares of Series
C-1
convertible redeemable preferred stock were recorded within temporary equity at fair value. The Company remeasured the SAFE Notes at the date of settlement and recorded a loss of $1.9 million, resulting in an aggregate loss of $2.4 million for the year ended December 31, 2024.
12. Commitments and Contingencies
Contingent Payments
In May 2025, the Company amended the equity purchase agreement related to the Morton Acquisition. The amendment added new milestones that, if achieved, requires the Company to make the remaining contingent cash payments of approximately $0.2 million and results in the vesting of the remaining 1,639,145 outstanding shares of restricted common stock. Additional information regarding the original purchase agreement and related contingent consideration is provided in Note 3 —
Business Combinations.
The contingent obligation is classified as a liability and is remeasured at fair value each reporting period, with changes in fair value recognized in earnings. Refer to Note 1 –
Summary of Operations and Significant Accounting Policies
(Fair Value Measurements) for information regarding the valuation methodology and significant unobservable inputs used in measuring the contingent obligation. At the date of the amendment, the Company assessed the likelihood that the milestones related to the contingent payments would be met and recognized a contingent obligation measured at fair value, with a corresponding expense recorded in selling, general and administrative expenses in the consolidated statement of operations and comprehensive loss. Subsequent to the amendment, certain milestones were achieved, and the
Company settled
$2.3 million of the contingent obligation, consisting of $0.1 million in cash payments and the vesting of 948,979 shares of restricted common stock with an estimated fair value of $2.2 million. During the year ended December 31, 2025, a total of $4.1 million of selling, general and administrative expenses related to the contingent obligation was recognized in the consolidated statement of operations and comprehensive loss. The remaining balance of the contingent obligation included in accrued liabilities on the consolidated balance sheet was $1.8 million as of December 31, 2025.
Indemnification
In the ordinary course of business, the Company enters into contractual arrangements under which it may agree to indemnify the counterparties from any losses incurred relating to breach of representation, failure to perform or claims and losses arising from certain events as outlined within the particular contract. The Company has also entered into indemnification agreements with certain of its officers and directors.
The Company’s maximum exposure under such indemnities is unknown and has not been estimated, as this would involve future claims that may be made against the Company that have not occurred. To date, the Company has not made any payments related to these indemnities and believes the risk of material obligations under these indemnities to be remote. Accordingly, the Company has not accrued any liabilities related to such indemnification obligations in the consolidated financial statements.
Product Warranties
As described in Note 1 —
Summary of Operations and Significant Accounting Policies
, the Company issues
one-year
product warranties on its commercial product sales as a guarantee of the intended functionality of such products. Accruals related to these warranty obligations were immaterial for the years ended December 31, 2025 and 2024.

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Legal Matters
From time to time, the Company may become involved in certain legal proceedings and claims incidental to the normal course of its business. As of December 31, 2025 and 2024, management is not aware of any pending or threatened litigation that could have a material impact on the consolidated financial statements.
Exclusive License Agreement with University of Wisconsin
In October 2019, the Company entered into an exclusive license agreement with the Wisconsin Alumni Research Foundation (WARF) (the WARF License Agreement). Under the WARF License Agreement, the Company is granted an exclusive (subject to standard carve-outs), worldwide, sub-licensable
license, in all fields, to make, have made, use, have used, offer for sale, sell, have sold and import products and services that would be covered by the patents listed in the WARF License Agreement. The WARF License Agreement provides the Company with exclusive rights to the listed patents, subject to certain WARF reservations.
In consideration for the rights granted under the WARF License Agreement, the Company paid a $50 thousand license fee and will pay an earned royalty on the net sales of products, including a pass-through
of
sales-based
royalties on sublicensee sales, a sublicense consideration percentage for sublicenses executed on or before December 31, 2022 and annual minimum royalties per calendar year. These are first due within the Company’s fiscal year 2026 and creditable against that year’s earned royalties.
Exclusive License Agreement with University of Colorado
In June 2021, the Company entered into an exclusive license agreement with the Regents of the University of Colorado (the “Exclusive CU License Agreement”). Under the Exclusive CU License Agreement, the Company is granted an exclusive (subject to standard carve-outs), worldwide, sub-licensable
license, in all fields, to make, have made, use, have used, offer for sale, sell, have sold and import products and services that would be covered by the patents listed in the Exclusive CU License Agreement.
The Exclusive CU License Agreement provides the Company with exclusive rights to the listed patent portfolio in all fields, subject to (a) reserved rights for CU and other non-profit
employers of the inventors and authors of the licensed patents and software and other research institutions to use the inventions for research, education, clinical and non-commercial
purposes and (b) U.S. Government rights in federally funded intellectual property under the Bayh-Dole Act and other regulations.
In consideration for the rights granted under the Exclusive CU License Agreement, the Company paid a $130 thousand license fee, and will pay annual license maintenance fees (creditable against royalties), a royalty on net sales of non-software
products in the low single digits, with royalties on sales to the government fluctuating by a single digit percentage, depending on volume, a royalty on net sales of licensed software products in the mid-single
digits and a sublicense revenue percentage share in the low double digits for sublicenses (with higher rates for sublicenses executed in the first or second year).
Non-Exclusive
License Agreement with the University of Colorado
In February 2012, the Company entered into a
non-exclusive
license agreement with the Regents of the University of Colorado (the
“Non-Exclusive
CU License Agreement”), as amended. Under the
Non-Exclusive
CU License Agreement, the Company is granted a
non-exclusive,
worldwide license, in all fields to make, use, sell, offer for sale, lease and import products and processes that would infringe certain licensed patents co-owned
with, or solely owned by, SRI International, Inc. listed in the
Non-Exclusive
CU License Agreement. The
Non-Exclusive
CU License Agreement also grants the Company to CU’s know how related to such patents. The license grant in the preceding sentence is exclusive as to CU’s interests in the patents listed in the
Non-Exclusive
CU License Agreement. The
Non-Exclusive
CU License Agreement is predicated on an inter-institutional agreement, pursuant to which the CU obtained the right to grant us the licenses under the
Non-Exclusive
CU License Agreement from SRI International, Inc.

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The
Non-Exclusive
CU License Agreement provides the Company rights to the listed patent portfolio subject to reserved rights for CU to the Company’s own research and education, SRI International’s rights to the patents and U.S. Government rights under the Bayh-Dole Act and other regulations. In consideration for the rights granted under the
Non-Exclusive
CU License Agreement, the Com
pa
ny will pay a royalty on net sales.
13. Convertible Redeemable Preferred Stock
Series Seed Convertible Redeemable Preferred Stock
In 2018, the Company issued 24,871,033 shares of Series Seed convertible red ee
mable preferred stock at an original issue price of $0.2714 per share for $6.5 million, net of issuance costs of $0.2 million. No Series Seed convertible redeemable preferred stock shares were issued during the years ended
December 31, 2025 and 2024.
Series Seed II Convertible Redeemable Preferred Stock
In 2019 and 2020, the Company issued 27,499,984 shares of Series Seed II convertible redeemable preferred stock at an original issue price of $0.38 per share. The financing for the Series Seed II convertible redeemable preferred stock was performed over three rounds. The first round occurred in November 2019, when 13,749,995 shares were issued for $5.2 million, net of issuance costs of $40 thousand. The other two rounds occurred in April and July 2020, when the remaining 13,749,989 shares were issued for $5.2 million with no additional issuance costs. No Series Seed II convertible redeemable preferred stock shares were issued during the years ended December 31, 2025 and 2024.
Series A Convertible Redeemable Preferred Stock
In 2020, the Company issued 101,515,976 shares of Series A convertible redeemable preferred stock at an original issue price of $0.3628 per share for $36.7 million, net of issuance costs of $0.2 million. No Series A convertible redeemable preferred stock shares were issued during the years ended December 31, 2025 and 2024.
Series B and Series
B-1
Convertible Redeemable Preferred Stock
During 2022, the Company issued 107,814,417 shares of Series B convertible redeemable preferred stock at an original issue price of $1.0176 per share for $109.7 million, resulting in net proceeds of $107.4 million after legal issuance costs. In the same year, the Company issued 32,419,574 shares of Series
B-1
convertible redeemable preferred stock at an original issue price of $0.6420 per share for $20.8 million, which was subsequently adjusted to $33.0 million to reflect the change in the fair value of the related embedded derivative liability. Total issuance costs associated with Series B and
B-1
convertible redeemable preferred stock were $1.9 million. On January 26, 2024 the Company issued 6,141,902 shares of Series B convertible redeemable preferred stock as consideration to the seller in the Company’s acquisition of SiNoptiq, Inc. No Series B or
B-1
convertible redeemable preferred stock shares were issued during the year ended December 31, 2025.
Series C and Series
C-1
Convertible Redeemable Preferred Stock
On December 27, 2024, the Company issued 20,508,938 shares of Series C convertible redeemable preferred stock at an original purchase price of $1.234 per share for proceeds of $25.3 million. As noted in Note 10 –
SAFE Notes
, the Company converted all of its issued and outstanding SAFE Notes valued at $26.4 million into 22,869,771 shares of Series
C-1
convertible redeemable preferred stock at an issue price of $1.05 per share, in accordance with the terms of the SAFE Notes and recorded in temporary equity. Total issuance costs associated with Series C and
C-1
convertible redeemable preferred stock was $2.8 million.
On April 11, 2025 the Company issued 35,032,081 shares of Series C convertible redeemable preferred stock at an original purchase price of $1.234 per share for proceeds of $43.2 million. On May 8, 2025 the Company issued 4,858,933 shares of Series C convertible redeemable preferred stock at an original purchase price of $1.234 per share for proceeds of $6.0 million. No issuance costs were incurred with Series C convertible redeemable preferred stock issued during the year ended December 31, 2025.

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The Company’s convertible redeemable preferred stock is classified as temporary equity and initially recorded at fair value which is determined to be the net proceeds of the transaction. The Company’s Series Seed, Seed II, A, B,
B-1,
C and
C-1
convertible redeemable preferred stock (collectively “convertible redeemable preferred stock”) are not currently redeemable or probable of becoming redeemable in the future period.
The convertible redeemable preferred stock contains the following rights:
Dividends
The holders of the Company’s convertible redeemable preferred stock are entitled to receive non-cumulative
cash dividends at a rate of 6% of the
original issue price of each series per year only if and when declared by the Board of Directors in preference to holders of common stock. Series B, Series
B-1,
Series C and Series
C-1
convertible redeemable preferred stock are entitled to receive the non-cumulative
cash dividends in preference to holders of the Company’s Series Seed, Series Seed II and Series A convertible redeemable preferred stock.
The Company has not declared any dividends through years ended December 31, 2025 and December 31, 2024.
Voting Rights
Holders of all convertible redeemable preferred stock are entitled to the number of votes equal to the number of shares of the Company’s common stock into which such holder’s shares are convertible.
Election of Board of Directors
Holders of Series C and
C-1
convertible redeemable preferred stock are entitled to elect one of the members of the Company’s Board of Directors. Holders of Series B and
B-1
convertible redeemable preferred stock are entitled to elect two of the members of the Company’s Board of Directors. Holders of Series Seed II and Series Seed convertible redeemable preferred stock are entitled to elect one director. The holders of all convertible redeemable preferred stock are entitled to elect one of the members of the Company’s Board of Directors. Two directors are elected by holders of common stock.
Conversion Rights
Each share of convertible redeemable preferred stock is initially convertible into one fully paid and non-assessable
share of the Company’s common stock at the option of the holder, at any time, and without payment of additional consideration and is mandatorily convertible upon the occurrence of certain events. The conversion price is initially equal to the applicable original issue price of each series and could be adjusted for events such as dilutive issuances, stock splits, combinations, mergers or reorganizations.
There were no conversions of convertible redeemable preferred stock into common stock during the years ended December 31, 2025 and 2024.
Redemption Rights
The convertible redeemable preferred stock contains provisions which provide the holders with the option to redeem the shares upon a voluntary or involuntary liquidation, dissolution, winding up or Deemed Liquidation Event such as a merger, sale, lease transfer or other disposition of all or substantially all the assets of the Company. These provisions are considered contingent redemption provisions that are not solely within the control of the Company and are deemed to be not probable. Accordingly, the convertible redeemable preferred stock is presented outside of permanent equity in mezzanine equity of the consolidated balance sheet.

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Liquidity Preference
In the event of any Liquidation Event or Deemed Liquidation Event, holders of Series C,
C-1,
B and
B-1
convertible redeemable preferred stock are entitled to receive, prior to and in preference to holders of Series Seed, Series Seed II, Series A and common stock, an amount equal to the greater of (i) the applicable Original Issue Price plus any declared but unpaid dividends and (ii) the amount per share as would have been payable had all shares of Series B,
B-1,
C and
C-1
convertible redeemable preferred stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If the residual assets are insufficient to pay the convertible and redeemable preferred shareholders the full amount, holders of the Series B,
B-1,
C and
C-1
convertible redeemable preferred stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be paid in full.
The Company’s convertible redeemable preferred stock consists of the following (in thousands, except share data):

As of December 31, 2025
Convertible Redeemable Preferred Stock	Shares Authorized	Shares Issued and Outstanding	Carrying Amount	Aggregate Liquidation Preference
Series Seed	24,871,033	24,871,033	$6,526	$6,750
Series Seed II	27,499,984	27,499,984	10,411	10,450
Series A	101,515,976	101,515,976	36,658	36,830
Series B	113,956,319	113,956,319	112,145	115,962
Series B-1	32,419,574	32,419,574	32,990	20,813
Series C	60,777,953	60,399,952	71,733	74,534
Series C-1	22,869,771	22,869,771	26,351	23,988

Total Convertible Redeemable Preferred Stock	383,910,610	383,532,609	$296,814	$289,327

As of December 31, 2024
Convertible Redeemable Preferred Stock	Shares Authorized	Shares Issued and Outstanding	Carrying Amount	Aggregate Liquidation Preference
Series Seed	24,871,033	24,871,033	$6,526	$6,750
Series Seed II	27,499,984	27,499,984	10,411	10,450
Series A	101,515,976	101,515,976	36,658	36,830
Series B	113,956,319	113,956,319	112,145	115,962
Series B-1	32,419,574	32,419,574	32,990	20,813
Series C	60,777,953	20,508,938	22,503	25,308
Series C-1	22,869,771	22,869,771	26,351	23,988

Total Convertible Redeemable Preferred Stock	383,910,610	343,641,595	$247,584	$240,101

14. Common Stock
The voting, dividend and liquidation rights of holders of common stock are subject to and qualified by the rights, powers and preferences of the holders of convertible redeemable preferred stock. Holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders. The number of authorized shares of common stock may be increased or decreased by the affirmative vote of the majority of holders of outstanding shares of the Company’s capital stock.

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On December 27, 2024, in connection with the Series C and Series
C-1
convertible redeemable preferred stock issuances, the Amended and Restated Certificate of Incorporation granted the Company authority to issue
573,000,000
shares of common stock, $
0.0001
par value per
share.
15. Stock-Based Compensation
Stock Incentive Plan
In July 2017, the Company approved and adopted the 2017 Stock Incentive Plan (Voting), which authorized the granting of incentive and nonqualified stock options, restricted stock and other stock awards to employees, officers, directors, consultants and advisors. In connection with the Company’s incorporation in the state of Delaware in June 2018, the original equity incentive plan was continued as the 2017 Stock Incentive Plan (the “Plan”). As of December 31, 2025 and December 31, 2024, 153,037,164 shares of common stock were reserved for issuance under the Plan.
The exercise term, exercise price and vesting conditions for stock option grants are determined by the Company’s Board of Directors. Under the terms of the Plan, options may not be granted at an exercise price less than the fair value of the common stock on the grant date. In the case of incentive stock options, for individuals holding more than 10% of the voting power of all classes of outstanding stock of the Company, the exercise price must be at least 110% of the fair value of the common stock on the grant date. In the absence of trading on a national or regional exchange, the fair value of the Company’s common stock is determined by the Board of Directors.
The Company has the right of first refusal to repurchase shares in the event a stockholder proposes to transfer shares acquired under the Plan to a third party. Under the terms of the Plan and form of option agreement, the Company has the right to repurchase all, but not less than all, of the shares on the same terms and conditions as those offered to the third party. The Company’s right of first refusal expires within thirty days of the Company receiving notice of the stockholder’s proposed transfer. Under the terms of the Plan and form of option agreement, the Company’s right of first refusal terminates in its entirety on the first date that the Company’s common stock is listed on an established national or regional stock exchange.
Following termination of a Plan participant’s service for any reason, the Company has the right to repurchase all of the shares that the participant has acquired or will acquire, pursuant to awards granted under the Plan, at a repurchase price equal to the fair value of the shares, as determined by the Board of Directors. Vested options held at the date of a participant’s termination may generally be exercised within ninety days. The Company’s repurchase right generally expires one year after the participant’s termination date or, if the terminated participant exercises vested options post-termination in accordance with the terms of the Plan, one year after the participant’s post-termination exercise date. Under the terms of the Plan, the Company’s repurchase right terminates in its entirety on the first date that the Company’s common stock is listed on an established national or regional stock exchange. The Company’s policies prohibit the repurchase of stock resulting from exercised stock options where the stock option had been vested for less than six months.
Awards granted under the Plan are service-based awards typically vesting over a period of three to four years from the date of grant. The vesting schedules typically contain both cliff vesting and graded vesting. All options granted have a contractual term of ten years, following the date of grant.
Stock Options
In November 2025, in preparation for completion of the Business Combination, certain members of the Board of Directors resigned. As part of their separation, the Board of Directors approved the immediate vesting of any unvested options held by the separated directors and provided an extension to the post-separation exercise period following their resignation. The changes constituted modifications of the awards’ terms, resulting in modification

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accounting under ASC 718,
Compensation
 –
 Stock Compensation
. The additional compensation expense resulting from the modifications was immaterial to the financial statements as of and for the period ended December 31, 2025.
The following table summarizes the Company’s stock option activity (in thousands, except share and per share amounts):

	Number of Options	Weighted Avg Exercise Price	Weighted Avg Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2023	100,272,113	$0.15	7.8		$15,891
Granted	43,241,076	$0.31
Exercised	(5,223,413)	$0.20
Forfeited/Cancelled	(43,227,230)	$0.18

Outstanding as of December 31, 2024	95,062,546	$0.21	7.2		$35,180

Granted	5,382,161	$0.58		$
Exercised	(4,714,295)	$0.21
Forfeited/Cancelled	(5,648,323)	$0.26

Outstanding as of December 31, 2025	90,082,089	$0.23	6.2		$203,691

As of December 31, 2024
Exercisable	77,771,189	$0.20	5.8		$29,566

As of December 31, 2025
Exercisable	79,966,798	$0.21	5.9		$182,598
The aggregate intrinsic value in the table above represents the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock for the respective date. The total intrinsic value of options exercised during the years ended December 31, 2025 and 2024 was $2.9 million and $0.9 million, respectively. The total grant date fair value of options vested during the year ended December 31, 2025 and 2024 was $2.8 million and $2.1 million, respectively.
Significant Assumptions Used to Estimate Fair Value
The Company estimates the fair value of stock options on the grant date using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option.
The following assumptions were used to estimate the fair value of stock options granted and modified during the years ended December 31:

	2025	2024
Expected volatility	46.4% - 128.0%	45.8% - 70.6%
Expected term (in years)	0.75 - 6.06	5.00 - 10.00
Risk-free interest rate	3.6% - 4.2%	0.4% - 3.2%
Dividend yield	— %	— %

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Expected volatility —
Expected volatility measures the uncertainty about the realization of expected future returns that was estimated based on the implied and historical volatility of the share price of publicly-traded peer companies over the expected term.
Expected term —
The expected term of the Company’s options represents the period that the awards are expected to be outstanding. The Company uses the simplified method to estimate the expected term.
Risk-free interest rate —
The risk-free interest rate is based on the U.S. Treasury rate in effect on the date of grant with a term equal to the expected term of each option.
Dividend yield —
The Company has not paid dividends in the past and does not anticipate paying dividends on its common stock in the foreseeable future. Accordingly, the Company used an expected dividend yield of zero.
Fair value of underlying common stock —
The absence of a public market for the Company’s common stock for the years ended December 31, 2025 and 2024 required the Company’s Board of Directors to estimate the fair value of its common stock. The Company’s Board of Directors considered a number of objective and subjective factors, including third party valuations of its common stock, the valuation of comparable companies, sales of the Company’s convertible redeemable preferred stock to outside investors in arms-length transactions, the Company’s operating and financial performance, the lack of marketability and general and industry specific economic factors.
For the year ended December 31, 2025, the Board of Directors, with the assistance of third-party valuation specialists, estimated the fair value of the Company’s common stock using a probability-weighted expected return method, which considered multiple potential future outcomes and their probability-weighted expected equity values. The valuation reflected assumptions based on facts and circumstances as of December 31, 2025, including the Company’s expectations regarding the timing and likelihood of the consummation of the Business Combination described in Note 1 —
Summary of Operations and Significant Accounting Policies
.
Restricted Stock
Effective May 10, 2022 (the “Super.tech Closing Date”), the Company acquired 100% of the equity and voting interests of Super.tech pursuant to the terms of an agreement and plan of merger dated as of May 6, 2022. In connection with the acquisition, the Company issued common shares to the sellers subject to a make-whole obligation. The shares issued in connection with the acquisition may be automatically forfeited, along with any dividends declared by the Board, by the holders if the founders do not continue involvement as an employee or consultant over at least two years from the Super.tech Closing Date. Accordingly, the Company has accounted for the consideration as compensation in the form of restricted shares.
In January 2024, the Company acquired 100% of the equity of Morton. In connection with the acquisition, the Company issued restricted stock awards to the sellers subject to certain vesting conditions. Refer to Note 3 –
Business Combination
for further information. During the year ended December 31, 2025, certain restricted shares issued in connection with the Morton acquisition vested upon the achievement of specified contingent payment milestones. See Note 12 –
Commitments and Contingencies
for additional information regarding the contingent payment arrangement.

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The table below presents the activity of the restricted stock awards (“RSAs”):

	RSAs Outstanding	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2023	2,657,090	$0.09
Granted	3,278,290	0.31
Vested	(2,743,360)	0.10
Forfeited	—	—

Unvested as of December 31, 2024	3,192,020	0.31

Granted	—	—
Vested	(1,984,229)	0.31
Forfeited	—	—

Unvested as of December 31, 2025	1,207,791	$0.31

Compensation Cost
Total stock-based compensation expense is included within the consolidated statement of operations and comprehensive loss as follows (in thousands):

	Year Ended December 31,
	2025	2024
Cost of revenue	$300	$104
Research and development	374	447
Selling, general and administrative	2,382	3,190

Total stock-based compensation expense	$3,056	$3,741

Unvested Stock Options and RSAs
As of December 31, 2025, unrecognized stock-based compensation expense related to unvested stock option awards was $1.8 million, which the Company expects to recognize over a weighted-average period of 2.5 years. Unrecognized stock-based compensation expense related to unvested restricted stock awards as of December 31, 2025 was $0.4 million, all of which is expected to be recognized within the year ending December 31, 2026.
16. Income Taxes
In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances the transparency of income tax disclosures by requiring additional disaggregation in the effective tax rate reconciliation and disclosures of income taxes paid by jurisdiction. The guidance does not change the recognition or measurement of income taxes. The Company adopted ASU 2023-09 effective January 1, 2025, on a prospective basis. The adoption impacted the Company’s income tax disclosures but did not have a material impact on its consolidated financial statements.
On July 4, 2025, the U.S. H.R.1, an act to provide for reconciliation pursuant to title II of H. Con. Res. 14. (the “OBBBA”) was enacted. The OBBBA introduces multiple tax law and other legislative changes, including modifications to income tax provisions such as existing 21% corporate income tax rate made permanent, domestic research and development expenses, the restoration of 100% bonus depreciation, changes to Section 163(j) interest limitations and U.S. taxation of international earnings; the repeal or acceleration of the

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sunset of certain tax credits under the 2022 Inflation Reduction Act and elimination of certain penalties for violations of certain regulatory credit programs. We have recognized the effects of the OBBBA provisions in our financial results to the extent they are applicable to the year ended December 31, 2025.
The following table sets forth loss before taxes and the expense (benefit) for income taxes:

	Years Ended December 31,
	2025	2024
Loss before income taxes:
U.S.	$(30,426)	$(52,256)
Foreign	(1,369)	(1,508)
Total loss before income taxes	$(31,795)	$(53,764)
Current income tax expense (benefit):
Federal	—	(2)
State	—	—
Foreign	—	—
Total current income tax expense (benefit)	$—	$(2)
Deferred income tax expense (benefit):
Federal	—	—
State	—	—
Foreign	—	—
Total deferred income tax expense (benefit)	$—	$—

Income tax expense (benefit)
Federal	$—	$(2)
State	—	—
Foreign	—	—
Total income tax expense (benefit)	$—	$(2)
Income taxes paid (net of refunds received) were immaterial for federal, state, and foreign jurisdictions for the years ended December 31, 2025 and 2024.
Upon adoption of ASU
2023-09,
Improvements to Income Tax Disclosures, the reconciliation of taxes at the federal statutory rate to our provision for (benefit from) income taxes for the year ended December 31, 2025 was as follows:

	Years Ended December 31,
	2025	2025 Effective Tax Rate	2024	2024 Effective Tax Rate
U.S. federal statutory income tax	$(6,677)	21.00%	$(11,290)	21.00%
State and local income taxes 1	(38)	0.12%	(110)	0.21%
Foreign tax effects	284	-0.89%	(55)	0.10%
Non-deductible expenses	232	-0.74%	123	-0.23%
Change in valuation allowance (Federal and State)	6,077	-19.11%	10,323	-19.20%
Return to provision adjustment	32	-0.10%	252	-0.47%
Rate difference	61	-0.19%	675	-1.26%
Others	29	-0.09%	80	-0.15%

Total tax (benefit) expense	$—	0.00%	$(2)	0.00%

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1	The states and local jurisdictions that contribute to the majority (greater than 50%) of the tax effect in this category include Colorado, Florida, Illinois and Wisconsin.

	Year Ended December 31,
	2025	Effective Tax Rate
Foreign tax effects
United Kingdom
Statutory tax rate difference between United Kingdom and United States	(65)	0.21%
Changes in Valuation Allowance	400	-1.26%
Australia
Statutory tax rate difference between Australia and United States	9	-0.03%
Changes in Valuation Allowance	(60)	0.19%

Total tax (benefit) expense—foreign tax effects	$284	-0.89%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$26,732	$21,930
Capitalized §174 R&D expense	17,031	13,983
Stock-based compensation expense	1,011	817
Research and development credits	391	391
Operating lease ROU liability	471	182
Plant, Property, & Equipment	315	104
Other	223	259

Total deferred tax assets	46,174	37,666
Valuation allowance	(45,713)	(37,646)

Total deferred tax assets net of valuation allowance	$$461	$20

Deferred tax liabilities:
Operating lease ROU asset	(417)	—
Other	(14)	(20)

Unrealized Gain—OCI	(30)	—

Total deferred tax liabilities	$(461)	$(20)

Net deferred tax assets	$—	$—

Temporary differences giving rise to deferred tax assets consisted primarily of U.S. federal and state net operating loss carryforwards and U.S. federal research and development tax credit carryforwards. As of December 31, 2025 and 2024, the Company has U.S. federal net operating loss carryforwards of $117.4 million and $104.0 million, respectively, all of which can be carried forward indefinitely. As of December 31, 2025 and December 31, 2024, the Company has U.S. federal research and development tax credit carryforwards of $0.4 million which will begin to expire in 2034. The Company has various state net operating loss carryforwards. The determination of state net operating losses depends on apportionment percentages. State tax laws can change from year to year and impact the amount of such carryforwards.

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Future realization of the tax benefits of existing temporary differences and carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2025, the Company performed an evaluation to determine whether a valuation allowance was needed. Based on the Company’s analysis, which considered all available evidence, both positive and negative, the Company determined that it is not more likely than not that its net deferred tax assets will be realized. Accordingly, the Company maintained a full valuation allowance as of December 31, 2025. The valuation allowance increased by $6.1 million in 2025 primarily due to current year operating losses.
In general, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (or the Code), a corporation that undergoes an “ownership change,” generally defined as a greater than 50% change by value in its equity ownership over a three-year period, is subject to limitations on its ability to utilize its pre-change
net operating losses (“NOLs”) and its research and development credit carryforwards to offset future taxable income. The Company’s existing NOLs and research and development credit carryforwards may be subject to limitations arising from previous ownership changes. If the Company undergoes, or is deemed to have previously undergone, an ownership change, the Company’s ability to utilize NOLs and research and development credit carryforwards could be limited (perhaps substantially) by Sections 382 and 383 of the Code. Additionally, future changes in the Company’s stock ownership, some of which might be beyond the Company’s control, could result in an ownership change under Section 382 of the Code. For these reasons, in the event the Company experiences or is deemed to have experienced an “ownership change” for these purposes, the Company may not be able to utilize a material or even a substantial portion of the NOLs and research and development credit carryforwards, even if the Company attains profitability. The Company has not completed a Code Section 382 analysis regarding any limitation on its NOLs carryforwards. As of December 31, 2025 and December 31, 2024, the Company has U.K. net operating loss carryforward of $7.8 million and $6.2 million respectively. The net operating loss can be carried forward indefinitely.
To the extent penalties and interest would be assessed on any underpayment of income tax, the Company’s policy is that such amounts would be accrued and classified as a component of income tax expense in the consolidated financial statements. For the year ended December 31, 2025, there were no amounts recognized relating to interest and penalties, nor were there any uncertain income tax positions.
The Company files U.S federal and state income tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending federal or state income tax examinations. As a result of the Company’s net operating loss carryforwards, the Company’s federal and state statutes of limitations remain open for all years until the net operating loss carryforwards are utilized or expire prior to utilization.
The transition tax in the Tax Act imposed a tax on undistributed and previously untaxed foreign earnings at various tax rates. This tax largely eliminated the differences between the financial reporting and income tax basis of foreign undistributed earnings. Furthermore, as of December 31, 2025, foreign withholding taxes have not been provided on unremitted earnings of subsidiaries operating outside of the U.S. as these amounts are considered to be indefinitely reinvested.
The Company accounts for the tax effects of global intangible low-taxed
income (“GILTI”) as a component of income tax expense in the period the tax arises, to the extent applicable. The U.S. Treasury Department issued final regulations in July 2020 concerning global intangible low income, commonly referred to as GILTI tax and introduced by the Tax Act of 2017. The GILTI provisions impose a tax on foreign income in excess of a deemed return on tangible assets of foreign corporations. The final tax regulations allow income to be excluded from GILTI tax that are subject to an effective tax rate higher than 90 percent of the U.S. tax rate. An accounting policy choice is allowed to either treat taxes due on future U.S. inclusions related to GILTI in taxable income as a current-period expense when incurred (the “period cost method”) or factor such amounts into the measurement of deferred taxes (the “deferred method”). The calculation of the deferred balance with respect to the new GILTI tax provisions will depend, in part, on analyzing global income to determine whether future U.S. inclusions in

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taxable income are expected related to GILTI and, if so, what the impact is expected to be. The Company’s accounting policy election is to treat the taxes due on future U.S. inclusions in taxable income under GILTI as a period cost when incurred. Therefore, it has not recorded deferred taxes related to GILTI on the Company’s foreign subsidiary.
17. Leases
Cash paid for operating lease was $1.8 million and $1.4 million for the years ended December 31, 2025 and 2024, respectively. Operating lease expense was $1.0 million and $1.7 million for the years ended December 31, 2025 and 2024, respectively.
Weighted average remaining lease terms and discount rates for operating leases were as follows:

	As of December 31,
	2025	2024
Weighted-average remaining lease term (in years)	6.28	5.85
Weighted-average discount rate	8.04%	8.47%
The amount of undiscounted future minimum lease payments as of December 31, 2025 is as follows (in thousands):

Total Lease Payments
2026	$1,504
2027	1,025
2028	955
2029	941
2030	576
Thereafter	1,605

Total lease payments	6,606
Less: Present value adjustment	(1,456)

Present value of lease liabilities	$5,150

18. Related Party Transactions
Transactions with Universities
University of Colorado-Boulder
The Company considers the University of Colorado-Boulder to be a related party because the Company’s
Co-Founder
and Chief Science Officer concurrently serves as a professor at the University of Colorado-Boulder. The Company sponsors research projects and utilizes laboratory equipment at the University of Colorado-Boulder. Under these contracts, the Company recognized service revenue of $0 and $0.1 million, and cost of services of $0.1 million and $0.1 million during the years ended December 31, 2025 and December 31,2024, respectively. Expenses relate to research and development and use of laboratory equipment. There were no accounts receivable or accrued liabilities outstanding as of December 31, 2025 and 2024.
University of Wisconsin-Madison
The Company’s Chief Scientist for Quantum Information concurrently serves as a professor at the University of Wisconsin-Madison. In his role as a researcher and professor at the university, he has been granted patents held by WARF. Additionally, in June 2016, the Company entered into a research agreement with the Board of

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Regents of the University of Wisconsin System on behalf of the University of Wisconsin-Madison to provide research, data and findings in accordance with the terms of the contract and subsequent amendments. The Company recorded $0.5 million of research and development expenses in each of the years ended December 31, 2025 and 2024. Total accrued liabilities of $0.3 million and $0.5 million were outstanding as of December 31, 2025 and December 31, 2024, respectively. As of December 31, 2025, the Company had incurred $4.4 million of its total $4.6 million committed funding.
Other Transactions
In June 2025, the Company announced a new
go-to-market
partnership with SAIC, an investor in the Company’s Series
C-1
convertible redeemable preferred stock. SAIC provides advanced technology solutions to solve and support mission-critical needs across military, intelligence and government agencies. Through this partnership, the Company is expanding the deployment of quantum sensing technologies, including atomic clocks, quantum RF communication and inertial sensing, into defense and aerospace applications.
The Company engages a patent attorney, who is a related party to an officer of the Company, for the preparation and filing of patent applications and other patent-related legal matters. Fees of $0 and $88 thousand were billed by the attorney for patent legal services rendered during the years ended December 31, 2025 and 2024, respectively. There were no accounts payable outstanding as of December 31, 2025 and 2024.
The Company entered into a consulting agreement with the spouse of a member of the Company’s management to provide consulting services on various research and development and customer contracts. The Company paid $190 thousand and $41 thousand in 2025 and 2024, respectively. There were no accounts payable outstanding as of December 31, 2025 and 2024.
The Company occasionally enters into consulting agreements with members of the Company’s Board of Directors and/or investors in the Company to serve in executive roles based on the business’ needs. In 2025, Infleqtion entered into a consulting agreement with Grant Dollens, a member of Infleqtion’s Board of Directors and the previous Interim Chief Financial Officer of Infleqtion. Under the terms of the agreement, Mr. Dollens provides financial and accounting services to the Infleqtion and receives compensation at a rate of $15 thousand per month. Under this agreement, Infleqtion paid Mr. Dollens $213 thousand and $45 thousand in the year ended December 31, 2025 and 2024. Total accounts payable of $36 thousand and $0 were outstanding as of December 31, 2025 and December 31, 2024, respectively,
On December 5, 2025, the Company formally engaged DRS Daylight Solutions, Inc., (“DRS Daylight”) to provide engineering and programming services to the Company, which services had commenced on November 1, 2025. At that time, Mr. Day served as an executive of DRS Daylight and was a member of the Company’s Board of Directors until November 3, 2025, when he resigned as a director. Mr. Day subsequently departed DRS Daylight and joined Monarch Quantum Inc. (“Monarch), a company controlled by Mr. Day, and the Company transitioned the services agreement to Monarch on December 16, 2025. Under the terms of these arrangements, Mr. Day provides engineering and programming services to the Company. Total accounts payable of $1.8 million is outstanding as of December 31, 2025. No amounts were paid during the year ended December 31, 2025.
On December 21, 2025, Eric Bjornholt was appointed to the Company’s Board of Directors. Mr. Bjornholt serves as the Chief Financial Officer of Microchip Technology Inc. During the year ended December 31, 2025, the Company purchased laboratory equipment from Microchip Technology Inc. Total accounts payable of $64 thousand were outstanding as of December 31, 2025. No payments were made during the year ended December 31, 2025.

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19. Loss Per Share
Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. The following table sets forth the computation of basic net loss per share attributable to common stockholders (in thousands, except share and per share amounts):

	Years Ended December 31,
	2025	2024
Numerator:
Net loss attributable to common stockholders	$(31,795)	$(53,764)
Denominator:
Weighted average shares used in computing net loss per share attributable to common stockholders — basic	46,185,671	39,808,027

Net loss per share attributable to common stockholders —	$(0.69)	$(1.35)

Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding in the basic net loss per share calculation plus the number of potential shares of common stock that would be issued assuming exercise or conversion of all potentially dilutive securities. For the years ended December 31, 2025 and 2024, diluted net loss per share is the same as basic net loss per share as the inclusion of potentially dilutive shares would have been anti-dilutive.
The following table summarizes the outstanding shares of potentially dilutive securities that were excluded from the computation of diluted net loss per share attributable to common stockholders, as their effect would be anti-dilutive:

	Years Ended December 31,
	2025	2024
Common stock options outstanding	90,082,089	95,062,546
Convertible redeemable preferred stock outstanding	383,532,609	343,641,595
Unvested restricted common stock awards	1,207,791	3,192,020

Total	474,822,489	441,896,161

The restricted stock awards, while legally outstanding, are not considered participating securities as any rights to dividends during the vesting period are forfeitable.
20. Segment Information
The Company derives revenues from customers by providing quantum computing solutions to its government and commercial customers from multiple locations throughout the world, but manages the business activities on a consolidated basis. The Company’s
Chief Executive Officer
is the chief operating decision maker (“CODM”). Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by CODM.
The CODM reviews financial information on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. Accordingly, the Company determined that it operates in a single
operating and reportable segment.

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The measure used by the CODM to assess performance and make operating decisions is net income or loss as reported on the consolidated statements of operations and comprehensive loss. The Company’s consolidated net income or loss is used by the CODM to identify underlying trends in the performance of the business and compare the Company’s financial performance against competitors.
Significant expense categories reviewed by the CODM include cost of revenue, research and development and selling, general and administrative expenses. Other segment items consist of the remaining income and expense items presented in the consolidated statement of operations and comprehensive loss. Total assets reviewed by the CODM are those presented on the consolidated balance sheets and purchases of property and equipment reviewed by the CODM are those reported on the consolidated statements of cash flows.
Refer to Note 1 —
Summary of Operations and Significant Accounting Policies
for information regarding significant customer concentrations and Note 2 —
Revenue Recognition
for revenue by geographic area.
21. Subsequent Events
The Company has evaluated subsequent events through March 31, 2026, the date the consolidated financial statements were available to be issued.
Churchill Capital Corp X Business Combination
The Business Combination closed on February 13, 2026. Refer to Note 1 —
Summary of Operations and Significant Accounting Policies
for additional information.
ARPA-E Contract
In January 2026, the Company entered into a cost-sharing agreement with the U.S. Department of Energy’s Advanced Research Projects Agency-Energy (“ARPA-E”). The agreement was executed after December 31, 2025 and did not result in any recognized amounts in the consolidated financial statements as of that date.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$170,000
Accountants’ fees and expenses	$50,000
Legal fees and expenses	$400,000
Miscellaneous fees and expenses	$330,000
Total expenses	$950,000

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold by us since inception on January 4, 2024. None of the following transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

Founder Shares and Private Warrants

In February 2024, the Sponsor acquired an aggregate of 7,187,500 Class B Ordinary Shares of CCX for approximately $0.003 per share. In April 2025, CCX, through a share capitalization, issued the Sponsor an additional 1,437,500 Class B Ordinary Shares of CCX. In May 2025, CCX, through a share capitalization, issued the Sponsor an additional 1,725,000 Class B Ordinary Shares of CCX. Upon the Domestication, the Class B Ordinary Shares of CCX converted into shares of our Common Stock. Following the Domestication, the Sponsor holds 10,350,000 Founder Shares. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act.

In May 2025, the Sponsor purchased an aggregate of 300,000 CCX private placement units, at a price of $10.00 per unit, for an aggregate purchase price of $3,000,000, in a private placement in connection with the CCX IPO. The CCX private placement units were comprised of (1) one share of Class A Ordinary Shares of CCX and (2) one-quarter warrant for each Class A Ordinary Share sold as part of the CCX private placement unit, or 75,000 Private Warrants. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act.

Subscription Agreements

In connection with the Business Combination and pursuant to the Subscription Agreements, the PIPE Investors purchased from the Company an aggregate of 12,654,760 shares of Preferred Stock at a purchase price of $10.00 per share, resulting in an aggregate purchase price of $126,547,600. The sale of the PIPE Shares was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506(c) promulgated thereunder.

Legacy Infleqtion Recent Sales of Unregistered Securities

As a result of the Business Combination, the Company is the successor to Legacy Infleqtion, and all securities previously issued by Legacy Infleqtion described below were converted into or exchanged for securities of the Company upon the Closing. The following disclosure is made in the Company’s capacity as successor issuer to Legacy Infleqtion. All share counts presented in the following disclosure are prior to the application of the Exchange Ratio.

Between December 29, 2022 and the Closing, Legacy Infleqtion issued the following securities that were not registered under the Securities Act:

Issuances of Options to Purchase Common Stock and Common Stock Issued Upon Exercise of Options

From December 29, 2022 through the date of the Closing, Legacy Infleqtion, under its 2017 Stock Incentive Plan (the “Plan”), granted options to purchase an aggregate of 65,646,604 shares of Legacy Infleqtion’s common stock to certain of its employees, consultants and directors, having exercise prices ranging from $0.23 to $0.58 per share.

From December 29, 2022 through the date of the Closing, Legacy Infleqtion issued to certain of its employees, consultants and directors an aggregate of 11,609,674 shares of Legacy Infleqtion’s common stock at a per share price ranging from $0.07 to $0.58 per share pursuant to exercises of options under the Plan for an aggregate purchase price of $2,220,920.

The offers, sales and issuances of the securities described in the preceding paragraphs were deemed to be exempt from registration either under Rule 701 promulgated under the Securities Act (Rule 701), in that the transactions were under compensatory benefit plans and contracts relating to compensation, or under Section 4(a)(2) of the Securities Act in that the transactions were between an issuer and members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2). The recipients of such securities were Legacy Infleqtion’s employees, directors or consultants and received the securities under the Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about Legacy Infleqtion.

Issuances of Convertible Preferred Stock

2024 SAFE Financing

In multiple closings from April 2024 through May 2024, Legacy Infleqtion issued and sold to investors in a private offering Simple Agreements for Future Equity (the “2024 SAFEs”) for an aggregate principal amount of $23,988,097.56.

Series C Financing

In multiple closings from December 2024 through May 2025, Legacy Infleqtion issued and sold to investors in a private offering an aggregate of 60,399,952 shares of Legacy Infleqtion Series C preferred stock at a purchase price of $1.2340 per share, for aggregate consideration of approximately $74,533,540. In connection with the initial closing of the Series C financing, all of the 2024 SAFEs converted into 22,869,771 shares of Legacy Infleqtion Series C-1 preferred stock at a conversion price of $1.0489 per share.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description

2.1#	Agreement and Plan of Merger and Reorganization, dated as of September 8, 2025, by and among Churchill Capital Corp X, AH Merger Sub I, Inc., AH Merger Sub II, LLC and ColdQuanta, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

3.1	Certificate of Incorporation of Infleqtion, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

3.2	Bylaws of Infleqtion, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

4.1	Public Warrant Agreement, dated May 13, 2025, by and between Churchill Capital Corp X and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2025).

4.2	Private Warrant Agreement, dated May 13, 2025, by and between Churchill Capital Corp X and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2025).

Exhibit No.	Description

4.3	Form of Churchill Capital Corp X Specimen Public Warrant Certificate (included in Exhibit 4.1).

4.4	Form of Churchill Capital Corp X Specimen Private Warrant Certificate (included in Exhibit 4.2).

4.5	Specimen Common Stock Certificate of Infleqtion, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

5.1*	Opinion of Cooley LLP.

10.1	Letter Agreement, dated May 13, 2025, among Churchill Capital Corp X and its officers, directors and Churchill Sponsor X LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2025).

10.2	Amended and Restated Sponsor Agreement, dated as of September 8, 2025, by and among Churchill Capital Corp X, Churchill Sponsor X LLC and the Insiders (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2025).

10.3	Administrative Support Agreement, dated May 13, 2025, by and between Churchill Capital Corp X and an affiliate of Churchill Sponsor X LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2025).

10.4	Advisory Agreement, dated as of September 8, 2025, by and between Churchill Capital Corp X and M. Klein & Company, through its affiliate, The Klein Group, LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2025).

10.5	Securities Subscription Agreement, dated February 15, 2024, between Churchill Capital Corp X and Churchill Sponsor X LLC (incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1 (File Nos. 333-286799 and 333-287245, filed with the SEC on April 28, 2025).

10.6	Form of PIPE Subscription Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.7	Form of Stockholder Voting and Support Agreement, dated as of September 8, 2025, by and among Churchill Capital Corp X, ColdQuanta, Inc., and the stockholders listed on the signature pages thereto (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2025).

10.8	Amended and Restated Registration Rights Agreement, dated as of February 13, 2026, by and among Infleqtion, Inc. and each stockholder identified on the signature pages thereto (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.9†	Infleqtion, Inc. 2026 Equity Incentive Plan and related form agreements (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.10†	Infleqtion, Inc. 2026 Employee Stock Purchase Plan (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.11†	Employment Agreement of Matthew Kinsella, dated June 6, 2024, as amended June 24, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.12†	Employment Terms of Paul Lipman, dated April 9, 2021 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.13†	Offer Letter of Pranav Gokhale, dated April 25, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

Exhibit No.	Description

10.14	Form of Indemnification Agreement between Infleqtion, Inc. and each of its directors and executive officers (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.15#	Exclusive License Agreement between ColdQuanta, Inc. and the Regents of the University of Colorado, dated as of June 28, 2021 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.16#	Non-Exclusive License Agreement between ColdQuanta, Inc. and the Regents of the University of Colorado, dated as of February 2, 2012 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.17#	First Amendment to the Non-Exclusive License Agreement between ColdQuanta, Inc. and the Regents of the University of Colorado, dated as of June 28, 2021 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.18#	Exclusive License Agreement between ColdQuanta, Inc. and Wisconsin Alumni Research Foundation, dated as of October 1, 2019 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.19#	First Amendment to the Exclusive License Agreement between ColdQuanta, Inc. and Wisconsin Alumni Research Foundation, dated as of April 29, 2020 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.20#	Second Amendment to the Exclusive License Agreement between ColdQuanta, Inc. and Wisconsin Alumni Research Foundation, dated as of September 22, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2026).

10.21	Non-Employee Director Compensation Policy, adopted February 13, 2026 (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2026).

16.1	Letter from WithumSmith+Brown, PC to the SEC, dated March 31, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K/A, filed with the SEC on March 31, 2026).

21.1	List of subsidiaries of Infleqtion, Inc. (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2026).

23.1*	Consent of KPMG LLP.

23.2*	Consent of WithumSmith+Brown, PC.

24.1*	Power of Attorney (Included in Signature Page to this Registration Statement).

101.INS*	XBRL Instance Document—the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107*	Filing Fee Table

#

Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

†	Indicates a management contract or compensatory plan or arrangement.
*	Filed herewith.

(b) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 31 day of March, 2026.

INFLEQTION, INC.

By:	/s/ Matthew Kinsella
Matthew Kinsella
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Kinsella as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Kinsella Matthew Kinsella	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2026

/s/ Ilan Hart Ilan Hart	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2026

/s/ Eric Bjornholt Eric Bjornholt	Director	March 31, 2026

/s/ Kristina Johnson Kristina Johnson	Director	March 31, 2026

/s/ Dawn Meyerriecks Dawn Meyerriecks	Director	March 31, 2026

/s/ Catherine Lego Catherine Lego	Director	March 31, 2026

/s/ David Singer David Singer	Director	March 31, 2026